                                           Filed Pursuant to Rule 424(b)(5)
                                           Registration File No.: 333-127668-02

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED DECEMBER 15, 2005)

                          $2,306,046,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C22

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGIN- NING ON PAGE S-44 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated December 15,
2005.

--------------------------------------------------------------------------------

THE TRUST FUND:

o    As of December 11, 2005,* the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,534,116,891.

o    The trust fund will consist of a pool of 149 fixed rate mortgage loans.

o    The mortgage loans are secured by first liens on commercial and multifamily properties.

o    All of the mortgage loans were originated or acquired by Wachovia Bank,
     National Association and CWCapital LLC.

THE CERTIFICATES:

o    The trust fund will issue 27 classes of certificates.

o    Only the 12 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

                     ORIGINAL     PERCENTAGE OF                                                       EXPECTED S&P/
                    CERTIFICATE    CUT-OFF DATE   PASS-THROUGH       ASSUMED FINAL                    MOODY'S/FITCH
      CLASS         BALANCE (1)    POOL BALANCE       RATE       DISTRIBUTION DATE(2)    CUSIP NO.      RATING(3)
----------------   ------------   -------------   ------------   --------------------   ----------   --------------

Class A-1 ......   $ 49,139,000       1.939%        4.980%         October 15, 2010     92976 BBJ0     AAA/Aaa/AAA
Class A-2 ......   $ 93,894,000       3.705%        5.242%         November 15, 2010    92976 BBK7     AAA/Aaa/AAA
Class A-3 ......   $164,597,000       6.495%        5.125%(4)      December 15, 2012    92976 BBL5     AAA/Aaa/AAA
Class A-PB .....   $148,538,000       5.862%        5.110%(4)       August 15, 2015     92976 BBM3     AAA/Aaa/AAA
Class A-4 ......   $940,984,000      37.133%        5.105%(4)      November 15, 2015    92976 BBN1     AAA/Aaa/AAA
Class A-1A .....   $376,729,000      14.866%        5.100%(4)      November 15, 2015    92976 BBP6     AAA/Aaa/AAA
Class A-M ......   $253,412,000      10.000%        5.155%(4)      November 15, 2015    92976 BBQ4     AAA/Aaa/AAA
Class A-J ......   $152,047,000       6.000%        5.195%(5)      December 15, 2015    92976 BBR2     AAA/Aaa/AAA
Class B ........   $ 22,174,000       0.875%        5.195%(5)      December 15, 2015    92976 BBS0     AA+/Aa1/AA+
Class C ........   $ 31,676,000       1.250%        5.195%(5)      December 15, 2015    92976 BBT8      AA/Aa2/AA
Class D ........   $ 25,341,000       1.000%        5.195%(5)      December 15, 2015    92976 BBU5     AA-/Aa3/AA-
Class E ........   $ 47,515,000       1.875%        5.195%(5)      December 15, 2015    92976 BBV3       A/A2/A

*    One mortgage loan will be originated after December 11, 2005.

(Footnotes explaining the table are on page S-3)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P.
Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-managers for the offering. Wachovia Capital Markets, LLC, Deutsche Bank
Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Nomura
Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately 100.40% of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about December 29, 2005.

                               WACHOVIA SECURITIES

Deutsche Bank Securities
                           Goldman, Sachs & Co.
                                                  JPMorgan
                                                             NOMURA

                                December 15, 2005

                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
         Commercial Mortgage Pass-Through Certificates, Series 2005-C22
                     Geographic Overview of Mortgage Pool(1)

                               [MAP OMITTED]

NORTHERN CALIFORNIA(2)          FLORIDA                     PENNSYLVANIA
8 properties                    18 properties               4 properties
$180,782,259                    $228,692,682                $149,025,000
7.1% of total                   9.0% of total               5.9% of total

CALIFORNIA                      GEORGIA                     OHIO
38 properties                   3 properties                7 properties
$540,534,128                    $44,458,750                 $32,347,606
21.3% of total                  1.8% of total               1.3% of total

SOUTHERN CALIFORNIA(2)          SOUTH CAROLINA              INDIANA
30 properties                   2 properties                1 property
$359,751,869                    $20,720,000                 $8,600,000
14.2% of total                  0.8% of total               0.3% of total

ARIZONA                         NORTH CAROLINA              MICHIGAN
10 properties                   10 properties               1 property
$134,921,648                    $52,697,989                 $3,563,872
5.3% of total                   2.1% of total               0.1% of total

NEW MEXICO                      VIRGINIA                    ILLINOIS
3 properties                    34 properties               13 properties
$45,751,170                     $106,531,043                $240,086,035
1.8% of total                   4.2% of total               9.5% of total

KANSAS                          MARYLAND                    WISCONSIN
2 properties                    3 properties                2 properties
$6,353,000                      $12,027,001                 $3,557,054
0.3% of total                   0.5% of TOTAL               0.1% of total

OKLAHOMA                        NEW JERSEY                  MINNESOTA
1 property                      4 properties                4 properties
$16,700,000                     $68,051,997                 $71,206,213
0.7% of total                   2.7% of total               2.8% of total

TEXAS                           RHODE ISLAND                IOWA
15 properties                   1 property                  2 properties
$72,547,160                     $12,600,000                 $5,003,436
2.9% of total                   0.5% of total               0.2% of total

LOUISIANA                       CONNECTICUT                 MISSOURI
5 properties                    2 properties                2 properties
$75,310,000                     $19,785,450                 $6,220,000
3.0% of total                   0.8% of total               0.2% of total

TENNESSEE                       MASSACHUSETTS               NORTH DAKOTA
7 properties                    2 properties                2 properties
$23,470,131                     $8,742,776                  $3,367,059
0.9% of total                   0.3% of total               0.1% of total

KENTUCKY                        MAINE                       NEBRASKA
3 properties                    2 properties                5 properties
$61,895,000                     $27,200,000                 $9,047,236
2.4% of total                   1.1% of total               0.4% of total

ALABAMA                         NEW YORK                    UTAH
6 properties                    11 properties               1 property
$74,479,042                     $88,128,074                 $9,250,000
2.9% of total                   3.5% of total               0.4% of total

                                                            WASHINGTON
                                                            2 properties
                                                            $15,441,296
                                                            0.6% of total

                                                            OREGON
                                                            3 properties
                                                            $19,430,843
                                                            0.8% of total

                                                            NEVADA
                                                            5 properties
                                                            $216,374,199
                                                            8.5% of total

                                           [LEGEND OMITTED]

                               -----------------------------------------
                               <=1.0% of Cut-Off Date Pool Balance
                               >1.0% - 5.0% of Cut-Off Date Pool Balance
                               >5.0% - 10.0% of Cut-Off Date Pool Balance
                               >10.0% of Cut-Off Date Pool Balance
                               -----------------------------------------

                              [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                 Mixed Use 4.7%

                                Industrial 3.3%

                                  Office 25.8%

                               Multifamily 23.5%

                                  Retail 22.6%

                               Hospitality 10.2%

                               Self Storage 10.0%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgaged Loan, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the
Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, Mortgaged Properties north of San Luis Obispo
County, Kern County and San Bernadino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

[PHOTO OMITTED]                                         [2 PHOTOS OMITTED]

HYATT CENTER, Chicago, IL                               WESTIN CASUARINA HOTEL & SPA, Las Vegas, NV

[2 PHOTOS OMITTED]                                      [2 PHOTOS OMITTED]

EXTRA SPACE PRISA POOL, Various                         ABBY II POOK, Various
EXTRA SPACE SELF STORAGE PORTFOLIO #6, Various

[2 PHOTOS OMITTED]                                       [2 PHOTOS OMITTED]

300 FOUR FALLS CORPORATE CENTER,                         EAGLE RIDGE MALL, Lake Wales, FL
West Conshohocken Borough, PA

[PHOTO OMITTED]                                          [2 PHOTOS OMITTED]

TIFFANY BUILDING, Parsippany, NJ                        METRO POINTE AT SOUTH COAST, Costa Mesa, CA

[PHOTO OMITTED]

BIRTCHER PORTFOLIO, Various

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT
MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-44 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                                       S-1

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-274 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a "Relevant
Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
     Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       S-2

                                 UNITED KINGDOM

     Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
     Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
     Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
     CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The
     "Rated Final Distribution Date" is the distribution date to occur in
     December 2044. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
     Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch, Inc.
     See "RATINGS" in this prospectus supplement.

(4)  The pass-through rates applicable to the Class A-3, Class A-PB, Class A-4,
     Class A-1A and Class A-M certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in the prospectus supplement, minus 0.07%, 0.085%, 0.09%, 0.095%
     and 0.04%, respectively, for that date.

(5)  The pass through rates applicable to the Class A-J, Class B, Class C, Class
     D and Class E certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for the related date.

                                       S-3

                                                                            PAGE
                                                                           -----

   Certain Provisions of the Intercreditor Agreements with respect to

                                       S-4

                                                                            PAGE
                                                                           -----

ANNEX A-1   Certain Characteristics of the Mortgage Loans and
            Mortgaged Properties .......................................     A-1
ANNEX A-2   Certain Information Regarding Multifamily Mortgaged

ANNEX A-5   Certain Characteristics of the Mortgage Loans and

                                       S-5

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
     SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
     CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE
     OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL
     DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS
     PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES
     THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR
     UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE
     NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o    FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
     A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
     MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
     GROUP 1 AND LOAN GROUP 2.

o    UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN
     THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE
     TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING
     THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST
     FUND AS OF THE CUT-OFF DATE (WHICH IS DECEMBER 11, 2005, WITH RESPECT TO
     145 MORTGAGE LOANS, DECEMBER 1, 2005, WITH RESPECT TO 3 MORTGAGE LOANS AND
     THE ORIGINATION DATE OF THE RELATED MORTGAGE LOAN, WITH RESPECT TO 1
     MORTGAGE LOAN), AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE
     WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN
     INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN
     THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL
     SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS,
     DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED
     CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE
     PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE REPRESENTED BY THE
     AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF
     DATE.

o    ONE (1) MORTGAGE LOAN, THE HYATT CENTER MORTGAGE LOAN, IS PART OF A SPLIT
     LOAN STRUCTURE WHERE THE COMPANION LOAN THAT IS PART OF THE SPLIT LOAN
     STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE
     MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A SPLIT LOAN
     STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE TO THE
     RELATED MORTGAGE LOAN(S). AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN WILL
     NOT BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY THE
     HOLDER OF SUCH COMPANION LOAN.

o    ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND EXCLUDES
     INFORMATION ON THE SUBORDINATE COMPANION LOANS.

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C22, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                                 CLOSING DATE
                                  CERTIFICATE    PERCENTAGE
                                  BALANCE OR     OF CUT-OFF
                                   NOTIONAL       DATE POOL    CREDIT       PASS-THROUGH
            CLASS                  AMOUNT(1)       BALANCE     SUPPORT    RATE DESCRIPTION
-----------------------------   --------------   ----------   --------   -----------------

Class A-1 ...................   $   49,139,000      1.939%     30.000%        Fixed
Class A-2 ...................   $   93,894,000      3.705%     30.000%        Fixed
Class A-3 ...................   $  164,597,000      6.495%     30.000%        WAC(4)
Class A-PB ..................   $  148,538,000      5.862%     30.000%        WAC(4)
Class A-4 ...................   $  940,984,000     37.133%     30.000%        WAC(4)
Class A-1A ..................   $  376,729,000     14.866%     30.000%        WAC(4)
Class A-M ...................   $  253,412,000     10.000%     20.000%        WAC(4)
Class A-J ...................   $  152,047,000      6.000%     14.000%        WAC(5)
Class B .....................   $   22,174,000      0.875%     13.125%        WAC(5)
Class C .....................   $   31,676,000      1.250%     11.875%        WAC(5)
Class D .....................   $   25,341,000      1.000%     10.875%        WAC(5)
Class E .....................   $   47,515,000      1.875%      9.000%        WAC(5)
Class F .....................   $   31,676,000      1.250%      7.750%        WAC(5)
Class G .....................   $   28,509,000      1.125%      6.625%        WAC(5)
Class H .....................   $   28,509,000      1.125%      5.500%        WAC(5)
Class J .....................   $   34,844,000      1.375%      4.125%        WAC(5)
Class K .....................   $   15,838,000      0.625%      3.500%       Fixed(6)
Class L .....................   $   12,671,000      0.500%      3.000%       Fixed(6)
Class M .....................   $   12,670,000      0.500%      2.500%       Fixed(6)
Class N .....................   $    6,336,000      0.250%      2.250%       Fixed(6)
Class O .....................   $    6,335,000      0.250%      2.000%       Fixed(6)
Class P .....................   $    9,503,000      0.375%      1.625%       Fixed(6)
Class Q .....................   $   41,179,890      1.625%      0.000%       Fixed(6)
Class IO ....................   $2,534,116,890       NA          NA          WAC-IO(8)

                                INITIAL    WEIGHTED       CASH FLOW        EXPECTED
                                 PASS-      AVERAGE     OR PRINCIPAL         S&P/
                                THROUGH      LIFE           WINDOW      MOODY'S/ FITCH
            CLASS                 RATE    (YEARS)(2)    (MON./YR.)(2)      RATING(3)
-----------------------------   -------   ----------   --------------   --------------

Class A-1 ...................    4.980%      2.73      01/06 -- 10/10     AAA/Aaa/AAA
Class A-2 ...................    5.242%      4.81      10/10 -- 11/10     AAA/Aaa/AAA
Class A-3 ...................    5.125%      6.67      08/12 -- 12/12     AAA/Aaa/AAA
Class A-PB ..................    5.110%      7.63      11/10 -- 08/15     AAA/Aaa/AAA
Class A-4 ...................    5.105%      9.77      08/15 -- 11/15     AAA/Aaa/AAA
Class A-1A ..................    5.100%      9.63      01/06 -- 11/15     AAA/Aaa/AAA
Class A-M ...................    5.155%      9.88      11/15 -- 11/15     AAA/Aaa/AAA
Class A-J ...................    5.195%      9.93      11/15 -- 12/15     AAA/Aaa/AAA
Class B .....................    5.195%      9.96      12/15 -- 12/15     AA+/Aa1/AA+
Class C .....................    5.195%      9.96      12/15 -- 12/15      AA/Aa2/AA
Class D .....................    5.195%      9.96      12/15 -- 12/15     AA-/Aa3/AA-
Class E .....................    5.195%      9.96      12/15 -- 12/15       A/A2/A
Class F .....................    5.195%       (7)            (7)           A-/A3/A-
Class G .....................    5.195%       (7)            (7)        BBB+/Baa1/BBB+
Class H .....................    5.195%       (7)            (7)         BBB/Baa2/BBB
Class J .....................    5.195%       (7)            (7)        BBB-/Baa3/BBB-
Class K .....................    4.978%       (7)            (7)          BB+/NR/BB+
Class L .....................    4.978%       (7)            (7)           BB/NR/BB
Class M .....................    4.978%       (7)            (7)          BB-/NR/BB-
Class N .....................    4.978%       (7)            (7)           B+/NR/B+
Class O .....................    4.978%       (7)            (7)            B/NR/B
Class P .....................    4.978%       (7)            (7)           B-/NR/B-
Class Q .....................    4.978%       (7)            (7)           NR/NR/NR
Class IO ....................    0.074%       (8)            (8)         AAA/Aaa/AAA

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Based on no prepayments and the other assumptions set forth under "YIELD
     AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
     Inc. See "RATINGS" in this prospectus supplement.

(4)  The pass-through rates applicable to the Class A-3, Class A-PB, Class A-4,
     Class A-1A and Class A-M certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) minus 0.07%, 0.085%, 0.09%, 0.095%
     and 0.04%, respectively, for that date.

(5)  The pass-through rates applicable to the Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H and Class J certificates for any distribution date will be equal to the weighted average net mortgage rate
     (calculated as described in this prospectus supplement) for that date.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

(6)  The pass-through rates applicable to the Class K, Class L, Class M, Class
     N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(7)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)  The Class IO certificates are not offered by this prospectus supplement.
     Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE
     CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

Offered certificates

[LEGEND OMITTED]

Private certificates

[LEGEND OMITTED]

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of December 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the master servicer and
                                 an affiliate of one of the underwriters. Our
                                 principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association and
                                 CWCapital LLC. For more information, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage
                                 Loan Sellers" in this prospectus supplement.
                                 Wachovia Bank, National Association is an
                                 affiliate of the depositor, the master servicer
                                 and one of the underwriters. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                                                        PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                          NUMBER OF     AGGREGATE       OF CUT-OFF    CUT-OFF DATE    CUT-OFF DATE
                                           MORTGAGE    CUT-OFF DATE     DATE POOL       GROUP 1         GROUP 2
        MORTGAGE LOAN SELLER                LOANS        BALANCE         BALANCE        BALANCE         BALANCE
---------------------------------------   ---------   --------------   -----------   -------------   --------------

Wachovia Bank, National Association ...      146      $2,483,692,268       98.0%          97.7%          100.0%
CWCapital LLC* ........................        3          50,424,622        2.0            2.3               0
                                             ---      --------------      -----          -----           -----
   TOTAL ..............................      149      $2,534,116,891      100.0%         100.0%          100.0%
                                             ===      ==============      =====          =====           =====

----------
*    For purposes of the information contained in this prospectus supplement
     (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
     Securities II LLC, all references to "mortgage loan seller" or "seller"
     with respect to such mortgage loans will be deemed to refer to CWCapital
     LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital
     Mortgage Securities I LLC or CWCapital Mortgage Securities II LLC. The
     representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or
     CWCapital Mortgage Securities II LLC, as applicable, will be separately made to the Depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC. The Master Servicer will enter into a subservicing agreement with CWCapital LLC with respect to the loans for which CWCapital LLC is or is deemed to be the "seller".

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 one of the mortgage loan sellers and an
                                 affiliate of one of the underwriters. The
                                 master servicer will be primarily responsible
                                 for collecting payments and gathering
                                 information with respect to the mortgage loans
                                 included in the trust fund and the companion
                                 loans which are not part of the trust fund.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, CWCapital Asset Management LLC. An
                                 affiliate of the special servicer is one of the
                                 mortgage loan sellers and the primary servicer
                                 of the mortgage loans sold by that mortgage
                                 loan seller and another affiliate is the
                                 anticipated initial holder of certain
                                 non-offered classes of certificates. The
                                 special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent.

                                 Some holders of certificates (initially the
                                 holder of the Class Q certificates with
                                 respect to each mortgage loan other than the
                                 One Grumman Road West mortgage loan) will have
                                 the right to replace the special servicer and
                                 to select a representative who may advise and
                                 direct the special servicer and whose approval
                                 is required for certain actions by the special
                                 servicer under certain circumstances. With
                                 respect to the One Grumman Road West mortgage
                                 loan, the holder of the related subordinate
                                 companion loan may appoint or remove the
                                 special servicer with respect to the related
                                 mortgage loan, subject to certain conditions.
                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and
                                 "--The Controlling Class Representative" in
                                 this prospectus supplement.

                                 It is anticipated that Cadim TACH inc. (an
                                 affiliate of the special servicer) or an
                                 affiliate will purchase certain non-offered
                                 classes of certificates (including the Class Q
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. It is intended that
                                 Wachovia Securities International Limited will
                                 act as a member of the selling group on behalf
                                 of Wachovia Capital Markets, LLC and may sell
                                 offered certificates on behalf of Wachovia
                                 Capital Markets, LLC in certain jurisdictions.
                                 Wachovia Capital Markets, LLC is our affiliate
                                 and is an affiliate of Wachovia Bank, National
                                 Association, which is the master servicer and
                                 one of the mortgage loan sellers. See "RISK
                                 FACTORS--Potential Conflicts of Interest" in
                                 this prospectus supplement. Wachovia Capital
                                 Markets, LLC is acting as sole lead manager for
                                 this offering. Deutsche Bank Securities Inc.,
                                 Goldman, Sachs & Co., J.P. Morgan Securities
                                 Inc. and Nomura Securities International, Inc.
                                 are acting as co-managers for this offering.
                                 Wachovia Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the offered
                                 certificates.

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about December 29, 2005.

CUT-OFF DATE..................   For 145 mortgage loans, representing 95.2% of
                                 the mortgage pool (115 mortgage loans in loan
                                 group 1 or 94.3% and all of the mortgage loans
                                 in loan group 2), December 11, 2005; for 3
                                 mortgage loans, representing 2.0% of the
                                 mortgage pool (2.3% of loan group 1), December
                                 1, 2005 and for 1 mortgage loan representing
                                 2.8% of the mortgage pool (3.3% of loan group
                                 1), the origination date of the related
                                 mortgage loan. The cut-off date balance of each
                                 mortgage loan included in the trust fund and
                                 each cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in January 2006.

DETERMINATION DATE............   The 11th day of each month, or if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in January 2006.

COLLECTION PERIOD.............   For any distribution date, the period beginning
                                 on the 12th day in the immediately preceding
                                 month (or the day after the applicable cut-off
                                 date in the case of the first collection
                                 period) through and including the 11th day of
                                 the month in which the distribution date
                                 occurs. Notwithstanding the foregoing, in the
                                 event that the last day of a collection period
                                 is not a business day, any payments with
                                 respect to the mortgage loans which relate to
                                 such collection period and are received on the
                                 business day immediately following such last
                                 day will be deemed to have been received during
                                 such collection period and not during any other
                                 collection period, and in the event that the
                                 payment date (after giving effect to any grace
                                 period) related to any distribution date occurs
                                 after the related collection period, any
                                 amounts received on that payment date (after
                                 giving effect to any grace period) will be
                                 deemed to have been received during the related
                                 collection period and not during any other
                                 collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 12 classes
                                 of certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C22
                                 pursuant to this prospectus supplement:

                                                    Class A-1
                                                    Class A-2
                                                    Class A-3

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

                                                    Class A-PB
                                                    Class A-4
                                                    Class A-1A
                                                    Class A-M
                                                    Class A-J
                                                     Class B
                                                     Class C
                                                     Class D
                                                     Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4,
                                 and Class A-1A certificates, the mortgage pool
                                 will be deemed to consist of 2 loan groups:

                                 o    Loan group 1 will consist of (i) all of
                                      the mortgage loans that are not secured by
                                      multifamily properties, and (ii) 17
                                      mortgage loans that are secured by
                                      multifamily properties; and

                                 o    Loan group 2 will consist of 30 mortgage
                                      loans that are secured by multifamily
                                      properties.

                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

                                 ----------------------------------------------
                                 Interest, concurrently (i) pro rata, on the
                                 Class A-1, Class A-2, Class A-3, Class A-PB and
                                 Class A-4 certificates from the portion of
                                 money available attributable to mortgage loans
                                 in loan group 1, (ii) on the Class A-1A
                                 certificates from the portion of money
                                 available attributable to mortgage loans in
                                 loan group 2, and (iii) pro rata, on the Class
                                 IO certificates from any and all money
                                 attributable to the mortgage pool; provided,
                                 however, if on any distribution date, the money
                                 available on such distribution date is
                                 insufficient to pay in full the total amount of
                                 interest to be paid to any of the classes as
                                 described above, money available with respect
                                 to the entire mortgage pool will be allocated
                                 among all those classes pro rata.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-PB certificates, up to
                                 the principal distribution amount related to
                                 loan group 1, until the certificate balance of
                                 the Class A-PB certificates is reduced to the
                                 planned principal balance set forth in the
                                 table on Annex C to this prospectus supplement,
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A
                                 certificates have been made, until the
                                 certificate balance of the Class A-PB
                                 certificates is reduced to the planned
                                 principal balance set forth in the table on
                                 Annex C to this prospectus supplement.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB certificates
                                 as set forth in the priority immediately
                                 preceding, principal of the Class A-1
                                 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A and
                                 Class A-PB certificates have been made, until
                                 their certificate balance is reduced to zero.
                                 ----------------------------------------------

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB and Class A-1
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-2 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB and Class A-1 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1
                                 and Class A-2 certificates as set forth in the
                                 immediately preceding priorities, principal on
                                 the Class A-3 certificates, up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1 and Class A-2
                                 certificates have been made, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2 and Class A-3 certificates as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-PB certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2 and Class A-3 certificates have
                                 been made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2 and Class A-3 certificates as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-4 certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2 and Class A-3 certificates have
                                 been made, until their certificate balance is
                                 reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class A-1A certificates, up to
                                 the principal distribution amount relating to
                                 loan group 2 and, after the certificate
                                 balances of the Class A-PB, Class A-1, Class
                                 A-2, Class A-3 and Class A-4 certificates have
                                 been reduced to zero, the principal
                                 distribution amount relating to loan group 1
                                 remaining after payments to the Class A-PB,
                                 Class A-1, Class A-2, Class A-3 and Class A-4
                                 certificates have been made, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates, pro rata, for any realized loss
                                 and trust fund expenses borne by such
                                 certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class A-M certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal on the Class A-M certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-M certificates,
                                 for any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class A-J certificates.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class A-J certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class A-J certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class B certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class B certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class B certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class C certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class C certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class C certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class D certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class D certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class D certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

                                 -----------------------------------------------
                                 Interest on the Class E certificates.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Principal of the Class E certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Reimbursement to the Class E certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 -----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-M through Class Q
                                 certificates have been reduced to zero, but any
                                 two or more of the Class A-1, Class A-2, Class
                                 A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates remain outstanding, distributions
                                 of principal (other than distributions of
                                 principal otherwise allocable to reduce the
                                 certificate balance of the Class A-PB
                                 certificates to the planned principal amount
                                 set forth in the table on Annex C to this
                                 prospectus supplement) and interest will be
                                 made, pro rata, to the outstanding Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4 and
                                 Class A-1A certificates. See "DESCRIPTION OF
                                 THE CERTIFICATES-- Distributions" in this
                                 prospectus supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o    for each class of these certificates, one
                                      month's interest at the applicable
                                      pass-through rate accrued during the
                                      calendar month prior to the related
                                      distribution date, on the certificate
                                      balance or notional amount, as applicable,
                                      of each class of these certificates
                                      immediately prior to that distribution
                                      date;

                                 o    plus any interest that this class of
                                      certificates was entitled to receive on
                                      all prior distribution dates to the extent
                                      not received;

                                 o    minus (other than in the case of the Class
                                      IO certificates) that class' share of any
                                      shortfalls in interest collections due to
                                      prepayments on mortgage loans included in
                                      the trust fund that are not offset by
                                      certain payments made by the master
                                      servicer; and

                                 o    minus (other than in the case of the Class
                                      IO certificates) that class' allocable
                                      share of any reduction in interest

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

                                      accrued on any mortgage loan as a result
                                      of a modification that reduces the related
                                      mortgage rate and allows the reduction in
                                      accrued interest to be added to the stated
                                      principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class IO certificates, interest distributions
                                 on the Class A-1, Class A-2, Class A-3, Class
                                 A-PB and Class A-4 certificates will be based
                                 upon amounts available relating to mortgage
                                 loans in loan group 1 and interest
                                 distributions on the Class A-1A certificates
                                 will be based upon amounts available relating
                                 to mortgage loans in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class IO certificates will be entitled to
                                 distributions of interest only on their
                                 respective notional amounts. The notional
                                 amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class IO certificates will accrue interest
                                 at a rate as described under "--Pass-Through
                                 Rates" below.

                                 The certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) will accrue
                                 interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to any
                                 distribution date and any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is the calendar month
                                 preceding the month in which such distribution
                                 date occurs.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-13 above, on
                                 each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class IO
                                 certificates:

                                 o    first, pro rata, to the Class IO
                                      certificates, Class A-1 certificates,
                                      Class A-2 certificates, Class A-3
                                      certificates, Class A-PB certificates,
                                      Class A-4 certificates and Class A-1A
                                      certificates as described above under
                                      "--Priority of Distributions", and then to
                                      each other class of offered certificates
                                      in order of priority of payment; and

                                 o    only to the extent funds remain after the
                                      trustee makes all distributions of
                                      interest and principal required to be made
                                      on such date to each class of certificates
                                      with a higher priority of distribution.

--------------------------------------------------------------------------------

                                      S-19

--------------------------------------------------------------------------------

                                 You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans included in the trust fund. These
                                 distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) on each
                                 distribution date is set forth above under
                                 "OVERVIEW OF THE CERTIFICATES" in this
                                 prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 IO certificates is described under "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

                                 The weighted average net mortgage rate for each
                                 distribution date is the weighted average of
                                 the net mortgage rates for the mortgage loans
                                 included in the trust fund as of the beginning
                                 of the related collection period, weighted on
                                 the basis of their respective stated principal
                                 balances immediately following the preceding
                                 distribution date; provided that, for the
                                 purpose of determining the weighted average net
                                 mortgage rate only, if the mortgage rate for
                                 any mortgage loan included in the trust fund
                                 has been modified in connection with a
                                 bankruptcy or similar proceeding involving the
                                 related borrower or a modification, waiver or
                                 amendment granted or agreed to by the special
                                 servicer, the weighted average net mortgage
                                 rate for that mortgage loan will be calculated
                                 without regard to that event. The net mortgage
                                 rate for each mortgage loan included in the
                                 trust fund will generally equal:

                                 o    the mortgage interest rate in effect for
                                      that mortgage loan as of the closing date;
                                      minus

                                 o    the applicable administrative cost rate,
                                      as described in this prospectus
                                      supplement.

                                 Any increase in the interest rate of a mortgage
                                 loan as a result of not repaying the
                                 outstanding principal amount of such mortgage
                                 loan by the related anticipated repayment date
                                 will be disregarded for purposes of calculating
                                 the net mortgage rate.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate of
                                 each mortgage loan will be deemed adjusted as
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of

--------------------------------------------------------------------------------

                                      S-20

--------------------------------------------------------------------------------

                                 that mortgage loan as of the cut-off date,
                                 reduced as of any date of determination (to not
                                 less than zero) by:

                                 o    the portion of the principal distribution
                                      amount for the related distribution date
                                      that is attributable to that mortgage
                                      loan; and

                                 o    the principal portion of any realized loss
                                      incurred in respect of that mortgage loan
                                      during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of certificates
                                 (other than the Class IO, Class Z, Class R-I
                                 and Class R-II certificates) will have the
                                 certificate balance set forth above under
                                 "OVERVIEW OF THE CERTIFICATES". The certificate
                                 balance for each class of certificates entitled
                                 to receive principal may be reduced by:

                                 o    distributions of principal; and

                                 o    allocations of realized losses and trust
                                      fund expenses.

                                 The certificate balance or notional amount of a
                                 class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of any
                                 mortgage loan resulting from the reduction of
                                 the related mortgage rate through modification.
                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and Notional
                                 Amounts" in this prospectus supplement.

                                 The Class IO certificates do not have principal
                                 balances and will not receive distributions of
                                 principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o    generally, the Class A-1, Class A-2, Class
                                      A-3, Class A-PB and Class A-4 certificates
                                      will only be entitled to receive
                                      distributions of principal collected or
                                      advanced in respect of mortgage loans in
                                      loan group 1 until the certificate balance
                                      of the Class A-1A certificates has been
                                      reduced to zero, and the Class A-1A
                                      certificates will only be entitled to
                                      receive distributions of principal
                                      collected or advanced in respect of
                                      mortgage loans in loan group 2 until the
                                      certificate principal balance of the Class
                                      A-4 certificates has been reduced to zero;
                                      provided, however, the Class A-1, Class
                                      A-2, Class A-3 and Class A-4 certificates
                                      will not be entitled to distributions of
                                      principal from either loan group 1 or loan
                                      group 2 until

--------------------------------------------------------------------------------

                                      S-21

--------------------------------------------------------------------------------

                                      the certificate principal balance of the
                                      Class A-PB certificates is reduced to the
                                      planned principal balance set forth on
                                      Annex C to this prospectus supplement;

                                 o    principal is distributed to each class of
                                      certificates entitled to receive
                                      distributions of principal in the order
                                      described in "DESCRIPTION OF THE
                                      CERTIFICATES--Distributions" in this
                                      prospectus supplement;

                                 o    principal is only distributed on a related
                                      class of certificates to the extent funds
                                      remain after the trustee makes all
                                      distributions of principal and interest on
                                      those classes of certificates with a
                                      higher priority of distribution as
                                      described under "DESCRIPTION OF THE
                                      CERTIFICATES-- Distributions" in this
                                      prospectus supplement;

                                 o    generally, no class of certificates is
                                      entitled to distributions of principal
                                      until the certificate balance of each
                                      class of certificates with a higher
                                      priority of distribution as described
                                      under "DESCRIPTION OF THE CERTIFICATES--
                                      Distributions" in this prospectus
                                      supplement has been reduced to zero; and

                                 o    in no event will the holders of the Class
                                      A-M, Class A-J, Class B, Class C, Class D
                                      or Class E certificates or the classes of
                                      non-offered certificates be entitled to
                                      receive any payments of principal until
                                      the certificate balances of the Class A-1,
                                      Class A-2, Class A-3, Class A-PB, Class
                                      A-4 and Class A-1A certificates have all
                                      been reduced to zero.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o    the scheduled principal payments (other
                                      than balloon payments) due on the mortgage
                                      loans included in the trust fund during
                                      the related collection period whether or
                                      not those scheduled payments are actually
                                      received;

                                 o    balloon payments actually received with
                                      respect to mortgage loans included in the
                                      trust fund during the related collection
                                      period;

                                 o    prepayments received with respect to the
                                      mortgage loans included in the trust fund
                                      during the related collection period; and

                                 o    all liquidation proceeds, insurance
                                      proceeds, condemnation awards and
                                      repurchase and substitution amounts
                                      received during the related collection
                                      period that are allocable to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 principal distribution amount for each loan
                                 group on any distribution date will be equal to
                                 the sum of the

--------------------------------------------------------------------------------

                                      S-22

--------------------------------------------------------------------------------

                                 collections specified above but only to the
                                 extent such amounts relate to the mortgage
                                 loans comprising the specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections on
                                 the mortgage pool for any advance that it or
                                 the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, then those advances (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted pursuant to the
                                 terms of the pooling and servicing agreement,
                                 to be reimbursed first out of payments and
                                 other collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the offered certificates.

SUBORDINATION; ALLOCATION OF
   LOSSES AND CERTAIN
   EXPENSES...................   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution. However,
                                 no class of Class A certificates (other than
                                 the Class A-M and the Class A-J certificates)
                                 will be subordinate to any other class of Class
                                 A certificates. The certificate balance of a
                                 class of certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II certificates)
                                 will be reduced on each distribution date by
                                 any losses on the mortgage loans that have been
                                 realized and certain additional trust fund
                                 expenses actually allocated to that class of
                                 certificates on that distribution date.

--------------------------------------------------------------------------------

                                      S-23

--------------------------------------------------------------------------------

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the certificates
                                 (other than the Class IO, Class Z, Class R-I
                                 and Class R-II certificates) that are not
                                 offered by this prospectus supplement and then
                                 to the offered certificates as indicated on the
                                 following table:

                                                                                      ORDER OF
                                                                         PERCENTAGE  APPLICATION
                                                              ORIGINAL   OF CUT-OFF   OF LOSSES
                                                            CERTIFICATE   DATE POOL      AND
                                     CLASS DESIGNATION        BALANCE      BALANCE    EXPENSES
                                 ------------------------  ------------  ----------  -----------

                                 Class A-1 ..............  $ 49,139,000     1.939%       8
                                 Class A-2 ..............  $ 93,894,000     3.705%       8
                                 Class A-3 ..............  $164,597,000     6.495%       8
                                 Class A-PB .............  $148,538,000     5.862%       8
                                 Class A-4 ..............  $940,984,000    37.133%       8
                                 Class A-1A .............  $376,729,000    14.866%       8
                                 Class A-M ..............  $253,412,000    10.000%       7
                                 Class A-J ..............  $152,047,000     6.000%       6
                                 Class B ................  $ 22,174,000     0.875%       5
                                 Class C ................  $ 31,676,000     1.250%       4
                                 Class D ................  $ 25,341,000     1.000%       3
                                 Class E ................  $ 47,515,000     1.875%       2
                                 Non-offered certificates
                                    (excluding the Class
                                    R-I, Class R-II,
                                    Class IO and Class Z
                                    certificates) .......  $228,070,890     9.000%       1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a corresponding
                                 reduction in the notional amount of the Class
                                 IO certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with one or more pari passu
                                 companion loans, any losses and expenses that
                                 are associated with the whole loans will be
                                 allocated in accordance with the terms of the
                                 related intercreditor agreement, pro rata
                                 between the related mortgage loan (and
                                 therefore to the certificates other than the
                                 Class IO, Class Z, Class R-I and Class R-II
                                 certificates) and the related pari passu
                                 companion loan. Further, with regard to the
                                 mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement, generally,
                                 first, to the subordinate companion loan, and
                                 second, to the related mortgage loan. The
                                 portions of those losses and expenses that are
                                 allocated to the mortgage loans that are
                                 included in the trust fund will be allocated
                                 among the Series 2005-C22 certificates in the
                                 manner described above.

--------------------------------------------------------------------------------

                                      S-24

--------------------------------------------------------------------------------

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and Certain
                                 Expenses" in this prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
   MAINTENANCE CHARGES........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class F,
                                 Class G, Class H and Class J certificates then
                                 entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class F, Class G, Class H
                                 and Class J certificates then entitled to
                                 distributions of principal with respect to the
                                 related loan group on that distribution date
                                 will generally be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of:

                                 o    the amount of those prepayment premiums or
                                      yield maintenance charges;

                                 o    a fraction (in no event greater than one),
                                      the numerator of which is equal to the
                                      excess, if any, of the pass-through rate
                                      of that class of certificates over the
                                      relevant discount rate, and the
                                      denominator of which is equal to the
                                      excess, if any, of the mortgage interest
                                      rate of the prepaid mortgage loan over the
                                      relevant discount rate; and

                                 o    a fraction, the numerator of which is
                                      equal to the amount of principal
                                      distributable on that class of
                                      certificates on that distribution date,
                                      and the denominator of which is the
                                      principal distribution amount for that
                                      distribution date.

                                 If there is more than one class of certificates
                                 entitled to distributions of principal with
                                 respect to the related loan group on any
                                 particular distribution date on which a
                                 prepayment premium or yield maintenance charge
                                 is distributable, the aggregate amount of that
                                 prepayment premium or yield maintenance charge
                                 will be allocated among all such classes up to,
                                 and on a pro rata basis in accordance with, the
                                 foregoing entitlements.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the Class IO
                                 certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class F, Class G,
                                 Class H and Class J certificates will be equal
                                 to the discount rate stated in the related
                                 mortgage loan documents used in calculating the
                                 yield maintenance charge with respect to such
                                 principal prepayment. To the extent that a
                                 discount rate is not stated

--------------------------------------------------------------------------------

                                      S-25

--------------------------------------------------------------------------------

                                 therein, the discount rate will equal the yield
                                 (when compounded monthly) on the U.S. Treasury
                                 issue with a maturity date closest to the
                                 maturity date for the prepaid mortgage loan or
                                 mortgage loan for which title to the related
                                 mortgaged property was acquired by the trust
                                 fund.

                                 o    In the event that there are two or more
                                      such U.S. Treasury issues with the same
                                      coupon, the issue with the lowest yield
                                      will be utilized; and

                                 o    In the event that there are two or more
                                      such U.S. Treasury issues with maturity
                                      dates equally close to the maturity date
                                      for the prepaid mortgage loan, the issue
                                      with the earliest maturity date will be
                                      utilized.

                                 EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS
                                        OR YIELD MAINTENANCE CHARGES

                                 Mortgage interest rate...................   8%
                                 Pass-through rate for
                                    applicable class......................   6%
                                 Discount rate............................   5%

                                 ALLOCATION PERCENTAGE FOR   ALLOCATION PERCENTAGE FOR
                                     APPLICABLE CLASS                 CLASS IO
                                 -------------------------   -------------------------

                                     6% -- 5%                (100% -- 331/3%) = 66 2/3%
                                     -------- = 33 1/3%
                                     8% -- 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

ALLOCATION OF
   ADDITIONAL INTEREST........   On each distribution date, any additional
                                 interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. In each case, this
                                 interest will not be available to provide
                                 credit support for other classes of
                                 certificates or offset any interest shortfalls.

ADVANCING OF PRINCIPAL
   AND INTEREST...............   The master servicer is required to advance
                                 delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 regular periodic payments, interest in excess
                                 of the mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 that advance, unless the trustee determines
                                 that the advance would not be recoverable from
                                 proceeds of the related

--------------------------------------------------------------------------------

                                      S-26

--------------------------------------------------------------------------------

                                 mortgage loan. See "DESCRIPTION OF THE
                                 CERTIFICATES--P&I Advances" in this prospectus
                                 supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer or the trustee, as the
                                 case may be, on the amount of any principal
                                 and interest cash advance calculated at the
                                 prime rate (provided that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master
                                 servicer or the trustee for any principal and
                                 interest cash advances that are later
                                 determined to be not recoverable. Neither the
                                 master servicer nor the trustee will be
                                 required to make a principal and/or interest
                                 advance with respect to any subordinate
                                 companion loan. Additionally, the trustee will
                                 not be required to make an advance with
                                 respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
   TRUST FUND.................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-M, Class A-J,
                                 Class B, Class C, Class D and Class E
                                 certificates have been paid in full and all of
                                 the remaining certificates (other than the
                                 Class Z, Class R-I and Class R-II
                                 certificates) are held by a single
                                 certificateholder. See "DESCRIPTION OF THE
                                 CERTIFICATES-- Termination" in this prospectus
                                 supplement.
REGISTRATION AND
   DENOMINATION...............   The offered certificates will initially be
                                 registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank
                                 S.A./N.V., as operator of the Euroclear System.
                                 You will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

--------------------------------------------------------------------------------

                                      S-27

--------------------------------------------------------------------------------

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class A-M, Class A-J, Class B, Class C,
                                 Class D and Class E certificates will be
                                 offered in minimum denominations of $10,000
                                 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES...............   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 the trust fund ("REMIC I" and "REMIC II", each
                                 a "REMIC"). The offered certificates will
                                 evidence regular interests in a REMIC and
                                 generally will be treated as debt instruments
                                 of that REMIC. The Class R-I certificates will
                                 represent the residual interests in REMIC I,
                                 and the Class R-II certificates will represent
                                 the residual interests in REMIC II. In
                                 addition, the Class Z certificateholders'
                                 entitlement to any additional interest that has
                                 accrued on a related mortgage loan that
                                 provides for the accrual of that additional
                                 interest if the unamortized principal amount of
                                 that mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for federal income tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the Class A-1, Class A-2, Class A-3, Class
                                 A-PB, Class A-4, Class A-1A, Class A-M and
                                 Class A-J certificates will be treated as
                                 having been issued at a premium, and that the
                                 Class B, Class C, Class D and Class E
                                 certificates will be treated as having been
                                 issued with a de minimis amount of original
                                 issue discount for federal income tax
                                 reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

--------------------------------------------------------------------------------

                                      S-28

--------------------------------------------------------------------------------

                                      Class A-1
                                      Class A-2
                                      Class A-3
                                      Class A-PB
                                      Class A-4
                                      Class A-1A
                                      Class A-M
                                      Class A-J
                                      Class B
                                      Class C
                                      Class D
                                      Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. by the US Department of
                                 Labor. See "ERISA CONSIDERATIONS" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended ("SMMEA"). If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "LEGAL INVESTMENT" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

--------------------------------------------------------------------------------

                                      S-29

--------------------------------------------------------------------------------

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc.:

                                                             EXPECTED RATING
                                 CLASS                    FROM S&P/MOODY'S/FITCH
                                 ----------------------   ----------------------
                                 Class A-1 ............        AAA/Aaa/AAA
                                 Class A-2 ............        AAA/Aaa/AAA
                                 Class A-3 ............        AAA/Aaa/AAA
                                 Class A-PB ...........        AAA/Aaa/AAA
                                 Class A-4 ............        AAA/Aaa/AAA
                                 Class A-1A ...........        AAA/Aaa/AAA
                                 Class A-M ............        AAA/Aaa/AAA
                                 Class A-J ............        AAA/Aaa/AAA
                                 Class B ..............        AA+/Aa1/AA+
                                 Class C ..............         AA/Aa2/AA
                                 Class D ..............        AA-/Aa2/AA-
                                 Class E ..............           A/A2/A

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. See "RATINGS" in this prospectus
                                 supplement and in the accompanying prospectus
                                 for a discussion of the basis upon which
                                 ratings are given, the limitations and
                                 restrictions on the ratings, and conclusions
                                 that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 5 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified, in
                                 the case of mortgage loans with companion
                                 loans, the calculations of loan balance per
                                 square foot/room, loan-to-value ratios and debt
                                 service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans, if
                                 any (but not any subordinate companion loan).
                                 All percentages of the mortgage loans, or any
                                 specified group of mortgage loans, referred to
                                 in this prospectus supplement are approximate
                                 percentages.

--------------------------------------------------------------------------------

                                      S-30

--------------------------------------------------------------------------------

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                                                     ALL
                                                                   MORTGAGE            LOAN             LOAN
                                                                     LOANS            GROUP 1          GROUP 2
                                                                --------------    --------------    ------------

                                 Number of Mortgage
                                    Loans ....................             149               119              30
                                 Number of Crossed Loan
                                    Pools ....................               3                 2               1
                                 Number of Mortgaged
                                    Properties ...............             236               206              30
                                 Aggregate Balance of all
                                    Mortgage Loans ...........  $2,534,116,891    $2,157,387,173    $376,729,718

                                 Number of Mortgage
                                    Loans with Balloon
                                    Payments (1) .............             114                90              24
                                 Aggregate Balance of
                                    Mortgage Loans with
                                    Balloon Payments(1) ......  $1,890,982,268    $1,610,742,550    $280,239,718

                                 Number of Mortgage
                                    Loans with Anticipated
                                    Repayment Date (2) .......               3                 3               0
                                 Aggregate Balance of
                                    Mortgage Loans with
                                    Anticipated Repayment
                                    Date (2) .................  $   89,824,622    $   89,824,622    $          0

                                 Number of Fully
                                    Amortizing Mortgage
                                    Loans ....................               0                 0               0
                                 Aggregate Balance of
                                    Fully Amortizing
                                    Mortgage Loans ...........  $            0    $            0    $          0

                                 Number of Interest Only
                                    Mortgage Loans (3) .......              32                26               6
                                 Aggregate Balance of
                                    Interest Only Mortgage
                                    Loans (3) ................  $  553,310,000    $  456,820,000    $ 96,490,000

                                 Average Mortgage Loans
                                    Balance ..................  $   17,007,496    $   18,129,304    $ 12,557,657
                                 Minimum Mortgage Loans
                                    Balance ..................  $    1,380,000    $    1,380,000    $  2,200,000
                                 Maximum Mortgage Loans
                                    Balance ..................  $  162,500,000    $  162,500,000    $ 41,500,000

                                 Maximum Balance for a
                                    Group of
                                    Cross-Collateralized and
                                    Cross-Defaulted
                                    Mortgage Loans ...........  $  101,000,000(4) $  101,000,000(4) $ 12,800,000(5)

                                 Weighted Average LTV
                                    ratio (6) ................            69.2%             68.4%           73.6%
                                 Minimum LTV ratio ...........            28.5%             28.5%           60.0%
                                 Maximum LTV ratio ...........            81.1%             81.1%           80.0%

                                 Weighted Average LTV at
                                    Maturity or Anticipated
                                    Repayment Date (6) .......            63.3%             62.4%           68.4%

                                 Weighted Average DSCR
                                    (7) ......................            1.48x             1.50x           1.34x
                                 Minimum DSCR ................            1.20x             1.20x           1.20x
                                 Maximum DSCR ................            3.63x             3.63x           1.62x

--------------------------------------------------------------------------------

                                      S-31

--------------------------------------------------------------------------------

                                                                    ALL
                                                                 MORTGAGE      LOAN       LOAN
                                                                   LOANS    GROUP (1)   GROUP (2)
                                                                 --------   ---------   ---------

                                 Weighted Average
                                    Mortgage Loan Interest
                                    Rate .....................    5.378%     5.369%      5.427%
                                 Minimum Mortgage Loan
                                    Interest Rate ............    4.740%     4.740%      5.120%
                                 Maximum Mortgage Loan
                                    Interest Rate ............    6.570%     6.570%      6.200%

                                 Weighted Average
                                    Remaining Term to
                                    Maturity or Anticipated
                                    Repayment Date ...........      114        113         119

                                 Minimum Remaining
                                    Term to Maturity or
                                    Anticipated Repayment
                                    Date (months) ............       55         55         117
                                 Maximum Remaining
                                    Term to Maturity or
                                    Anticipated Repayment
                                    Date (months) ............      120        120         120
                                 Weighted Average
                                    Occupancy Rate(8) ........     91.8%      91.2%       94.7%

                                 ----------
                                 (1)   Does not include mortgage loans with
                                       anticipated repayment dates or that are
                                       interest-only for their entire term.

                                 (2)   Does not include mortgage loans that are
                                       interest-only for their entire term.

                                 (3)   Includes mortgage loans with anticipated
                                       repayment dates that are interest-only
                                       for the entire period until the
                                       anticipated repayment date.

                                 (4)   Consists of a group of 19 individual
                                       mortgage loans (loan numbers 35, 66, 74,
                                       91, 94, 98, 102, 105, 113, 121, 122,
                                       126, 131, 133, 141, 144, 146, 148 and
                                       149).

                                 (5)   Consists of a group of 2 individual
                                       mortgage loans (loan numbers 80 and
                                       111).

                                 (6)   With respect to certain mortgage loans,
                                       "as stabilized" appraised values (as
                                       defined in the related appraisal) were
                                       used as opposed to "as is" appraised
                                       values. See "RISK FACTORS--Inspections
                                       and Appraisals May Not Accurately
                                       Reflect Value or Condition of Mortgaged
                                       Property."

                                 (7)   For purposes of determining the DSC
                                       ratio for 1 mortgage loan (loan number
                                       70), representing 0.4% of the mortgage
                                       pool (2.5% of loan group 2), such ratio
                                       was adjusted by taking into account
                                       amounts available under certain letters
                                       of credit or in cash reserves.

                                 (8)   Does not include 7 mortgage loans
                                       secured by hospitality properties,
                                       representing 10.2% of the mortgage pool
                                       (12.0% of loan group 1). In certain
                                       cases, occupancy includes space for
                                       which leases have been executed, but the
                                       tenant has not taken occupancy.

SECURITY FOR THE MORTGAGE
   LOANS IN THE TRUST FUND....   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o    No mortgage loan included in the trust
                                      fund is insured or guaranteed by any
                                      government agency or private insurer.

                                 o    All of the mortgage loans included in the
                                      trust fund are secured by first lien fee
                                      mortgages and/or leasehold mortgages on
                                      commercial properties or multifamily
                                      properties.

--------------------------------------------------------------------------------

                                      S-32

--------------------------------------------------------------------------------

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                    AGGREGATE                      PERCENTAGE OF   PERCENTAGE OF
                                     NUMBER OF       CUT-OFF       PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                     MORTGAGED         DATE         CUT-OFF DATE      GROUP 1         GROUP 2
         PROPERTY TYPE              PROPERTIES       BALANCE        POOL BALANCE      BALANCE         BALANCE
---------------------------------   ----------   --------------   --------------   -------------   -------------

Office ..........................        39      $  652,791,971        25.8%            30.3%            0.0%
Multifamily .....................        70         594,878,763        23.5             10.1           100.0
Retail ..........................        42         571,918,468        22.6             26.5             0.0
   Retail - Anchored ............        35         530,816,468        20.9             24.6             0.0
   Retail - Unanchored ..........         6          31,902,000         1.3              1.5             0.0
   Retail - Shadow Anchored(2) ..         1           9,200,000         0.4              0.4             0.0
Hospitality .....................        15         257,874,199        10.2             12.0             0.0
Self Storage ....................        56         254,550,000        10.0             11.8             0.0
Mixed Use .......................         5         118,302,500         4.7              5.5             0.0
Industrial ......................         9          83,800,989         3.3              3.9             0.0
                                        ---      --------------       -----            -----           -----
TOTAL ...........................       236      $2,534,116,891       100.0%           100.0%          100.0%
                                        ===      ==============       =====            =====           =====

----------
(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)  A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

[PIE CHART OMITTED]

Industrial      3.3%
Office         25.8%
Multifamily    23.5%
Retail         22.6%
Hospitality    10.2%
Self Storage   10.0%
Mixed Use       4.7%

--------------------------------------------------------------------------------

                                      S-33

--------------------------------------------------------------------------------

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located throughout
                                 37 states. The following tables describe the
                                 number and percentage of mortgaged properties
                                 in states which have concentrations of
                                 mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                        NUMBER OF      AGGREGATE     PERCENTAGE OF
                                                        MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
                                        STATE          PROPERTIES       BALANCE         BALANCE
                                 -------------------   ----------   --------------   -------------

                                 CA ................        38      $  540,534,128        21.3%
                                    Southern(2) ....        30         359,751,869        14.2
                                    Northern(2) ....         8         180,782,259         7.1
                                 IL ................        13         240,086,035         9.5
                                 FL ................        18         228,692,682         9.0
                                 NV ................         5         216,374,199         8.5
                                 PA ................         4         149,025,000         5.9
                                 AZ ................        10         134,921,648         5.3
                                 Other .............       148       1,024,483,198        40.4
                                                           ---      --------------       -----
                                 TOTAL .............       236      $2,534,116,891       100.0%
                                                           ===      ==============       =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as described in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                                     PERCENTAGE OF
                                                        NUMBER OF      AGGREGATE      CUT-OFF DATE
                                                        MORTGAGED    CUT-OFF DATE       GROUP 1
                                        STATE          PROPERTIES       BALANCE         BALANCE
                                 -------------------   ----------   --------------   -------------

                                 CA ................        36      $  493,034,128        22.9%
                                    Southern(2) ....        29         345,751,869        16.0
                                    Northern(2) ....         7         147,282,259         6.8
                                 IL ................        10         227,467,838        10.5
                                 FL ................        15         197,117,682         9.1
                                 NV ................         3         174,574,199         8.1
                                 PA ................         4         149,025,000         6.9
                                 Other .............       138         916,168,325        42.5
                                                           ---      --------------       -----
                                 TOTAL .............       206      $2,157,387,173       100.0%
                                                           ===      ==============       =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as described in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San

--------------------------------------------------------------------------------

                                      S-34

--------------------------------------------------------------------------------

                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                                   PERCENTAGE OF
                                                        NUMBER OF     AGGREGATE     CUT-OFF DATE
                                                        MORTGAGED   CUT-OFF DATE      GROUP 2
                                        STATE          PROPERTIES      BALANCE        BALANCE
                                 -------------------   ----------   ------------   -------------

                                 AZ ................        2       $ 57,600,000        15.3%
                                 LA ................        3         48,520,000        12.9
                                 CA ................        2         47,500,000        12.6
                                    Northern(2) ....        1         33,500,000         8.9
                                    Southern(2) ....        1         14,000,000         3.7
                                 NV ................        2         41,800,000        11.1
                                 FL ................        3         31,575,000         8.4
                                 AL ................        2         28,236,288         7.5
                                 Other .............       16        121,498,430        32.3
                                                          ---       ------------       -----
                                 TOTAL .............       30       $376,729,718       100.0%
                                                          ===       ============       =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as described in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

PAYMENT TERMS.................   All of the mortgage loans included in the trust
                                 fund accrue interest at a fixed rate, other
                                 than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o    Payments on the mortgage loans included in
                                      the trust fund are due on the 11th day of
                                      the month, except payments on 3 mortgage
                                      loans, representing 2.0% of the mortgage
                                      pool (2.3% of loan group 1), are due on
                                      the 1st day of the month. No mortgage loan
                                      has a grace period that extends payment
                                      beyond the 11th day of any calendar month
                                      (other than 2 Mortgage Loans which have a
                                      grace period that extends payment until
                                      the 14th day of any calendar month).

                                 o    As of the cut-off date, 147 of the
                                      mortgage loans, representing 97.4% of the
                                      mortgage pool (117 mortgage loans in loan
                                      group 1 or 96.9% and 30 mortgage loans in
                                      loan group 2 or 100.0%), accrue interest
                                      on an actual/360 basis, and 2 mortgage
                                      loans, representing 2.6% of the mortgage
                                      pool (3.1% of loan group 1), accrue
                                      interest on a 30/360 basis. Eighty-five
                                      (85) of the mortgage loans, representing
                                      56.0% of the mortgage pool (68 mortgage
                                      loans in loan group 1 or 54.4% and 17
                                      mortgage loans in

--------------------------------------------------------------------------------

                                      S-35

--------------------------------------------------------------------------------

                                 loan group 2 or 65.2%), have periods during
                                 which only interest is due and periods in which
                                 principal and interest are due. Thirty-two (32)
                                 of the mortgage loans, representing 21.8% of
                                 the mortgage pool (26 mortgage loans in loan
                                 group 1 or 21.2% and 6 mortgage loans in loan
                                 group 2 or 25.6%), provide that only interest
                                 is due until maturity or the anticipated
                                 repayment date.

--------------------------------------------------------------------------------

                                      S-36

--------------------------------------------------------------------------------

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES

                                                                              PERCENTAGE OF   PERCENTAGE OF
                                 NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE    CUT-OFF DATE
           RANGE OF               MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
   CUT-OFF DATE BALANCES ($)       LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
------------------------------   ---------   --------------   -------------   -------------   -------------

<= 2,000,000 ..................       3      $    4,324,000         0.2%            0.2%            0.0%
2,000,001 - 3,000,000 ........       14          35,823,548         1.4             1.2             2.8
3,000,001 - 4,000,000 ........       15          51,835,288         2.0             2.1             1.8
4,000,001 - 5,000,000 ........       14          63,578,345         2.5             2.5             2.4
5,000,001 - 6,000,000 ........        7          37,875,600         1.5             1.5             1.5
6,000,001 - 7,000,000 ........        8          51,297,000         2.0             2.4             0.0
7,000,001 - 8,000,000 ........       11          83,099,644         3.3             2.8             6.2
8,000,001 - 9,000,000 ........        6          52,300,000         2.1             1.6             4.6
9,000,001 - 10,000,000 .......        5          45,941,105         1.8             0.9             7.3
10,000,001 - 15,000,000 ......       14         172,156,510         6.8             5.7            12.8
15,000,001 - 20,000,000 ......       22         374,728,339        14.8            14.1            18.7
20,000,001 - 25,000,000 ......        5         115,600,172         4.6             4.2             6.6
25,000,001 - 30,000,000 ......        4         104,465,000         4.1             3.7             6.6
30,000,001 - 35,000,000 ......        6         198,665,632         7.8             6.1            17.7
35,000,001 - 40,000,000 ......        1          38,000,000         1.5             1.8             0.0
40,000,001 - 45,000,000 ......        6         251,091,510         9.9             9.7            11.0
45,000,001 - 50,000,000 ......        1          49,895,997         2.0             2.3             0.0
55,000,001 - 60,000,000 ......        2         115,400,000         4.6             5.3             0.0
70,000,001 - 75,000,000 ......        1          72,000,000         2.8             3.3             0.0
75,000,001 > .................        4         616,039,199        24.3            28.6             0.0
                                    ---      --------------       -----           -----           -----
TOTAL ........................      149      $2,534,116,891       100.0%          100.0%          100.0%
                                    ===      ==============       =====           =====           =====

                             RANGE OF MORTGAGE RATES

                                                                              PERCENTAGE OF   PERCENTAGE OF
                                 NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                  MORTGAGE     CUT-OFF DATE    CUT-OFF DATE      GROUP 1         GROUP 2
  RANGE OF MORTGAGE RATES (%)      LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
-----------------------------    ---------   --------------   -------------   -------------   -------------

4.740 - 5.249 ...............        39      $  709,257,334        28.0%           28.6%           24.8%
5.250 - 5.499 ...............        56         992,778,824        39.2            39.5            37.1
5.500 - 5.749 ...............        41         708,291,029        28.0            26.3            37.6
5.750 - 5.999 ...............        11         104,589,703         4.1             4.8             0.0
6.000 - 6.249 ...............         1           2,200,000         0.1             0.0             0.6
6.500 - 6.570 ...............         1          17,000,000         0.7             0.8             0.0
                                    ---      --------------       -----           -----           -----
TOTAL .......................       149      $2,534,116,891       100.0%          100.0%          100.0%
                                    ===      ==============       =====           =====           =====

--------------------------------------------------------------------------------

                                      S-37

--------------------------------------------------------------------------------

                        RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                              PERCENTAGE OF   PERCENTAGE OF
                                 NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
           RANGE OF               MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    UNDERWRITTEN DSCRS (X)         LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
------------------------------   ---------   --------------   -------------   -------------   -------------

1.20 - 1.24 ..................       59      $  882,447,037        34.8%           34.7%           35.4%
1.25 - 1.29 ..................       20         366,476,541        14.5            15.1            11.0
1.30 - 1.34 ..................       14         173,867,989         6.9             5.9            12.5
1.35 - 1.39 ..................        6          66,098,703         2.6             1.0            11.5
1.45 - 1.49 ..................        7          79,646,288         3.1             2.3             7.7
1.50 - 1.54 ..................       10         438,164,199        17.3            16.9            19.6
1.55 - 1.59 ..................        2          44,380,000         1.8             2.1             0.0
1.60 - 1.64 ..................        3          34,950,000         1.4             1.2             2.3
1.65 - 1.69 ..................        2          11,205,000         0.4             0.5             0.0
1.70 - 1.74 ..................        1          19,715,000         0.8             0.9             0.0
1.75 - 1.79 ..................        5          36,122,622         1.4             1.7             0.0
1.80 - 1.84 ..................        3          57,245,000         2.3             2.7             0.0
1.90 - 1.94 ..................        2           6,774,000         0.3             0.3             0.0
1.95 - 1.99 ..................        1           2,870,000         0.1             0.1             0.0
2.00 - 2.04 ..................        2           6,294,000         0.2             0.3             0.0
2.05 - 2.09 ..................        1         145,000,000         5.7             6.7             0.0
2.10 - 2.14 ..................        3          12,569,000         0.5             0.6             0.0
2.15 - 2.19 ..................        2          16,880,000         0.7             0.8             0.0
2.20 - 2.24 ..................        1           8,800,000         0.3             0.4             0.0
2.30 - 3.63 ..................        5         124,611,510         4.9             5.8             0.0
                                    ---      --------------       -----           -----           -----
TOTAL ........................      149      $2,534,116,891       100.0%          100.0%          100.0%
                                    ===      ==============       =====           =====           =====

----------
*     For purposes of determining the DSC ratio for 1 mortgage loan (loan number 70), representing 0.4% of the mortgage pool (2.5% of loan group
      2), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

                       RANGE OF CUT-OFF DATE LTV RATIOS*

                                                                              PERCENTAGE OF   PERCENTAGE OF
                                 NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE    CUT-OFF DATE
           RANGE OF               MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
  CUT-OFF DATE LTV RATIOS (%)      LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
------------------------------   ---------   --------------   -------------   -------------   -------------

25.01 - 30.00 ................        1      $   26,300,000         1.0%            1.2%            0.0%
35.01 - 40.00 ................        2          68,971,510         2.7             3.2             0.0
40.01 - 50.00 ................        5          54,650,000         2.2             2.5             0.0
50.01 - 55.00 ................        6          44,973,000         1.8             2.1             0.0
55.01 - 60.00 ................        5          52,935,000         2.1             1.9             3.3
60.01 - 65.00 ................       18         498,347,288        19.7            21.1            11.4
65.01 - 70.00 ................       19         390,652,199        15.4            16.6             8.4
70.01 - 75.00 ................       30         625,876,778        24.7            24.3            27.2
75.01 - 80.00 ................       61         738,711,116        29.2            25.6            49.6
80.01 - 81.13 ................        2          32,700,000         1.3             1.5             0.0
                                    ---      --------------       -----           -----           -----
TOTAL ........................      149      $2,534,116,891       100.0%          100.0%          100.0%
                                    ===      ==============       =====           =====           =====

----------
*     For purposes of determining the LTV ratio for certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS --
      Inspections and Appraisals May Not Accurately Reflect Value or Condition
      of Mortgaged Property".

--------------------------------------------------------------------------------

                                      S-38

--------------------------------------------------------------------------------

                     RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                                                                        PERCENTAGE OF   PERCENTAGE OF
                           NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE    CUT-OFF DATE
        RANGE OF            MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
REMAINING TERMS (MONTHS)     LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
------------------------   ---------   --------------   -------------   -------------   -------------

0 - 60 .................        9      $   93,910,172         3.7%            4.4%            0.0%
61 - 84 ................        3         166,850,000         6.6             7.7             0.0
109 - 120 ..............      137       2,273,356,718        89.7            87.9           100.0
                              ---      --------------       -----           -----           -----
TOTAL ..................      149      $2,534,116,891       100.0%          100.0%          100.0%
                              ===      ==============       =====           =====           =====

------------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                                                      PERCENTAGE OF   PERCENTAGE OF
                                         NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                          MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
            AMORTIZATION TYPE              LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
--------------------------------------   ---------   --------------   -------------   -------------   -------------

Interest-only, Amortizing Balloon* ...       83      $1,337,883,689        52.8%           50.6%           65.2%
Amortizing Balloon ...................       31         553,098,579        21.8            24.0             9.2
Interest-only ........................       19         448,748,000        17.7            16.9            22.3
Interest-only ARD ....................       13         104,562,000         4.1             4.3             3.3
Interest-only, Amortizing ARD* .......        2          82,400,000         3.3             3.8             0.0
Amortizing ARD .......................        1           7,424,622         0.3             0.3             0.0
                                            ---      --------------       -----           -----           -----
TOTAL ................................      149      $2,534,116,891       100.0%          100.0%          100.0%
                                            ===      ==============       =====           =====           =====

------------
*     These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 18 to 60 months with respect to loan group 2).

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/ 360 basis," there will be less
                                 amortization, absent prepayments, of the
                                 principal balance during the term of the
                                 related

--------------------------------------------------------------------------------

                                      S-39

--------------------------------------------------------------------------------

                                 mortgage loan, resulting in a higher final
                                 payment on such mortgage loan. This will occur
                                 even if a mortgage loan is a "fully amortizing"
                                 mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL-- Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the trust
                                 fund restrict or prohibit voluntary prepayments
                                 of principal in some manner for some period of
                                 time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                                                     PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE    CUT-OFF DATE
                                         MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    PREPAYMENT RESTRICTION TYPE           LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
-------------------------------------   ---------   --------------   -------------   -------------   -------------

Prohibit prepayment for most of the
   term of the mortgage loan; but
   permit defeasance after a date
   specified in the related mortgage
   note for most or all of the
   remaining term* ..................     139       $2,254,546,891        89.0%           88.4%           92.1%
Prohibit prepayment for most of the
   term of the mortgage loan; but
   permit defeasance or impose a
   yield maintenance charge for most
   of the remaining term at the
   borrowers option* ................       1          145,000,000         5.7             6.7             0.0
Impose a yield maintenance charge
   for most or all of the remaining
   term* ............................       5           72,700,000         2.9             3.0             2.3
Prohibit prepayment until a date
   specified in the related mortgage
   note and then impose a yield
   maintenance charge for most of the
   remaining term* ..................       4           61,870,000         2.4             1.9             5.5
                                          ---       --------------       -----           -----           -----
TOTAL ...............................     149       $2,534,116,891       100.0%          100.0%          100.0%
                                          ===       ==============       =====           =====           =====

----------
*    For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

--------------------------------------------------------------------------------

                                      S-40

--------------------------------------------------------------------------------

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive or
                                 modify the terms of any mortgage loan relating
                                 to the payment of a prepayment premium or yield
                                 maintenance charge will be limited as described
                                 in this prospectus supplement. See "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We make no representations as to the
                                 enforceability of the provisions of any
                                 mortgage notes requiring the payment of a
                                 prepayment premium or yield maintenance charge
                                 or limiting prepayments to defeasance or the
                                 ability of the master servicer or special
                                 servicer to collect any prepayment premium or
                                 yield maintenance charge.

DEFEASANCE....................   One hundred forty (140) of the mortgage loans
                                 included in the trust fund as of the cut-off
                                 date, representing 94.7% of the mortgage pool
                                 (113 mortgage loans in loan group 1 or 95.1%
                                 and 27 of the mortgage loans in loan group 2 or
                                 92.1%), permit the borrower, under certain
                                 conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out periods.
                                 Upon substitution, the related mortgaged
                                 property (or, in the case of a mortgage loan
                                 secured by multiple mortgaged properties, one
                                 or more of such mortgaged properties) will no
                                 longer secure the related mortgage loan. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all payments on
                                 the related mortgage loan or allocated to the
                                 related mortgaged property; provided that in
                                 the case of certain mortgage loans, these
                                 defeasance payments may cease at the beginning
                                 of the open prepayment period with respect to
                                 that mortgage loan, and the final payment on
                                 the defeasance collateral on that prepayment
                                 date would fully prepay the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.

TWENTY LARGEST MORTGAGE
   LOANS......................   The following table describes certain
                                 characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the mortgage loan referred to as the
                                 Hyatt Center mortgage loan in the immediately
                                 following table, the loan balance per square
                                 foot, the debt service coverage ratio and the
                                 loan-to-value ratios set forth in such table,
                                 in each case, are based on the aggregate
                                 combined principal balance or combined debt
                                 service, as the case may be, of the Hyatt
                                 Center mortgage

--------------------------------------------------------------------------------

                                      S-41

                                 loan and the Hyatt Center pari passu companion
                                 loan. No companion loan is included in the
                                 trust fund.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                       NUMBER OF
                                        MORTGAGE                                         % OF
                            MORTGAGE    LOANS /                              % OF      INITIAL
                              LOAN     MORTGAGED   LOAN   CUT-OFF DATE   INITIAL POOL   GROUP
         LOAN NAME           SELLER   PROPERTIES  GROUP    BALANCE(1)       BALANCE    BALANCE
--------------------------  --------  ----------  -----  --------------  ------------  --------

Hyatt Center(2) ..........  Wachovia      1/1       1    $  162,500,000       6.4%        7.5%
Westin Casuarina Hotel
   & Spa .................  Wachovia      1/1       1       159,674,199       6.3         7.4%
Abbey II Pool(3) .........  Wachovia     1/16       1       148,865,000       5.9         6.9%
Extra Space PRISA
   Pool ..................  Wachovia     1/35       1       145,000,000       5.7         6.7%
Extra Space Self
   Storage Portfolio #6...  Wachovia     19/19      1       101,000,000       4.0         4.7%
300 Four Falls
   Corporate Center(3)....  Wachovia      1/1       1        72,000,000       2.8         3.3%
Tiffany Building .........  Wachovia      1/1       1        58,400,000       2.3         2.7%
Metro Pointe at South
   Coast .................  Wachovia      1/1       1        57,000,000       2.2         2.6%
Birtcher Portfolio .......  Wachovia      3/6       1        51,120,000       2.0         2.4%
Eagle Ridge Mall .........  Wachovia      1/1       1        49,895,997       2.0         2.3%
                                         -----           --------------      ----
WA / TOTAL (1-10): .......               30/82           $1,005,455,196      39.7%
                                         =====           ==============      ====

One & Olney Square(3).....  Wachovia      1/1       1    $   43,000,000       1.7%        2.0%
501 Second Street ........  Wachovia      1/1       1        42,720,000       1.7         2.0%
Knollwood Mall ...........  Wachovia      1/1       1        41,911,510       1.7         1.9%
Monte Viejo
   Apartments ............  Wachovia      1/1       2        41,500,000       1.6        11.0%
Britannia Business
   Center II .............  Wachovia      1/1       1        41,000,000       1.6         1.9%
Residence Inn -
   Beverly Hills, CA .....  Wachovia      1/1       1        38,000,000       1.5         1.8%
Britannia Business
   Center III ............  Wachovia      1/1       1        35,000,000       1.4         1.6%
Greenery Mall ............  Wachovia      1/1       1        35,000,000       1.4         1.6%
Park Ridge
   Apartments ............  Wachovia      1/1       2        33,500,000       1.3         8.9%
Summerhill Pointe
   Apartments ............  Wachovia      1/1       2        33,100,000       1.3         8.8%
                                         -----           --------------      ----
WA / TOTAL (11-20): ......               10/10           $  384,731,510      15.2%
                                         -----           --------------      ----
WA / TOTAL (1-20): .......               40/92           $1,390,186,706      54.9%
                                         =====           ==============      ====

                                                  LOAN
                                                 BALANCE            CUT-OFF     LTV    WEIGHTED
                                                 PER SF/  WEIGHTED    DATE   RATIO AT  AVERAGE
                                 PROPERTY         UNIT/    AVERAGE    LTV    MATURITY  MORTGAGE
         LOAN NAME                 TYPE           ROOM      DSCR     RATIO    OR ARD     RATE
--------------------------  ------------------  --------  --------  -------  --------  --------

Hyatt Center(2) ..........     Office - CBD     $    221    1.51x    65.0%     60.3%    5.440%
Westin Casuarina Hotel      Hospitality - Full
   & Spa .................        Service       $193,310    1.51x    66.5%     55.7%    5.510%
Abbey II Pool(3) .........        Various       $    105    1.29x    74.4%     68.8%    5.190%
Extra Space PRISA
   Pool ..................     Self Storage     $     61    2.09x    60.4%     60.4%    4.970%
Extra Space Self
   Storage Portfolio #6...     Self Storage     $     71    1.25x    76.5%     70.9%    5.285%
300 Four Falls
   Corporate Center(3)....   Office - Suburban  $    246    1.23x    71.3%     64.0%    5.710%
                                Mixed Use -
Tiffany Building .........   Office/Industrial  $    159    1.20x    80.0%     74.0%    5.330%
Metro Pointe at South
   Coast .................   Retail - Anchored  $    148    2.59x    36.1%     29.6%    5.300%
Birtcher Portfolio .......   Office - Suburban  $    135    1.25x    79.5%     73.9%    5.570%
Eagle Ridge Mall .........   Retail - Anchored  $     98    1.21x    70.1%     58.5%    5.411%

WA / TOTAL (1-10): .......                                  1.53X    67.8%     61.8%    5.341%

One & Olney Square(3).....   Retail - Anchored  $    125    1.23x    77.8%     71.9%    5.120%
501 Second Street ........     Office - CBD     $    206    1.24x    60.6%     58.1%    5.400%
Knollwood Mall ...........   Retail - Anchored  $     90    1.22x    74.8%     62.4%    5.351%
Monte Viejo                    Multifamily -
   Apartments ............     Conventional     $ 86,458    1.21x    79.8%     74.1%    5.420%
Britannia Business
   Center II .............   Office - Suburban  $    148    1.20x    71.3%     66.1%    5.320%
Residence Inn -                Hospitality -
   Beverly Hills, CA .....     Extended Stay    $204,301    1.33x    69.0%     62.2%    5.880%
Britannia Business
   Center III ............   Office - Suburban  $    183    1.24x    78.7%     72.9%    5.320%
                                Mixed Use -
Greenery Mall ............     Retail/Office    $    160    1.26x    74.5%     65.3%    5.510%
Park Ridge                     Multifamily -
   Apartments ............     Conventional     $ 96,264    1.54x    72.4%     72.4%    5.220%
Summerhill Pointe              Multifamily -
   Apartments ............     Conventional     $ 57,465    1.38x    60.6%     54.5%    5.740%

WA / TOTAL (11-20): ......                                  1.28X    72.0%     66.0%    5.421%

WA / TOTAL (1-20): .......                                  1.46X    69.0%     63.0%    5.363%

----------
(1)  In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)  The Hyatt Center loan is a part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. With respect to the Hyatt Center loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room are based on the aggregate indebtedness of the Hyatt Center loan and the Hyatt Center pari passu companion loan.

(3)  The appraised value for each mortgaged property is based on an
     "as-stabilized" basis (3 mortgaged properties with respect to the Abbey II
     Pool).

CO-LENDER LOANS...............   Six (6) mortgage loans to be included in the
                                 trust fund that were originated or acquired by
                                 Wachovia Bank, National Association,
                                 representing approximately 11.1% of the
                                 mortgage pool (13.0% of loan group 1), are, in
                                 each case, evidenced by one of two or more
                                 notes which are secured by one or more
                                 mortgaged real properties. In each case, the
                                 related companion loan(s) will not be part of
                                 the trust fund.

                                 One (1) mortgage loan, loan number 1 (the Hyatt
                                 Center mortgage loan), is part of a split loan
                                 structure where the Hyatt Center mortgage loan
                                 is pari passu in right of entitlement to
                                 payment with the Hyatt Center pari passu
                                 companion loan. The remaining co-lender loans
                                 (loan

--------------------------------------------------------------------------------

                                      S-42

--------------------------------------------------------------------------------

                                 numbers 6, 29, 48, 50, and 89) are part of
                                 split loan structures in which the related
                                 companion loans are subordinate to the related
                                 mortgage loans. In each case, the related
                                 companion loan(s) will not be part of the trust
                                 fund. Each of these mortgage loans and its
                                 related companion loans are subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for the Hyatt
                                 Center mortgage loan generally allocates
                                 collections in respect of that mortgage loan to
                                 the related mortgage loan and the Hyatt Center
                                 pari passu companion loan, on a pro rata basis.
                                 The intercreditor agreements for each of the
                                 remaining mortgage loans that are part of a
                                 split loan structure that includes subordinate
                                 companion loans generally allocate collections
                                 in respect of that mortgage loan, first, to the
                                 related mortgage loan, and then to amounts due
                                 on the related subordinate companion loan. No
                                 companion loan is included in the trust fund.

                                 The master servicer and special servicer will
                                 service and administer each of these mortgage
                                 loans and its related companion loans pursuant
                                 to the pooling and servicing agreement and the
                                 related intercreditor agreement, for so long as
                                 the related mortgage loan is part of the trust
                                 fund.

                                 Amounts attributable to any companion loan will
                                 not be assets of the trust fund and will be
                                 beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Co-Lender Loans" and "SERVICING OF THE MORTGAGE
                                 LOANS" in this prospectus supplement for a
                                 description of certain rights of the holders of
                                 these companion loans to direct or consent to
                                 the servicing of the related mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage Loans
                                 Creates Additional Risks" in this prospectus
                                 supplement.

--------------------------------------------------------------------------------

                                      S-43

                                  RISK FACTORS

     o    You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
          Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o    The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o    This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o    If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
   AVAILABLE TO PAY YOU.......   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.

PREPAYMENTS WILL AFFECT
   YOUR YIELD.................   Prepayments. The yield to maturity on the
                                 offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which, in either case, may not require
                                 any accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of
                                 principal.

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield maintenance
                                 charge would be payable with respect to a
                                 purchase or repurchase). In addition, certain
                                 mortgage loans may permit prepayment without an
                                 accompanying prepayment premium or yield
                                 maintenance charge if the mortgagee elects to
                                 apply casualty or condemnation proceeds to the
                                 mortgage loan. We cannot make any
                                 representation as

                                      S-44

                                 to the anticipated rate of prepayments
                                 (voluntary or involuntary) on the mortgage
                                 loans or as to the anticipated yield to
                                 maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4 and
                                 Class A-1A certificates will generally be based
                                 upon the particular loan group in which the
                                 related mortgage loan is deemed to be a part,
                                 the yield on the Class A-1, Class A-2, Class
                                 A-3, Class A-PB and Class A-4 certificates will
                                 be particularly sensitive to prepayments on
                                 mortgage loans in loan group 1 and the yield on
                                 the Class A-1A certificates will be
                                 particularly sensitive to prepayments on
                                 mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERA-TIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate occur
                                 at a rate faster than you anticipated at the
                                 time of purchase, and no prepayment premiums or
                                 yield maintenance charges are collected, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.
                                 Conversely, if you purchase an offered
                                 certificate at a discount and principal
                                 distributions on that offered certificate occur
                                 at a rate slower than you anticipated at the
                                 time of purchase, your actual yield to maturity
                                 may be lower than you had predicted at the time
                                 of purchase.

                                 The yield on the Class A-3, Class A-PB, Class
                                 A-4, Class A-1A, Class A-M, Class A-J, Class B,
                                 Class C, Class D and Class E certificates could
                                 be adversely affected if mortgage loans with
                                 higher mortgage interest rates pay faster than
                                 mortgage loans with lower mortgage interest
                                 rates, since those classes bear interest at a
                                 rate equal to, based upon or limited by the
                                 weighted average net mortgage rate of the
                                 mortgage loans. In addition, because there can
                                 be no assurances with respect to losses,
                                 prepayments and performance of the mortgage
                                 loans, there can be no assurance that
                                 distributions of principal on the Class A-PB
                                 certificates will be made in conformity with
                                 the schedule attached on Annex C to this
                                 prospectus supplement.

                                 Interest Rate Environment. Mortgagors generally
                                 are less likely to prepay if prevailing
                                 interest rates are at or above the rates borne
                                 by their mortgage loans. On the other hand,
                                 mortgagors are generally more likely to prepay
                                 if prevailing interest rates fall significantly
                                 below the mortgage interest rates of their
                                 mortgage loans. Mortgagors are generally less
                                 likely to prepay mortgage loans with a lockout
                                 period, yield maintenance charge or prepayment
                                 premium provision, to the extent enforceable,
                                 than similar mortgage loans without such
                                 provisions, with shorter lockout periods or
                                 with lower yield maintenance charges or
                                 prepayment premiums.

                                      S-45

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow funds
                                 or post a letter of credit related to obtaining
                                 certain performance objectives. In general,
                                 such funds will be released to the related
                                 borrower upon the satisfaction of certain
                                 conditions. If the conditions are not
                                 satisfied, although the master servicer will be
                                 directed in the pooling and servicing agreement
                                 (in accordance with the servicing standard) to
                                 hold the escrows, letters of credit or proceeds
                                 of such letters of credit as additional
                                 collateral and not use the funds to reduce the
                                 principal balance of the related mortgage loan,
                                 in the event such funds are required to be used
                                 to reduce the principal balance of such
                                 mortgage loans, such amounts will be passed
                                 through to the holders of the certificates as
                                 principal prepayments.

                                 For example, with respect to 1 mortgage loan
                                 (loan number 92), representing approximately
                                 0.3% of the mortgage pool (0.3% of loan group
                                 1), in the event the related borrower does not
                                 satisfy certain economic performance criteria
                                 specified in the related mortgage loan
                                 documents, funds deposited in certain reserve
                                 accounts are required to be used to pay down
                                 the principal balance of the related mortgage
                                 loan. See "YIELD AND MATURITY
                                 CONSIDERATIONS--Yield Considerations" in this
                                 prospectus supplement.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law, and may constitute interest for
                                 usury purposes. Accordingly, we cannot provide
                                 assurance that the obligation to pay that
                                 premium or charge will be enforceable or, if
                                 enforceable, that the foreclosure proceeds will
                                 be sufficient to pay such prepayment premium or
                                 yield maintenance charge. Additionally,
                                 although the collateral substitution provisions
                                 related to defeasance are not intended to be,
                                 and do not have the same effect on the
                                 certificateholders as a prepayment, we cannot
                                 provide assurance that a court would not
                                 interpret such provisions as requiring a
                                 prepayment premium or yield maintenance charge
                                 and possibly determine that such provisions are
                                 unenforceable or usurious under applicable law.
                                 Prepayment premiums and yield maintenance
                                 charges are generally not charged for
                                 prepayments resulting from casualty or
                                 condemnation and would not be paid in
                                 connection with repurchases of mortgage loans
                                 for breaches of representations or warranties
                                 or a material document defect. No prepayment
                                 premium or yield maintenance charge will be
                                 required for prepayments in connection with a
                                 casualty or condemnation unless, in the case of
                                 certain of the mortgage loans, an event of
                                 default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In

                                      S-46

                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of
                                 prepayments, defeasance, repurchases,
                                 casualties or condemnations. As a result, the
                                 aggregate balance of the mortgage loans
                                 concentrated in various property types in the
                                 trust fund or in a particular loan group
                                 changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated with certain property types
                                 changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of
                                 the Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order
                                 to the extent described under "DESCRIPTION OF
                                 THE CERTIFICATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION OF
   THE TRUST FUND MAY RESULT
   IN AN ADVERSE IMPACT ON
   YOUR YIELD OR MAY RESULT IN
   A LOSS.....................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY
   ADVERSELY AFFECT YOUR
   YIELD......................   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the

                                      S-47

                                 offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.

ADDITIONAL COMPENSATION AND
   CERTAIN REIMBURSEMENTS TO
   THE SERVICER WILL AFFECT
   YOUR RIGHT TO RECEIVE
   DISTRIBUTIONS..............   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer or the trustee
                                 to receive such payments of interest is senior
                                 to the rights of certificateholders to receive
                                 distributions on the certificates and,
                                 consequently, may result in additional trust
                                 fund expenses being allocated to the offered
                                 certificates that would not have resulted
                                 absent the accrual of such interest. In
                                 addition, the special servicer will receive a
                                 fee with respect to each specially serviced
                                 mortgage loan and any collections thereon,
                                 including specially serviced mortgage loans
                                 which have been returned to performing status.
                                 This will result in shortfalls which will be
                                 allocated to the offered certificates.

                                      S-48

SUBORDINATION OF SUBORDINATE
   OFFERED CERTIFICATES.......   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A or Class IO certificates, your rights to
                                 receive distributions of amounts collected or
                                 advanced on or in respect of the mortgage loans
                                 will be subordinated to those of the holders of
                                 the offered certificates with an earlier
                                 payment priority.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

YOUR LACK OF CONTROL OVER THE
   TRUST FUND CAN CREATE
   RISKS......................   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust fund. The interests of
                                 those certificateholders may be in conflict
                                 with those of the other certificateholders.
                                 For example, certificateholders of certain
                                 classes that are subordinate in right of
                                 payment may direct the actions of the special
                                 servicer with respect to troubled mortgage
                                 loans and related mortgaged properties. In
                                 certain circumstances, the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may direct the actions of the special
                                 servicer with respect to the related mortgage
                                 loan and the holder of a companion loan,
                                 mezzanine loan or subordinate debt will have
                                 certain consent rights relating to foreclosure
                                 or modification of the related loans. The
                                 interests of such holder of a companion loan,
                                 mezzanine loan or subordinate debt may be in
                                 conflict with those of the certificateholders.

                                 Six (6) of the mortgage loans (loan numbers 1,
                                 6, 29, 48, 50 and 89), representing 11.1% of
                                 the mortgage pool (13.0% of loan group 1), are
                                 each evidenced by multiple promissory notes.
                                 With respect to 1 of these mortgage loans
                                 (loan number 1), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1), the
                                 related mortgage loan is evidenced by a
                                 promissory note that is pari passu in right of
                                 payment, and the holders of the pari passu
                                 companion note have certain

                                      S-49

                                 control, consultation and/or consent rights
                                 with respect to the servicing and/or
                                 administration of this loan. The trust fund is
                                 comprised of only one of the pari passu notes.
                                 With respect to the other 5 mortgage loans
                                 evidenced by multiple promissory notes, the
                                 related mortgage loans are each part of a
                                 split loan structure where one promissory note
                                 is subordinate in right of payment to the
                                 other promissory note. In each case, the trust
                                 fund does not include the subordinate
                                 companion note. In addition, such holders of
                                 the pari passu companion note or the
                                 subordinate companion notes may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or
                                 designee. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES MAY
   BE LIMITED.................   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange at the time
                                 of closing and may never be listed on any
                                 securities exchange or traded in any automated
                                 quotation system of any registered securities
                                 association such as NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for the Depository Trust Company, and
                                 will not be registered in your name. As a
                                 result, you will not be recognized as a
                                 certificateholder, or holder of record of your
                                 certificates.

                                      S-50

POTENTIAL CONFLICTS
   OF INTEREST................   The master servicer is one of the mortgage loan
                                 sellers and is an affiliate of the depositor
                                 and an affiliate of one of the underwriters.
                                 These affiliations could cause conflicts with
                                 the master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the
                                 Tiffany Building mortgage loan. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust
                                 fund under the pooling and servicing agreement
                                 and its or its affiliate's interest as a
                                 holder of a companion loan or the holder of
                                 certain certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 With respect to the Tiffany Building mortgage
                                 loan (loan number 6), representing
                                 approximately 2.3% of the mortgage pool (2.7%
                                 of loan group 1), the holder of the
                                 subordinate companion loan, Caplease, LP, is
                                 also the sole owner of the related borrower.
                                 Pursuant to the related intercreditor
                                 agreement, the mortgagee will be required to
                                 seek the consent of Caplease, LP, as holder of
                                 the subordinate companion loan, in connection
                                 with certain modifications and/or waivers of
                                 the corresponding whole loan which materially
                                 and adversely affect the holder of the
                                 companion loan; provided, however, following
                                 an event of default under the mortgage loan
                                 documents, Caplease, LP will not have any
                                 right to consult with or direct the mortgagee
                                 with respect to a foreclosure or liquidation
                                 of the related mortgaged property or to make
                                 property protection advances. Accordingly, a
                                 conflict may result.

                                 With respect to 4 mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1), Wachovia
                                 Bank, National Association is the mortgagee
                                 under a second mortgage secured by the related
                                 mortgaged property, which is subject to the
                                 terms of a subordination and standstill
                                 agreement. Accordingly, a conflict may arise
                                 between Wachovia Bank, National Association's
                                 duties to the trust fund under the pooling and
                                 servicing agreement and its or its affiliate's
                                 interest as a holder of a companion loan, the
                                 holder of mezzanine indebtedness or the holder
                                 of certain other indebtedness secured by the
                                 mortgaged property. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 In addition, with respect to 3 mortgage loans
                                 (loan numbers 14, 97 and 120), representing
                                 2.0% of the mortgage pool

                                      S-51

                                 (2.4% of loan group 1), an affiliate of
                                 Wachovia Bank, National Association owns a 90%
                                 preferred equity interest in each related
                                 borrower. As a result, a conflict could have
                                 arisen during the origination process as a
                                 result of Wachovia Bank, National Association
                                 being the originator of the related mortgage
                                 loans as well as the owner of the equity
                                 interests in each related borrower. In
                                 addition, a conflict may arise between
                                 Wachovia Bank, National Association's duties
                                 to the trust fund under the pooling and
                                 servicing agreement and its affiliate's equity
                                 interest in the related borrower. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard
                                 described in this prospectus supplement
                                 without regard to any relationship that the
                                 master servicer or any affiliate thereof may
                                 have with the related borrower. In addition,
                                 the special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer is not
                                 affiliated with the master servicer or the
                                 related borrower.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE

                                      S-52

                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o    a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                 o    these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with
                                      the mortgaged properties;

                                 o    affiliates of the property manager and/or
                                      the borrowers or the property managers
                                      and/or the borrowers themselves also may
                                      own other properties, including competing
                                      properties; or

                                 o    the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) one of the mortgage loan sellers.

                                 The activities of the mortgage loan sellers
                                 and their affiliates may involve properties
                                 which are in the same markets as the mortgaged
                                 properties underlying the certificates. In
                                 such case, the interests of each of the
                                 mortgage loan sellers or such affiliates may
                                 differ from, and compete with, the interests
                                 of the trust fund, and decisions made with
                                 respect to those assets may adversely affect
                                 the amount and timing of distributions with
                                 respect to the certificates.

                                 One of the mortgage loan sellers (and the
                                 sub-servicer of the mortgage loans it is
                                 selling into the trust fund), CWCapital LLC,
                                 is an affiliate of the initial controlling
                                 class representative and an affiliate of the
                                 special servicer and such mortgage loan seller
                                 may have interests that conflict with the
                                 interests of those affiliates.

TERRORIST ATTACKS AND MILITARY
   CONFLICTS MAY ADVERSELY
   AFFECT YOUR INVESTMENT.....   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact

                                      S-53

                                 leasing revenue and mall traffic and
                                 percentage rent. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. The terrorist
                                 attacks may also adversely affect the revenues
                                 or costs of operation of the mortgaged
                                 properties. See "--Insurance Coverage on
                                 Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. Any decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hotel mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the continuing military presence of
                                 the United States in Iraq and Afghanistan or
                                 any future conflict with any other country,
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. Foreign
                                 or domestic conflicts of any kind could have
                                 an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
   COMMERCIAL LENDING MAY BE
   DIFFERENT THAN FOR
   RESIDENTIAL LENDING........   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o    to generate income sufficient to pay debt
                                      service, operating expenses and leasing
                                      commissions and to make necessary repairs,
                                      tenant improvements and capital
                                      improvements; and

                                 o    in the case of loans that do not fully
                                      amortize over their terms, to retain
                                      sufficient value to permit the borrower to
                                      pay off the loan at maturity through a
                                      sale or refinancing of the mortgaged
                                      property.

                                      S-54

FUTURE CASH FLOW AND PROPERTY
   VALUES ARE NOT
   PREDICTABLE................   A number of factors, many beyond the control
                                 of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o    economic conditions generally and in the
                                      area of the project;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    the degree to which the project competes
                                      with other projects in the area;

                                 o    changes or continued weakness in specific
                                      industry segments;

                                 o    increases in operating costs;

                                 o    the willingness and ability of the owner
                                      to provide capable property management and
                                      maintenance;

                                 o    the degree to which the project's revenue
                                      is dependent upon a single tenant or user,
                                      a small group of tenants, tenants
                                      concentrated in a particular business or
                                      industry and the competition to any such
                                      tenants;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    the location of a mortgaged property;

                                 o    whether a mortgaged property can be easily
                                      converted (or converted at all) to
                                      alternative uses;

                                 o    an increase in vacancy rates;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of such
                                      properties;

                                 o    vulnerability to litigation by tenants and
                                      patrons; and

                                 o    environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. For example, 3 of the mortgaged
                                 properties securing the Birtcher Phoenix Pool
                                 mortgage loan (loan number 14), with an
                                 aggregate allocated loan amount representing
                                 approximately 1.0% of the mortgage pool (1.2%
                                 of loan group 1), are leased entirely to AIG,
                                 NCS Pearson Inc. and Hypercom Corporation. The
                                 mortgaged property securing the Tiffany
                                 Building mortgage loan (loan number 6),
                                 representing approximately 2.3% of the
                                 mortgage pool (2.7% of loan group 1), is
                                 leased entirely to Tiffany & Company. One (1)
                                 of the mortgaged properties securing the Abbey
                                 II Pool mortgage loan (loan number 3),

                                      S-55

                                 representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.3%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions.

                                 In addition, the mortgaged properties securing
                                 10 mortgage loans (loan numbers 103, 112, 116,
                                 117, 118, 124, 127, 129, 136 and 138),
                                 representing 1.5% of the mortgage pool (1.8%
                                 of loan group 1), are leased entirely to
                                 Walgreens. If leases are not renewed or
                                 replaced, if tenants default, if rental rates
                                 fall and/or if operating expenses increase,
                                 the borrower's ability to repay the loan may
                                 be impaired and the resale value of the
                                 property, which is substantially dependent
                                 upon the property's ability to generate
                                 income, may decline. Even if borrowers
                                 successfully renew leases or relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage
                                 loans included in the trust fund require the
                                 borrower to maintain escrows for leasing
                                 expenses, there is no guarantee that these
                                 reserves will be sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws,
                                 restrictive covenants, tenant exclusives and
                                 rights of first refusal to lease or purchase,
                                 the availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations. With
                                 respect to the Virginia Office Pool loan (loan
                                 number 52), representing 0.6% of the mortgage
                                 pool (0.7% of loan group 1), 66.5% of the
                                 rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Although such U.S. government leases
                                 generally do not permit the related tenant to
                                 terminate its lease due to any lack of
                                 appropriations, certain of the U.S. government
                                 leases may permit the related tenant to
                                 terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain
                                 terms and conditions contained therein.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant and military
                                      installation closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of retail space, office space
                                      or multifamily housing);

                                 o    demographic factors;

                                      S-56

                                 o    consumer confidence;

                                 o    consumer tastes and preferences; and

                                 o    changes in building codes and other
                                      applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    in the case of rental properties, the rate
                                      at which new rentals occur;

                                 o    the property's "operating leverage" (that
                                      is, the percentage of total property
                                      expenses in relation to revenue, the ratio
                                      of fixed operating expenses to those that
                                      vary with revenues and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants); and

                                 o    a decline in the real estate market or in
                                      the financial condition of a major tenant
                                      will tend to have a more immediate effect
                                      on the net operating income of property
                                      with short-term revenue sources, such as
                                      short-term or month-to-month leases, and
                                      may lead to higher rates of delinquency or
                                      defaults.

SOME MORTGAGED PROPERTIES MAY
   NOT BE READILY CONVERTIBLE
   TO ALTERNATIVE USES........   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.

                                      S-57

LOANS NOT INSURED
   OR GUARANTEED..............   Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee, or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o    there is a defect or omission with respect
                                      to certain of the documents relating to
                                      such mortgage loan and such defect or
                                      omission materially and adversely affects
                                      the value of a mortgage loan or the
                                      interests of the trust fund therein or the
                                      interests of any certificateholder; or

                                 o    certain of their respective
                                      representations or warranties concerning
                                      such mortgage loan are breached, and such
                                      breach materially and adversely affects
                                      the value of such mortgage loan, the
                                      interests of the trust fund therein or the
                                      interests of any certificateholder and is
                                      not cured as required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
   PROPERTY TYPES.............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
   OFFICE PROPERTIES..........   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the physical attributes of the building in
                                      relation to competing buildings (for
                                      example, age, condition, design, access to
                                      transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                      S-58

                                 o    the physical attributes of the building
                                      with respect to the technological needs of
                                      the tenants, including the adaptability of
                                      the building to changes in the
                                      technological needs of the tenants;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the presence of competing properties; and

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure, in whole or in part,
                                 24 of the mortgage loans included in the trust
                                 fund as of the cut-off date, representing, by
                                 allocated loan amount, 25.8% of the mortgage
                                 pool (30.3% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   MULTIFAMILY PROJECTS.......   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o    the physical attributes of the apartment
                                      building (for example, its age, appearance
                                      and construction quality);

                                 o    the location of the property (for example,
                                      a change in the neighborhood over time);

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities that
                                      the property provides;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates
                                      (which, if relatively low, may encourage
                                      tenants to purchase rather than lease
                                      housing);

                                 o    the tenant mix, such as the tenant
                                      population being predominantly students or
                                      being heavily dependent on workers from a
                                      particular business or personnel from a
                                      local military base;

                                 o    dependence upon governmental programs that
                                      provide rent subsidies to tenants pursuant
                                      to tenant voucher

                                      S-59

                                      programs or tax credits to developers to
                                      provide certain types of development;

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions; and

                                 o    state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization,
                                 use restrictions or similar programs. The
                                 limitations and restrictions imposed by these
                                 programs could result in realized losses on
                                 the mortgage loans. In addition, in the event
                                 that the program is cancelled, it could result
                                 in less income for the project. These programs
                                 may include:

                                 o    rent limitations that could adversely
                                      affect the ability of borrowers to
                                      increase rents to maintain the condition
                                      of their mortgaged properties and satisfy
                                      operating expenses; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 47 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 23.5% of the
                                 mortgage pool (17 mortgage loans in loan group
                                 1 or 10.1% and all of the mortgage loans in
                                 loan group 2).

SPECIAL RISKS ASSOCIATED WITH
   SHOPPING CENTERS AND OTHER
   RETAIL PROPERTIES..........   Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,

                                      S-60

                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                 In addition, 2 mortgage loans secured by a
                                 retail mortgaged property (loan numbers 7 and
                                 8), have a movie theater as a tenant,
                                 representing 4.2% of the mortgage pool (5.0%
                                 of loan group 1). These mortgaged properties
                                 are exposed to certain unique risks. In recent
                                 years, the theater industry has experienced a
                                 high level of construction of new theaters and
                                 an increase in competition among theater
                                 operators. This new construction has caused
                                 some operators to experience financial
                                 difficulties, resulting in downgrades in their
                                 credit ratings and, in certain cases,
                                 bankruptcy filings. In addition, because of
                                 the unique construction requirements of
                                 theaters, any vacant theater space would not
                                 be easily converted to other uses.

                                 Retail properties, including shopping centers,
                                 secure, in whole or in part, 40 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing, by
                                 allocated loan amount, 22.6% of the mortgage
                                 pool (26.5% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   HOSPITALITY PROPERTIES.....   Hospitality properties are affected by
                                 various factors, including:

                                 o    location;

                                 o    quality;

                                 o    management ability;

                                 o    amenities;

                                 o    franchise affiliation (or lack thereof);

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel;

                                 o    changes in travel patterns caused by
                                      changes in access, energy prices, strikes,
                                      relocation of highways, the construction
                                      of additional highways or other factors;

                                      S-61

                                 o    adverse economic conditions, either local,
                                      regional or national, which may limit the
                                      amount that may be charged for a room and
                                      may result in a reduction in occupancy
                                      levels; and

                                 o    construction of competing hotels or
                                      motels, which may also limit the amount
                                      that may be charged for a room and may
                                      result in a reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o    the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                 o    the public perception of the franchise or
                                      hotel chain service mark; and

                                 o    the duration of the franchise licensing or
                                      management agreements.

                                 With respect to 2 mortgage loans (loan numbers
                                 64 and 90), representing in the aggregate 0.7%
                                 of the mortgage pool (0.9% of loan group 1),
                                 the related mortgaged properties are not
                                 affiliated with a nationally recognized hotel
                                 franchise.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (for example, in connection with
                                 a foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses. In addition, the events of
                                 September 11, 2001, have had an adverse impact
                                 on the tourism and convention industry. See
                                 "--Terrorist Attacks and Military

                                      S-62

                                 Conflicts May Adversely Affect Your
                                 Investment" in this prospectus supplement.

                                 Hospitality properties secure 7 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 10.2% of the
                                 mortgage pool (12.0% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   SELF STORAGE FACILITIES....   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the
                                 short term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and
                                 Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 22 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 10.0% of the
                                 mortgage pool (11.8% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
   INDUSTRIAL AND MIXED-USE
   FACILITIES.................   Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o    the quality of tenants;

                                 o    building design and adaptability; and

                                 o    the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                      S-63

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing,
                                 favorable zoning restrictions, number of bays
                                 and bay depths, divisibility, truck turning
                                 radius and overall functionality and
                                 accessibility. In addition, because of the
                                 unique construction requirements of many
                                 industrial properties, any vacant industrial
                                 property may not be easily converted to other
                                 uses. Location is also important to an
                                 industrial property. An industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (for example, a decline in
                                 defense spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods
                                 of time than with respect to other properties
                                 and may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 Industrial properties secure, in whole or in
                                 part, 8 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 3.3%
                                 of the mortgage pool (3.9% of loan group 1).

                                 Mixed use mortgaged properties consist of
                                 either (i) office and retail components, (ii)
                                 office and industrial components or (iii)
                                 retail and multifamily components, and as
                                 such, mortgage loans secured by mixed use
                                 properties will share the risks associated
                                 with such underlying components. See
                                 "--Special Risks Associated with Office
                                 Properties", "--Special Risks Associated with
                                 Shopping Centers and Other Retail Properties"
                                 and "--Special Risks Associated with
                                 Multifamily Properties" in this prospectus
                                 supplement.

                                 Mixed-use properties secure, in whole or in
                                 part, 4 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 4.7%
                                 of the mortgage pool (5.5% of loan group 1).

ENVIRONMENTAL LAWS MAY
   ADVERSELY AFFECT THE VALUE
   OF AND CASH FLOW FROM A
   MORTGAGED PROPERTY.........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o    a reduction in the value of such mortgaged
                                      property which may make it impractical or
                                      imprudent to foreclose against such
                                      mortgaged property;

                                      S-64

                                 o    the potential that the related borrower
                                      may default on the related mortgage loan
                                      due to such borrower's inability to pay
                                      high remediation costs or costs of
                                      defending lawsuits due to an environmental
                                      impairment or difficulty in bringing its
                                      operations into compliance with
                                      environmental laws;

                                 o    liability for clean-up costs or other
                                      remedial actions, which could exceed the
                                      value of such mortgaged property or the
                                      unpaid balance of the related mortgage
                                      loan; and

                                 o    the inability to sell the related mortgage
                                      loan in the secondary market or to lease
                                      such mortgaged property to potential
                                      tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust fund) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of whether the borrower actually
                                 caused the environmental damage. In such
                                 cases, a secured lender may be liable for the
                                 costs of any required investigation, removal
                                 or remediation of hazardous substances. The
                                 trust fund's potential exposure to liability
                                 for environmental costs will increase if the
                                 trust fund, or an agent of the trust fund,
                                 actually takes possession of a mortgaged
                                 property or control of its day-to-day
                                 operations. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus, and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                      S-65

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any mortgaged
                                 property, then (depending on the nature of the
                                 condition or circumstance) one or more of the
                                 following actions has been or is expected to
                                 be taken:

                                 o    an environmental consultant investigated
                                      those conditions and recommended no
                                      further investigations or remediation;

                                 o    an environmental insurance policy, having
                                      the characteristics described below, was
                                      obtained from a third-party insurer;

                                 o    either (i) an operations and maintenance
                                      program, including, in several cases, with
                                      respect to asbestos-containing materials,
                                      lead-based paint, microbial matter and/or
                                      radon, or periodic monitoring of nearby
                                      properties, has been or is expected to be
                                      implemented in the manner and within the
                                      time frames specified in the related loan
                                      documents, or (ii) remediation in
                                      accordance with applicable law or
                                      regulations has been performed, is
                                      currently being performed or is expected
                                      to be performed either by the borrower or
                                      by the party responsible for the
                                      contamination;

                                 o    an escrow or reserve was established to
                                      cover the estimated cost of remediation
                                      and either each remediation is required to
                                      be completed within a reasonable time
                                      frame in accordance with the related loan
                                      documents or such escrow or reserve is
                                      required to be held as additional security
                                      for the mortgage loan during its term; or

                                 o    the related borrower or other responsible
                                      party having financial resources
                                      reasonably estimated to be adequate to
                                      address the related condition or
                                      circumstance is required to take (or is
                                      liable for the failure to take) actions,
                                      if any, with respect to those
                                      circumstances or conditions that have been
                                      required by the applicable governmental
                                      regulatory authority or any environmental
                                      law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties

                                      S-66

                                 could be adversely affected by tenants or by
                                 the condition of land or operations in the
                                 vicinity of the properties, such as
                                 underground storage tanks.

                                 With respect to 5 mortgage loans (loan numbers
                                 4, 31, 40, 61 and 62), representing 8.1% of
                                 the mortgage pool (4 mortgage loans in loan
                                 group 1 or 9.0% and 1 mortgage loan in loan
                                 group 2 or 3.3%), the related borrower has
                                 obtained a pollution legal environmental
                                 insurance policy with respect to the related
                                 mortgaged property.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF
                                 THE POOLING AND SERVICING AGREEMENTS--
                                 Realization Upon Defaulted Mortgage Loans,"
                                 "RISK FACTORS--Environmental Liability May
                                 Affect the Lien on a Mortgaged Property and
                                 Expose the Lender to Costs" and "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
   BALLOON LOANS AND
   ANTICIPATED REPAYMENT DATE
   LOANS......................   All of the mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 based on amortization schedules significantly
                                 longer than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until their respective maturity date and,
                                 in each case, a balloon payment on their
                                 respective maturity date. Sixteen (16) of these
                                 mortgage loans, representing 7.7% of the
                                 mortgage pool (15 mortgage loans in loan group
                                 1 or 8.4% and 1 mortgage loan in loan group 2
                                 or 3.3%), are anticipated repayment date

                                      S-67

                                 loans, which provide that if the principal
                                 balance of the loan is not repaid on a date
                                 specified in the related mortgage note, the
                                 loan will accrue interest at an increased
                                 rate.

                                 o    A borrower's ability to make a balloon
                                      payment or repay its anticipated repayment
                                      date loan on the anticipated repayment
                                      date typically will depend upon its
                                      ability either to refinance fully the loan
                                      or to sell the related mortgaged property
                                      at a price sufficient to permit the
                                      borrower to make such payment.

                                 o    Whether or not losses are ultimately
                                      sustained, any delay in the collection of
                                      a balloon payment on the maturity date or
                                      repayment on the anticipated repayment
                                      date that would otherwise be distributable
                                      on your certificates will likely extend
                                      the weighted average life of your
                                      certificates.

                                 o    The ability of a borrower to effect a
                                      refinancing or sale will be affected by a
                                      number of factors, including (but not
                                      limited to) the value of the related
                                      mortgaged property, the level of available
                                      mortgage rates at the time of sale or
                                      refinancing, the borrower's equity in the
                                      mortgaged property, the financial
                                      condition and operating history of the
                                      borrower and the mortgaged property, rent
                                      rolling status, rent control laws with
                                      respect to certain residential properties,
                                      tax laws, prevailing general and regional
                                      economic conditions and the availability
                                      of credit for loans secured by multifamily
                                      or commercial properties, as the case may
                                      be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest
                                 on an "actual/360" basis but have fixed
                                 monthly payments may, in fact, have a small
                                 "balloon payment" due at maturity. For
                                 additional description of risks associated
                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We cannot
                                 provide assurance, however, that any such
                                 extension or modification will increase the
                                 present value of recoveries in a given case.
                                 Any delay in collection of a balloon payment
                                 that would otherwise be distributable on your
                                 certificates, whether such delay is due to
                                 borrower default or to modification of

                                      S-68

                                 the related mortgage loan, will likely extend
                                 the weighted average life of your
                                 certificates. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

ADVERSE CONSEQUENCES
   ASSOCIATED WITH BORROWER
   CONCENTRATION, BORROWERS
   UNDER COMMON CONTROL AND
   RELATED BORROWERS..........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                 o    have common management, increasing the
                                      risk that financial or other difficulties
                                      experienced by the property manager could
                                      have a greater impact on the pool of
                                      mortgage loans included in the trust fund;
                                      and

                                 o    have common general partners or managing
                                      members which would increase the risk that
                                      a financial failure or bankruptcy filing
                                      would have a greater impact on the pool of
                                      mortgage loans included in the trust fund.

                                 Six (6) mortgage loans (loan numbers 5, 13,
                                 16, 27, 52 and 73), representing in the
                                 aggregate 7.8% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.7% and 1
                                 mortgage loan in loan group 2 or 2.4%) are not
                                 cross-collateralized or cross-defaulted but
                                 the sponsors of each such mortgage loan are
                                 affiliated. In addition, 12 mortgage loans
                                 (loan numbers 24, 26, 32, 39, 47, 65, 68, 81,
                                 93, 99, 123 and 135), representing

                                      S-69

                                 in the aggregate 6.0% of the mortgage pool (3
                                 mortgage loans in loan group 1 or 1.3% and 9
                                 mortgage loans in loan group 2 or 32.8%) are
                                 not cross-collateralized or cross-defaulted
                                 but the sponsors of each mortgage loan are
                                 affiliated.

                                 No group, individual borrower, sponsor or
                                 borrower concentration represents more than
                                 7.8% of the mortgage pool (8.7% of loan group
                                 1 and 2.4% of loan group 2).

THE GEOGRAPHIC CONCENTRATION
   OF MORTGAGED PROPERTIES
   SUBJECTS THE TRUST FUND TO
   A GREATER EXTENT TO STATE
   AND REGIONAL CONDITIONS....   Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                       NUMBER OF      AGGREGATE     PERCENTAGE OF
                                                       MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
                                        STATE         PROPERTIES       BALANCE       POOL BALANCE
                                 ------------------   ----------   --------------   -------------

                                 CA ...............        38      $  540,534,128        21.3%
                                    Southern(2) ...        30         359,751,869        14.2
                                    Northern(2) ...         8         180,782,259         7.1
                                 IL ...............        13         240,086,035         9.5
                                 FL ...............        18         228,692,682         9.0
                                 NV ...............         5         216,374,199         8.5
                                 PA ...............         4         149,025,000         5.9
                                 AZ ...............        10         134,921,648         5.3
                                 Other ............       148       1,024,483,198        40.4
                                                          ---      --------------       -----
                                 TOTAL ............       236      $2,534,116,891       100.0%
                                                          ===      ==============       =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as described in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                      S-70

                                                   LOAN GROUP 1
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                CONCENTRATION(1)

                                                      NUMBER OF     AGGREGATE       PERCENTAGE OF
                                                      MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
                                       STATE         PROPERTIES      BALANCE       GROUP 1 BALANCE
                                 -----------------   ----------   --------------   ---------------

                                 CA...............        36      $  493,034,128         22.9%
                                    Southern(2)...        29         345,751,869         16.0
                                    Northern(2)...         7         147,282,259          6.8
                                 IL...............        10         227,467,838         10.5
                                 FL...............        15         197,117,682          9.1
                                 NV...............         3         174,574,199          8.1
                                 PA...............         4         149,025,000          6.9
                                 Other............       138         916,168,325         42.5
                                                         ---      --------------        -----
                                 TOTAL............       206      $2,157,387,173        100.0%
                                                         ===      ==============        =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as described in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                                   LOAN GROUP 2
                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                      NUMBER OF     AGGREGATE     PERCENTAGE OF
                                                      MORTGAGED   CUT-OFF DATE    CUT-OFF DATE
                                      STATE          PROPERTIES      BALANCE     GROUP 2 BALANCE
                                 -----------------   ----------   ------------   --------------

                                 AZ...............        2       $ 57,600,000         15.3%
                                 LA...............        3         48,520,000         12.9
                                 CA...............        2         47,500,000         12.6
                                    Northern(2)...        1         33,500,000          8.9
                                    Southern(2)...        1         14,000,000          3.7
                                 NV...............        2         41,800,000         11.1
                                 FL...............        3         31,575,000          8.4
                                 AL...............        2         28,236,288          7.5
                                 Other............       16        121,498,430         32.3
                                                        ---       ------------        -----
                                 TOTAL............       30       $376,729,718        100.0%
                                                        ===       ============        =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties or the
                                      allocated loan amount (or specific release
                                      prices) as detailed in the related
                                      mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                      S-71

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o    economic conditions;

                                 o    conditions in the real estate market;

                                 o    changes in governmental rules and fiscal
                                      policies;

                                 o    acts of God or terrorism (which may result
                                      in uninsured losses); and

                                 o    other factors which are beyond the control
                                      of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
   HIGH BALANCE MORTGAGE
   LOANS......................   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe, relative
                                 to the size of the pool, than would be the case
                                 if the aggregate balance of the pool were more
                                 evenly distributed.

                                 o    The largest single mortgage loan included
                                      in the trust fund as of the cut-off date
                                      represents 6.4% of the mortgage pool (7.5%
                                      of loan group 1).

                                 o    The largest group of cross-collateralized
                                      mortgage loans included in the trust fund
                                      as of the cut-off date represents in the
                                      aggregate 4.0% of the mortgage pool (4.7%
                                      of loan group 1).

                                 o    The 5 largest mortgage loans or groups of
                                      cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate,
                                      28.3% of the mortgage pool (33.2% of loan
                                      group 1).

                                 o    The 10 largest mortgage loans or groups of
                                      cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate,
                                      39.7% of the mortgage pool (46.6% of loan
                                      group 1).

CONCENTRATIONS OF MORTGAGED
   PROPERTY TYPES SUBJECT THE
   TRUST FUND TO INCREASED
   RISK OF DECLINE IN
   PARTICULAR INDUSTRIES......   A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism,

                                      S-72

                                 the hotel industry might be adversely affected,
                                 leading to increased losses on loans secured by
                                 hospitality properties as compared to the
                                 mortgage loans secured by other property types.

                                 In that regard, by allocated loan amount:

                                 o    mortgage loans included in the trust fund
                                      and secured by office properties represent
                                      as of the cut-off date 25.8% of the
                                      mortgage pool (30.3% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by multifamily properties
                                      represent as of the cut-off date 23.5% of
                                      the mortgage pool (17 mortgage loans in
                                      loan group 1 or 10.1% and all of the
                                      mortgage loans in loan group 2);

                                 o    mortgage loans included in the trust fund
                                      and secured by retail properties represent
                                      as of the cut-off date 22.6% of the
                                      mortgage pool (26.5% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by hospitality properties
                                      represent as of the cut-off date 10.2% of
                                      the mortgage pool (12.0% of loan group 1);

                                 o    mortgage loans included in the trust fund
                                      and secured by self storage facilities
                                      represent as of the cut-off date 10.0% of
                                      the mortgage pool (11.8% of loan group 1);
                                      and

                                 o    mortgage loans included in the trust fund
                                      and secured by industrial and mixed-use
                                      facilities represent as of the cut-off
                                      date 8.0% of the mortgage pool (9.4% of
                                      loan group 1).

WE HAVE NOT REUNDERWRITTEN ANY
   OF THE MORTGAGE LOANS......   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

                                      S-73

FORECLOSURE ON MORTGAGED
   PROPERTIES MAY RESULT IN
   ADVERSE TAX CONSEQUENCES...   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Federal Income Tax
                                 Conse-quences for REMIC Certificates--Taxation
                                 of Owners of REMIC Regular Certificates", and
                                 "--Taxation of Owners of REMIC Residual
                                 Certificates" in the accompanying prospectus.
                                 In addition, if the trust fund were to acquire
                                 one or more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust fund may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such properties. Such state or
                                 local taxes may reduce net proceeds available
                                 for distribution to the certificateholders.

INSURANCE COVERAGE ON
   MORTGAGED PROPERTIES MAY
   NOT COVER SPECIAL HAZARD
   LOSSES.....................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o    war;

                                 o    terrorism;

                                      S-74

                                 o    revolution;

                                 o    governmental actions;

                                 o    floods, and other water-related causes;

                                 o    earth movement (including earthquakes,
                                      landslides and mud flows);

                                 o    wet or dry rot;

                                 o    vermin;

                                 o    domestic animals;

                                 o    sink holes or similarly occurring soil
                                      conditions; and

                                 o    other kinds of risks not specified in the
                                      preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage. In
                                 order to offset this risk, Congress passed the
                                 Terrorism Risk Insurance Act of 2002, which
                                 established the Terrorism Insurance Program.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and was
                                 established to provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Terrorism Risk Insurance Act of 2002 requires
                                 the Treasury Department to establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may be
                                 excluded from the

                                      S-75

                                 policy. All policies for insurance issued after
                                 November 26, 2002, must make similar disclosure
                                 and provide a similar opportunity for the
                                 insured to purchase coverage. The Terrorism
                                 Risk Insurance Act of 2002 does not require
                                 insureds to purchase the coverage nor does it
                                 stipulate the pricing of the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002, is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses, subject to the
                                 immediately preceding paragraph. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that the
                                 Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. In fact, the
                                 Secretary of the Treasury announced on June 30,
                                 2005 the Treasury Department's opposition to an
                                 extension of the Terrorism Risk Insurance Act
                                 of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for terrorism
                                 insurance coverage will likely increase and/or
                                 the terms of such insurance may be materially
                                 amended to enlarge stated exclusions or to
                                 otherwise effectively decrease the scope of
                                 coverage available (perhaps to the point where
                                 it is effectively not available). In addition,
                                 to the extent that any policies contain "sunset
                                 clauses" (i.e., clauses that void terrorism
                                 coverage if the federal insurance backstop
                                 program is not renewed), then such policies may
                                 cease to provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002. There can be no assurance that such
                                 temporary program will create any long-term
                                 changes in the availability and cost of such
                                 insurance. Moreover, while the Senate and House
                                 of Representatives recently agreed to
                                 legislation to extend, subject to various
                                 revisions, the Terrorism Risk Insurance Act of
                                 2002, there can be no assurance that the bill
                                 will in fact become law in its current form or
                                 that any subsequent terrorism insurance
                                 legislation at all will become law prior to the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002.

                                      S-76

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call
                                 a default under a mortgage loan, if the
                                 related borrower fails to maintain such
                                 insurance (even if required to do so under the
                                 related loan documents) if the special
                                 servicer has determined, in consultation with
                                 the controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                 o    such insurance is not available at
                                      commercially reasonable rates and that
                                      such hazards are not at the time commonly
                                      insured against for properties similar to
                                      the mortgaged property and located in or
                                      around the region in which such mortgaged
                                      property is located; or

                                 o    such insurance is not available at any
                                      rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. With respect
                                 to the Residence Inn-Beverly Hills, CA
                                 mortgage loan (loan number 15), representing
                                 1.5% of the mortgage pool (1.8% of loan group
                                 1), the borrower is only required to maintain
                                 insurance coverage against acts of terrorism
                                 to the extent it is available at commercially
                                 reasonable prices not to exceed a $500,000
                                 premium attributable to such coverage under a
                                 blanket policy. In addition, certain of the
                                 mortgaged properties may contain pad sites
                                 that are ground leased to the tenant. The
                                 borrower may not be required to obtain
                                 insurance on the related improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
   MORTGAGE LOANS CREATES
   ADDITIONAL RISKS...........   In general, the borrowers are:

                                 o    required to satisfy any existing
                                      indebtedness encumbering the related
                                      mortgaged property as of the closing of
                                      the related mortgage loan; and

                                      S-77

                                 o    prohibited from encumbering the related
                                      mortgaged property with additional secured
                                      debt without the mortgagee's prior
                                      approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and,
                                 except as provided below, none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in
                                 that borrower as security for mezzanine debt.

                                 With respect to 2 mortgage loans (loan numbers
                                 7 and 72), representing 2.6% of the mortgage
                                 pool (3.1% of loan group 1), the related
                                 mortgage loan documents provide that under
                                 certain circumstances (a) the related borrower
                                 may encumber the related mortgaged property
                                 with subordinate debt in the future and /or
                                 (b) the entities owning an interest in the
                                 related borrower may pledge their interests in
                                 the borrower as security for mezzanine debt in
                                 the future (with respect to 1 mortgage loan
                                 (loan number 72) without the consent of the
                                 mortgagee), subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 20), representing 1.3% of the mortgage pool
                                 (1.5% of loan group 1), the mortgage loan
                                 documents provide that under certain
                                 circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future.

                                 With respect to 2 mortgage loans (loan numbers
                                 8 and 11), representing 3.6% of the mortgage
                                 pool (4.3% of the loan group 1), the related
                                 mortgage loan documents provide that, under
                                 certain circumstances (a) the related
                                 borrowers may incur additional unsecured debt
                                 and/or (b) the entities owning an interest in
                                 the related borrowers may pledge their
                                 interests in the borrower as security for
                                 mezzanine debt in the future, with the consent
                                 of the mortgagee and subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 18 mortgage loans (loan
                                 numbers 3, 12, 14, 17, 23, 26, 44, 77, 86, 93,
                                 97, 100, 120, 123, 127, 132, 134, and 135),
                                 representing approximately 15.3% of the
                                 mortgage pool (11 mortgage loans in loan group
                                 1 or 13.3% and 7 mortgage loans in loan group
                                 2 or 26.8%), the related mortgage loan
                                 documents provide that, under certain
                                 circumstances (which may include satisfaction
                                 of DSCR and LTV tests) and with the consent of
                                 the mortgagee, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement or intercreditor agreement to be
                                 entered

                                      S-78

                                 into in favor of the mortgagee. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust fund) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under the related mortgage loan
                                 documents. Further, certain of the mortgage
                                 loans permit additional liens on the related
                                 mortgaged properties for (1) assessments,
                                 taxes or other similar charges or (2) liens
                                 which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower
                                 on such additional indebtedness could impair
                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust fund on the mortgaged
                                 property. It may not be evident that a
                                 borrower has incurred any such future
                                 subordinate second lien debt until the related
                                 mortgage loan otherwise defaults. In cases in
                                 which one or more subordinate liens are
                                 imposed on a mortgaged property or the
                                 borrower incurs other indebtedness, the trust
                                 fund is subject to additional risks,
                                 including, without limitation, the following:

                                 o    the risk that the necessary maintenance of
                                      the mortgaged property could be deferred
                                      to allow the borrower to pay the required
                                      debt service on the subordinate financing
                                      and that the value of the mortgaged
                                      property may fall as a result;

                                 o    the risk that the borrower may have a
                                      greater incentive to repay the subordinate
                                      or unsecured indebtedness first;

                                      S-79

                                 o    the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged property for
                                      purposes of making any balloon payment
                                      upon the maturity of the mortgage loan;

                                 o    the existence of subordinated debt
                                      encumbering any mortgaged property may
                                      increase the difficulty of refinancing the
                                      related mortgage loan at maturity and the
                                      possibility that reduced cash flow could
                                      result in deferred maintenance; and

                                 o    the risk that, in the event that the
                                      holder of the subordinated debt has filed
                                      for bankruptcy or been placed in
                                      involuntary receivership, foreclosing on
                                      the mortgaged property could be delayed
                                      and the trust fund may be subjected to the
                                      costs and administrative burdens of
                                      involvement in foreclosure or bankruptcy
                                      proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which could negatively affect the
                                 operation of the related mortgaged property
                                 and such borrower's ability to make payments
                                 on the related mortgage loan in a timely
                                 manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to

                                      S-80

                                 purchase the related mortgage loan for an
                                 amount equal to the then current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage
                                 loan without the consent of the related
                                 mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Four (4) of the mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1) have
                                 subordinate debt secured by a loan on the
                                 related mortgaged property.

                                 Five (5) of the mortgage loans (loan numbers
                                 6, 29, 48, 50 and 89), representing 4.7% of
                                 the mortgage pool (5.5% of loan group 1) have
                                 companion loans that are subordinate to the
                                 related mortgage loan.

                                 The Hyatt Center mortgage loan, representing
                                 6.4% of the mortgage pool (7.5% of loan group
                                 1), has a companion loan that is pari passu
                                 with the Hyatt Center mortgage loan. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" and "--Co-Lender
                                 Loans" in this prospectus supplement.

                                 Three (3) mortgage loans (loan numbers 9, 64
                                 and 90), representing 2.4% of the mortgage
                                 pool (2.9% of loan group 1) have subordinate
                                 unsecured debt.

                                 One (1) mortgage loan (loan number 69),
                                 representing 0.4% of the mortgage pool (2.5%
                                 of loan group 2) has subordinate debt secured
                                 by a lien on the mortgaged property and
                                 unsecured debt.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                 o    the risk that the necessary maintenance of
                                      the related mortgaged property could be
                                      deferred to allow the borrower to pay the
                                      required debt service on the subordinate
                                      or pari passu obligations and that the
                                      value of the mortgaged property may fall
                                      as a result; and

                                 o    the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged

                                      S-81

                                      property for purposes of making any
                                      balloon payment on the entire balance of
                                      both the loans contained in the loan pair
                                      upon the maturity of the mortgage loans.

                                 The holder of the pari passu companion note
                                 has certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of the subject split
                                 loan structures. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

THE BORROWER'S FORM OF ENTITY
   MAY CAUSE SPECIAL RISKS....   Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal
                                 entities may entail risks of loss greater than
                                 those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an
                                 individual, may be more inclined to seek legal
                                 protection from its creditors under the
                                 bankruptcy laws. Unlike individuals involved in
                                 bankruptcies, most of the entities generally do
                                 not have personal assets and creditworthiness
                                 at stake. The bankruptcy of a borrower, or a
                                 general partner or managing member of a
                                 borrower, may impair the ability of the
                                 mortgagee to enforce its rights and remedies
                                 under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o    operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities
                                      and risks of operating an ongoing
                                      business; or

                                 o    individuals that have personal liabilities
                                      unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                      S-82

                                 In addition, with respect to 19 mortgage loans
                                 (loan numbers 5, 13, 16, 25, 27, 28, 31, 44,
                                 50, 52, 57, 61, 71, 73, 77, 79, 80, 89 and
                                 111), representing 14.5% of the mortgage pool
                                 (12 mortgage loans in loan group 1 or 13.9% and
                                 7 mortgage loans in loan group 2 or 17.9%), the
                                 borrowers own the related mortgaged property as
                                 tenants-in-common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become insolvent
                                 or bankrupt at different times because each
                                 time a tenant-in-common borrower files for
                                 bankruptcy, the bankruptcy court stay is
                                 reinstated.

CONDOMINIUM AGREEMENTS ENTAIL
   CERTAIN RISKS..............   One (1) mortgage loan (loan number 119),
                                 representing 0.2% of the mortgage pool (0.2% of
                                 loan group 1), is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of condominiums, a default on the part
                                 of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium.

                                 With respect to 1 mortgage loan (loan number
                                 119), representing 0.2% of the mortgage pool
                                 (0.2% of loan group 1), the borrower owns a
                                 26.7% interest in a 6 unit condominium, 3 units
                                 of which comprise the mortgaged property. While
                                 the condominium documents are structured to try
                                 to protect the rights of the borrower's
                                 minority interest, there can be no guaranty
                                 that the mortgagee's ability to foreclose on
                                 the mortgaged property will not be adversely
                                 affected by the borrower's condominium
                                 ownership.

BANKRUPTCY PROCEEDINGS ENTAIL
   CERTAIN RISKS..............

                                 Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to

                                      S-83

                                 certain protections available to the
                                 mortgagee). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then current value of the
                                 mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between the then current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and costly and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the holder
                                 of the mortgage loan will have all rights to
                                 direct all such actions. There can be no
                                 assurance that in the event of the borrower's
                                 bankruptcy, a court will enforce such
                                 restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-84

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity or
                                 person has emerged from bankruptcy. However, we
                                 cannot assure you that such borrowers,
                                 principals and sponsors will not be more likely
                                 than others, to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

INSPECTIONS AND APPRAISALS MAY
   NOT ACCURATELY REFLECT
   VALUE OR CONDITION OF
   MORTGAGED PROPERTY.........   In general, appraisals represent only the
                                 analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 In certain cases, appraisals may reflect "as
                                 stabilized" values reflecting certain
                                 assumptions, such as future construction
                                 completion, projected re-tenanting or increased
                                 tenant occupancies. For example, with respect
                                 to 14 mortgaged properties (loan numbers by
                                 property 3.05, 3.10. 3.14, 5, 9, 29, 46, 52.01,
                                 52.02, 52.03, 52.04, 52.05, 73 and 92),
                                 representing by allocated loan amount
                                 approximately 8.2% of the mortgage pool (13
                                 mortgaged properties in loan group 1 or 9.2%
                                 and 1 mortgaged property in loan group 2 or
                                 2.4%), the appraised value represented is the
                                 "as-stabilized" value. For example, with
                                 respect to the appraisal for 1 mortgage loan
                                 (loan number 9), representing 1.7% of the
                                 mortgage pool (2.0% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of December 2007 and resulted in a loan to
                                 value ratio as of the cut-off date of 77.8%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 90.8%. With respect to the
                                 appraisal for the 300 Four Falls mortgage loan
                                 (loan number 5), representing 2.8% of the
                                 mortgage pool (3.3% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of November 2006 and resulted in a loan to
                                 value ratio as of the cut-off date of 71.3%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 74.2%. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative purposes
                                 only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such

                                      S-85

                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
   NOT BE IN COMPLIANCE WITH
   CURRENT ZONING LAWS........   The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically
                                 subject to building and zoning ordinances and
                                 codes affecting the construction and use of
                                 real property. Since the zoning laws applicable
                                 to a mortgaged property (including, without
                                 limitation, density, use, parking and set-back
                                 requirements) are usually subject to change by
                                 the applicable regulatory authority at any
                                 time, the improvements upon the mortgaged
                                 properties may not, currently or in the future,
                                 comply fully with all applicable current and
                                 future zoning laws. Such changes may limit the
                                 ability of the related borrower to
                                 rehabilitate, renovate and update the premises,
                                 and to rebuild or utilize the premises "as is"
                                 in the event of a casualty loss with respect
                                 thereto. Such limitations may adversely affect
                                 the cash flow of the mortgaged property
                                 following such loss. Insurance proceeds may not
                                 be sufficient to pay off such mortgage loan in
                                 full. In addition, if the mortgaged property
                                 were to be repaired or restored in conformity
                                 with then current law, its value could be less
                                 than the remaining balance on the mortgage loan
                                 and it may produce less revenue than before
                                 such repair or restoration.

CERTAIN MORTGAGED PROPERTIES
   MAY BE REDEVELOPED OR
   RENOVATED..................   Certain of the mortgaged properties are
                                 currently undergoing or are expected to undergo
                                 redevelopment or renovation. There can be no
                                 assurance that current or planned redevelopment
                                 or renovation will be completed, that such
                                 redevelopment or renovation will be completed
                                 in the time frame contemplated or that, when
                                 and if such redevelopment or renovation is
                                 completed, it will improve the operations at,
                                 or increase the value of, the related mortgaged
                                 property. Failure of any of the foregoing to
                                 occur could have a material adverse impact on
                                 the related mortgage loan, which could affect
                                 the ability of the related borrower to repay
                                 the related mortgage loan.

                                 In the event the related borrower fails to pay
                                 the costs of work completed or material
                                 delivered in connection with such ongoing
                                 redevelopment or renovation, the portion of the
                                 mortgaged property on which there are
                                 renovations may be subject to mechanics' or
                                 materialmen's liens that may be senior to the
                                 lien on the related mortgage loans.

                                 The existence of construction or renovation at
                                 a mortgaged property may make such mortgaged
                                 property less attractive to tenants or their
                                 customers or, in the case of hospitality
                                 properties may require that a portion of the
                                 mortgaged property not be used during that
                                 renovation and, accordingly, could have a
                                 negative effect on net operating income.

                                      S-86

                                 For example, 2 mortgage loans (loan numbers 18
                                 and 60), representing 1.8% of the mortgage pool
                                 (1 mortgage loan in loan group 1 or 0.6% and 1
                                 mortgage loan in loan group 2 or 8.9%), are
                                 currently undergoing planned renovations at the
                                 mortgaged property.

RESTRICTIONS ON CERTAIN OF THE
   MORTGAGED PROPERTIES MAY
   LIMIT THEIR USE............   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does not
                                 represent the entire condominium building. For
                                 example, 1 mortgage loan (loan number 119),
                                 representing 0.2% of the mortgage pool (0.2% of
                                 loan group 1), is subject to condominium
                                 declarations where the related mortgaged
                                 property does not represent the entire
                                 condominium building. Such use restrictions
                                 include, for example, limitations on the
                                 character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan. See "RISK
                                 FACTORS--Condominium Agreements Entail Certain
                                 Risks" in this prospectus supplement.

                                 If the special servicer forecloses on behalf of
                                 the trust or a mortgaged property that is being
                                 redeveloped or renovated, the special servicer
                                 will only be permitted to arrange for
                                 completion of the redevelopment or renovation
                                 if at least 10% of the costs of construction
                                 were incurred at the time default on the
                                 related mortgage loan became imminent.

COMPLIANCE WITH APPLICABLE
   LAWS AND REGULATIONS MAY
   RESULT IN LOSSES...........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all

                                      S-87

                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
   CLAUSES AND ASSIGNMENTS OF
   LEASES AND RENTS IS
   LIMITED....................   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and interest
                                 as landlord under the leases on the related
                                 mortgaged property and the income derived
                                 therefrom to the mortgagee as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents for so long as there
                                 is no default. In the event the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect the rents.
                                 Such assignments are typically not perfected as
                                 security interests prior to the mortgagee's
                                 taking possession of the related mortgaged
                                 property and/or appointment of a receiver. Some
                                 state laws may require that the mortgagee take
                                 possession of the mortgaged property and obtain
                                 a judicial appointment of a receiver before
                                 becoming entitled to collect

                                      S-88

                                 the rents. In addition, if bankruptcy or
                                 similar proceedings are commenced by or in
                                 respect of the borrower, the mortgagee's
                                 ability to collect the rents may be adversely
                                 affected. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Leases and Rents" in
                                 the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
   CROSS-COLLATERALIZED AND
   CROSS-DEFAULTED
   PROPERTIES.................   Three (3) groups of mortgage loans, the
                                 Birtcher Portfolio (loan numbers 14, 97 and
                                 120), representing in the aggregate 2.0% of the
                                 mortgage pool (2.4% of loan group 1), the Villa
                                 Sierra/Wyndchase Apartments Portfolio (loan
                                 numbers 80 and 111), representing in the
                                 aggregate 0.5% of the mortgage pool (3.4% of
                                 loan group 2), and the Extra Space Self Storage
                                 Portfolio #6 (loan numbers 35, 66, 74, 91, 94,
                                 98, 102, 105, 113, 121, 122, 126, 131, 133,
                                 141, 144, 146, 148 and 149), representing in
                                 the aggregate 4.0% of the mortgage pool (4.7%
                                 of loan group 1), are groups of mortgage loans
                                 that are cross-collateralized and
                                 cross-defaulted with each of the other mortgage
                                 loans in their respective groups, as indicated
                                 in Annex A-5.

                                 In addition, some mortgage loans are secured by
                                 first lien deeds of trust or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the Abbey II Pool loan (loan number
                                 3), representing 5.9% of the mortgage pool
                                 (6.9% of loan group 1) is secured by 16
                                 mortgaged properties located in 1 state. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Abbey II Pool Loan" in
                                 this prospectus supplement. In addition, the
                                 BJB-Ridge Pool loan (loan number 82),
                                 representing 0.3% of the mortgage pool (0.4% of
                                 loan group 1) is secured by 2 mortgaged
                                 properties. The Extra Space PRISA Pool loan
                                 (loan number 4), representing 5.7% of the
                                 mortgage pool (6.7% of loan group 1), is
                                 secured by 35 properties located in 18 states.
                                 The Birtcher Phoenix Pool loan (loan number
                                 14), representing 1.6% of the mortgage pool
                                 (1.9% of loan group 1), is secured by 4
                                 properties. The River City Renaissance Pool
                                 loan (loan number 21), representing 1.2% of the
                                 mortgage pool (1.4% of loan group 1), is
                                 secured by 23 properties located in 1 state.
                                 The Virginia Office Pool loan (loan number 52),
                                 representing 0.6% of the mortgage pool (0.7% of
                                 loan group 1) is secured by 5 properties.
                                 However, some of these mortgage loans permit
                                 the release of individual properties from the
                                 related mortgage lien through partial
                                 defeasance or otherwise. Furthermore, such
                                 arrangements could be challenged as fraudulent
                                 conveyances by creditors of any of the related
                                 borrowers or by the representative of the
                                 bankruptcy estate of any related borrower if
                                 one or more of such borrowers becomes a debtor
                                 in a bankruptcy case. Generally, under federal
                                 and most state fraudulent conveyance statutes,
                                 a lien granted by any such borrower could be
                                 voided if a court determines that:

                                      S-89

                                 o    such borrower was insolvent at the time of
                                      granting the lien, was rendered insolvent
                                      by the granting of the lien, was left with
                                      inadequate capital or was not able to pay
                                      its debts as they matured; and

                                 o    such borrower did not, when it allowed its
                                      mortgaged property to be encumbered by the
                                      liens securing the indebtedness
                                      represented by the other
                                      cross-collateralized loans, receive "fair
                                      consideration" or "reasonably equivalent
                                      value" for pledging such mortgaged
                                      property for the equal benefit of the
                                      other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a cross-collateralized
                                 loan to secure the mortgage loan of another
                                 borrower, or any payment thereon, would not be
                                 avoided as a fraudulent conveyance. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more information
                                 regarding the cross-collateralized loans. No
                                 mortgage loan included in the trust fund (other
                                 than the mortgage loans with companion loans)
                                 is cross-collateralized with a mortgage loan
                                 not included in the trust fund.

SUBSTITUTION OF MORTGAGED
   PROPERTIES MAY LEAD TO
   INCREASED RISKS............   Fifteen (15) mortgage loans (loan numbers 4,
                                 33, 116, 117, 118, 124, 125, 127, 129, 136,
                                 138, 140, 142, 150, and 151) representing 8.1%
                                 of the mortgage pool (9.5% of loan group 1),
                                 permit the related borrowers the right to
                                 substitute mortgaged properties of like kind
                                 and quality for the properties currently
                                 securing the related mortgage loans. As a
                                 result, it is possible that one or more (and
                                 possibly all) mortgaged properties that secure
                                 the mortgage loans may not secure such mortgage
                                 loans for their entire term. Any substitution
                                 will require mortgagee consent and will have to
                                 meet certain conditions, including
                                 loan-to-value tests and debt service coverage
                                 tests, and, in certain cases, the related
                                 borrower will also be required to obtain
                                 written confirmation from the rating agencies
                                 that any ratings of the certificates will not,
                                 as a result of the proposed substitution, be
                                 downgraded, qualified or withdrawn and the
                                 related borrower will provide an opinion of
                                 counsel that the REMIC status of the trust fund
                                 will not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND
   CONCENTRATION OF TENANTS
   SUBJECT THE TRUST FUND TO
   INCREASED RISK.............   Certain of the mortgaged properties are leased
                                 in large part to a single tenant or are in
                                 large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage

                                      S-90

                                 loan. We cannot provide assurances that any
                                 major tenant will continue to perform its
                                 obligations under its lease (or, in the case of
                                 an owner-occupied mortgaged property, under the
                                 related mortgage loan documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event a
                                 sale is contemplated or an option to purchase
                                 all or a portion of the mortgaged property and
                                 this provision, if not waived, may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure or adversely
                                 affect the foreclosure proceeds. With respect
                                 to the Tiffany Building mortgage loan (loan
                                 number 6), respectively 2.3% of the mortgage
                                 pool (2.7% of loan group 1), one of the tenants
                                 has a right of first refusal to purchase the
                                 mortgaged property within 45 days of notice of
                                 borrower's effort to sell the mortgaged
                                 property. With respect to the Birtcher
                                 Portfolio mortgage loan (loan numbers 14, 97,
                                 and 120), representing 2.0% of the mortgage
                                 pool (2.4% of loan group 1), one of the tenants
                                 has a right of first refusal to purchase a
                                 portion of the mortgaged property within 30
                                 days of notice of the borrower's intent to sell
                                 the mortgaged property.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or
                                 a major tenant may have leases that terminate
                                 or grant the tenant early termination rights
                                 prior to the maturity date of the related
                                 mortgage loan. Mortgaged properties leased to a
                                 single tenant, or a small number of tenants,
                                 are more likely to experience interruptions of
                                 cash flow if a tenant fails to renew its lease
                                 because there may be less or no rental income
                                 until new tenants are found, and it may be
                                 necessary to expend substantial amounts of
                                 capital to make the space acceptable to new
                                 tenants. In addition, certain of the mortgaged
                                 properties may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or reduce
                                 the rent payable with respect to such leases at
                                 any time for, among other things, lack of
                                 appropriations.

                                 With respect to the Virginia Office Pool
                                 mortgage loan (loan number 52), representing
                                 0.6% of the mortgage pool (0.7% of loan group
                                 1), 66.5% of the rentable area at the related
                                 mortgaged properties is occupied by U.S.
                                 government agencies. U.S. government leases may
                                 permit the related tenant to terminate its
                                 lease due to lack of appropriations.

                                 Thirty (30) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 9.1% of the mortgage pool
                                 (10.7% of loan group 1) by allocated loan
                                 amount, are leased wholly to a single tenant or
                                 are wholly owner occupied. For example, 3 of
                                 the mortgaged properties securing the Birtcher
                                 Phoenix Pool mortgage loan (loan number 14),
                                 with an aggregate allocated loan amount
                                 representing approximately 1.0% of the mortgage
                                 pool (1.2% of loan group 1), are leased
                                 entirely to AIG, NCS Pearson Inc. and Hypercom
                                 Corporation. The mortgaged property

                                      S-91

                                 securing the Tiffany Building mortgage loan
                                 (loan number 6), representing approximately
                                 2.3% of the mortgage pool (2.7% of loan group
                                 1), is leased entirely to Tiffany & Company.
                                 One (1) of the mortgaged properties securing
                                 the Abbey II Pool mortgage loan (loan number
                                 3), representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.3%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 The mortgaged property securing the Britannia
                                 II mortgage loan (loan number 13),
                                 representing 1.6% of the mortgage pool (1.9%
                                 of loan group 1), has two of its largest
                                 tenants occupying 84.7% of the net rentable
                                 square footage at the mortgaged property.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 10 mortgage loans (loan numbers
                                 103, 112, 116, 117, 118, 124, 127, 129, 136
                                 and 138), representing 1.5% of the mortgage
                                 pool (1.8% of loan group 1), the single tenant
                                 is Walgreens. For further information
                                 regarding certain significant tenants at the
                                 mortgaged properties, see Annex A-4 to this
                                 prospectus supplement.

THE FAILURE OF A TENANT WILL
   HAVE A NEGATIVE IMPACT ON
   SINGLE TENANT AND TENANT
   CONCENTRATION PROPERTIES...   The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
   EFFECT ON BORROWERS........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

                                      S-92

                                 With respect to 6 mortgage loans (loan numbers
                                 5, 13, 16, 27, 52, and 73), representing
                                 approximately 7.8% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.7% of loan
                                 group 1 and 1 mortgage loan in loan group 2 or
                                 2.4%), Triple Net Properties, LLC or G REIT,
                                 Inc., a public company affiliated with Triple
                                 Net Properties, LLC, is the sponsor of the
                                 related borrower and an affiliate is the
                                 property manager. Triple Net Properties, LLC
                                 has advised the related mortgage loan seller
                                 that the SEC commenced an investigation
                                 regarding certain of its activities. In its
                                 filings with the SEC, G REIT, Inc., indicated
                                 that the SEC requested information relating to
                                 disclosure in securities offerings and
                                 exemptions from the registration requirements
                                 of the Securities Act of 1933, as amended, for
                                 the private offerings in which Triple Net
                                 Properties, LLC and its affiliated entities
                                 were involved and exemptions from the
                                 registration requirements of the Securities
                                 Exchange Act of 1934, as amended, for several
                                 entities. In a recent filing with the SEC, G
                                 REIT, Inc. indicated that the information
                                 disclosed in connection with these securities
                                 offerings relating to the prior performance of
                                 all public and non-public investment programs
                                 sponsored by Triple Net Properties, LLC
                                 contained certain errors. G REIT, Inc.
                                 reported that these errors included the
                                 following: (i) the prior performance tables
                                 included in the offering documents were stated
                                 to be presented on a GAAP basis but generally
                                 were not, (ii) a number of the prior
                                 performance data figures were themselves
                                 erroneous, even as presented on a tax or cash
                                 basis and (iii) with respect to certain
                                 programs sponsored by Triple Net Properties,
                                 LLC, where Triple Net Properties, LLC invested
                                 either alongside or in other programs
                                 sponsored by Triple Net Properties, LLC, the
                                 nature and results of these investments were
                                 not fully and accurately disclosed in the
                                 tables, resulting in an overstatement of
                                 Triple Net's program and aggregate portfolio
                                 operating results. We cannot assure you that G
                                 REIT, Inc. or Triple Net Properties, LLC will
                                 be able to adequately address these disclosure
                                 issues or that these investigations will not
                                 result in fines, penalties or administrative
                                 remedies or otherwise have an adverse effect
                                 on the performance, operations or financial
                                 condition of G REIT, Inc. or Triple Net
                                 Properties, LLC. In addition, we cannot assure
                                 you that if litigation were to commence or
                                 security holders were to assert claims related
                                 to the foregoing, it would not have a material
                                 adverse effect on your certificates.

                                      S-93

POOR PROPERTY MANAGEMENT WILL
   LOWER THE PERFORMANCE OF
   THE RELATED MORTGAGED
   PROPERTY...................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers under Common Control
                                 and Related Borrowers" above and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
   PROPERTIES MAY RESULT IN
   LOSSES.....................   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

                                      S-94

THE STATUS OF A GROUND LEASE
   MAY BE UNCERTAIN IN A
   BANKRUPTCY PROCEEDING......   Five (5) mortgaged properties, representing
                                 3.5% of the mortgage pool (4.2% of loan group
                                 1) by allocated loan amount, are secured in
                                 whole or in part by leasehold interests.
                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. One of these risks is that if the
                                 related leasehold interest were to be
                                 terminated upon a lease default, the mortgagee
                                 would lose its security in the loan. Generally,
                                 each related ground lease requires the lessor
                                 thereunder to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them, permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or a purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease. In addition,
                                 pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees in possession under a
                                 ground lease that has commenced have the right
                                 to continue in a ground lease even though the
                                 representative of their bankrupt ground lessor
                                 rejects the lease. The leasehold mortgages
                                 generally provide that the borrower may not
                                 elect to treat the ground lease as terminated
                                 on account of any such rejection by the ground
                                 lessor without the prior approval of the holder
                                 of the mortgage note or otherwise prohibit the
                                 borrower from terminating the ground lease. In
                                 a bankruptcy of a ground lessee/borrower, the
                                 ground lessee/borrower under the protection of
                                 the Bankruptcy Code has the right to assume
                                 (continue) or reject (breach and/or terminate)
                                 any or all of its ground leases. If the ground
                                 lessor and the ground lessee/borrower are
                                 concurrently involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt ground lessee/borrower's
                                 right to continue in a ground lease rejected by
                                 a bankrupt ground lessor. In such
                                 circumstances, a ground lease could be
                                 terminated notwithstanding lender protection
                                 provisions contained therein or in the related
                                 mortgage. Further, in a recent decision by the
                                 United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease
                                 of real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(e)), a lessee may
                                 request the bankruptcy court to prohibit or
                                 condition the statutory sale of the property so
                                 as to provide adequate protection of the
                                 leasehold interest; however, the court ruled
                                 that this provision does not ensure continued
                                 possession of the property, but rather entitles
                                 the lessee to compensation

                                      S-95

                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee will be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
   BE ABLE TO MAKE A REQUIRED
   REPURCHASE OR SUBSTITUTION
   OF A DEFECTIVE MORTGAGE
   LOAN.......................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge, if successful,
                                 may have a negative impact on the
                                 distributions on your certificates. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "DESCRIPTION OF
                                 THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

                                      S-96

ONE ACTION JURISDICTION MAY
   LIMIT THE ABILITY OF THE
   SPECIAL SERVICER TO
   FORECLOSE ON THE MORTGAGED
   PROPERTY...................   Some states (including California) have laws
                                 that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted
                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                      S-97

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage Pool")
is expected to consist of 149 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of
$2,534,116,891. The "Cut-Off Date" for (i) 145 of the Mortgage Loans is December
11, 2005, (ii) for 3 of the Mortgage Loans is December 1, 2005 and (iii) for 1
of the Mortgage Loans is the origination date of the related Mortgage Loan. The
"Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage
Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group
2") and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and (ii) 17
Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 119 Mortgage Loans, with an aggregate Cut-Off Date
Balance of $2,157,387,173 (the "Cut-Off Date Group 1 Balance"). Loan Group 2
will consist of 30 Mortgage Loans that are secured by multifamily properties with an aggregate Cut-Off Date Balance of $376,729,718 (the "Cut-Off Date Group
2 Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date
Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan
Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,380,000 to
$162,500,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off
Date Balance of $17,007,496. The Cut-Off Date Balances of the Mortgage Loans in
Loan Group 1 range from $1,380,000 to $162,500,000. The Mortgage Loans in Loan
Group 1 have an average Cut-Off Date Balance of $18,129,304. The Cut-Off Date
Balances of the Mortgage Loans in Loan Group 2 range from $2,200,000 to
$41,500,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date
Balance of $12,557,657. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the
Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the
Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

     All percentages of the Mortgage Loans or any specified group of Mortgage
Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement
(including Cut-Off Date Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the
Co-Lender Loans are calculated without regard to the related Subordinate
Companion Loans if any; provided that, with respect to the Hyatt Center Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the Pari Passu Companion Loan as well as the Mortgage Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 5 Mortgaged Properties, representing 3.5%
of the Cut-Off Date Pool Balance (4.2% of the Cut-Off Date Group 1 Balance) by
allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

                                      S-98

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                   PERCENTAGE   PERCENTAGE   PERCENTAGE
                                     NUMBER OF       AGGREGATE     OF CUT-OFF   OF CUT-OFF   OF CUT-OFF
                                     MORTGAGED      CUT-OFF DATE    DATE POOL   DATE GROUP   DATE GROUP
          PROPERTY TYPE             PROPERTIES        BALANCE        BALANCE     1 BALANCE   2 BALANCE
---------------------------------   -----------   --------------   ----------   ----------   ----------

Office ..........................        39       $  652,791,971      25.8%        30.3%         0.0%
Multifamily .....................        70          594,878,763      23.5         10.1        100.0
Retail ..........................        42          571,918,468      22.6         26.5          0.0
   Retail - Anchored ............        35          530,816,468      20.9         24.6          0.0
   Retail - Unanchored ..........         6           31,902,000       1.3          1.5          0.0
   Retail - Shadow Anchored(2) ..         1            9,200,000       0.4          0.4          0.0
Hospitality .....................        15          257,874,199      10.2         12.0          0.0
Self Storage ....................        56          254,550,000      10.0         11.8          0.0
Mixed Use .......................         5          118,302,500       4.7          5.5          0.0
Industrial ......................         9           83,800,989       3.3          3.9          0.0
                                        ---       --------------     -----        -----        -----
                                        236       $2,534,116,891     100.0%       100.0%       100.0%
                                        ===       ==============     =====        =====        =====

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

[PIE CHART OMITTED]

Industrial      3.3%
Office         25.8%
Multifamily    23.5%
Retail         22.6%
Hospitality    10.2%
Self Storage   10.0%
Mixed Use       4.7%

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
146 of the Mortgage Loans, representing 98.0% of the Cut-Off Date Pool Balance
(116 Mortgage Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance
and 30 Mortgage Loans in Loan Group 2 or 100% of the Cut-Off Date Group 2
Balance). CWCapital LLC ("CWCapital") originated or acquired 3 of the Mortgage
Loans, representing 2.0% of the Cut-Off Date Pool Balance (2.3% of the Cut-Off
Date Group 1 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. One hundred forty-seven (147) of

                                      S-99

the Mortgage Loans, representing 97.4% of the Cut-Off Date Pool Balance (117
Mortgage Loans in Loan Group 1 or 96.9% of the Cut-Off Date Group 1 Balance and
all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an "Actual/360 basis"). Two
(2) of the Mortgage Loans, representing 2.6% of the Cut-Off Date Pool Balance
(3.1% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a
360-day year consisting of 12 thirty-day months (a "30/360 basis"). These
Mortgage Loans are sometimes referred to in this prospectus supplement as the
"30/360 Mortgage Loans". Eighty five (85) of the Mortgage Loans, representing
56.0% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or
54.4% of the Cut-Off Date Group 1 Balance and 17 Mortgage Loans in Loan Group 2
or 65.2% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-two
(32) of the Mortgage Loans, representing 21.8% of the Cut-Off Date Pool Balance
(26 Mortgage Loans in Loan Group 1 or 21.2% of the Cut-Off Date Group 1 Balance
and 6 Mortgage Loans in Loan Group 2 or 25.6% of the Cut-Off Date Group 2
Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month
(or in the case of 3 Mortgage Loans, the 1st day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of each calendar month (other than 2 Mortgage Loans which have a once-per-year grace period that may extend payment until the 14th day of any calendar month).

     Amortization. All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the "Balloon Loans"), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment").
Thirty-two (32) of these Mortgage Loans, representing 21.8% of the Cut-Off Date
Pool Balance (26 Mortgage Loans in Loan Group 1 or 21.2% of the Cut-Off Date
Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 25.6% of the Cut-Off
Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Sixteen (16) of the Balloon Loans (the "ARD Loans"), representing 7.7% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 8.4% and 1
mortgage loan in loan group 2 or 3.3%) of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the
Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Thirteen (13) of the ARD Loans, representing 4.1% of the
Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 4.3% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.3% of the
Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance
Charges will be due in connection with any principal prepayment after the
Anticipated Repayment Date.

     Eighty-five (85) of the Balloon Loans and ARD Loans, representing 56.0% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or 54.4% of the
Cut-Off Date Group 1 Balance and 17 Mortgage Loans in Loan Group 2 or 65.2% of
the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group 1 and, in the case of
Loan

                                      S-100

Group 2, the first 18 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Thirty-two (32) of the Balloon Loans and ARD Loans, representing 21.8% of the Cut-Off Date Pool
Balance (26 Mortgage Loans in Loan Group 1 or 21.2% of the Cut-Off Date Group 1
Balance and 6 Mortgage Loans in Loan Group 2 or 25.6% of the Cut-Off Date Group
2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Three (3) of the ARD
Loans, representing 3.5% of the Cut-Off Date Pool Balance (4.2% of the Cut-Off
Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated
Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit prepayment for most of the term of the
Mortgage Loan but permit defeasance after a date specified in the related
Mortgage Note for all or most of the remaining term (139 Mortgage Loans, or
89.0% of the Cut-Off Date Pool Balance (112 Mortgage Loans in Loan Group 1 or
88.4% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2
or 92.1% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (5 Mortgage Loans, or 2.9% of the
Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 3.0% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.3% of the
Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance or impose a yield maintenance charge for most of the remaining term at the borrower's option (1 Mortgage Loan, or
5.7% of the Cut-Off Date Pool Balance (6.7% of the Cut-Off Date Group 1
Balance)); (iv) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (4 Mortgage Loans, or 2.4% of the Cut-Off Date Pool Balance (2
Mortgage Loans in Loan Group 1 or 1.9% of the Cut-Off Date Group 1 Balance and 2
Mortgage Loans in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance));
provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan
Information" in this prospectus supplement. Prepayment Premiums and Yield
Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment
Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment
Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment
Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the
Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment
Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment
Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     One hundred forty (140) of the Mortgage Loans, representing 94.7% of the
Cut-Off Date Pool Balance (113 Mortgage Loans in Loan Group 1 or 95.1% of the
Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 92.1% of
the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years

                                      S-101

following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof)
from the lien of the related Mortgage without the prepayment of the Mortgage
Loan or the payment of the applicable Prepayment Premium or Yield Maintenance
Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties (or portion thereof) after the defeasance. In general,
"Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated
Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the
Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage
Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii)
in the case of an ARD Loan, the principal balance on its Anticipated Repayment
Date. The Pooling and Servicing Agreement requires the Master Servicer or the
Special Servicer to require each borrower that proposes to prepay its Mortgage
Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the
Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the
Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such
Defeasance Collateral may be in excess of the principal balance of the related
Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes.
In some states some forms of prepayment consideration are unenforceable.

     With respect to 1 Mortgage Loans (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. In some instances, the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will not be adjusted.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 2 Mortgage Loans (loan numbers 7 and 72), representing 2.6%
of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), the
related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and /or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future (with respect to 1 Mortgage Loan (loan number 72) without the consent of the mortgagee), subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

                                      S-102

     With respect to 1 Mortgage Loan (loan number 20), representing 1.3% of the
Cut-Off Date Pool Balance (1.5% of the Cut-Off Date Group 1 Balance), the
Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

     With respect to 2 Mortgage Loans (loan numbers 8 and 11), representing 3.6%
of the Cut-Off Date Pool Balance (4.3% of the Cut-Off Date Group 1 Balance), the
related Mortgage Loan documents provide that, under certain circumstances (a)
the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 18 Mortgage Loans (loan numbers 3, 12, 14, 17, 23, 26, 44,
77, 86, 93, 97, 100, 120, 123, 127, 132, 134, and 135), representing approximately 15.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan
Group 1 or 13.3% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in
Loan Group 2 or 26.8% of the Cut-Off Date Group 2 Balance), the related Mortgage
Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks" in this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers.
For example, the terms of 19 Mortgage Loans (loan numbers 5, 13, 16, 25, 27, 28,
31, 44, 50, 52, 57, 61, 71, 73, 77, 79, 80, 89, and 111), representing 14.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 13.9% of the
Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 17.9% of
the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to investors that qualify as "accredited investors"
under the Securities Act. As provided in, and subject to, the Pooling and
Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE
LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related
Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

                                      S-103

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Three (3) groups of Mortgage Loans, the
Birtcher Portfolio (loan numbers 14, 97 and 120), representing in the aggregate
2.0% of the Cut-Off Date Pool Balance (2.4% of the Cut-Off Date Group 1
Balance), the Wyndchase and Villa Sierra Apartment Portfolio (loan numbers 80 and 111), representing in the aggregate 0.5% of the Cut-Off Date Pool Balance
(3.4% of the Cut-Off Date Group 2 Balance), and the Extra Space Self Storage
Portfolio #6 (loan numbers 35, 66, 74, 91, 94, 98, 102, 105, 113, 121, 122, 126,
131, 133, 141, 144, 146, 148, and 149), representing in the aggregate 4.0% of the Cut-Off Date Pool Balance (4.7% of the Cut-Off Date Group 1 Balance) are
groups of Mortgage Loans that are cross-collateralized and cross-defaulted with each of the other Mortgage Loans in their respective groups. Although the
Mortgage Loans within each group of cross-collateralized and cross-defaulted
Mortgage Loans are cross-collateralized and cross-defaulted with the other
Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as
the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     In addition, 8 Mortgage Loans (loan numbers 3, 4, 14, 21, 52, 64, 82 and
90), representing in the aggregate 16.0% of the Cut-Off Date Pool Balance (18.9%
of the Cut-Off Date Group 1 Balance), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     The terms of 8 Mortgage Loans (loan numbers 3, 4, 14, 50, 72, 140, 142 and
150), representing 14.4% of the Cut-Off Date Pool Balance (17.0% of the Cut-Off
Date Group 1 Balance), provide that in the event of a casualty or condemnation resulting in insurance proceeds that are applied to reduce the principal balance of the Mortgage Loan, the individual Mortgaged Property that was the subject of the casualty of condemnation may be released upon payment of a release price of
125% of the allocated loan amount for such Mortgaged Property.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See
"RISK FACTORS --Substitution of Mortgaged Properties May Lead to Increased
Risks" in this prospectus supplement.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Thirty-eight (38) of the Mortgaged Properties, representing, by allocated loan amount, 21.3% of the Cut-Off Date Pool Balance (36 Mortgaged Properties in
Loan Group 1 or 22.9% of the Cut-Off Date Group 1 Balance and 2 Mortgaged
Properties in Loan Group 2 or 12.6% of the Cut-Off Date Group 2 Balance) are
located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the mortgagee to exhaust the security afforded under the deed of trust by

                                      S-104

foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.
California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act
of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.
In addition, with respect to 14 Mortgaged Properties (loan numbers by property
3.05, 3.10, 3.14, 5, 9, 29, 46, 52.01, 52.02, 52.03, 52.04, 52.05, 73 and 92),
representing by allocated loan amount approximately 8.2% of the Cut-Off Date
Pool Balance (13 Mortgaged Properties in Loan Group 1 or 9.2% of the Cut-Off
Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.4% of the
Cut-Off Date Group 2 Balance), the appraised value represented is the
"as-stabilized" value. See also "RISK FACTORS--Inspections and Appraisals May
Not Accurately Reflect Value or Condition of Mortgaged Property".

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK FACTORS--Environmental Laws May Adversely Affect the
Value of and Cash Flow from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of all of the
Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged
Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged
Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed

                                      S-105

engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 of the Mortgaged Properties representing, by allocated loan amount, 0.2% of the Cut-off Date Pool Balance (0.2% of Loan Group 1), are
likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged
Property.

CO-LENDER LOANS

   General.

     Six (6) Mortgage Loans (loan number 1, the "Hyatt Center Loan", loan number
29, the "Lake Sweetwater Apartments Loan", loan number 48, the "Putnam Place
Loan", loan number 50, the "One Grumman Road West Loan", loan number 6, the
"Tiffany Building Loan" and loan number 89, the "Key Plaza Loan" (collectively, the "Co-Lender Loans")) originated by Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK FACTORS--Additional
Debt on Some Mortgage Loans Creates Additional Risks".

     The Hyatt Center Loan is part of a split loan structure, which has 1 companion loan (the "Hyatt Center Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the Hyatt Center Loan. The Hyatt Center
Pari Passu Companion Loan and the Hyatt Center Loan are referred to collectively herein as the "Hyatt Center Whole Loan". The Hyatt Center Loan has a Cut-Off
Date Balance of $162,500,000, representing 6.4% of the Cut-Off Date Pool Balance
(7.5% of the Cut-Off Date Group 1 Balance). The Hyatt Center Pari Passu
Companion Loan will not be included in the Trust Fund. See "--Twenty Largest
Mortgage Loans--Hyatt Center" below.

     One (1) Mortgage Loan (loan number 6 (the "Caplease Loan"), is part of a split loan structure, which has 1 companion loan (the "Caplease Companion Loan")
that is subordinate in its right of entitlement to payment to the Caplease Loan.
Notwithstanding the immediately preceding sentence, the holder of the Caplease
Companion Loan has agreed to subordinate its interest in certain respects to the
Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease
(a "Defaulted Lease Claim"). See "--Caplease Loans" below. Capital Lease, LP
("Caplease"), is the holder of the Caplease Companion Loan, but may elect to sell the Caplease Companion Loan at any time. See "RISK FACTORS--Potential
Conflicts of Interest" in this prospectus supplement. In addition, Wachovia
Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion
Loan.

     Three (3) Mortgage Loans (loan numbers 29, 48 and 89 (the "Mezz Cap Loans")
are part of a split loan structure, each of which have 1 companion loan (a "Mezz
Cap Companion Loan") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See "--Mezz Cap Loans" below.

     One (1) Mortgage Loan (loan number 50 (the "One Grumman Road West Loan")), which has 1 companion loan (the "One Grumman Road West Companion Loan") is part of a split loan structure in which the One Grumman Road West Companion Loan is subordinate in its right of payment to the One Grumman Road West Loan.

                                      S-106

     The Hyatt Center Pari Passu Companion Loan, the Mezz Cap Companion Loans,
the One Grumman Road West Companion Loan and the Caplease Companion Loan are
referred to herein as the "Companion Loans". None of the Companion Loans are
included in the Trust Fund. The Hyatt Center Pari Passu Companion Loan is
referred to herein as the "Pari Passu Companion Loan" and the Hyatt Center Loan
is referred to herein as the "Pari Passu Loan". The Companion Loans, except for the Pari Passu Companion Loan, are collectively referred to herein as the
"Subordinate Companion Loans". The Caplease Loan together with its respective
Caplease Companion Loan is referred to herein as the "Caplease Whole Loan." The
Mezz Cap Loans together with their related Mezz Cap Companion Loans are referred to herein as the "Mezz Cap Whole Loans". The One Grumman Road West Loan together with the One Grumman Road West Companion Loan are referred to herein as the "One
Grumman Road West Whole Loan." The Hyatt Center Whole Loan, the Caplease Whole
Loan, the Mezz Cap Whole Loans and the One Grumman Road West Whole Loan are
referred to in this prospectus supplement individually as a "Whole Loan" and collectively as the "Whole Loans".

     With respect to the Hyatt Center Loan, the terms of the related intercreditor agreement (the "Hyatt Center Intercreditor Agreement" (the "Pari
Passu Loan Intercreditor Agreement"), provide that the Hyatt Center Loan and the
Hyatt Center Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the One Grumman Road West Loan, the terms of the related intercreditor agreement (the "One Grumman Road West Intercreditor Agreement")
provide that the One Grumman Road West Companion Loan is subordinate in certain respects to the One Grumman Road West Loan.

     With respect to the Caplease Loan, the terms of the related intercreditor agreement (the "Caplease Intercreditor Agreement") provide that the Caplease
Companion Loan is subordinate in certain respects to the Caplease Loan.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (the "Mezz Cap Intercreditor Agreements") provide that the Mezz Cap
Companion Loans are subordinate in certain respects to the related Mezz Cap
Loan. The Pari Passu Loan Intercreditor Agreements, the Caplease Intercreditor
Agreement, the One Grumman Road West Intercreditor Agreement and the Mezz Cap
Intercreditor Agreements are individually referred to in this prospectus supplement as an "Intercreditor Agreement" and collectively as the
"Intercreditor Agreements".

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                          CUT-OFF DATE
                                                            PRINCIPAL    CUT-OFF DATE                    WHOLE
                                         CUT-OFF DATE      BALANCE OF      PRINCIPAL     WHOLE LOAN    LOAN CUT-
                                      PRINCIPAL BALANCE      SENIOR       BALANCE OF    UNDERWRITTEN   OFF DATE
            MORTGAGE LOAN              OF MORTGAGE LOAN     COMPONENT     WHOLE LOAN        DSCR          LTV
-----------------------------------   -----------------   ------------   ------------   ------------   ---------

Hyatt Center ......................      $162,500,000     $325,000,000   $325,000,000       1.51x        65.0%
Tiffany Building ..................      $ 58,400,000     $ 58,400,000   $ 62,914,441       1.05x        86.2%
Lake Sweetwater Apartments ........      $ 21,875,172     $ 21,875,172   $ 23,245,033       1.09x        84.8%
Putnam Place ......................      $ 15,900,000     $ 15,900,000   $ 16,799,782       1.12x        84.4%
One Grumman Road West .............      $ 15,500,000     $ 15,500,000   $ 23,000,000       1.24x        70.6%
Key Plaza .........................      $  7,200,000     $  7,200,000   $  7,450,000       1.18x        82.8%

   One Grumman Road West Loan

     Servicing Provisions of the One Grumman Road West Intercreditor Agreement.
Pursuant to the terms of the One Grumman Road West Intercreditor Agreement, the
One Grumman Road West Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and
Special Servicer, as applicable, on behalf of the holders of the various notes
(as a collective whole). The One Grumman Road West Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Grumman Road
West Whole Loan will be allocated first, to the holder of the One Grumman Road
West Companion Loan and thereafter to the One Grumman Road West Loan.

     With respect to the One Grumman Road West Loan, the Master Servicer and
Special Servicer will service and administer the One Grumman Road West Loan and the One Grumman Road West

                                      S-107

Companion Loan pursuant to the Pooling and Servicing Agreement and the One
Grumman Road West Intercreditor Agreement for so long as the One Grumman Road
West Loan is part of the Trust Fund. The holder of the One Grumman Road West
Companion Loan will be entitled to advise and direct the Master Servicer and/or
Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the One Grumman Road West Loan at such times as the One Grumman Road West Companion Loan is not the subject of a One
Grumman Road West Control Appraisal Period (as defined below).

     A "One Grumman Road West Control Appraisal Period" occurs at such times when the principal balance of the One Grumman Road West Companion Loan minus any
One Grumman Road West Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the One Grumman Road West
Companion Loan. A "One Grumman Road West Control Appraisal Amount" is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the
One Grumman Road West Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the
One Grumman Road West Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed
Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the One Grumman Road West Whole Loan, plus
(D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property
(less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the One Grumman Road West
Intercreditor Agreement (net of any liens senior to the lien of the One Grumman
Road West Loan).

     No advice or direction of the holder of the One Grumman Road West Companion
Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master
Servicer's and the Special Servicer's obligation to act in accordance with the
Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of certain defaults under the One Grumman Road West Whole
Loan, the holder of the One Grumman Road West Companion Loan will be entitled to
(i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non monetary defaults and/or (ii) purchase the One Grumman Road West Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the One
Grumman Road West Intercreditor Agreement; provided, however, the holder of the
One Grumman Road West Companion Loan may only cure such defaults five (5) times during the life of the One Grumman Road West Loan and no such cure is permitted to last for more than three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the One Grumman Road
West Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the One
Grumman Road West Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any
Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO
Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the
Mortgaged Property actually received by the Trust Fund during such period, and any and all costs and expenses incurred by the Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the One
Grumman Road West Whole Loan.

     Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the One Grumman Road
West Whole Loan becomes a Specially Serviced Mortgage

                                      S-108

Loan (a "One Grumman Road West Special Event of Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the One Grumman
Road West Companion Loan under the One Grumman Road West Intercreditor
Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road
West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the One
Grumman Road West Loan and the One Grumman Road West Companion Loan) of the
principal balance of the One Grumman Road West Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road West
Companion Loan) of the principal balance of the One Grumman Road West Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, pro rata (calculated in the manner described in the related Intercreditor Agreements), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West
Whole Loan;

     ninth, to the holders of the One Grumman Road West Loan and the One Grumman
Road West Companion Loan, pro rata (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road West Companion Loan,
respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the One Grumman Road West Loan;

     tenth, to the holder of the One Grumman Road West Loan in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the One Grumman Road
West Companion Loan made cure payments in accordance with the terms of the One
Grumman Road West Intercreditor Agreement shall be paid to the holder of the One
Grumman Road West Companion Loan;

     eleventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest;

     twelfth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the One Grumman Road West Loan and the One
Grumman Road West Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     thirteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the outstanding principal balance of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, respectively).

     Following the occurrence and during the continuance of a One Grumman Road
West Special Event of Default (subject to the cure and purchase rights of holder of the One Grumman Road West Companion

                                      S-109

Loan under the One Grumman Road West Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan, in an amount equal to the principal balance of the One Grumman Road West Loan until paid in full;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the principal balance of the One Grumman Road West Companion
Loan until paid in full;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan;

     ninth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West Companion Loan;

     tenth, to the holder of the One Grumman Road West Loan in an amount equal to the full exit fee due under the related Mortgage Loan documents, to the extent actually paid;

     eleventh, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Whole Loan);

     twelfth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the One Grumman Road West Companion Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Companion
Loan and the initial principal balance of the One Grumman Road West Whole Loan);

     thirteenth, to the holder of the One Grumman Road West Loan in an amount equal to any default interest;

     fourteenth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest; and

     fifteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Companion Loan, respectively).

   Pari Passu Loan

     Servicing Provisions of the Hyatt Center Intercreditor Agreement. With
respect to the Hyatt Center Pari Passu Loan, the Master Servicer and the Special
Servicer will administer the Hyatt Center Loan and the Hyatt Center Companion
Loan pursuant to the Pooling and Servicing Agreement and the Hyatt Center
Intercreditor Agreement for so long as the Hyatt Center Loan is part of the
Trust Fund. The

                                      S-110

holder of the Pari Passu Companion Loan or an advisor on its behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Hyatt Center Loan. See "SERVICING OF THE
MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to the Hyatt Center Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of the
Hyatt Center Loan and/or the Hyatt Center Pari Passu Companion Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the
Trustee to payments and reimbursements as set forth in the Pooling and Servicing
Agreement) will be applied to the Hyatt Center Pari Passu Loan and the Hyatt
Center Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

   Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

   Caplease Loan

     Servicing Provisions of the Caplease Intercreditor Agreement. With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Companion Loan pursuant to the
Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. The Caplease Loan and the
Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the
Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. The holder of such Caplease Companion Loan will be entitled to advise the Special
Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of the Caplease Loan and the Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the
Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the Caplease Companion Loan will be entitled to purchase the Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the loan documents.

     Applications of Payments. Pursuant to the Caplease Intercreditor Agreement,
to the extent described below, the right of the holder of the Caplease Companion
Loan to receive payments with respect to the Caplease Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the Caplease Companion Loan
(including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the
Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that

                                      S-111

applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

     second, to the holder of the Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Caplease Loan
(including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves under the terms of the loan documents for the Caplease Whole Loan;

     fourth, to the holder of the Caplease Companion Loan, in an amount equal to amounts then due with respect to the Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the Caplease
Companion Loan, interest due with respect to the Caplease Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the Caplease Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Caplease Companion Loan for any outstanding advances made by either such party on the Caplease Loan or the Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the Caplease Loan and then the Caplease Companion
Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the Caplease Loan and then default interest accrued on the Caplease Companion
Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Caplease Companion Loan, and thereafter will be payable to the holder of the Caplease Loan.

   Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and each related Mezz Cap Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Mezz Cap Loans are part of the Trust Fund. The Master
Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any of the Mezz Cap Loans or the related loan documents without obtaining the prior written consent of the holder of the related Mezz
Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related Mezz Cap Intercreditor
Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE
MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of such Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of such Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or
(v) any other event where the cash flow payment under such Mezz Cap Companion
Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holders of such Mezz

                                      S-112

Cap Companion Loan will be entitled to purchase such Mezz Cap Loan from the
Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap
Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of such Mezz Cap Loan, together with all unpaid interest on such Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing such Mezz Cap
Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

     Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreements
and prior to the occurrence of (i) the acceleration of the Mezz Cap Loans or
Mezz Cap Companion Loans, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrowers will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Companion Loans. Any escrow and reserve payments required in respect of the Mezz Cap Loans or Mezz Cap Companion Loans will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of any of the Mezz Cap Loans or Mezz Cap Companion Loans, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrowers, and subject to certain rights of the holder of the Mezz Cap
Companion Loans to purchase the Mezz Cap Loans from the Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap Companion Loans will be subordinated to all payments due on the related Mezz Cap Loans and the amounts with respect to such Whole Loans will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of such Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan;

     fourth, to the holder of such Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

     fifth, to the holder of such Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap
Loan;

     sixth, to the holder of such Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap
Companion Loan and then to accrued and unpaid servicing fees with respect to such Mezz Cap Companion Loan;

     seventh, to the holder of such Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion Loan;

     eighth, to the holder of such Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of such Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap
Companion Loan;

     tenth, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap
Companion Loan, in an amount equal to any unpaid excess default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on such Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of such Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of such Mezz Cap Loan and
Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively; and

                                      S-113

     twelfth, any excess, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

     Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the related borrower has paid to the applicable servicer an amount (or amounts are otherwise available)
sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges),
(ii) no other event of default exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the monetary event or default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by such borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first to the holder of such Mezz Cap Loan in an amount equal to the accrued and unpaid interest on such
Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Loan and second to the holder of such Mezz
Cap Companion Loan in an amount equal to the accrued and unpaid interest on such
Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Companion Loan.

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution
Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage
Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related
Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related
Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage
Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

CERTAIN PROVISIONS OF THE INTERCREDITOR AGREEMENTS WITH RESPECT TO CERTAIN
SUBORDINATE LOANS

     Pursuant to the terms of the related intercreditor agreements, the holders of the subordinate loans (the "Subordinate Loans") with respect to 5 Mortgage
Loans (loan numbers 5, 13, 25, 28 and 69) generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such
Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

     The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related intercreditor agreement.

     The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan;
except for certain amendments relating to, among

                                      S-114

other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, however, in a work-out context the forgoing consent is generally not required.

     The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee's sole and absolute discretion.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6 unless otherwise specified, such numerical and statistical information excludes any
Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV
Ratios and Loan per Sq. Ft., Unit, Pad or Room with respect to the Hyatt Center
Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Hyatt Center Loan and the Hyatt
Center Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions," in this prospectus supplement and under "DESCRIPTION OF THE
TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the
accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and
A-6 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross
Collateralized and Cross Defaulted Loan Flag" with respect to the other Mortgage
Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b)
     required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage
     Loan commencing after the origination date. The "Net Cash Flow" for a
     Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property");
     provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 85 Mortgage Loans, representing 56.0%
     of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or
     54.4% of the Cut-Off Date Group 1 Balance and 17 Mortgage Loans in Loan
     Group 2 or 65.2%) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan

                                      S-115

     commencing after the amortization period begins; and (ii) with respect to 1
     Mortgage Loan (loan number 70), representing 0.4% of the Cut-Off Date Pool
     Balance (2.5% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; provided, further, that, for purposes of calculating the
     DSCR's provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental
     Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the
     Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the applicable
Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged
Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a

                                      S-116

minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed),
(c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards --
Escrow Requirements -- Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
     references to the ratio, expressed as a percentage, of the Cut-Off Date
     Balance of a Mortgage Loan (or, in the case of the Hyatt Center Pari Passu
     Loan, of the applicable Hyatt Center Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14
     Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5, 9, 29,
     46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.2% of the Cut-Off Date Pool Balance
     (13 Mortgaged Properties in Loan Group 1 or 9.2% of the Cut-Off Date Group
     1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.4% of the Cut-Off
     Date Group 2 Balance), the appraised value represented is the
     "as-stabilized" value.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of a Pari Passu Loan, of the applicable Whole Loan) on its scheduled maturity date (or for an ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14 Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5,
     9, 29, 46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.2% of the Cut-Off Date Pool Balance
     (13 Mortgaged Properties in Loan Group 1 or 9.2% of the Cut-Off Date Group
     1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.4% of the Cut-Off
     Date Group 2 Balance), the appraised value represented is the
     "as-stabilized" value.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
     Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan
     (or, in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center
     Whole Loan) divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each
     Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the
     "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
     Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
     Loan, and (b) 0.00062%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
     Mortgage Loan is set forth on Annex A-1 hereto.

                                      S-117

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the
     Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
     Charge is assessed and (b) defeasance is no longer required. References to
     "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
     Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
     Prepayment Premium or a Yield Maintenance Charge (each such period, an
     "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
     Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any
     Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                                      S-118

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                      S-119

         MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                             % OF                                  WTD. AVG.
                                                            CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF
                               NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF        DATE
                               MORTGAGED       CUT-OFF        POOL        DATE          DATE          LTV
       PROPERTY TYPE          PROPERTIES    DATE BALANCE    BALANCE     BALANCE       BALANCE        RATIO
---------------------------   ----------   --------------   -------   -----------   ------------   ---------

Office ....................        39      $  652,791,971      25.8%  $16,738,256   $162,500,000      70.3%
Multifamily ...............        70         594,878,763      23.5   $ 8,498,268   $ 41,500,000      73.3%
Retail ....................        42         571,918,468      22.6   $13,617,106   $ 57,000,000      64.8%
   Retail - Anchored ......        35         530,816,468      20.9   $15,166,185   $ 57,000,000      64.6%
   Retail - Unanchored ....         6          31,902,000       1.3   $ 5,317,000   $ 15,150,000      69.4%
   Retail - Shadow
      Anchored(4) .........         1           9,200,000       0.4   $ 9,200,000   $  9,200,000      60.9%
Hospitality ...............        15         257,874,199      10.2   $17,191,613   $159,674,199      66.4%
Self Storage ..............        56         254,550,000      10.0   $ 4,545,536   $ 18,400,000      67.0%
Mixed Use .................         5         118,302,500       4.7   $23,660,500   $ 58,400,000      77.2%
Industrial ................         9          83,800,989       3.3   $ 9,311,221   $ 17,000,000      65.7%
                                  ---      --------------     -----
                                  236      $2,534,116,891     100.0%  $10,737,783   $162,500,000      69.2%
                                  ===      ==============     =====

                                            WTD. AVG.
                                              STATED    WTD. AVG.   MINIMUM   MAXIMUM
                               WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                  LTV        TERM TO       DATE       DATE     DATE     WTD. AVG.   WTD. AVG.
                                RATIO AT     MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
       PROPERTY TYPE          MATURITY(2)   (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)      RATE
---------------------------   -----------   ---------   ---------   -------   -------   ---------   ---------

Office ....................      64.2%         119        1.36x      1.20x     2.64x       87.4%      5.413%
Multifamily ...............      68.1%         110        1.36x      1.20x     2.34x       95.7%      5.352%
Retail ....................      59.4%         118        1.67x      1.20x     3.63x       95.4%      5.369%
  Retail - Anchored .......      59.2%         118        1.69x      1.20x     3.63x       95.7%      5.365%
  Retail - Unanchored .....      64.3%         106        1.45x      1.21x     2.13x       89.6%      5.349%
  Retail - Shadow
      Anchored(4) .........      58.4%         120        1.24x      1.24x     1.24x      100.0%      5.650%
Hospitality ...............      55.3%         118        1.50x      1.33x     1.75x        NA        5.569%
Self Storage ..............      64.5%          96        1.74x      1.20x     2.09x       82.5%      5.097%
Mixed Use .................      70.2%         118        1.24x      1.20x     1.31x       97.5%      5.373%
Industrial ................      58.7%         109        1.55x      1.24x     2.19x       93.0%      5.606%

                                 63.3%         114        1.48X      1.20X     3.63X       91.7%      5.378%

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 7 Mortgage Loans secured by hospitality properties, representing 10.2% of the Cut-Off Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-120

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                             % OF                                  WTD. AVG.
                                                            CUT-OFF     AVERAGE        MAXIMUM      CUT-OFF     WTD. AVG.
                               NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF        DATE         LTV
                               MORTGAGED       CUT-OFF      GROUP 1       DATE          DATE          LTV        RATIO AT
       PROPERTY TYPE          PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE       RATIO     MATURITY(2)
---------------------------   ----------   --------------   -------   -----------   ------------   ---------   -----------

Office ....................        39      $  652,791,971     30.3%   $16,738,256   $162,500,000     70.3%        64.2%
Retail ....................        42         571,918,468     26.5    $13,617,106   $ 57,000,000     64.8%        59.4%
   Retail - Anchored ......        35         530,816,468     24.6    $15,166,185   $ 57,000,000     64.6%        59.2%
   Retail - Unanchored ....         6          31,902,000      1.5    $ 5,317,000   $ 15,150,000     69.4%        64.3%
   Retail - Shadow
      Anchored(4) .........         1           9,200,000      0.4    $ 9,200,000   $  9,200,000     60.9%        58.4%
Hospitality ...............        15         257,874,199     12.0    $17,191,613   $159,674,199     66.4%        55.3%
Self Storage ..............        56         254,550,000     11.8    $ 4,545,536   $ 18,400,000     67.0%        64.5%
Multifamily ...............        40         218,149,045     10.1    $ 5,453,726   $ 21,875,172     72.7%        67.7%
Mixed Use .................         5         118,302,500      5.5    $23,660,500   $ 58,400,000     77.2%        70.2%
Industrial ................         9          83,800,989      3.9    $ 9,311,221   $ 17,000,000     65.7%        58.7%
                                  ---      --------------    -----
                                  206      $2,157,387,173    100.0%   $10,472,753   $162,500,000     68.4%        62.4%
                                  ===      ==============    =====

                              WTD. AVG.
                                STATED    WTD. AVG.   MINIMUM   MAXIMUM
                              REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                               TERM TO       DATE       DATE      DATE    WTD. AVG.   WTD. AVG.
                               MATURITY      DSC        DSC       DSC     OCCUPANCY   MORTGAGE
       PROPERTY TYPE          (MOS.)(2)     RATIO      RATIO     RATIO     RATE(3)       RATE
---------------------------   ---------   ---------   -------   -------   ---------   ---------

Office ....................      119         1.36x     1.20x     2.64x       87.4%      5.413%
Retail ....................      118         1.67x     1.20x     3.63x       95.4%      5.369%
   Retail - Anchored ......      118         1.69x     1.20x     3.63x       95.7%      5.365%
   Retail - Unanchored ....      106         1.45x     1.21x     2.13x       89.6%      5.349%
   Retail - Shadow
      Anchored(4) .........      120         1.24x     1.24x     1.24x      100.0%      5.650%
Hospitality ...............      118         1.50x     1.33x     1.75x        NA        5.569%
Self Storage ..............       96         1.74x     1.20x     2.09x       82.5%      5.097%
Multifamily ...............       95         1.38x     1.20x     2.34x       97.2%      5.224%
Mixed Use .................      118         1.24x     1.20x     1.31x       97.5%      5.373%
Industrial ................      109         1.55x     1.24x     2.19x       93.0%      5.606%

                                 113         1.50X     1.20X     3.63X       91.1%      5.369%

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 7 Mortgage Loans secured by hospitality properties, representing 12.0% of the Cut-Off Date Group 1 Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                     S-121

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                                       WTD. AVG.
                                                      % OF                                WTD. AVG.                      STATED
                                       AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM      CUT-OFF       WTD. AVG.     REMAINING
                         NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF        DATE          LTV          TERM TO
                         MORTGAGED       DATE       GROUP 2       DATE          DATE         LTV          RATIO         MATURITY
    PROPERTY TYPE       PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY(2)   (MOS.)(2)
---------------------   ----------   ------------   -------   -----------   -----------   ---------   --------------   ----------

Multifamily .........       30       $376,729,718    100.0%   $12,557,657   $41,500,000     73.6%          68.4%          119
                           ---       ------------    -----
                            30       $376,729,718    100.0%   $12,557,657   $41,500,000     73.6%          68.4%          119
                           ===       ============    =====

                         WTD. AVG.   MINIMUM   MAXIMUM
                          CUT-OFF    CUT-OFF   CUT-OFF
                            DATE       DATE     DATE     WTD. AVG.   WTD. AVG.
                            DSC        DSC       DSC     OCCUPANCY    MORTGAGE
    PROPERTY TYPE          RATIO      RATIO     RATIO       RATE        RATE
---------------------   ----------   -------   -------   ---------   ---------

Multifamily .........      1.34x      1.20x     1.62x      94.7%       5.427%

                           1.34X      1.20X     1.62X      94.7%       5.427%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-122

                RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS

                                                              % OF
                                              AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                               CUT-OFF        DATE       CUT-OFF        CUT-OFF
      RANGE OF CUT-OFF         NUMBER OF        DATE          POOL        DATE           DATE
      DATE BALANCES ($)          LOANS         BALANCE      BALANCE      BALANCE        BALANCE
----------------------------   ---------   --------------   -------   ------------   ------------

=< 2,000,000 ...............        3      $    4,324,000      0.2%   $  1,441,333   $  1,500,000
2,000,001 - 3,000,000 ......       14          35,823,548      1.4    $  2,558,825   $  3,000,000
3,000,001 - 4,000,000 ......       15          51,835,288      2.0    $  3,455,686   $  4,000,000
4,000,001 - 5,000,000 ......       14          63,578,345      2.5    $  4,541,310   $  5,000,000
5,000,001 - 6,000,000 ......        7          37,875,600      1.5    $  5,410,800   $  5,917,241
6,000,001 - 7,000,000 ......        8          51,297,000      2.0    $  6,412,125   $  6,900,000
7,000,001 - 8,000,000 ......       11          83,099,644      3.3    $  7,554,513   $  8,000,000
8,000,001 - 9,000,000 ......        6          52,300,000      2.1    $  8,716,667   $  9,000,000
9,000,001 - 10,000,000 .....        5          45,941,105      1.8    $  9,188,221   $  9,250,000
10,000,001 - 15,000,000 ....       14         172,156,510      6.8    $ 12,296,894   $ 14,040,000
15,000,001 - 20,000,000 ....       22         374,728,339     14.8    $ 17,033,106   $ 20,000,000
20,000,001 - 25,000,000 ....        5         115,600,172      4.6    $ 23,120,034   $ 24,825,000
25,000,001 - 30,000,000 ....        4         104,465,000      4.1    $ 26,116,250   $ 28,100,000
30,000,001 - 35,000,000 ....        6         198,665,632      7.8    $ 33,110,939   $ 35,000,000
35,000,001 - 40,000,000 ....        1          38,000,000      1.5    $ 38,000,000   $ 38,000,000
40,000,001 - 45,000,000 ....        6         251,091,510      9.9    $ 41,848,585   $ 43,000,000
45,000,001 - 50,000,000 ....        1          49,895,997      2.0    $ 49,895,997   $ 49,895,997
55,000,001 - 60,000,000 ....        2         115,400,000      4.6    $ 57,700,000   $ 58,400,000
70,000,001 - 75,000,000 ....        1          72,000,000      2.8    $ 72,000,000   $ 72,000,000
80,000,001 - 162,500,000 ...        4         616,039,199     24.3    $154,009,800   $162,500,000
                                  ---      --------------    -----
                                  149      $2,534,116,891    100.0%   $ 17,007,496   $162,500,000
                                  ===      ==============    =====

                                                          WTD. AVG.
                                                            STATED
                               WTD. AVG.                  REMAINING   WTD. AVG.
                                CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF CUT-OFF          DATE LTV     LTV RATIO     MATURITY   DATE DSC    MORTGAGE
      DATE BALANCES ($)          RATIO     AT MATURITY*    (MOS.)*      RATIO       RATE
----------------------------   ---------   ------------   ---------   ---------   ---------

=< 2,000,000 ...............     57.9%         56.4%          77        1.78x       5.464%
2,000,001 - 3,000,000 ......     68.9%         61.5%         108        1.50x       5.469%
3,000,001 - 4,000,000 ......     72.2%         66.3%         118        1.42x       5.377%
4,000,001 - 5,000,000 ......     72.9%         64.7%         116        1.37x       5.428%
5,000,001 - 6,000,000 ......     74.5%         66.1%         118        1.30x       5.404%
6,000,001 - 7,000,000 ......     74.7%         68.3%         118        1.23x       5.433%
7,000,001 - 8,000,000 ......     75.2%         65.4%         119        1.43x       5.402%
8,000,001 - 9,000,000 ......     68.8%         66.0%         108        1.54x       5.104%
9,000,001 - 10,000,000 .....     72.0%         63.4%         119        1.22x       5.446%
10,000,001 - 15,000,000 ....     65.0%         57.9%         119        1.57x       5.287%
15,000,001 - 20,000,000 ....     70.4%         64.8%         111        1.44x       5.410%
20,000,001 - 25,000,000 ....     74.5%         71.3%          97        1.36x       5.441%
25,000,001 - 30,000,000 ....     60.7%         59.4%         119        2.08x       5.395%
30,000,001 - 35,000,000 ....     72.2%         66.5%         119        1.36x       5.453%
35,000,001 - 40,000,000 ....     69.0%         62.2%         119        1.33x       5.880%
40,000,001 - 45,000,000 ....     74.0%         67.8%         118        1.23x       5.362%
45,000,001 - 50,000,000 ....     70.1%         58.5%         118        1.21x       5.411%
55,000,001 - 60,000,000 ....     58.3%         52.1%         119        1.89x       5.315%
70,000,001 - 75,000,000 ....     71.3%         64.0%         120        1.23x       5.710%
80,000,001 - 162,500,000 ...     66.6%         61.2%         109        1.59x       5.287%

                                 69.2%         63.3%         114        1.48X       5.378%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-123

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                              % OF
                                                            CUT-OFF
                                                              DATE       AVERAGE        MAXIMUM
                                              AGGREGATE     GROUP 1      CUT-OFF        CUT-OFF
      RANGE OF CUT-OFF         NUMBER OF       CUT-OFF        POOL        DATE           DATE
      DATE BALANCES ($)          LOANS      DATE BALANCE    BALANCE      BALANCE        BALANCE
----------------------------   ---------   --------------   -------   ------------   ------------

<= 2,000,000 ...............        3      $    4,324,000      0.2%   $  1,441,333   $  1,500,000
2,000,001 - 3,000,000 ......       10          25,274,989      1.2    $  2,527,499   $  2,891,000
3,000,001 - 4,000,000 ......       13          44,889,000      2.1    $  3,453,000   $  4,000,000
4,000,001 - 5,000,000 ......       12          54,507,577      2.5    $  4,542,298   $  5,000,000
5,000,001 - 6,000,000 ......        6          32,401,944      1.5    $  5,400,324   $  5,917,241
6,000,001 - 7,000,000 ......        8          51,297,000      2.4    $  6,412,125   $  6,900,000
7,000,001 - 8,000,000 ......        8          59,884,196      2.8    $  7,485,525   $  7,812,000
8,000,001 - 9,000,000 ......        4          35,100,000      1.6    $  8,775,000   $  9,000,000
9,000,001 - 10,000,000 .....        2          18,341,105      0.9    $  9,170,553   $  9,200,000
10,000,001 - 15,000,000 ....       10         124,046,510      5.7    $ 12,404,651   $ 14,040,000
15,000,001 - 20,000,000 ....       18         304,128,339     14.1    $ 16,896,019   $ 20,000,000
20,000,001 - 25,000,000 ....        4          90,775,172      4.2    $ 22,693,793   $ 24,000,000
25,000,001 - 30,000,000 ....        3          79,425,000      3.7    $ 26,475,000   $ 28,100,000
30,000,001 - 35,000,000 ....        4         132,065,632      6.1    $ 33,016,408   $ 35,000,000
35,000,001 - 40,000,000 ....        1          38,000,000      1.8    $ 38,000,000   $ 38,000,000
40,000,001 - 45,000,000 ....        5         209,591,510      9.7    $ 41,918,302   $ 43,000,000
45,000,001 - 50,000,000 ....        1          49,895,997      2.3    $ 49,895,997   $ 49,895,997
55,000,001 - 60,000,000 ....        2         115,400,000      5.3    $ 57,700,000   $ 58,400,000
70,000,001 - 75,000,000 ....        1          72,000,000      3.3    $ 72,000,000   $ 72,000,000
80,000,001 - 162,500,000 ...        4         616,039,199     28.6    $154,009,800   $162,500,000
                                  ---      --------------    -----
                                  119      $2,157,387,173    100.0%   $ 18,129,304   $162,500,000
                                  ===      ==============    =====

                                                          WTD. AVG.
                                                           STATED
                               WTD. AVG.                  REMAINING
                                CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
      RANGE OF CUT-OFF          DATE LTV     LTV RATIO    MATURITY    CUT-OFF DATE   MORTGAGE
      DATE BALANCES ($)          RATIO     AT MATURITY*    (MOS.)*      DSC RATIO       RATE
----------------------------   ---------   ------------   ---------   ------------   ---------

<= 2,000,000 ...............     57.9%         56.4%          77          1.78x        5.464%
2,000,001 - 3,000,000 ......     66.8%         60.7%         104          1.57x        5.451%
3,000,001 - 4,000,000 ......     73.4%         67.8%         117          1.41x        5.388%
4,000,001 - 5,000,000 ......     71.7%         64.1%         116          1.36x        5.460%
5,000,001 - 6,000,000 ......     73.6%         66.1%         118          1.32x        5.439%
6,000,001 - 7,000,000 ......     74.7%         68.3%         118          1.23x        5.433%
7,000,001 - 8,000,000 ......     74.0%         63.5%         119          1.49x        5.380%
8,000,001 - 9,000,000 ......     67.9%         63.7%         103          1.53x        5.087%
9,000,001 - 10,000,000 .....     70.3%         62.5%         119          1.24x        5.550%
10,000,001 - 15,000,000 ....     63.6%         55.9%         119          1.65x        5.242%
15,000,001 - 20,000,000 ....     69.1%         62.8%         110          1.46x        5.394%
20,000,001 - 25,000,000 ....     74.4%         71.8%          90          1.38x        5.452%
25,000,001 - 30,000,000 ....     54.6%         54.6%         119          2.31x        5.340%
30,000,001 - 35,000,000 ....     75.0%         68.1%         118          1.31x        5.440%
35,000,001 - 40,000,000 ....     69.0%         62.2%         119          1.33x        5.880%
40,000,001 - 45,000,000 ....     72.9%         66.5%         118          1.23x        5.350%
45,000,001 - 50,000,000 ....     70.1%         58.5%         118          1.21x        5.411%
55,000,001 - 60,000,000 ....     58.3%         52.1%         119          1.89x        5.315%
70,000,001 - 75,000,000 ....     71.3%         64.0%         120          1.23x        5.710%
80,000,001 - 162,500,000 ...     66.6%         61.2%         109          1.59x        5.287%

                                 68.4%         62.4%         113          1.50X        5.369%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-124

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                           % OF
                                                          CUT-OFF
                                            AGGREGATE       DATE       AVERAGE       MAXIMUM
                                             CUT-OFF      GROUP 2      CUT-OFF       CUT-OFF
     RANGE OF CUT-OFF         NUMBER OF       DATE          POOL        DATE           DATE
     DATE BALANCES ($)          LOANS        BALANCE      BALANCE      BALANCE       BALANCE
---------------------------   ---------   ------------   --------   ------------   -----------

2,000,001 - 3,000,000 .....        4      $ 10,548,559       2.8%    $ 2,637,140   $ 3,000,000
3,000,001 - 4,000,000 .....        2         6,946,288       1.8     $ 3,473,144   $ 3,750,000
4,000,001 - 5,000,000 .....        2         9,070,767       2.4     $ 4,535,384   $ 4,800,000
5,000,001 - 6,000,000 .....        1         5,473,655       1.5     $ 5,473,655   $ 5,473,655
7,000,001 - 8,000,000 .....        3        23,215,448       6.2     $ 7,738,483   $ 8,000,000
8,000,001 - 9,000,000 .....        2        17,200,000       4.6     $ 8,600,000   $ 8,700,000
9,000,001 - 10,000,000 ....        3        27,600,000       7.3     $ 9,200,000   $ 9,250,000
10,000,001 - 15,000,000 ...        4        48,110,000      12.8     $12,027,500   $14,000,000
15,000,001 - 20,000,000 ...        4        70,600,000      18.7     $17,650,000   $20,000,000
20,000,001 - 25,000,000 ...        1        24,825,000       6.6     $24,825,000   $24,825,000
25,000,001 - 30,000,000 ...        1        25,040,000       6.6     $25,040,000   $25,040,000
30,000,001 - 35,000,000 ...        2        66,600,000      17.7     $33,300,000   $33,500,000
40,000,001 - 41,500,000 ...        1        41,500,000      11.0     $41,500,000   $41,500,000
                                 ---      ------------     -----
                                  30      $376,729,718     100.0%    $12,557,657   $41,500,000
                                 ===      ============     =====

                                                         WTD. AVG.
                                                           STATED
                              WTD. AVG.                  REMAINING
                               CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
     RANGE OF CUT-OFF          DATE LTV     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
     DATE BALANCES ($)          RATIO     AT MATURITY*    (MOS.)*      DSC RATIO      RATE
---------------------------   ---------   ------------   ---------   ------------   ---------

2,000,001 - 3,000,000 .....     74.0%         63.5%         119         1.33x         5.511%
3,000,001 - 4,000,000 .....     64.0%         56.5%         120         1.47x         5.303%
4,000,001 - 5,000,000 .....     79.9%         68.5%         119         1.39x         5.235%
5,000,001 - 6,000,000 .....     79.9%         66.2%         119         1.22x         5.200%
7,000,001 - 8,000,000 .....     78.5%         70.4%         119         1.26x         5.459%
8,000,001 - 9,000,000 .....     70.8%         70.8%         119         1.57x         5.140%
9,000,001 - 10,000,000 ....     73.1%         64.0%         118         1.21x         5.377%
10,000,001 - 15,000,000 ...     68.8%         63.0%         119         1.36x         5.403%
15,000,001 - 20,000,000 ...     76.0%         73.2%         119         1.36x         5.477%
20,000,001 - 25,000,000 ...     74.8%         69.4%         120         1.25x         5.400%
25,000,001 - 30,000,000 ...     80.0%         74.4%         120         1.32x         5.570%
30,000,001 - 35,000,000 ...     66.5%         63.5%         119         1.46x         5.478%
40,000,001 - 41,500,000 ...     79.8%         74.1%         118         1.21x         5.420%

                                73.6%         68.4%         119         1.34X         5.427%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-125

             MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                     % OF
                                     AGGREGATE     CUT-OFF     AVERAGE
                      NUMBER OF       CUT-OFF        DATE      CUT-OFF
                      MORTGAGED        DATE          POOL        DATE
       STATE         PROPERTIES       BALANCE      BALANCE     BALANCE
------------------   ----------   --------------   -------   -----------

CA ...............        38      $  540,534,128     21.3%   $14,224,582
   Southern(3) ...        30         359,751,869     14.2    $11,991,729
   Northern(3) ...         8         180,782,259      7.1    $22,597,782
IL ...............        13         240,086,035      9.5    $18,468,157
FL ...............        18         228,692,682      9.0    $12,705,149
NV ...............         5         216,374,199      8.5    $43,274,840
PA ...............         4         149,025,000      5.9    $37,256,250
AZ ...............        10         134,921,648      5.3    $13,492,165
VA ...............        34         106,531,043      4.2    $ 3,133,266
NY ...............        11          88,128,074      3.5    $ 8,011,643
LA ...............         5          75,310,000      3.0    $15,062,000
AL ...............         6          74,479,042      2.9    $12,413,174
TX ...............        15          72,547,160      2.9    $ 4,836,477
MN ...............         4          71,206,213      2.8    $17,801,553
NJ ...............         4          68,051,997      2.7    $17,012,999
KY ...............         3          61,895,000      2.4    $20,631,667
NC ...............        10          52,697,989      2.1    $ 5,269,799
NM ...............         3          45,751,170      1.8    $15,250,390
GA ...............         3          44,458,750      1.8    $14,819,583
OH ...............         7          32,347,606      1.3    $ 4,621,087
ME ...............         2          27,200,000      1.1    $13,600,000
TN ...............         7          23,470,131      0.9    $ 3,352,876
SC ...............         2          20,720,000      0.8    $10,360,000
CT ...............         2          19,785,450      0.8    $ 9,892,725
OR ...............         3          19,430,843      0.8    $ 6,476,948
OK ...............         1          16,700,000      0.7    $16,700,000
WA ...............         2          15,441,296      0.6    $ 7,720,648
RI ...............         1          12,600,000      0.5    $12,600,000
MD ...............         3          12,027,001      0.5    $ 4,009,000
UT ...............         1           9,250,000      0.4    $ 9,250,000
NE ...............         5           9,047,236      0.4    $ 1,809,447
MA ...............         2           8,742,776      0.3    $ 4,371,388
IN ...............         1           8,600,000      0.3    $ 8,600,000
KS ...............         2           6,353,000      0.3    $ 3,176,500
MO ...............         2           6,220,000      0.2    $ 3,110,000
IA ...............         2           5,003,436      0.2    $ 2,501,718
MI ...............         1           3,563,872      0.1    $ 3,563,872
WI ...............         2           3,557,054      0.1    $ 1,778,527
ND ...............         2           3,367,059      0.1    $ 1,683,530
                         ---      --------------    -----
                         236      $2,534,116,891    100.0%   $10,737,783
                         ---      ==============    =====    -----------

                                                               WTD. AVG.
                                                                 STATED
                        MAXIMUM     WTD. AVG.                  REMAINING
                        CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
                         DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE    MORTGAGE
       STATE            BALANCE       RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO       RATE
------------------   ------------   ---------   ------------   ---------   ------------   ---------

CA ...............   $ 57,000,000     67.0%         61.8%         116          1.49x        5.285%
   Southern(3) ...   $ 57,000,000     66.4%         60.1%         116          1.55x        5.286%
   Northern(3) ...   $ 42,720,000     68.3%         65.2%         117          1.37x        5.284%
IL ...............   $162,500,000     67.9%         62.5%         118          1.44x        5.306%
FL ...............   $ 49,895,997     71.1%         63.4%         116          1.37x        5.388%
NV ...............   $159,674,199     65.2%         56.2%         118          1.50x        5.503%
PA ...............   $ 72,000,000     72.5%         66.9%         118          1.32x        5.479%
AZ ...............   $ 41,500,000     77.3%         72.6%         118          1.27x        5.465%
VA ...............   $ 17,300,000     69.0%         63.9%         113          1.58x        5.240%
NY ...............   $ 17,000,000     60.2%         55.0%          98          1.91x        5.400%
LA ...............   $ 21,500,000     78.6%         74.4%         102          1.30x        5.478%
AL ...............   $ 26,300,000     59.8%         55.4%         117          2.17x        5.482%
TX ...............   $ 23,400,000     69.5%         65.4%         110          1.53x        5.456%
MN ...............   $ 41,911,510     65.0%         56.9%          98          1.59x        5.183%
NJ ...............   $ 58,400,000     76.5%         70.9%         115          1.30x        5.322%
KY ...............   $ 31,780,000     68.7%         67.9%         119          1.58x        5.524%
NC ...............   $  9,250,000     74.5%         63.7%         119          1.25x        5.593%
NM ...............   $ 28,100,000     66.1%         66.1%         114          1.60x        5.129%
GA ...............   $ 21,875,172     75.2%         71.3%          64          1.26x        5.567%
OH ...............   $ 15,750,000     74.1%         68.1%         113          1.33x        5.314%
ME ...............   $ 20,000,000     80.0%         66.0%         120          1.23x        5.634%
TN ...............   $  7,903,448     75.4%         70.6%         112          1.33x        5.334%
SC ...............   $ 16,000,000     75.7%         64.6%         120          1.32x        5.454%
CT ...............   $ 15,900,000     76.1%         69.6%         111          1.41x        5.637%
OR ...............   $  8,500,000     61.8%         61.8%         112          1.89x        5.080%
OK ...............   $ 16,700,000     67.1%         54.8%         119          1.48x        5.350%
WA ...............   $ 12,740,000     74.3%         69.5%         112          1.36x        5.218%
RI ...............   $ 12,600,000     75.0%         61.3%         119          1.55x        5.380%
MD ...............   $  4,940,000     65.9%         62.3%          96          1.73x        5.290%
UT ...............   $  9,250,000     69.5%         59.8%         118          1.22x        5.250%
NE ...............   $  2,210,820     58.8%         38.4%         120          1.73x        5.910%
MA ...............   $  4,850,000     61.4%         61.4%          82          2.06x        5.175%
IN ...............   $  8,600,000     78.9%         72.9%         118          1.21x        5.100%
KS ...............   $  3,462,000     65.0%         65.0%         116          1.75x        5.510%
MO ...............   $  3,350,000     64.9%         64.9%         115          1.95x        5.030%
IA ...............   $  3,199,872     58.2%         38.0%         120          1.75x        5.910%
MI ...............   $  3,563,872     60.4%         60.4%          80          2.09x        4.970%
WI ...............   $  2,474,785     73.8%         58.2%         119          1.37x        5.527%
ND ...............   $  2,224,664     60.1%         39.3%         120          1.69x        5.910%

                     $162,500,000     69.2%         63.3%         114          1.48X        5.378%
                     ------------     ----          ----          ---          ----         -----

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-126

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                     % OF
                                     AGGREGATE     CUT-OFF     AVERAGE
                      NUMBER OF       CUT-OFF        DATE      CUT-OFF
                      MORTGAGED        DATE        GROUP 1      DATE
       STATE         PROPERTIES       BALANCE      BALANCE     BALANCE
------------------   ----------   --------------   -------   -----------

CA ...............        36      $  493,034,128     22.9%   $13,695,392
   Southern(3) ...        29         345,751,869     16.0    $11,922,478
   Northern(3) ...         7         147,282,259      6.8    $21,040,323
IL ...............        10         227,467,838     10.5    $22,746,784
FL ...............        15         197,117,682      9.1    $13,141,179
NV ...............         3         174,574,199      8.1    $58,191,400
PA ...............         4         149,025,000      6.9    $37,256,250
VA ...............        33          89,231,043      4.1    $ 2,703,971
NY ...............        10          80,816,074      3.7    $ 8,081,607
AZ ...............         8          77,321,648      3.6    $ 9,665,206
MN ...............         4          71,206,213      3.3    $17,801,553
NJ ...............         4          68,051,997      3.2    $17,012,999
TX ...............        12          57,547,160      2.7    $ 4,795,597
KY ...............         2          51,495,000      2.4    $25,747,500
AL ...............         4          46,242,753      2.1    $11,560,688
GA ...............         3          44,458,750      2.1    $14,819,583
NC ...............         8          34,347,989      1.6    $ 4,293,499
NM ...............         2          33,361,170      1.5    $16,680,585
OH ...............         7          32,347,606      1.5    $ 4,621,087
ME ...............         2          27,200,000      1.3    $13,600,000
LA ...............         2          26,790,000      1.2    $13,395,000
SC ...............         2          20,720,000      1.0    $10,360,000
CT ...............         2          19,785,450      0.9    $ 9,892,725
OK ...............         1          16,700,000      0.8    $16,700,000
TN ...............         6          15,566,683      0.7    $ 2,594,447
WA ...............         2          15,441,296      0.7    $ 7,720,648
RI ...............         1          12,600,000      0.6    $12,600,000
MD ...............         3          12,027,001      0.6    $ 4,009,000
OR ...............         2          10,930,843      0.5    $ 5,465,422
NE ...............         5           9,047,236      0.4    $ 1,809,447
MA ...............         2           8,742,776      0.4    $ 4,371,388
IN ...............         1           8,600,000      0.4    $ 8,600,000
KS ...............         2           6,353,000      0.3    $ 3,176,500
MO ...............         2           6,220,000      0.3    $ 3,110,000
IA ...............         2           5,003,436      0.2    $ 2,501,718
MI ...............         1           3,563,872      0.2    $ 3,563,872
ND ...............         2           3,367,059      0.2    $ 1,683,530
WI ...............         1           1,082,269      0.1    $ 1,082,269
                         ---      --------------    -----
                         206      $2,157,387,173    100.0%   $10,472,753
                         ===      ==============    =====

                                                               WTD. AVG.
                                                                 STATED
                        MAXIMUM     WTD. AVG.                  REMAINING   WTD. AVG.
                        CUT-OFF      CUT-OFF   WTD. AVG. LTV    TERM TO     CUT-OFF    WTD. AVG.
                         DATE       DATE LTV      RATIO AT      MATURITY   DATE DSC     MORTGAGE
       STATE            BALANCE       RATIO     MATURITY(2)    (MOS.)(2)     RATIO        RATE
------------------   ------------   --------   -------------   ---------   ---------   ---------

CA ...............   $ 57,000,000     66.7%        61.3%          116        1.49x       5.294%
   Southern(3) ...   $ 57,000,000     66.4%        60.4%          116        1.56x       5.292%
   Northern(3) ...   $ 42,720,000     67.4%        63.6%          117        1.33x       5.299%
IL ...............   $162,500,000     67.2%        62.3%          118        1.45x       5.311%
FL ...............   $ 49,895,997     70.9%        62.8%          116        1.38x       5.386%
NV ...............   $159,674,199     65.7%        55.7%          118        1.52x       5.477%
PA ...............   $ 72,000,000     72.5%        66.9%          118        1.32x       5.479%
VA ...............   $ 14,040,000     67.6%        61.6%          112        1.60x       5.199%
NY ...............   $ 17,000,000     58.8%        54.0%           96        1.97x       5.383%
AZ ...............   $ 24,000,000     76.9%        71.6%          118        1.26x       5.526%
MN ...............   $ 41,911,510     65.0%        56.9%           98        1.59x       5.183%
NJ ...............   $ 58,400,000     76.5%        70.9%          115        1.30x       5.322%
TX ...............   $ 23,400,000     66.9%        64.2%          107        1.58x       5.478%
KY ...............   $ 31,780,000     68.2%        68.2%          119        1.62x       5.514%
AL ...............   $ 26,300,000     48.6%        45.3%          115        2.69x       5.454%
GA ...............   $ 21,875,172     75.2%        71.3%           64        1.26x       5.567%
NC ...............   $  7,500,000     74.3%        62.4%          119        1.27x       5.674%
NM ...............   $ 28,100,000     68.4%        68.4%          113        1.63x       5.021%
OH ...............   $ 15,750,000     74.1%        68.1%          113        1.33x       5.314%
ME ...............   $ 20,000,000     80.0%        66.0%          120        1.23x       5.634%
LA ...............   $ 21,500,000     79.7%        77.9%           70        1.43x       5.311%
SC ...............   $ 16,000,000     75.7%        64.6%          120        1.32x       5.454%
CT ...............   $ 15,900,000     76.1%        69.6%          111        1.41x       5.637%
OK ...............   $ 16,700,000     67.1%        54.8%          119        1.48x       5.350%
TN ...............   $  6,900,000     73.2%        68.8%          108        1.40x       5.215%
WA ...............   $ 12,740,000     74.3%        69.5%          112        1.36x       5.218%
RI ...............   $ 12,600,000     75.0%        61.3%          119        1.55x       5.380%
MD ...............   $  4,940,000     65.9%        62.3%           96        1.73x       5.290%
OR ...............   $  7,358,000     56.2%        56.2%          106        2.10x       5.017%
NE ...............   $  2,210,820     58.8%        38.4%          120        1.73x       5.910%
MA ...............   $  4,850,000     61.4%        61.4%           82        2.06x       5.175%
IN ...............   $  8,600,000     78.9%        72.9%          118        1.21x       5.100%
KS ...............   $  3,462,000     65.0%        65.0%          116        1.75x       5.510%
MO ...............   $  3,350,000     64.9%        64.9%          115        1.95x       5.030%
IA ...............   $  3,199,872     58.2%        38.0%          120        1.75x       5.910%
MI ...............   $  3,563,872     60.4%        60.4%           80        2.09x       4.970%
ND ...............   $  2,224,664     60.1%        39.3%          120        1.69x       5.910%
WI ...............   $  1,082,269     60.1%        39.3%          120        1.69x       5.910%

                     $162,500,000     68.4%        62.4%          113        1.50X       5.369%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-127

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                   % OF
                                    AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                      NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
                      MORTGAGED       DATE       GROUP 2       DATE          DATE
      STATE          PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
----------------     ----------   ------------   -------   -----------   -----------

AZ ...............        2       $ 57,600,000     15.3%   $28,800,000   $41,500,000
LA ...............        3         48,520,000     12.9    $16,173,333   $20,000,000
CA ...............        2         47,500,000     12.6    $23,750,000   $33,500,000
   Northern(3) ...        1         33,500,000      8.9    $33,500,000   $33,500,000
   Southern(3) ...        1         14,000,000      3.7    $14,000,000   $14,000,000
NV ...............        2         41,800,000     11.1    $20,900,000   $33,100,000
FL ...............        3         31,575,000      8.4    $10,525,000   $24,825,000
AL ...............        2         28,236,288      7.5    $14,118,144   $25,040,000
NC ...............        2         18,350,000      4.9    $ 9,175,000   $ 9,250,000
VA ...............        1         17,300,000      4.6    $17,300,000   $17,300,000
TX ...............        3         15,000,000      4.0    $ 5,000,000   $ 8,000,000
IL ...............        3         12,618,197      3.3    $ 4,206,066   $ 5,473,655
NM ...............        1         12,390,000      3.3    $12,390,000   $12,390,000
KY ...............        1         10,400,000      2.8    $10,400,000   $10,400,000
UT ...............        1          9,250,000      2.5    $ 9,250,000   $ 9,250,000
OR ...............        1          8,500,000      2.3    $ 8,500,000   $ 8,500,000
TN ...............        1          7,903,448      2.1    $ 7,903,448   $ 7,903,448
NY ...............        1          7,312,000      1.9    $ 7,312,000   $ 7,312,000
WI ...............        1          2,474,785      0.7    $ 2,474,785   $ 2,474,785
                        ---       ------------    -----
                         30       $376,729,718    100.0%   $12,557,657   $41,500,000
                        ===       ============    =====

                                               WTD. AVG.
                                                 STATED
                     WTD. AVG.    WTD. AVG.    REMAINING   WTD. AVG.
                      CUT-OFF     LTV RATIO     TERM TO     CUT-OFF    WTD. AVG.
                      DATE LTV        AT        MATURITY    DATE DSC    MORTGAGE
      STATE            RATIO     MATURITY(2)   (MOS.)(2)     RATIO        RATE
------------------   ---------   -----------   ---------   ---------   ---------

AZ ...............     78.0%        73.8%         118        1.29x       5.384%
LA ...............     78.0%        72.5%         120        1.23x       5.570%
CA ...............     70.3%        66.9%         119        1.47x       5.193%
   Northern(3) ...     72.4%        72.4%         119        1.54x       5.220%
   Southern(3) ...     65.4%        54.0%         120        1.31x       5.130%
NV ...............     63.1%        58.2%         119        1.41x       5.611%
FL ...............     72.2%        67.0%         120        1.30x       5.400%
AL ...............     78.2%        72.0%         120        1.33x       5.527%
NC ...............     74.9%        66.2%         118        1.21x       5.442%
VA ...............     75.9%        75.9%         119        1.49x       5.450%
TX ...............     79.6%        69.7%         119        1.36x       5.372%
IL ...............     79.9%        66.2%         118        1.26x       5.220%
NM ...............     60.0%        60.0%         118        1.52x       5.420%
KY ...............     71.5%        66.5%         120        1.39x       5.570%
UT ...............     69.5%        59.8%         118        1.22x       5.250%
OR ...............     69.1%        69.1%         119        1.62x       5.160%
TN ...............     79.8%        74.2%         120        1.20x       5.570%
NY ...............     75.4%        66.2%         119        1.27x       5.590%
WI ...............     79.8%        66.5%         118        1.23x       5.360%

                       73.6%        68.4%         119        1.34X       5.427%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      S-128

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE      CUT-OFF       AVERAGE        MAXIMUM
RANGE OF UNDERWRITTEN   NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE      CUT-OFF
    DSC RATIOS (X)        LOANS         BALANCE       BALANCE       BALANCE     DATE BALANCE
---------------------   ---------   --------------   ---------   ------------   ------------

1.20 - 1.24 .........       59      $  882,447,037      34.8%    $ 14,956,729   $ 72,000,000
1.25 - 1.29 .........       20         366,476,541      14.5     $ 18,323,827   $148,865,000
1.30 - 1.34 .........       14         173,867,989       6.9     $ 12,419,142   $ 38,000,000
1.35 - 1.39 .........        6          66,098,703       2.6     $ 11,016,451   $ 33,100,000
1.45 - 1.49 .........        7          79,646,288       3.1     $ 11,378,041   $ 21,500,000
1.50 - 1.54 .........       10         438,164,199      17.3     $ 43,816,420   $162,500,000
1.55 - 1.59 .........        2          44,380,000       1.8     $ 22,190,000   $ 31,780,000
1.60 - 1.64 .........        3          34,950,000       1.4     $ 11,650,000   $ 23,400,000
1.65 - 1.69 .........        2          11,205,000       0.4     $  5,602,500   $  7,155,000
1.70 - 1.74 .........        1          19,715,000       0.8     $ 19,715,000   $ 19,715,000
1.75 - 1.79 .........        5          36,122,622       1.4     $  7,224,524   $ 11,345,000
1.80 - 1.84 .........        3          57,245,000       2.3     $ 19,081,667   $ 25,025,000
1.90 - 1.94 .........        2           6,774,000       0.3     $  3,387,000   $  3,424,000
1.95 - 1.99 .........        1           2,870,000       0.1     $  2,870,000   $  2,870,000
2.00 - 2.04 .........        2           6,294,000       0.2     $  3,147,000   $  4,850,000
2.05 - 2.09 .........        1         145,000,000       5.7     $145,000,000   $145,000,000
2.10 - 2.14 .........        3          12,569,000       0.5     $  4,189,667   $  7,358,000
2.15 - 2.19 .........        2          16,880,000       0.7     $  8,440,000   $ 15,500,000
2.20 - 2.24 .........        1           8,800,000       0.3     $  8,800,000   $  8,800,000
2.30 - 3.79 .........        5         124,611,510       4.9     $ 24,922,302   $ 57,000,000
                           ---      --------------     -----
                           149      $2,534,116,891     100.0%    $ 17,007,496   $162,500,000
                           ===      ==============     =====

                                                      WTD. AVG.
                                                        STATED
                                                      REMAINING
                          WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
RANGE OF UNDERWRITTEN   CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
    DSC RATIOS (X)        LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO       RATE
---------------------   ------------   ------------   ---------   ------------   ---------

1.20 - 1.24 .........       74.8%          67.4%         117          1.22x       5.405%
1.25 - 1.29 .........       75.4%          68.6%         116          1.27x       5.405%
1.30 - 1.34 .........       74.1%          66.9%         112          1.32x       5.516%
1.35 - 1.39 .........       67.6%          60.2%         119          1.38x       5.622%
1.45 - 1.49 .........       72.0%          66.5%         103          1.48x       5.331%
1.50 - 1.54 .........       66.8%          60.8%         119          1.51x       5.400%
1.55 - 1.59 .........       71.4%          67.5%         120          1.56x       5.545%
1.60 - 1.64 .........       66.1%          65.3%         120          1.61x       5.429%
1.65 - 1.69 .........       56.0%          39.9%         120          1.68x       5.834%
1.70 - 1.74 .........       65.2%          65.2%         117          1.71x       5.360%
1.75 - 1.79 .........       61.0%          52.0%         119          1.76x       5.484%
1.80 - 1.84 .........       59.0%          59.0%         119          1.81x       5.256%
1.90 - 1.94 .........       65.1%          65.1%         117          1.92x       5.030%
1.95 - 1.99 .........       64.8%          64.8%         113          1.99x       5.030%
2.00 - 2.04 .........       59.7%          59.7%          77          2.04x       5.425%
2.05 - 2.09 .........       60.4%          60.4%          80          2.09x       4.970%
2.10 - 2.14 .........       53.6%          53.6%          94          2.11x       5.318%
2.15 - 2.19 .........       49.0%          43.7%         114          2.19x       5.372%
2.20 - 2.24 .........       48.1%          48.1%          58          2.20x       4.740%
2.30 - 3.79 .........       37.7%          34.1%         112          2.77x       5.193%

                            69.2%          63.3%         114          1.48X       5.378%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-129

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                           % OF
                                         AGGREGATE     CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN    NUMBER OF     CUT-OFF DATE      GROUP 1     CUT-OFF DATE
     DSC RATIOS (X)         LOANS         BALANCE         BALANCE        BALANCE
-----------------------   ---------   --------------   ------------   ------------

1.20 - 1.24 ...........       49      $  748,975,148       34.7%      $ 15,285,207
1.25 - 1.29 ...........       15         324,995,000       15.1       $ 21,666,333
1.30 - 1.34 ...........       11         126,827,989        5.9       $ 11,529,817
1.35 - 1.39 ...........        4          22,598,703        1.0       $  5,649,676
1.45 - 1.49 ...........        3          50,600,000        2.3       $ 16,866,667
1.50 - 1.54 ...........        5         364,474,199       16.9       $ 72,894,840
1.55 - 1.59 ...........        2          44,380,000        2.1       $ 22,190,000
1.60 - 1.64 ...........        2          26,450,000        1.2       $ 13,225,000
1.65 - 1.69 ...........        2          11,205,000        0.5       $  5,602,500
1.70 - 1.74 ...........        1          19,715,000        0.9       $ 19,715,000
1.75 - 1.79 ...........        5          36,122,622        1.7       $  7,224,524
1.80 - 1.84 ...........        3          57,245,000        2.7       $ 19,081,667
1.90 - 1.94 ...........        2           6,774,000        0.3       $  3,387,000
1.95 - 1.99 ...........        1           2,870,000        0.1       $  2,870,000
2.00 - 2.04 ...........        2           6,294,000        0.3       $  3,147,000
2.05 - 2.09 ...........        1         145,000,000        6.7       $145,000,000
2.10 - 2.14 ...........        3          12,569,000        0.6       $  4,189,667
2.15 - 2.19 ...........        2          16,880,000        0.8       $  8,440,000
2.20 - 2.24 ...........        1           8,800,000        0.4       $  8,800,000
2.30 - 3.79 ...........        5         124,611,510        5.8       $ 24,922,302
                              --      --------------      -----
                             119      $2,157,387,173      100.0%      $ 18,129,304
                             ===      ==============      =====

                                                                        WTD. AVG.
                                                                         STATED
                             MAXIMUM                                    REMAINING
                             CUT-OFF       WTD. AVG.      WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN        DATE       CUT-OFF DATE     LTV RATIO     MATURITY    CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)          BALANCE       LTV RATIO    AT MATURITY*     (MOS.)*      DSC RATIO      RATE
-----------------------   ------------   ------------   ------------   ----------   ------------   ---------

1.20 - 1.24 ...........   $ 72,000,000       74.3%          66.8%          117          1.22x        5.394%
1.25 - 1.29 ...........   $148,865,000       75.4%          68.7%          116          1.27x        5.400%
1.30 - 1.34 ...........   $ 38,000,000       73.5%          66.7%          110          1.32x        5.567%
1.35 - 1.39 ...........   $  7,500,000       75.9%          65.6%          119          1.37x        5.472%
1.45 - 1.49 ...........   $ 21,500,000       71.1%          64.4%           93          1.48x        5.303%
1.50 - 1.54 ...........   $162,500,000       66.1%          59.0%          119          1.51x        5.427%
1.55 - 1.59 ...........   $ 31,780,000       71.4%          67.5%          120          1.56x        5.545%
1.60 - 1.64 ...........   $ 23,400,000       65.1%          64.1%          120          1.61x        5.515%
1.65 - 1.69 ...........   $  7,155,000       56.0%          39.9%          120          1.68x        5.834%
1.70 - 1.74 ...........   $ 19,715,000       65.2%          65.2%          117          1.71x        5.360%
1.75 - 1.79 ...........   $ 11,345,000       61.0%          52.0%          119          1.76x        5.484%
1.80 - 1.84 ...........   $ 25,025,000       59.0%          59.0%          119          1.81x        5.256%
1.90 - 1.94 ...........   $  3,424,000       65.1%          65.1%          117          1.92x        5.030%
1.95 - 1.99 ...........   $  2,870,000       64.8%          64.8%          113          1.99x        5.030%
2.00 - 2.04 ...........   $  4,850,000       59.7%          59.7%           77          2.04x        5.425%
2.05 - 2.09 ...........   $145,000,000       60.4%          60.4%           80          2.09x        4.970%
2.10 - 2.14 ...........   $  7,358,000       53.6%          53.6%           94          2.11x        5.318%
2.15 - 2.19 ...........   $ 15,500,000       49.0%          43.7%          114          2.19x        5.372%
2.20 - 2.24 ...........   $  8,800,000       48.1%          48.1%           58          2.20x        4.740%
2.30 - 3.79 ...........   $ 57,000,000       37.7%          34.1%          112          2.77x        5.193%

                          $162,500,000       68.4%          62.4%          113          1.50X        5.369%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-130

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                         % OF
                                        AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN    NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DSC RATIOS (X)         LOANS        BALANCE        BALANCE        BALANCE
-----------------------   ---------   ------------   ------------   ------------

1.20 - 1.24 ...........      10       $133,471,888       35.4%      $13,347,189
1.25 - 1.29 ...........       5         41,481,541       11.0       $ 8,296,308
1.30 - 1.34 ...........       3         47,040,000       12.5       $15,680,000
1.35 - 1.39 ...........       2         43,500,000       11.5       $21,750,000
1.45 - 1.49 ...........       4         29,046,288        7.7       $ 7,261,572
1.50 - 1.54 ...........       5         73,690,000       19.6       $14,738,000
1.60 - 1.64 ...........       1          8,500,000        2.3       $ 8,500,000
                            ---       ------------      -----
                             30       $376,729,718      100.0%      $12,557,657
                            ===       ============      =====

                                                                      WTD. AVG.
                                                                        STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE       CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO        RATE
-----------------------   -----------   ------------   ------------   ---------   ------------   ---------

1.20 - 1.24 ...........   $41,500,000       77.8%          71.0%         119          1.22x        5.464%
1.25 - 1.29 ...........   $24,825,000       75.9%          68.1%         119          1.26x        5.448%
1.30 - 1.34 ...........   $25,040,000       75.7%          67.7%         120          1.32x        5.381%
1.35 - 1.39 ...........   $33,100,000       63.2%          57.4%         119          1.38x        5.699%
1.45 - 1.49 ...........   $17,300,000       73.7%          70.3%         119          1.48x        5.379%
1.50 - 1.54 ...........   $33,500,000       70.0%          69.8%         118          1.53x        5.264%
1.60 - 1.64 ...........   $ 8,500,000       69.1%          69.1%         119          1.62x        5.160%

                          $41,500,000       73.6%          68.4%         119          1.34X        5.427%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-131

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE     AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF   CUT-OFF DATE       POOL      CUT-OFF DATE
     LTV RATIOS (%)        LOANS        BALANCE        BALANCE       BALANCE
-----------------------  ---------  --------------  ------------  ------------

25.01 - 30.00 .........       1     $   26,300,000       1.0%      $26,300,000
35.01 - 40.00 .........       2         68,971,510       2.7       $34,485,755
40.01 - 50.00 .........       5         54,650,000       2.2       $10,930,000
50.01 - 55.00 .........       6         44,973,000       1.8       $ 7,495,500
55.01 - 60.00 .........       5         52,935,000       2.1       $10,587,000
60.01 - 65.00 .........      18        498,347,288      19.7       $27,685,960
65.01 - 70.00 .........      19        390,652,199      15.4       $20,560,642
70.01 - 75.00 .........      30        625,876,778      24.7       $20,862,559
75.01 - 80.00 .........      61        738,711,116      29.2       $12,110,018
80.01 - 81.13 .........       2         32,700,000       1.3       $16,350,000
                            ---     --------------     -----
                            149     $2,534,116,891     100.0%      $17,007,496
                            ===     ==============     =====

                                                                   WTD. AVG.
                                                                     STATED
                            MAXIMUM                                REMAINING
                            CUT-OFF      WTD. AVG.     WTD. AVG.    TERM TO     WTD. AVG.   WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE      CUT-OFF DATE    LTV RATIO    MATURITY  CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE      LTV RATIO   AT MATURITY*   (MOS.)*     DSC RATIO     RATE
-----------------------  ------------  ------------  ------------  ---------  ------------  ---------

25.01 - 30.00 .........  $ 26,300,000      28.5%         28.5%        119         3.63x       5.520%
35.01 - 40.00 .........  $ 57,000,000      36.5%         29.9%        120         2.60x       5.210%
40.01 - 50.00 .........  $ 15,500,000      47.8%         45.6%         92         2.11x       5.054%
50.01 - 55.00 .........  $ 16,920,000      52.8%         52.8%        110         2.12x       5.142%
55.01 - 60.00 .........  $ 15,300,000      58.1%         51.1%        119         1.62x       5.395%
60.01 - 65.00 .........  $162,500,000      62.7%         59.8%        107         1.66x       5.315%
65.01 - 70.00 .........  $159,674,199      67.6%         60.8%        116         1.48x       5.459%
70.01 - 75.00 .........  $148,865,000      73.1%         66.1%        119         1.28x       5.383%
75.01 - 80.00 .........  $ 58,400,000      78.5%         71.0%        115         1.25x       5.425%
80.01 - 81.13 .........  $ 21,500,000      80.8%         78.8%         78         1.39x       5.255%

                         $162,500,000      69.2%         63.3%        114         1.48X       5.378%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-132

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE     AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF   CUT-OFF DATE      GROUP 1    CUT-OFF DATE
     LTV RATIOS (%)        LOANS        BALANCE        BALANCE       BALANCE
-----------------------  ---------  --------------  ------------  ------------

25.01 - 30.00 .........       1     $   26,300,000        1.2%     $26,300,000
35.01 - 40.00 .........       2         68,971,510        3.2      $34,485,755
40.01 - 50.00 .........       5         54,650,000        2.5      $10,930,000
50.01 - 55.00 .........       6         44,973,000        2.1      $ 7,495,500
55.01 - 60.00 .........       4         40,545,000        1.9      $10,136,250
60.01 - 65.00 .........      14        455,301,000       21.1      $32,521,500
65.01 - 70.00 .........      16        358,902,199       16.6      $22,431,387
70.01 - 75.00 .........      24        523,251,778       24.3      $21,802,157
75.01 - 80.00 .........      45        551,792,686       25.6      $12,262,060
80.01 - 81.13 .........       2         32,700,000        1.5      $16,350,000
                            ---     --------------      -----
                            119     $2,157,387,173      100.0%     $18,129,304
                            ===     ==============      =====

                                                                   WTD. AVG.
                                                                     STATED
                            MAXIMUM                                REMAINING
                            CUT-OFF      WTD. AVG.     WTD. AVG.    TERM TO     WTD. AVG.   WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE      CUT-OFF DATE    LTV RATIO    MATURITY  CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE      LTV RATIO   AT MATURITY*   (MOS.)*     DSC RATIO     RATE
-----------------------  ------------  ------------  ------------  ---------  ------------  ---------

25.01 - 30.00 .........  $ 26,300,000      28.5%         28.5%        119         3.63x       5.520%
35.01 - 40.00 .........  $ 57,000,000      36.5%         29.9%        120         2.60x       5.210%
40.01 - 50.00 .........  $ 15,500,000      47.8%         45.6%         92         2.11x       5.054%
50.01 - 55.00 .........  $ 16,920,000      52.8%         52.8%        110         2.12x       5.142%
55.01 - 60.00 .........  $ 15,300,000      57.5%         48.4%        119         1.66x       5.387%
60.01 - 65.00 .........  $162,500,000      62.8%         60.2%        106         1.68x       5.284%
65.01 - 70.00 .........  $159,674,199      67.6%         60.9%        115         1.49x       5.485%
70.01 - 75.00 .........  $148,865,000      73.1%         65.2%        119         1.25x       5.398%
75.01 - 80.00 .........  $ 58,400,000      78.5%         70.6%        114         1.25x       5.404%
80.01 - 81.13 .........  $ 21,500,000      80.8%         78.8%         78         1.39x       5.255%

                         $162,500,000      68.4%         62.4%        113         1.50X       5.369%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-133

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                         % OF                        MAXIMUM
                                        AGGREGATE    CUT-OFF DATE      AVERAGE       CUT-OFF
    RANGE OF CUT-OFF      NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE       DATE
  DATE LTV RATIOS (%)       LOANS        BALANCE        BALANCE        BALANCE       BALANCE
-----------------------   ---------   ------------   ------------   ------------   -----------

55.01 - 60.00..........        1      $ 12,390,000         3.3%     $12,390,000    $12,390,000
60.01 - 65.00..........        4        43,046,288        11.4      $10,761,572    $33,100,000
65.01 - 70.00..........        3        31,750,000         8.4      $10,583,333    $14,000,000
70.01 - 75.00..........        6       102,625,000        27.2      $17,104,167    $33,500,000
75.01 - 80.00..........       16       186,918,430        49.6      $11,682,402    $41,500,000
                             ---      ------------       -----
                              30      $376,729,718       100.0%     $12,557,657    $41,500,000
                             ===      ============       =====

                                                        WTD. AVG.
                                                         STATED
                                                        REMAINING
                            WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
    RANGE OF CUT-OFF      CUT-OFF DATE     LTV RATIO    MATURITY    CUT-OFF DATE   MORTGAGE
  DATE LTV RATIOS (%)       LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO      RATE
-----------------------   ------------   ------------   ---------   ------------   ---------

55.01 - 60.00..........       60.0%          60.0%         118          1.52x        5.420%
60.01 - 65.00..........       61.2%          55.0%         119          1.40x        5.646%
65.01 - 70.00..........       67.6%          59.7%         119          1.37x        5.173%
70.01 - 75.00..........       73.2%          70.8%         119          1.42x        5.304%
75.01 - 80.00..........       78.6%          72.1%         119          1.27x        5.487%

                              73.6%          68.4%         119          1.34X        5.427%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-134

     RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                           % OF                         MAXIMUM
                                         AGGREGATE     CUT-OFF DATE      AVERAGE        CUT-OFF
 RANGE OF MATURITY DATE   NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE       DATE
    LTV RATIOS (%)*         LOANS         BALANCE         BALANCE        BALANCE        BALANCE
-----------------------   ---------   --------------   ------------   ------------   ------------

20.01 - 30.00..........        2      $   83,300,000        3.3%       $41,650,000   $ 57,000,000
30.01 - 40.00..........        3          30,471,510        1.2        $10,157,170   $ 11,971,510
40.01 - 50.00..........        7          69,725,989        2.8        $ 9,960,856   $ 15,500,000
50.01 - 55.00..........       12         115,796,288        4.6        $ 9,649,691   $ 33,100,000
55.01 - 60.00..........       14         341,734,900       13.5        $24,409,636   $159,674,199
60.01 - 65.00..........       30         690,975,058       27.3        $23,032,502   $162,500,000
65.01 - 70.00..........       35         578,976,283       22.8        $16,542,180   $148,865,000
70.01 - 75.00..........       44         584,336,861       23.1        $13,280,383   $ 58,400,000
75.01 - 80.00..........        1          17,300,000        0.7        $17,300,000   $ 17,300,000
80.01 - 81.13..........        1          21,500,000        0.8        $21,500,000   $ 21,500,000
                             ---      --------------      -----
                             149      $2,534,116,891      100.0%       $17,007,496   $162,500,000
                             ===      ==============      =====

                                                        WTD. AVG.
                                                          STATED
                                                        REMAINING
                            WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE     LTV RATIO    MATURITY    CUT-OFF DATE    MORTGAGE
     LTV RATIOS (%)*        LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO       RATE
-----------------------   ------------   ------------   ---------   ------------   ----------

20.01 - 30.00..........       33.7%          29.3%         120          2.92x        5.369%
30.01 - 40.00..........       50.8%          35.6%         119          2.09x        5.466%
40.01 - 50.00..........       50.8%          46.2%          98          1.96x        5.125%
50.01 - 55.00..........       59.3%          53.7%         116          1.67x        5.360%
55.01 - 60.00..........       65.2%          57.1%         118          1.41x        5.419%
60.01 - 65.00..........       67.7%          62.1%         110          1.54x        5.388%
65.01 - 70.00..........       73.8%          67.7%         116          1.33x        5.403%
70.01 - 75.00..........       78.3%          73.0%         116          1.27x        5.349%
75.01 - 80.00..........       75.9%          75.9%         119          1.49x        5.450%
80.01 - 81.13..........       81.1%          81.1%          58          1.49x        5.240%

                              69.2%          63.3%         114          1.48X        5.378%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-135

 RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                           % OF
                                         AGGREGATE     CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE         BALANCE        BALANCE
-----------------------   ---------   --------------   ------------   ------------

20.01 - 30.00 .........        2      $   83,300,000         3.9%     $41,650,000
30.01 - 40.00 .........        3          30,471,510         1.4      $10,157,170
40.01 - 50.00 .........        7          69,725,989         3.2      $ 9,960,856
50.01 - 55.00 .........        9          65,500,000         3.0      $ 7,277,778
55.01 - 60.00 .........       10         313,344,900        14.5      $31,334,490
60.01 - 65.00 .........       29         681,725,058        31.6      $23,507,761
65.01 - 70.00 .........       24         481,546,302        22.3      $20,064,429
70.01 - 75.00 .........       34         410,273,413        19.0      $12,066,865
80.01 - 81.13 .........        1          21,500,000         1.0      $21,500,000
                             ---      --------------       -----
                             119      $2,157,387,173       100.0%     $18,129,304
                             ===      ==============       =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO      RATE
-----------------------   ------------   ------------   ------------   --------- --------------   ---------

20.01 - 30.00 .........   $ 57,000,000       33.7%          29.3%         120          2.92x        5.369%
30.01 - 40.00 .........   $ 11,971,510       50.8%          35.6%         119          2.09x        5.466%
40.01 - 50.00 .........   $ 15,500,000       50.8%          46.2%          98          1.96x        5.125%
50.01 - 55.00 .........   $ 16,920,000       57.1%          53.3%         113          1.90x        5.225%
55.01 - 60.00 .........   $159,674,199       65.4%          56.8%         118          1.41x        5.424%
60.01 - 65.00 .........   $162,500,000       67.6%          62.1%         110          1.54x        5.385%
65.01 - 70.00 .........   $148,865,000       73.6%          67.6%         115          1.34x        5.398%
70.01 - 75.00 .........   $ 58,400,000       78.6%          72.8%         114          1.24x        5.330%
80.01 - 81.13 .........   $ 21,500,000       81.1%          81.1%          58          1.49x        5.240%

                          $162,500,000       68.4%          62.4%         113          1.50X        5.369%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                          % OF
                                         AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE    NUMBER OF   CUT-OFF DATE      GROUP2      CUT-OFF DATE
     LTV RATIOS (%)*         LOANS        BALANCE        BALANCE        BALANCE
------------------------   ---------   ------------   ------------   ------------

50.01 - 55.00 ..........        3      $ 50,296,288        13.4%     $16,765,429
55.01 - 60.00 ..........        4        28,390,000         7.5      $ 7,097,500
60.01 - 65.00 ..........        1         9,250,000         2.5      $ 9,250,000
65.01 - 70.00 ..........       11        97,429,982        25.9      $ 8,857,271
70.01 - 75.00 ..........       10       174,063,448        46.2      $17,406,345
75.01 - 80.00 ..........        1        17,300,000         4.6      $17,300,000
                              ---      ------------       -----
                               30      $376,729,718       100.0%     $12,557,657
                              ===      ============       =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY    CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO      RATE
-----------------------   ------------   ------------   ------------   ---------   ------------   ---------

50.01 - 55.00 .........    $33,100,000       62.2%          54.3%         119          1.36x        5.535%
55.01 - 60.00 .........    $12,390,000       63.8%          59.5%         118          1.42x        5.360%
60.01 - 65.00 .........    $ 9,250,000       75.2%          64.6%         118          1.20x        5.630%
65.01 - 70.00 .........    $24,825,000       74.9%          68.2%         119          1.29x        5.426%
70.01 - 75.00 .........    $41,500,000       77.5%          73.4%         119          1.35x        5.393%
75.01 - 80.00 .........    $17,300,000       75.9%          75.9%         119          1.49x        5.450%

                           $41,500,000       73.6%          68.4%         119          1.34X        5.427%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-136

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                          AGGREGATE         % OF          AVERAGE
        RANGE OF           NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   MORTGAGE RATES (%)        LOANS         BALANCE      POOL BALANCE      BALANCE
------------------------   ---------   --------------   ------------   ------------

4.740 - 5.249 ..........       39      $  709,257,334       28.0%       $18,186,085
5.250 - 5.499 ..........       56         992,778,824       39.2        $17,728,193
5.500 - 5.749 ..........       41         708,291,029       28.0        $17,275,391
5.750 - 5.999 ..........       11         104,589,703        4.1        $ 9,508,155
6.000 - 6.249 ..........        1           2,200,000        0.1        $ 2,200,000
6.500 - 6.749 ..........        1          17,000,000        0.7        $17,000,000
                              ---      --------------      -----
                              149      $2,534,116,891      100.0%       $17,007,496
                              ===      ==============      =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
                              MAXIMUM       WTD. AVG.      WTD. AVG.    TERM TO      WTD. AVG.    WTD. AVG.
        RANGE OF           CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)         BALANCE       LTV RATIO    AT MATURITY*   (MOS.)*      DSC RATIO      RATE
------------------------   ------------   ------------   -----------   ---------   ------------   ---------

4.740 - 5.249 .........    $148,865,000       67.8%         64.3%         106          1.61x        5.076%
5.250 - 5.499 .........    $162,500,000       69.6%         63.1%         117          1.41x        5.373%
5.500 - 5.749 .........    $159,674,199       69.7%         62.8%         117          1.46x        5.583%
5.750 - 5.999 .........    $ 38,000,000       70.1%         59.7%         119          1.37x        5.858%
6.000 - 6.249 .........    $  2,200,000       77.2%         65.8%         120          1.27x        6.200%
6.500 - 6.749 .........    $ 17,000,000       76.6%         66.4%          84          1.25x        6.570%

                           $162,500,000       69.2%         63.3%         114          1.48X        5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                         AVERAGE
                                          AGGREGATE     % OF CUT-OFF     CUT-OFF
        RANGE OF           NUMBER OF    CUT-OFF DATE    DATE GROUP 1       DATE
   MORTGAGE RATES (%)        LOANS         BALANCE         BALANCE       BALANCE
------------------------   ---------   --------------   ------------   -----------

4.740 - 5.249 ..........       29      $  615,942,849       28.6%      $21,239,409
5.250 - 5.499 ..........       46         853,089,039       39.5       $18,545,414
5.500 - 5.749 ..........       32         566,765,581       26.3       $17,711,424
5.750 - 5.999 ..........       11         104,589,703        4.8       $ 9,508,155
6.500 - 6.749 ..........        1          17,000,000        0.8       $17,000,000
                              ---      --------------      -----
                              119      $2,157,387,173      100.0%      $18,129,304
                              ===      ==============      =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
                              MAXIMUM       WTD. AVG.      WTD. AVG.    TERM TO      WTD. AVG.    WTD. AVG.
        RANGE OF           CUT-OFF DATE   CUT-OFF DATE    LTV RATIO    MATURITY    CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)         BALANCE       LTV RATIO    AT MATURITY*   (MOS.)*      DSC RATIO      RATE
------------------------   ------------   ------------   -----------   ---------   ------------   ---------

4.740 - 5.249 ..........   $148,865,000       67.0%          63.8%        105          1.64x        5.059%
5.250 - 5.499 ..........   $162,500,000       68.9%          62.0%        116          1.43x        5.372%
5.500 - 5.749 ..........   $159,674,199       68.7%          61.7%        116          1.51x        5.575%
5.750 - 5.999 ..........   $ 38,000,000       70.1%          59.7%        119          1.37x        5.858%
6.500 - 6.749 ..........   $ 17,000,000       76.6%          66.4%         84          1.25x        6.570%

                           $162,500,000       68.4%          62.4%        113          1.50X        5.369%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-137

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                    % OF
                                   AGGREGATE    CUT-OFF DATE      AVERAGE        MAXIMUM
     RANGE OF        NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)     LOANS        BALANCE        BALANCE        BALANCE        BALANCE
------------------   ---------   ------------   ------------   ------------   ------------

5.120 - 5.249 ....       10      $ 93,314,485       24.8%       $ 9,331,449    $33,500,000
5.250 - 5.499 ....       10       139,689,785       37.1        $13,968,978    $41,500,000
5.500 - 5.749 ....        9       141,525,448       37.6        $15,725,050    $33,100,000
6.000 - 6.249 ....        1         2,200,000        0.6        $ 2,200,000    $ 2,200,000
                        ---      ------------      -----
                         30      $376,729,718      100.0%       $12,557,657    $41,500,000
                        ===      ============      =====

                                                   WTD. AVG.
                                                     STATED
                                                   REMAINING
                       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
     RANGE OF        CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
MORTGAGE RATES (%)     LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO       RATE
------------------   ------------   ------------   ---------   ------------   ---------

5.120 - 5.249 ....       72.8%          67.6%         119          1.45x        5.192%
5.250 - 5.499 ....       74.1%          69.9%         119          1.33x        5.381%
5.500 - 5.749 ....       73.6%          67.4%         120          1.29x        5.615%
6.000 - 6.249 ....       77.2%          65.8%         120          1.27x        6.200%

                         73.6%          68.4%         119          1.34X        5.427%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

    RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                              % OF
RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE        MAXIMUM
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE   CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE        BALANCE
--------------------------   ---------   --------------   ------------   ------------   ------------

0 - 60 ...................        9      $   93,910,172        3.7%       $10,434,464   $ 21,875,172
61 - 84 ..................        3         166,850,000        6.6        $55,616,667   $145,000,000
109 - 120 ................      137       2,273,356,718       89.7        $16,593,845   $162,500,000
                                ---      --------------      -----
                                149      $2,534,116,891      100.0%       $17,007,496   $162,500,000
                                ===      ==============      =====

                                                           WTD. AVG.
                                                             STATED
                                                           REMAINING
RANGE OF ORIGINAL TERMS TO     WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
  REPAYMENT DATE (MONTHS)      LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO       RATE
--------------------------   ------------   ------------   ---------   ------------   ---------

0 - 60 ...................       67.6%          66.3%          58          1.65x        5.282%
61 - 84 ..................       62.1%          61.1%          80          2.00x        5.144%
109 - 120 ................       69.8%          63.3%         119          1.43x        5.399%

                                 69.2%          63.3%         114          1.48X        5.378%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                              % OF
RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE        MAXIMUM
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE   CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE        BALANCE
--------------------------   ---------   --------------   ------------   ------------   ------------

0 - 60 ...................        9      $   93,910,172        4.4%       $10,434,464   $ 21,875,172
61 - 84 ..................        3         166,850,000        7.7        $55,616,667   $145,000,000
109 - 120 ................      107       1,896,627,000       87.9        $17,725,486   $162,500,000
                                ---      --------------      -----
                                119      $2,157,387,173      100.0%       $18,129,304   $162,500,000
                                ===      ==============      =====

                                                           WTD. AVG.
                                                             STATED
                                                           REMAINING
RANGE OF ORIGINAL TERMS TO     WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE     LTV RATIO     MATURITY   CUT-OFF DATE    MORTGAGE
  REPAYMENT DATE (MONTHS)      LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO       RATE
--------------------------   ------------   ------------   ---------   ------------   ---------

0 - 60 ...................       67.6%          66.3%          58          1.65x        5.282%
61 - 84 ..................       62.1%          61.1%          80          2.00x        5.144%
109 - 120 ................       69.0%          62.3%         118          1.45x        5.393%

                                 68.4%          62.4%         113          1.50X        5.369%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-139

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                         AVERAGE
RANGE OF ORIGINAL TERMS TO                   % OF       % OF CUT-OFF     CUT-OFF
  MATURITY OR ANTICIPATED    NUMBER OF   CUT-OFF DATE   DATE GROUP 2      DATE
  REPAYMENT DATE (MONTHS)      LOANS        BALANCE        BALANCE       BALANCE
--------------------------   ---------   ------------   ------------   -----------

109 - 120 ................       30      $376,729,718      100.0%      $12,557,657
                                ---      ------------      -----
                                 30      $376,729,718      100.0%      $12,557,657
                                ===      ============      =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY    CUT-OFF DATE    MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO      RATE
--------------------------   ------------   ------------   ------------   ---------   ------------   ---------

109 - 120 ................    $41,500,000       73.6%          68.4%         119          1.34x        5.427%

                              $41,500,000       73.6%          68.4%         119          1.34X        5.427%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
  REPAYMENTDATE (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE
--------------------------   ---------   --------------   ------------   ------------

0 - 60 ...................        9      $   93,910,172        3.7%      $10,434,464
61 - 84 ..................        3         166,850,000        6.6       $55,616,667
109 - 120 ................      137       2,273,356,718       89.7       $16,593,845
                                ---      --------------      -----
                                149      $2,534,116,891      100.0%      $17,007,496
                                ===      ==============      =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY    CUT-OFF DATE    MORTGAGE
  REPAYMENTDATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      DSC RATIO      RATE
--------------------------   ------------   ------------   ------------   ---------   ------------   ---------

0 - 60 ...................   $ 21,875,172       67.6%          66.3%          58          1.65x        5.282%
61 - 84 ..................   $145,000,000       62.1%          61.1%          80          2.00x        5.144%
109 - 120 ................   $162,500,000       69.8%          63.3%         119          1.43x        5.399%

                             $162,500,000       69.2%          63.3%         114          1.48X        5.378%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-140

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                       % OF
   TERMS TO MATURITY OR                   AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT   NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
       DATE (MONTHS)         LOANS         BALANCE         BALANCE        BALANCE
------------------------   ---------   --------------   ------------   ------------

0 - 60 .................        9      $   93,910,172        4.4%       $10,434,464
61 - 84 ................        3         166,850,000        7.7        $55,616,667
109 - 120 ..............      107       1,896,627,000       87.9        $17,725,486
                              ---      --------------      -----
                              119      $2,157,387,173      100.0%       $18,129,304
                              ===      ==============      =====

                                                                        WTD. AVG.
                                                                          STATED    WTD. AVG.
    RANGE OF REMAINING                                                  REMAINING    CUT-OFF
   TERMS TO MATURITY OR       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE      WTD. AVG.
   ANTICIPATED REPAYMENT   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC       MORTGAGE
       DATE (MONTHS)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO        RATE
------------------------   ------------   ------------   ------------   ---------   ---------   ---------

0 - 60 .................   $ 21,875,172       67.6%          66.3%          58        1.65x       5.282%
61 - 84 ................   $145,000,000       62.1%          61.1%          80        2.00x       5.144%
109 - 120 ..............   $162,500,000       69.0%          62.3%         118        1.45x       5.393%

                           $162,500,000       68.4%          62.4%         113        1.50X       5.369%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                    % OF
   TERMS TO MATURITY OR                  AGGREGATE    CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
       DATE (MONTHS)         LOANS        BALANCE        BALANCE        BALANCE
------------------------   ---------   ------------   ------------   ------------

109 - 120 ..............       30      $376,729,718      100.0%       $12,557,657
                              ---      ------------      -----
                               30      $376,729,718      100.0%       $12,557,657
                              ===      ============      =====

                                                                         WTD. AVG.
                                                                          STATED    WTD. AVG.
    RANGE OF REMAINING                                                  REMAINING    CUT-OFF
   TERMS TO MATURITY OR       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE      WTD. AVG.
   ANTICIPATED REPAYMENT   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC       MORTGAGE
       DATE (MONTHS)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO        RATE
------------------------   ------------   ------------   ------------   ---------   ---------   ---------

109 - 120 ..............    $41,500,000       73.6%          68.4%         119        1.34x       5.427%

                            $41,500,000       73.6%          68.4%         119        1.34X       5.427%

--------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-141

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                                        AVERAGE
   RANGE OF REMAINING                    AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS     NUMBER OF    CUT-OFF DATE      DATE POOL        DATE
      (MONTHS)(1)           LOANS         BALANCE         BALANCE       BALANCE
-----------------------   ---------   --------------   ------------   -----------

229 - 264 .............        3      $   21,175,989        0.8%      $ 7,058,663
265 - 300 .............        6          99,027,000        3.9       $16,504,500
301 - 348 .............        3          44,750,000        1.8       $14,916,667
349 - 360 .............      104       1,757,453,901       69.4       $16,898,595
Varies ................        1          58,400,000        2.3       $58,400,000
Non-amortizing ........       32         553,310,000       21.8       $17,290,938
                             ---      --------------      -----
                             149      $2,534,116,891      100.0%      $17,007,496
                             ===      ==============      =====

                                                                       WTD. AVG.
                                                                         STATED
                                                                       REMAINING
   RANGE OF REMAINING        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS     CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)            BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
-----------------------   ------------   ------------   ------------   ---------   ------------   --------------

229 - 264 .............   $ 11,345,000      60.9%           39.7%          119         1.68x          5.863%
265 - 300 .............   $ 38,000,000      69.5%           59.6%          113         1.38x          5.779%
301 - 348 .............   $ 20,000,000      67.8%           57.2%          119         1.55x          5.549%
349 - 360 .............   $162,500,000      71.2%           63.9%          118         1.36x          5.400%
Varies ................   $ 58,400,000      80.0%           74.0%          118         1.20x          5.330%
Non-amortizing ........   $145,000,000      62.1%           62.1%          100         1.90x          5.206%

                          $162,500,000      69.2%           63.3%          114         1.48X          5.378%

----------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 355 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                         AVERAGE
   RANGE OF REMAINING                     AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS      NUMBER OF    CUT-OFF DATE    DATE GROUP 1      DATE
      (MONTHS)(1)            LOANS         BALANCE         BALANCE       BALANCE
-----------------------   ----------   --------------   ------------   -----------

229 - 264 .............         3      $   21,175,989        1.0%      $ 7,058,663
265 - 300 .............         6          99,027,000        4.6       $16,504,500
301 - 348 .............         2          35,500,000        1.6       $17,750,000
349 - 360 .............        81       1,486,464,183       68.9       $18,351,410
Varies ................         1          58,400,000        2.7       $58,400,000
Non-Amortizing ........        26         456,820,000       21.2       $17,570,000
                              ---      --------------      -----
                              119      $2,157,387,173      100.0%      $18,129,304
                              ===      ==============      =====

                                                                        WTD. AVG.
                                                                          STATED
                                                                        REMAINING
   RANGE OF REMAINING         MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS      CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)             BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
-----------------------   -------------   ------------   ------------   ---------   ------------   --------------

229 - 264 .............    $ 11,345,000       60.9%          39.7%         119          1.68x          5.863%
265 - 300 .............    $ 38,000,000       69.5%          59.6%         113          1.38x          5.779%
301 - 348 .............    $ 20,000,000       65.8%          55.2%         120          1.64x          5.528%
349 - 360 .............    $162,500,000       70.6%          63.3%         117          1.37x          5.387%
Varies ................    $ 58,400,000       80.0%          74.0%         118          1.20x          5.330%
Non-Amortizing ........    $145,000,000       60.2%          60.2%          97          1.98x          5.190%

                           $162,500,000       68.4%          62.4%         113          1.50X          5.369%

----------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and those that vary) is 354 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-142

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                      AVERAGE
   RANGE OF REMAINING                   AGGREGATE    % OF CUT-OFF     CUT-OFF        MAXIMUM
   AMORTIZATION TERMS     NUMBER OF   CUT-OFF DATE   DATE GROUP 2       DATE      CUT-OFF DATE
      (MONTHS)(1)           LOANS        BALANCE        BALANCE       BALANCE        BALANCE
-----------------------   ---------   ------------   ------------   -----------   ------------

301 - 348 .............        1      $  9,250,000        2.5%      $ 9,250,000   $ 9,250,000
349 - 360 .............       23       270,989,718       71.9       $11,782,162   $41,500,000
Non-amortizing ........        6        96,490,000       25.6       $16,081,667   $33,500,000
                             ---      ------------      -----
                              30      $376,729,718      100.0%      $12,557,657   $41,500,000
                             ===      ============      =====

                                                        WTD. AVG.
                                                          STATED
                                                        REMAINING
   RANGE OF REMAINING       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS     CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)           LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
-----------------------   ------------   ------------   ---------   ------------   --------------

301 - 348 .............       75.2%          64.6%         118          1.20x          5.630%
349 - 360 .............       74.4%          67.4%         119          1.28x          5.470%
Non-amortizing ........       71.3%          71.3%         119          1.53x          5.284%

                              73.6%          68.4%         119          1.34X          5.427%

----------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 359 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                              AVERAGE
                                              AGGREGATE      % OF CUT-OFF     CUT-OFF
                                NUMBER OF    CUT-OFF DATE      DATE POOL        DATE
      AMORTIZATION TYPES          LOANS        BALANCE          BALANCE        BALANCE
-----------------------------   ---------   --------------   ------------   -----------

Interest-only, Amortizing
   Balloon(2) ...............       83      $1,337,883,689       52.8%      $16,119,081
Amortizing Balloon ..........       31         553,098,579       21.8       $17,841,890
Interest-only ...............       19         448,748,000       17.7       $23,618,316
Interest-only, ARD ..........       13         104,562,000        4.1       $ 8,043,231
Interest-only, Amortizing
   ARD(2) ...................        2          82,400,000        3.3       $41,200,000
Amortizing ARD ..............        1           7,424,622        0.3       $ 7,424,622
                                   ---      --------------      -----
                                   149      $2,534,116,891      100.0%      $17,007,496
                                   ===      ==============      =====

                                                                             WTD. AVG.
                                                                               STATED
                                                                             REMAINING
                                   MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      AMORTIZATION TYPES          BALANCE        LTV RATIO     MATURITY(1)   (MOS.)(1)     DSC RATIO    MORTGAGE RATE
-----------------------------   ------------   ------------   ------------   ---------   ------------   --------------

Interest-only, Amortizing
   Balloon(2) ...............   $162,500,000       72.4%          66.2%         118          1.31x          5.409%
Amortizing Balloon ..........   $159,674,199       67.2%          56.0%         115          1.51x          5.472%
Interest-only ...............   $145,000,000       61.8%          61.8%          97          1.94x          5.149%
Interest-only, ARD ..........   $ 25,025,000       63.6%          63.6%         113          1.74x          5.451%
Interest-only, Amortizing
   ARD(2) ...................   $ 58,400,000       77.9%          72.1%         119          1.20x          5.375%
Amortizing ARD ..............   $  7,424,622       78.2%          65.4%         118          1.77x          5.440%

                                $162,500,000       69.2%          63.3%         114          1.48X          5.378%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      S-143

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                              AGGREGATE                      AVERAGE
                                               CUT-OFF      % OF CUT-OFF     CUT-OFF        MAXIMUM
                               NUMBER OF         DATE       DATE GROUP 1      DATE       CUT-OFF DATE
     AMORTIZATION TYPES          LOANS         BALANCE         BALANCE       BALANCE        BALANCE
----------------------------   ---------   --------------   ------------   -----------   ------------

Interest-only, Amortizing
   Balloon(2) ..............       66      $1,092,133,241       50.6%      $16,547,473   $162,500,000
Amortizing Balloon .........       24         518,609,309       24.0       $21,608,721   $159,674,199
Interest-only ..............       14         364,648,000       16.9       $26,046,286   $145,000,000
Intrest-only, ARD ..........       12          92,172,000        4.3       $ 7,681,000   $ 25,025,000
Interest-only, Amortizing
   ARD(2) ..................        2          82,400,000        3.8       $41,200,000   $ 58,400,000
Amortizing ARD .............        1           7,424,622        0.3       $ 7,424,622   $  7,424,622
                                  ---      --------------      -----
                                  119      $2,157,387,173      100.0%      $18,129,304   $162,500,000
                                  ===      ==============      =====

                                                             WTD. AVG.
                                                               STATED
                                                             REMAINING   WTD. AVG.
                                 WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF    WTD. AVG.
                               CUT-OFF DATE   LTV RATIO AT    MATURITY    DATE DSC   MORTGAGE
     AMORTIZATION TYPES          LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO        RATE
----------------------------   ------------   ------------   ---------   ---------   ---------

Interest-only, Amortizing
   Balloon(2) ..............       71.8%          65.7%         118        1.32x       5.387%
Amortizing Balloon .........       66.9%          55.7%         115        1.52x       5.487%
Interest-only ..............       59.2%          59.2%          92        2.03x       5.122%
Intrest-only, ARD ..........       64.1%          64.1%         113        1.77x       5.456%
Interest-only, Amortizing
   ARD(2) ..................       77.9%          72.1%         119        1.20x       5.375%
Amortizing ARD .............       78.2%          65.4%         118        1.77x       5.440%

                                   68.4%          62.4%         113        1.50X       5.369%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                             AGGREGATE                      AVERAGE
                                              CUT-OFF     % OF CUT-OFF      CUT-OFF        MAXIMUM
                               NUMBER OF       DATE       DATE GROUP 2       DATE       CUT-OFF DATE
     AMORTIZATION TYPES          LOANS        BALANCE        BALANCE        BALANCE        BALANCE
----------------------------   ---------   ------------   ------------   ------------   ------------

Interest-only, Amortizing
   Balloon(2) ..............       17      $245,750,448       65.2%       $14,455,909    $41,500,000
Interest-only ..............        5        84,100,000       22.3        $16,820,000    $33,500,000
Amortizing Balloon .........        7        34,489,270        9.2        $ 4,927,039    $14,000,000
Interest-only, ARD .........        1        12,390,000        3.3        $12,390,000    $12,390,000
                                  ---      ------------      -----
                                   30      $376,729,718      100.0%       $12,557,657    $41,500,000
                                  ===      ============      =====

                                                             WTD. AVG.
                                                               STATED
                                                             REMAINING   WTD. AVG.
                                 WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF    WTD. AVG.
                               CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC    MORTGAGE
     AMORTIZATION TYPES          LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------   ------------   ------------   ---------   ---------   --------

Interest-only, Amortizing
   Balloon(2) ..............       74.7%          68.4%         119        1.28x      5.507%
Interest-only ..............       72.9%          72.9%         119        1.53x      5.264%
Amortizing Balloon .........       72.4%          60.0%         119        1.29x      5.253%
Interest-only, ARD .........       60.0%          60.0%         118        1.52x      5.420%

                                   73.6%          68.4%         119        1.34X      5.427%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 18 to 60 months from origination prior to the commencement of payments of principal and interest.

                                      S-144

                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                     AGGREGATE         % OF          AVERAGE        MAXIMUM
 RANGE OF OCCUPANCY   NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      CUT-OFF
    RATES (%)(1)        LOANS         BALANCE      POOL BALANCE      BALANCE     DATE BALANCE
-------------------   ---------   --------------   ------------   ------------   ------------

55.00 - 59.99 .....        1      $    5,100,000        0.2%      $ 5,100,000    $  5,100,000
65.00 - 69.99 .....        1           9,000,000        0.4       $ 9,000,000    $  9,000,000
70.00 - 74.99 .....        3          21,200,000        0.8       $ 7,066,667    $ 11,000,000
75.00 - 79.99 .....        8         200,000,000        7.9       $25,000,000    $162,500,000
80.00 - 84.99 .....       10         271,300,000       10.7       $27,130,000    $145,000,000
85.00 - 89.99 .....       10         295,710,442       11.7       $29,571,044    $148,865,000
90.00 - 94.99 .....       27         393,981,940       15.5       $14,591,924    $ 41,911,510
95.00 - 99.99 .....       42         675,866,076       26.7       $16,092,049    $ 57,000,000
100.00 - 100.00 ...       40         404,084,234       15.9       $10,102,106    $ 58,400,000
                         ---      --------------       ----
                         142      $2,276,242,692       89.8%      $16,029,878    $162,500,000
                         ===      ==============       ====

                                                         WTD. AVG.       WTD. AVG.
                        WTD. AVG.      WTD. AVG.     STATED REMAINING     CUT-OFF
 RANGE OF OCCUPANCY   CUT-OFF DATE   LTV RATIO AT         TERM TO        DATE DSC      WTD. AVG.
    RATES (%)(1)        LTV RATIO     MATURITY(2)   MATURITY (MOS.)(2)     RATIO     MORTGAGE RATE
-------------------   ------------   ------------   ------------------   ---------   -------------

55.00 - 59.99 .....       76.1%          70.5%             116             1.24x         5.285%
65.00 - 69.99 .....       77.1%          71.4%             116             1.20x         5.285%
70.00 - 74.99 .....       57.6%          55.3%             119             1.61x         5.142%
75.00 - 79.99 .....       65.4%          60.8%             119             1.50x         5.412%
80.00 - 84.99 .....       66.2%          63.1%              98             1.69x         5.244%
85.00 - 89.99 .....       74.4%          66.8%             118             1.27x         5.240%
90.00 - 94.99 .....       74.3%          69.1%             118             1.35x         5.370%
95.00 - 99.99 .....       65.0%          59.7%             111             1.60x         5.387%
100.00 - 100.00 ...       73.4%          67.6%             115             1.40x         5.436%

                          69.5%          64.2%             113             1.48X         5.356%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 7 Mortgage Loans secured by hospitality properties representing
     10.2% of the Cut-Off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                       % OF
                                     AGGREGATE     CUT-OFF DATE      AVERAGE        MAXIMUM
 RANGE OF OCCUPANCY   NUMBER OF       CUT-OFF         GROUP 1        CUT-OFF        CUT-OFF
    RATES (%)(1)        LOANS       DATE BALANCE      BALANCE     DATE BALANCE   DATE BALANCE
-------------------   ---------   --------------   ------------   ------------   ------------

55.00 - 59.99 .....        1      $    5,100,000        0.2%       $ 5,100,000   $  5,100,000
65.00 - 69.99 .....        1           9,000,000        0.4        $ 9,000,000   $  9,000,000
70.00 - 74.99 .....        3          21,200,000        1.0        $ 7,066,667   $ 11,000,000
75.00 - 79.99 .....        8         200,000,000        9.3        $25,000,000   $162,500,000
80.00 - 84.99 .....       10         271,300,000       12.6        $27,130,000   $145,000,000
85.00 - 89.99 .....       10         295,710,442       13.7        $29,571,044   $148,865,000
90.00 - 94.99 .....       15         218,259,510       10.1        $14,550,634   $ 41,911,510
95.00 - 99.99 .....       25         479,129,555       22.2        $19,165,182   $ 57,000,000
100.00 - 100.00 ...       39         399,813,466       18.5        $10,251,627   $ 58,400,000
                         ---      --------------       ----
                         112      $1,899,512,974       88.0%       $16,959,937   $162,500,000
                         ===      ==============       ====

                                                         WTD. AVG.
                                                          STATED         WTD. AVG.
                        WTD. AVG.      WTD. AVG.         REMAINING        CUT-OFF
 RANGE OF OCCUPANCY   CUT-OFF DATE   LTV RATIO AT         TERM TO        DATE DSC      WTD. AVG.
    RATES (%)(1)        LTV RATIO     MATURITY(2)   MATURITY (MOS.)(2)     RATIO     MORTGAGE RATE
-------------------   ------------   ------------   ------------------   ---------   -------------

55.00 - 59.99 .....       76.1%          70.5%              116            1.24x         5.285%
65.00 - 69.99 .....       77.1%          71.4%              116            1.20x         5.285%
70.00 - 74.99 .....       57.6%          55.3%              119            1.61x         5.142%
75.00 - 79.99 .....       65.4%          60.8%              119            1.50x         5.412%
80.00 - 84.99 .....       66.2%          63.1%               98            1.69x         5.244%
85.00 - 89.99 .....       74.4%          66.8%              118            1.27x         5.240%
90.00 - 94.99 .....       73.6%          67.1%              118            1.34x         5.383%
95.00 - 99.99 .....       62.1%          57.3%              108            1.71x         5.342%
100.00 - 100.00 ...       73.3%          67.6%              115            1.41x         5.438%

                          68.7%          63.3%              112            1.50X         5.342%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 7 Mortgage Loans secured by hospitality properties representing
     12.0% of the Cut-Off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      S-145

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                   % OF
                                    AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                     CUT-OFF       DATE      CUT-OFF       CUT-OFF
 RANGE OF OCCUPANCY   NUMBER OF       DATE       GROUP 2       DATE         DATE
      RATES (%)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE
-------------------   ---------   ------------   -------   -----------   -----------

90.00 - 94.99 .....       12      $175,722,430     46.6%   $14,643,536   $41,500,000
95.00 - 99.99 .....       17       196,736,521     52.2    $11,572,737   $33,100,000
100.00 - 100.00 ...        1         4,270,767      1.1    $ 4,270,767   $ 4,270,767
                         ---      ------------    -----
                          30      $376,729,718    100.0%   $12,557,657   $41,500,000
                         ===      ============    =====

                                                     WTD. AVG.
                      WTD. AVG.                       STATED        WTD. AVG.
                       CUT-OFF      WTD. AVG.        REMAINING       CUT-OFF    WTD. AVG.
 RANGE OF OCCUPANCY      DATE     LTV RATIO AT        TERM TO        DATE DSC    MORTGAGE
      RATES (%)       LTV RATIO     MATURITY*    MATURITY (MOS.)*     RATIO        RATE
-------------------   ---------   ------------   ----------------   ---------   ---------

90.00 - 94.99 .....     75.2%         71.5%             119           1.37x       5.355%
95.00 - 99.99 .....     72.0%         65.6%             119           1.32x       5.495%
100.00 - 100.00 ...     79.8%         66.3%             118           1.29x       5.240%

                        73.6%         68.4%             119           1.34X       5.427%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1) (2) (3) (4)

    PREPAYMENT RESTRICTION        DEC-05      DEC-06      DEC-07      DEC-08      DEC-09
-----------------------------   ---------   ---------   ---------   ---------   ---------

Locked Out ..................       97.13%      97.12%       9.46%       7.88%       0.00%
Defeasance ..................        0.00%       0.00%      79.44%      80.97%      88.78%
Yield Maintenance ...........        2.87%       2.88%      11.10%      11.15%       8.65%
Prepayment Premium ..........        0.00%       0.00%       0.00%       0.00%       0.00%
Open ........................        0.00%       0.00%       0.00%       0.00%       2.57%
                                ---------   ---------   ---------   ---------   ---------
Total .......................      100.00%     100.00%     100.00%     100.00%     100.00%
                                ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance .......
Outstanding (in millions) ...   $2,534.12   $2,526.41   $2,517.62   $2,506.34   $2,492.60
                                ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance ...      100.00%      99.70%      99.35%      98.90%      98.36%

    PREPAYMENT RESTRICTION        DEC-10      DEC-11      DEC-12      DEC-13      DEC-14     DEC-15
-----------------------------   ---------   ---------   ---------   ---------   ---------   -------

Locked Out ..................        0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance ..................       90.96%      90.85%      96.73%      96.69%      96.64%     0.00%
Yield Maintenance ...........        8.68%       8.78%       2.86%       2.90%       2.94%     0.00%
Prepayment Premium ..........        0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
Open ........................        0.36%       0.37%       0.40%       0.41%       0.42%   100.00%
                                ---------   ---------   ---------   ---------   ---------   -------
Total .......................      100.00%     100.00%     100.00%     100.00%     100.00%   100.00%
                                ---------   ---------   ---------   ---------   ---------   -------
Mortgage Pool Balance .......
Outstanding (in millions) ...   $2,383.70   $2,355.02   $2,160.16   $2,127.69   $2,093.40   $ 64.78
                                ---------   ---------   ---------   ---------   ---------   -------
% of Initial Pool Balance....       94.06%      92.93%      85.24%      83.96%      82.61%     2.56%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after December
     2015, the outstanding loan balances represent less than 2.56% of the
     Cut-Off Date Pool Balance.

(3)  Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

(4)  With respect to 1 Mortgage Loan (loan number 92), representing 0.3% of the
     Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

                                      S-146

      PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

    PREPAYMENT RESTRICTION        DEC-05      DEC-06      DEC-07      DEC-08      DEC-09
-----------------------------   ---------   ---------   ---------   ---------   ---------

Locked Out ..................       97.03%      97.02%       7.86%       5.99%       0.00%
Defeasance ..................        0.00%       0.00%      80.47%      82.28%      88.21%
Yield Maintenance ...........        2.97%       2.98%      11.67%      11.73%       8.78%
Prepayment Premium ..........        0.00%       0.00%       0.00%       0.00%       0.00%
Open ........................        0.00%       0.00%       0.00%       0.00%       3.02%
                                ---------   ---------   ---------   ---------   ---------
Total .......................      100.00%     100.00%     100.00%     100.00%     100.00%
                                ---------   ---------   ---------   ---------   ---------
Group 1 Balance .............
Outstanding (in millions) ...   $2,157.39   $2,150.14   $2,141.95   $2,131.66   $2,119.43
                                ---------   ---------   ---------   ---------   ---------
% of Initial Group 1
   Balance ..................      100.00%      99.66%      99.28%      98.81%      98.24%

    PREPAYMENT RESTRICTION        DEC-10      DEC-11      DEC-12      DEC-13      DEC-14     DEC-15
-----------------------------   ---------   ---------   ---------   ---------   ---------   -------

Locked Out ..................        0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance ..................       90.76%      90.64%      97.72%      97.69%      97.66%     0.00%
Yield Maintenance ...........        9.24%       9.36%       2.28%       2.31%       2.34%     0.00%
Prepayment Premium ..........        0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
Open ........................        0.00%       0.00%       0.00%       0.00%       0.00%   100.00%
                                ---------   ---------   ---------   ---------   ---------   -------
Total .......................      100.00%     100.00%     100.00%     100.00%     100.00%   100.00%
                                ---------   ---------   ---------   ---------   ---------   -------
Group 1 Balance .............
Outstanding (in millions) ...   $2,012.32   $1,987.53   $1,796.74   $1,768.63   $1,738.93   $ 64.78
                                ---------   ---------   ---------   ---------   ---------   -------
% of Initial Group 1
   Balance ..................       93.28%      92.13%      83.28%      81.98%      80.60%     3.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date).

(2)  Based on the assumptions set forth in footnote (1) above, after December
     2015, the outstanding loan balances represent less than 3.00% of the
     Cut-Off Date Group 1 Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  With respect to 1 Mortgage Loan (loan number 92), representing approximately 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off
     Date Group 1 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related
     Mortgage Loan.

             PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

    PREPAYMENT RESTRICTION       DEC-05    DEC-06    DEC-07    DEC-08    DEC-09
-----------------------------   -------   -------   -------   -------   -------

Locked Out ..................     97.69%    97.69%    18.56%    18.58%     0.00%
Defeasance ..................      0.00%     0.00%    73.57%    73.52%    92.07%
Yield Maintenance ...........      2.31%     2.31%     7.88%     7.90%     7.93%
Prepayment Premium ..........      0.00%     0.00%     0.00%     0.00%     0.00%
Open ........................      0.00%     0.00%     0.00%     0.00%     0.00%
                                -------   -------   -------   -------   -------
Total .......................    100.00%   100.00%   100.00%   100.00%   100.00%
                                -------   -------   -------   -------   -------
Group 2 Balance .............
Outstanding (in millions) ...   $376.73   $376.27   $375.67   $374.68   $373.17
                                -------   -------   -------   -------   -------
% of Initial Group 2
   Balance ..................    100.00%    99.88%    99.72%    99.46%    99.06%

     PREPAYMENT RESTRICTION      DEC-10    DEC-11    DEC-12    DEC-13    DEC-14   DEC-15
-----------------------------   -------   -------   -------   -------   -------   ------

Locked Out ..................      0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
Defeasance ..................     92.03%    91.95%    91.86%    91.76%    91.65%   0.00%
Yield Maintenance ...........      5.62%     5.68%     5.75%     5.82%     5.89%   0.00%
Prepayment Premium ..........      0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
Open ........................      2.34%     2.37%     2.39%     2.42%     2.45%   0.00%
                                -------   -------   -------   -------   -------   -----
Total .......................    100.00%   100.00%   100.00%   100.00%   100.00%   0.00%
                                -------   -------   -------   -------   -------   -----
Group 2 Balance .............
Outstanding (in millions) ...   $371.39   $367.49   $363.42   $359.07   $354.47   $0.00
                                -------   -------   -------   -------   -------   -----
% of Initial Group 2
   Balance ..................     98.58%    97.55%    96.47%    95.31%    94.09%   0.00%

----------
*    Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date).

                                      S-147

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:

                                                    NUMBER OF                                                % OF
                                    MORTGAGE        MORTGAGE                                    % OF       INITIAL
                                      LOAN     LOANS / MORTGAGED    LOAN    CUT-OFF DATE    INITIAL POOL    GROUP
           LOAN NAME                 SELLER        PROPERTIES      GROUP     BALANCE(1)        BALANCE     BALANCE
---------------------------------   --------   -----------------   -----   --------------   ------------   -------

Hyatt Center(2) .................   Wachovia          1/1            1     $  162,500,000        6.4%        7.5%
Westin Casuarina Hotel & Spa ....   Wachovia          1/1            1        159,674,199        6.3         7.4%
Abbey II Pool(3) ................   Wachovia          1/16           1        148,865,000        5.9         6.9%
Extra Space PRISA Pool ..........   Wachovia          1/35           1        145,000,000        5.7         6.7%
Extra Space Self Storage
   Portfolio #6 .................   Wachovia         19/19           1        101,000,000        4.0         4.7%
300 Four Falls Corporate
   Center(3) ....................   Wachovia          1/1            1         72,000,000        2.8         3.3%
Tiffany Building ................   Wachovia          1/1            1         58,400,000        2.3         2.7%
Metro Pointe at South Coast .....   Wachovia          1/1            1         57,000,000        2.2         2.6%
Birtcher Portfolio ..............   Wachovia          3/6            1         51,120,000        2.0         2.4%
Eagle Ridge Mall ................   Wachovia          1/1            1         49,895,997        2.0         2.3%
                                                     -----                 --------------       ----
WA/TOTAL (1-10): ................                    30/82                 $1,005,455,196       39.7%
                                                     =====                 ==============       ====

One & Olney Square(3) ...........   Wachovia          1/1            1     $   43,000,000        1.7%        2.0%
501 Second Street ...............   Wachovia          1/1            1         42,720,000        1.7         2.0%
Knollwood Mall ..................   Wachovia          1/1            1         41,911,510        1.7         1.9%
Monte Viejo Apartments ..........   Wachovia          1/1            2         41,500,000        1.6        11.0%
Britannia Business Center II ....   Wachovia          1/1            1         41,000,000        1.6         1.9%
Residence Inn--
   Beverly Hills, CA ............   Wachovia          1/1            1         38,000,000        1.5         1.8%
Britannia Business Center III ...   Wachovia          1/1            1         35,000,000        1.4         1.6%
Greenery Mall ...................   Wachovia          1/1            1         35,000,000        1.4         1.6%
Park Ridge
   Apartments ...................   Wachovia          1/1            2         33,500,000        1.3         8.9%
Summerhill Pointe Apartments ....   Wachovia          1/1            2         33,100,000        1.3         8.8%
                                                     -----                 --------------       ----
WA / TOTAL (11-20): .............                    10/10                 $  384,731,510       15.2%
                                                     -----                 --------------       ----
WA / TOTAL (1-20): ..............                    40/92                 $1,390,186,706       54.9%
                                                     =====                 ==============       ====

                                                                      LOAN
                                                                     BALANCE              CUT-OFF      LTV     WEIGHTED
                                                                     PER SF/   WEIGHTED     DATE    RATIO AT    AVERAGE
                                               PROPERTY               UNIT/     AVERAGE     LTV     MATURITY   MORTGAGE
             LOAN NAME                           TYPE                 ROOM       DSCR      RATIO     OR ARD      RATE
---------------------------------   -----------------------------   --------   --------   -------   --------   --------

Hyatt Center(2) .................           Office - CBD            $    221     1.51x     65.0%      60.3%     5.440%
Westin Casuarina Hotel & Spa ....     Hospitality - Full Service    $193,310     1.51x     66.5%      55.7%     5.510%
Abbey II Pool(3) ................              Various              $    105     1.29x     74.4%      68.8%     5.190%
Extra Space PRISA Pool ..........            Self Storage           $     61     2.09x     60.4%      60.4%     4.970%
Extra Space Self Storage
   Portfolio #6 .................            Self Storage           $     71     1.25x     76.5%      70.9%     5.285%
300 Four Falls Corporate
   Center(3) ....................         Office - Suburban         $    246     1.23x     71.3%      64.0%     5.710%
Tiffany Building ................   Mixed Use - Office/Industrial   $    159     1.20x     80.0%      74.0%     5.330%
Metro Pointe at South Coast .....         Retail - Anchored         $    148     2.59x     36.1%      29.6%     5.300%
Birtcher Portfolio ..............         Office - Suburban         $    135     1.25x     79.5%      73.9%     5.570%
Eagle Ridge Mall ................         Retail - Anchored         $     98     1.21x     70.1%      58.5%     5.411%

WA/TOTAL (1-10): ................                                                1.53X     67.8%      61.8%     5.341%

One & Olney Square(3) ...........         Retail - Anchored         $    125     1.23x     77.8%      71.9%     5.120%
501 Second Street ...............            Office - CBD           $    206     1.24x     60.6%      58.1%     5.400%
Knollwood Mall ..................        Retail - Anchored          $     90     1.22x     74.8%      62.4%     5.351%
Monte Viejo Apartments ..........     Multifamily - Conventional    $ 86,458     1.21x     79.8%      74.1%     5.420%
Britannia Business Center II ....         Office - Suburban         $    148     1.20x     71.3%      66.1%     5.320%
Residence Inn--
   Beverly Hills, CA ............    Hospitality - Extended Stay    $204,301     1.33x     69.0%      62.2%     5.880%
Britannia Business Center III ...         Office - Suburban         $    183     1.24x     78.7%      72.9%     5.320%
Greenery Mall ...................     Mixed Use - Retail/Office     $    160     1.26x     74.5%      65.3%     5.510%
Park Ridge
   Apartments ...................     Multifamily - Conventional    $ 96,264     1.54x     72.4%      72.4%     5.220%
                                            Multifamily -
Summerhill Pointe Apartments ....            Conventional           $ 57,465     1.38x     60.6%      54.5%     5.740%

WA / TOTAL (11-20): .............                                                1.28X     72.0%      66.0%     5.421%

WA / TOTAL (1-20): ..............                                                1.46X     69.0%      63.0%     5.363%

----------
(1)  In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)  The Hyatt Center Loan is part of a split loan structure that includes the
     Hyatt Center Pari Passu Companion Loan that is not included in the Trust
     Fund. With respect to the Hyatt Center Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/unit/room are based on the aggregate indebtedness of or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu
     Companion Loan.

(3)  The appraised value for each Mortgaged Property is based on an "as stabilized" basis (3 Mortgaged Properties with respect to Abbey II Pool
     Loan).

                                      S-148

Hyatt Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $162,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                          Pritzker Family
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.440%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE            Yes
   TI/LC(1)                 $22,973,959

ONGOING MONTHLY RESERVES
   TAX/INSURANCE            Yes
   REPLACEMENT              $4,908

ADDITIONAL FINANCING        Pari Passu Debt                         $162,500,000
                            Mezzanine Debt(2)                            $10,000

                                                             PARI PASSU NOTES(3)
                                                             -------------------
CUT-OFF DATE BALANCE                                                $325,000,000
CUT-OFF DATE BALANCE/SF                                                     $221
CUT-OFF DATE LTV                                                           65.0%
MATURITY DATE LTV                                                          60.3%
UW DSCR ON NCF                                                             1.51x
--------------------------------------------------------------------------------

(1)  Reserve funded at closing to be used for outstanding TI/LC costs and lease assumption obligations.

(2)  Revolving mezzanine line of credit up to $75,000,000.

(3)  LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Hyatt Center Loan and the Hyatt Center
     Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,472,460
OCCUPANCY AS OF OCTOBER 31, 2005                                           78.9%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                     $500,000,000
PROPERTY MANAGEMENT                                           Jones Lang LaSalle
                                                       Americas (Illinois), L.P.
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $62,158,320
UW TOTAL EXPENSES                                                    $27,938,222
UW NET OPERATING INCOME (NOI)                                        $34,220,099
UW NET CASH FLOW (NCF)                                               $33,175,314
--------------------------------------------------------------------------------

NOTES:

                                      S-149

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                              NET      % OF NET
                                           RATINGS(1)       RENTABLE   RENTABLE    ACTUAL
TENANT                                 MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF
------------------------------------   -----------------   ---------   --------   --------

Mayer, Brown, Rowe & Maw LLP........        NR/NR/NR         392,534      26.7%    $28.20
Hyatt Corporation...................        NR/NR/NR         292,227      19.8     $29.28
Goldman, Sachs & Co. ...............       Aa3/A+/AA-        134,049       9.1     $26.12
IBM.................................       A1/A+/AA-         126,607       8.6     $27.84
Towers, Perrin, Forester & Crosby...        NR/NR/NR          61,034       4.1     $25.00
Non-major tenants...................                         155,780      10.6     $26.29
Vacant..............................                         310,229      21.1
                                                           ---------     -----
TOTAL...............................                       1,472,460     100.0%
                                                           =========     =====

                                                      % OF         DATE OF
                                                     ACTUAL         LEASE
TENANT                                 ACTUAL RENT    RENT        EXPIRATION
------------------------------------   -----------   -----   -------------------

Mayer, Brown, Rowe & Maw LLP........   $11,069,459    34.3%           June 2020
Hyatt Corporation...................     8,557,120    26.5   Multiple Spaces(2)
Goldman, Sachs & Co. ...............     3,500,815    10.8           April 2020
IBM.................................     3,524,739    10.9          August 2016
Towers, Perrin, Forester & Crosby...     1,525,850     4.7       September 2016
Non-major tenants...................     4,096,109    12.7
Vacant..............................             0     0.0
                                       -----------   -----
TOTAL...............................   $32,274,092   100.0%
                                       ===========   =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 219,654 SF expire in January 2020, and
     72,573 SF expire in June 2020.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                   # OF    WA BASE                             CUMULATIVE   % OF ACTUAL    CUMULATIVE %
                  LEASES   RENT/SF    TOTAL SF    % OF TOTAL    % OF SF         RENT      OF ACTUAL RENT
     YEAR        ROLLING   ROLLING    ROLLING    SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
--------------   -------   -------   ---------   -----------   ----------   -----------   --------------

     2005            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2006            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2007            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2008            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2009            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2010            0      $ 0.00           0       0.0%          0.0%         0.0%            0.0%
     2011            3      $25.85       5,546       0.4%          0.4%         0.4%            0.4%
     2012            3      $19.12      14,494       1.0%          1.4%         0.9%            1.3%
     2013            1      $25.00       2,343       0.2%          1.5%         0.2%            1.5%
     2014            0      $ 0.00           0       0.0%          1.5%         0.0%            1.5%
     2015            4      $26.31      65,193       4.4%          5.9%         5.3%            6.8%
  Thereafter        36      $27.99   1,074,655      73.0%         78.9%        93.2%          100.0%
    Vacant           0        NA       310,229      21.1%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-150

THE LOAN. The Mortgage Loan (the "Hyatt Center Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The Hyatt
Center Loan represents approximately 6.4% of the Cut-Off Date Pool Balance. The
Hyatt Center Loan was originated on November 4, 2005, and has a principal balance as of the Cut-Off Date of $162,500,000. The Hyatt Center Loan, which is evidenced by a pari passu note dated November 4, 2005, is a portion of a whole loan with an original principal balance of $325,000,000. The other loan related to the Hyatt Center Loan is evidenced by a separate note, dated November 4, 2005
(the "Hyatt Center Pari Passu Loan"), with an original principal balance of
$162,500,000. The Hyatt Center Pari Passu Loan will not be an asset of the Trust
Fund. The Hyatt Center Pari Passu Loan and the Hyatt Center Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described herein under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Hyatt Center Loan
provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Hyatt Center Loan has a remaining term of 119 months and matures on November
11, 2015. The Hyatt Center Loan may be prepaid on or after August 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is FrankMon LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Center Loan. The sponsor is the Pritzker Family.
The Pritzker Family controls over $15 billion in real estate assets, including the Hyatt Hotel chain. The Hyatt Hotel chain consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the United
States.

THE PROPERTY. The Mortgaged Property is an approximately 1,472,460 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Chicago, Illinois. As of October 31, 2005, the occupancy rate for the Mortgaged Property securing the
Hyatt Center Loan was approximately 78.9%.

The largest tenant is Mayer, Brown, Rowe & Maw LLP ("Mayer Brown"), occupying approximately 392,534 square feet, or approximately 26.7% of the net rentable area. Mayer Brown is one of the 10 largest law firms in the world with over
1,300 attorneys located in 7 major markets in the United States and 6 European cities. The Mayer Brown lease expires in June 2020. The second largest tenant is
Hyatt Corporation, occupying approximately 292,227 square feet, or approximately
19.8% of the net rentable area. The Hyatt Corporation operates the Hyatt Hotel chain which consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the United States. The Hyatt Corporation has
multiple leases, with approximately 219,654 square feet expiring in January 2020 and 72,573 square feet expiring in June 2020. The third largest tenant is
Goldman, Sachs & Co., occupying approximately 134,049 square feet, or approximately 9.1% of the net rentable area. Goldman, Sachs & Co. is a global investment banking, securities and investment management firm that provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As of November 29, 2005, Goldman, Sachs & Co. was rated "Aa3"
(Moody's), "A+" (S&P) and "AA--" (Fitch). The Goldman Sachs lease expires in
April 2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A revolving mezzanine loan with a maximum credit limit up to
$75,000,000 ($10,000 currently outstanding) was originated on November 4, 2005.
The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

MANAGEMENT. Jones Lang LaSalle Americas (Illinois), L.P. ("Jones Lang
LaSalle")is the property manager for the Mortgaged Property securing the Hyatt
Center Loan. Jones Lang LaSalle is a leading global provider of integrated real estate and money management services with offices in more than 100 markets on five continents.

                                      S-151

Westin Casuarina Hotel & Spa

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $159,674,199
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                             Yes
   SEASONALITY                            $227,273

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                             Yes
   REPLACEMENT                            $102,017
   SEASONALITY                            $ 22,727

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                $159,674,199
CUT-OFF DATE BALANCE/ROOM                                               $193,310
CUT-OFF DATE LTV                                                           66.5%
MATURITY DATE LTV                                                          55.7%
UW DSCR ON NCF                                                             1.51x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Las Vegas, NV
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 826
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        74.6%
YEAR BUILT / YEAR RENOVATED                                          1977 / 2002
APPRAISED VALUE                                                     $240,000,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      75.5%
UW REVENUES                                                          $41,767,079
UW TOTAL EXPENSES                                                    $23,663,652
UW NET OPERATING INCOME (NOI)                                        $18,103,427
UW NET CASH FLOW (NCF)                                               $16,432,744
--------------------------------------------------------------------------------

*    Based on the trailing 12-month period ending September 30, 2005.

NOTES:

                                      S-152

--------------------------------------------------------------------------------
                  WESTIN CASUARINA HOTEL & SPA - LAS VEGAS, NV
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING / DOUBLE DOUBLE                                                         816
SUITES                                                                        10
                                                                             ---
   TOTAL                                                                     826
                                                                             ===

CASINO/BALLROOM/SPA SPACES                                           SQUARE FEET
--------------------------------------------------------------------------------
CASINO                                                                    20,000
HIBISCUS SPA                                                              10,000
ACACIA BALLROOM                                                            6,760
MESQUITE BALLROOM                                                          4,926
CASUARINA BALLROOM                                                         3,600
EXECUTIVE BOARDROOM                                                          575
                                                                          ------
   TOTAL                                                                  45,861
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR                                                                 2004 - 2005
LATEST PERIOD                                                      T12-9/30/2005
OCCUPANCY                                                                  74.6%
ADR                                                                      $129.79
REVPAR                                                                    $96.97
UW OCCUPANCY                                                               75.5%
UW ADR                                                                   $133.00
UW REVPAR                                                                $100.41
--------------------------------------------------------------------------------

                                     S-153

THE LOAN. The Mortgage Loan (the "Westin Casuarina Hotel Loan") is secured by a first mortgage encumbering a full service luxury hotel and casino, The Westin
Casuarina Hotel & Spa, located in Las Vegas, Nevada. The Westin Casuarina Hotel
Loan represents approximately 6.3% of the Cut-Off Date Pool Balance. The Westin
Casuarina Hotel Loan was originated on September 15, 2005, and has a principal balance as of the Cut-Off Date of $159,674,199.

The Westin Casuarina Hotel Loan has a remaining term of 118 months and matures on October 11, 2015. The Westin Casuarina Hotel Loan may be prepaid on or after
June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is CP Las Vegas, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Casuarina Hotel Loan. The sponsor of the borrower is Columbia Sussex Corporation ("Columbia Sussex"). Columbia Sussex and its
affiliates own and operate 90 hotels (approximately 26,000 rooms), resorts and casinos in 30 states and overseas, including the Horizon Casino Resort in South
Lake Tahoe and the Westin Casuarina property on Grand Cayman Island.

THE PROPERTY. The Mortgaged Property is a full-service luxury hotel and casino, containing 826 rooms, 15 meeting rooms containing over 20,000 square feet of meeting and open function space and an approximately 20,000 square foot full-service casino. Room amenities include the Westin "Heavenly" room amenities. The Mortgaged Property contains an approximately 10,000 square foot luxury spa and the Westin Reebok fitness center. Based upon the trailing
12-month period ending September 30, 2005, the occupancy rate for the Mortgaged
Property securing the Westin Casuarina Hotel Loan was approximately 74.6%.

LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

MANAGEMENT. Columbia Sussex is the property manager for the Mortgaged Property securing the Westin Casuarina Hotel Loan.

                                      S-154

Abbey II Pool

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $148,865,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                             Donald Abbey
TYPE OF SECURITY                                                         Various
MORTGAGE RATE                                                             5.190%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                                     Yes
  ENGINEERING                             $425,438
  REPLACEMENT-TI/LC(1)                    $955,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                           Yes / Springing
  REPLACEMENT(2)                          Springing
  TI/LC(3)                                Springing

ADDITIONAL FINANCING (4)                                                    None

                                                                     TRUST ASSET
                                                                    ------------
CUT-OFF DATE BALANCE                                                $148,865,000
CUT-OFF DATE BALANCE/SF                                                     $105
CUT-OFF DATE LTV                                                           74.4%
MATURITY DATE LTV                                                          68.8%
UW DSCR ON NCF                                                             1.29x
--------------------------------------------------------------------------------

(1)  Letter of Credit.

(2)  In the event the upfront replacement-TI/LC letter of credit is not renewed, a $19,237 monthly replacement reserve will be required.

(3)  In the event the upfront replacement-TI/LC letter of credit is not renewed, a $60,384 monthly TI/LC reserve will be required.

(4)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                16
LOCATION                                                              California
PROPERTY TYPE                                                            Various
SIZE (SF)                                                              1,415,100
OCCUPANCY AS OF NOVEMBER 1, 2005                                           87.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $200,050,000
PROPERTY MANAGEMENT                             The Abbey Management Company LLC
UW ECONOMIC OCCUPANCY                                                      84.8%
UW REVENUES                                                          $21,370,666
UW TOTAL EXPENSES                                                     $7,762,891
UW NET OPERATING INCOME (NOI)                                        $13,607,775
UW NET CASH FLOW (NCF)                                               $12,650,196
--------------------------------------------------------------------------------

NOTES:

                                      S-155

--------------------------------------------------------------------------------
                              ABBEY II POOL SUMMARY
--------------------------------------------------------------------------------

                                                                                               ALLOCATED
                                                     ALLOCATED                      NET      CUT-OFF DATE
                                       PROPERTY    CUT-OFF DATE   YEAR BUILT /    RENTABLE      BALANCE
PROPERTY NAME                            TYPE         BALANCE       RENOVATED    AREA (SF)      PER SF
-----------------------------------   ----------   ------------   ------------   ---------   ------------

Fletcher Parkway Medical Center ...     Office     $ 17,325,000       1985          82,024       $211
Upland Freeway Center .............     Retail       15,675,000       1986         116,029       $135
Aliso Viejo Commerce Center .......     Retail       15,150,000       1992          64,536       $235
Wimbledon Village .................    Mixed Use     13,575,000       1987         123,225       $110
Airport One Office Building .......     Office       12,282,500       1988          88,284       $139
Cityview Plaza Office Park ........     Office       12,000,000       1982         150,263       $ 80
Commerce Corporate Center .........     Office       10,125,000    1974 / 1997      67,314       $150
Ming Office Park ..................     Office        9,600,000       1981         117,827       $ 81
Moreno Valley Commerce Center......    Mixed Use      7,987,500       1986         111,060       $ 72
Glendora Commerce Center ..........     Retail        7,770,000       1986          70,180       $111
La Mirada Commerce Center .........   Industrial      7,312,500       1975          82,011       $ 89
Abbey Center ......................     Office        5,962,500       1982          66,448       $ 90
Arlington II - Riverside ..........   Industrial      5,662,500       1976         131,263       $ 43
Fresno Airport (Gateway Plaza) ....     Office        3,525,000       1980          52,050       $ 68
Palm Springs Airport ..............     Office        3,112,500       1981          62,986       $ 49
Mt. Vernon Commerce Center ........     Office        1,800,000       1988          29,600       $ 61
                                                   ------------                  ---------
                                                   $148,865,000                  1,415,100       $105
                                                   ============                  =========

                                                                                              APPRAISED
                                                       UW       UNDERWRITTEN     APPRAISED      VALUE
PROPERTY NAME                         OCCUPANCY*   OCCUPANCY   NET CASH FLOW       VALUE       PER SF
-----------------------------------   ----------   ---------   -------------   ------------   ---------

Fletcher Parkway Medical Center ...      95.7%       94.5%      $ 1,566,793    $ 23,100,000      $282
Upland Freeway Center .............      97.0%       95.0%        1,299,722      20,900,000      $180
Aliso Viejo Commerce Center .......     100.0%       95.0%        1,465,093      20,200,000      $313
Wimbledon Village .................      97.5%       95.0%        1,356,930      18,100,000      $147
Airport One Office Building .......       0.0%        0.0%         (247,172)     17,200,000      $195
Cityview Plaza Office Park ........      94.8%       95.0%        1,466,566      16,000,000      $106
Commerce Corporate Center .........      94.3%       94.3%        1,076,111      13,500,000      $201
Ming Office Park ..................      97.1%       95.0%        1,025,852      12,800,000      $109
Moreno Valley Commerce Center......      91.1%       91.4%          762,310      10,650,000      $ 96
Glendora Commerce Center ..........      57.5%       59.0%          441,166      11,100,000      $158
La Mirada Commerce Center .........      95.7%       96.1%          672,055       9,750,000      $119
Abbey Center ......................      91.9%       92.0%          577,083       7,950,000      $120
Arlington II - Riverside ..........     100.0%       95.0%          505,602       7,550,000      $ 58
Fresno Airport (Gateway Plaza) ....      79.8%       80.0%          247,604       4,700,000      $ 90
Palm Springs Airport ..............     100.0%       95.0%          280,598       4,150,000      $ 66
Mt. Vernon Commerce Center ........      97.3%       95.0%          153,883       2,400,000      $ 81
                                                                -----------    ------------
                                         87.7%       84.8%      $12,650,196    $200,050,000      $141
                                                                ===========    ============

*    Occupancy date as of November 1, 2005 for all mortgaged properties.

                                      S-156

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                         RATINGS*       NET
                                                                         MOODY'S/     RENTABLE
              TENANT                             PROPERTY               S&P/FITCH    AREA (SF)
----------------------------------   -------------------------------   -----------   ----------

Boise Building Solutions .........   Arlington II -- Riverside          Ba1/B+/BB      131,263
Desert Medical Group, Inc. .......   Palm Springs Airport                NR/NR/NR       56,327
Processes Unlimitd
   International .................   Ming Office Park                    NR/NR/NR       23,829
Los Angeles Unified School
   District ......................   Commerce Corporate Center         Aaa/AAA/AAA      22,970
PIA-SC Insurance Services,
   Inc ...........................   Commerce Corporate Center           NR/NR/NR       19,737
Bank of America ..................   Commerce Corporate Center         Aa2/AA-/AA-      17,748
Colton Unified School District
                                     Mt. Vernon Commerce Center          NR/NR/NR       16,703
Primecare Medical Group ..........   Wimbledon Village                   NR/NR/NR       14,636
IGEE LLC .........................   Wimbledon Village                   NR/NR/NR       13,610
Grossmont Hospital Corp ..........   Fletcher Parkway Medical Center     NR/NR/NR       13,331
Non-major tenants ................                                                     911,597
Vacant ...........................                                                     173,349
                                                                                     ---------
TOTAL ............................                                                   1,415,100
                                                                                     =========

                                     % OF NET                             % OF
                                     RENTABLE    ACTUAL                  ACTUAL    DATE OF LEASE
              TENANT                   AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
----------------------------------   --------   --------   -----------   ------   --------------

Boise Building Solutions .........      9.3%     $ 4.55    $   597,247     3.2%    February 2008
Desert Medical Group, Inc. .......      4.0      $13.09        737,153     3.9     November 2011
Processes Unlimitd
   International .................      1.7      $16.42        391,377     2.1      January 2008
Los Angeles Unified School
   District ......................      1.6      $19.05        437,579     2.3       August 2012
PIA-SC Insurance Services,
   Inc ...........................      1.4      $20.22        399,100     2.1         July 2006
Bank of America ..................      1.3      $38.67        686,352     3.6    September 2008
Colton Unified School District
                                        1.2      $11.40        190,414     1.0         June 2010
Primecare Medical Group ..........      1.0      $ 9.09        132,970     0.7         June 2007
IGEE LLC .........................      1.0      $16.32        222,049     1.2      October 2011
Grossmont Hospital Corp ..........      0.9      $21.12        281,551     1.5    Month to Month
Non-major tenants ................     64.4      $16.20     14,764,296    78.4
Vacant ...........................     12.2                          0     0.0
                                      -----                -----------   -----
TOTAL ............................    100.0%               $18,840,085   100.0%
                                      =====                ===========   =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF    WA BASE                            CUMULATIVE %                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ------------   -------------   --------------

   2005         31      $19.59     52,327       3.7%           3.7%           5.4%             5.4%
   2006        114      $17.29    220,775      15.6%          19.3%          20.3%            25.7%
   2007        126      $14.27    278,720      19.7%          39.0%          21.1%            46.8%
   2008         70      $12.59    331,110      23.4%          62.4%          22.1%            68.9%
   2009         47      $15.99    112,603       8.0%          70.4%           9.6%            78.5%
   2010         33      $15.32     96,633       6.8%          77.2%           7.9%            86.4%
   2011         33      $14.35     89,862       6.4%          83.5%           6.8%            93.2%
   2012          4      $20.26     31,336       2.2%          85.7%           3.4%            96.6%
   2013          3      $31.05      9,360       0.7%          86.4%           1.5%            98.1%
   2014          1      $20.16      4,018       0.3%          86.7%           0.4%            98.5%
   2015          4      $20.60     13,279       0.9%          87.6%           1.5%           100.0%
Thereafter       1      $ 0.00      1,728       0.1%          87.8%           0.0%           100.0%
  Vacant         0        NA      173,349      12.2%         100.0%           0.0%           100.0%

*    Calculated based on the approximate square footage occupied by each tenant

                                      S-157

THE LOANS. The Mortgage Loan (the "Abbey II Pool Loan") is secured by first mortgages or first deeds of trust encumbering 16 retail, office, industrial or mixed use properties located California. The Abbey II Pool Loan represent approximately 5.9% of the Cut-Off Date Pool Balance. The Abbey II Pool Loan was
originated on September 29, 2005, and has a principal balance as of the Cut-Off
Date of $148,865,000. The Abbey II Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Abbey II Pool Loan has a remaining term of 118 months and matures on October
11, 2015. The Abbey II Pool Loan may be prepaid on or after July 11, 2015 and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers are 16 Delaware limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Abbey II
Pool Loan. The sponsor of each of the borrowers is Donald Abbey, of The Abbey
Company. Based in Orange County, The Abbey Company currently owns approximately
42 properties, consisting of approximately 4 million square feet, all located in
Southern or Central California.

THE PROPERTIES. The Mortgaged Properties consist of 9 office buildings, 3 retail buildings, 2 industrial buildings and 2 mixed use buildings containing, in the aggregate, approximately, 1,415,100 square feet. As of November 1, 2005, the occupancy rate for the Mortgaged Properties securing the Abbey II Pool Loan was approximately 87.7%.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Abbey II Pool Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, the amounts in the lockbox will be swept daily into a mortgagee-designated lock box account.

PARTIAL DEFEASANCE. Each Mortgaged Property may be released through partial defeasance. The first 25% (by original principal balance) of Mortgaged
Properties may be released with the deposit of 100% of the allocated loan amount, the second 25% (by original principal balance) of Mortgaged Properties may be released with the deposit of 110% of the allocated loan amount and the remaining Mortgaged Properties may be released with the deposit of 125% of the allocated loan amount.

MANAGEMENT. Abbey Management Company, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Abbey II Pool Loan.

                                     S-158

Extra Space PRISA Pool

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $145,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Prudential Property Investment
                                            Separate Account III and Extra Space
                                                                     Storage LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             4.970%
MATURITY DATE                                                    August 11, 2012
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                             84 / IO
REMAINING TERM / AMORTIZATION                                            80 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX                          Yes
   ENGINEERING                  $927,248

ONGOING MONTHLY RESERVES
   TAX/INSURANCE*               Yes / Springing
   REPLACEMENT*                 Springing

ADDITIONAL FINANCING                                                        None

                                                                    TRUST ASSET
                                                                   -------------
CUT-OFF DATE BALANCE                                                $145,000,000
CUT-OFF DATE BALANCE/SF                                                      $61
CUT-OFF DATE LTV                                                           60.4%
MATURITY DATE LTV                                                          60.4%
UW DSCR ON NCF                                                             2.09x
--------------------------------------------------------------------------------

*    Ongoing monthly insurance and replacement reserves will be required upon an event of default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF OF MORTGAGED PROPERTIES                                             35
LOCATION                                                                 Various
PROPERTY TYPE                                                       Self Storage
SIZE (SF)                                                              2,367,932
OCCUPANCY AS OF VARIOUS                                                    81.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $240,120,000
PROPERTY MANAGEMENT                                 Extra Space Management, Inc.
UW ECONOMIC OCCUPANCY                                                      78.0%
UW REVENUES                                                          $26,832,877
UW TOTAL EXPENSES                                                    $10,994,273
UW NET OPERATING INCOME (NOI)                                        $15,838,604
UW NET CASH FLOW (NCF)                                               $15,057,846
--------------------------------------------------------------------------------

NOTES:

                                      S-159

--------------------------------------------------------------------------------
                         EXTRA SPACE PRISA POOL SUMMARY
--------------------------------------------------------------------------------

                                                                                            ALLOCATED
                                            ALLOCATED                                        CUT-OFF
                                             CUT-OFF         YEAR                  NET        DATE
                                              DATE         BUILT /               RENTABLE    BALANCE
PROPERTY NAME                                BALANCE      RENOVATED     UNITS   AREA (SF)    PER SF
---------------------------------------   ------------   -----------   ------   ---------   ---------

Extra Space PRISA - Brooklyn, NY          $ 12,709,204       1989       1,768     111,658      $114
Extra Space PRISA - Alexandria, VA          10,464,339       1988         849      68,465      $153
Extra Space PRISA - Hawaiian Gardens,
   CA                                        9,239,863       1985       1,147     135,233      $ 68
Extra Space PRISA - Miami, FL (Coral
   Way)                                      7,425,942       1992         792      75,389      $ 99
Extra Space PRISA - Hicksville, NY           6,856,837       1998         794      81,985      $ 84
Extra Space PRISA - Los Angeles, CA
   (North Vine Street)                       6,641,102       1989         739      46,776      $142
Extra Space PRISA - Santa Cruz, CA           5,917,259       2000         681      66,571      $ 89
Extra Space PRISA - Fredericksburg, VA       5,341,072       1996         679      71,775      $ 74
Extra Space PRISA - Santa Fe, NM             5,261,170       1990         606      83,773      $ 63
Extra Space PRISA - Birmingham, AL           4,884,407       1999         558      60,775      $ 80
Extra Space PRISA - Kingston, NY             4,647,884       1986         727      78,900      $ 59
Extra Space PRISA - Ridge, NY                4,507,660       1995         627      71,200      $ 63
Extra Space PRISA - Skokie, IL               4,346,838   1952 / 1998      625      60,522      $ 72
Extra Space PRISA - Gambrills, MD            4,327,957       1985         568      55,975      $ 77
Extra Space PRISA - Tyngsboro, MA            3,892,776       1983         563      79,200      $ 49
Extra Space PRISA - Brookfield, CT           3,885,450       1988         685      79,665      $ 49
Extra Space PRISA - Miami, FL (NW 2nd
   Avenue)                                   3,637,121       1988         896      80,707      $ 45
Extra Space PRISA - Aloha, OR                3,572,843       1987         617      71,310      $ 50
Extra Space PRISA - Belleville, MI           3,563,872       1987         636      85,550      $ 42
Extra Space PRISA - Los Angeles, CA
   (Fountain Avenue)                         3,502,582       1989         511      31,069      $113
Extra Space PRISA - Dallas, TX               3,389,363       1996         671      75,316      $ 45
Extra Space PRISA - Mount Laurel, NJ         3,099,924       1987         367      46,340      $ 67
Extra Space PRISA - Spring, TX               2,964,797       1983         593      70,340      $ 42
Extra Space PRISA - Towson, MD               2,759,044       1966         795      82,875      $ 33
Extra Space PRISA - Vancouver, WA            2,701,296       1988         551      62,730      $ 43
Extra Space PRISA - Moreno Valley, CA        2,554,983       1990         485      44,736      $ 57
Extra Space PRISA - Harrison, NJ             2,502,073       1986         535      29,866      $ 84
Extra Space PRISA - Mesa, AZ                 2,201,648       1987         765      79,558      $ 28
Extra Space PRISA - Bartlett, TN             1,776,173       1997         485      69,745      $ 25
Extra Space PRISA - Hauppauge, NY            1,759,398       1995         659      57,030      $ 31
Extra Space PRISA - Willoughby, OH           1,083,548       1996         287      46,800      $ 23
Extra Space PRISA - Mentor, OH               1,027,484       1989         408      75,800      $ 14
Extra Space PRISA - Memphis, TN
   (Covington Way)                             935,385       1984         491      65,454      $ 14
Extra Space PRISA - Amsterdam, NY              863,581       1987         242      27,900      $ 31
Extra Space PRISA - Memphis, TN
   (Raleigh-LaGrange Road)                     755,125       1984         315      36,944      $ 20
                                          ------------                 ------   ---------
                                          $145,000,000                 22,717   2,367,932      $ 61
                                          ============                 ======   =========

                                                                   UNDERWRITTEN                  APPRAISED
                                                                        NET                        VALUE
                                                           UW          CASH         APPRAISED       PER
PROPERTY NAME                             OCCUPANCY*   OCCUPANCY       FLOW           VALUE         SF
---------------------------------------   ----------   ---------   ------------   ------------   ---------

Extra Space PRISA - Brooklyn, NY             77.6%       72.8%      $ 1,496,696   $ 22,500,000      $202
Extra Space PRISA - Alexandria, VA           86.0%       83.9%        1,138,668     17,380,000      $254
Extra Space PRISA - Hawaiian Gardens,
   CA                                        81.0%       74.8%          947,802     15,020,000      $111
Extra Space PRISA - Miami, FL (Coral
   Way)                                      85.4%       88.6%          735,233     11,150,000      $148
Extra Space PRISA - Hicksville, NY           80.4%       88.2%          756,176     11,370,000      $139
Extra Space PRISA - Los Angeles, CA
   (North Vine Street)                       89.3%       82.4%          675,446     10,300,000      $220
Extra Space PRISA - Santa Cruz, CA           90.7%       82.0%          679,381     11,000,000      $165
Extra Space PRISA - Fredericksburg, VA       82.0%       80.7%          546,232      8,300,000      $116
Extra Space PRISA - Santa Fe, NM             88.1%       89.1%          580,648      8,800,000      $105
Extra Space PRISA - Birmingham, AL           86.5%       82.9%          527,872      8,100,000      $133
Extra Space PRISA - Kingston, NY             80.1%       86.0%          494,176      7,600,000      $ 96
Extra Space PRISA - Ridge, NY                78.2%       87.1%          483,999      7,500,000      $105
Extra Space PRISA - Skokie, IL               70.6%       74.8%          350,682      5,500,000      $ 91
Extra Space PRISA - Gambrills, MD            83.5%       76.5%          270,924      7,480,000      $134
Extra Space PRISA - Tyngsboro, MA            77.6%       76.8%          404,826      6,180,000      $ 78
Extra Space PRISA - Brookfield, CT           81.6%       75.5%          439,880      6,600,000      $ 83
Extra Space PRISA - Miami, FL (NW 2nd
   Avenue)                                   72.2%       68.6%          400,000      6,200,000      $ 77
Extra Space PRISA - Aloha, OR                88.2%       74.4%          397,780      5,980,000      $ 84
Extra Space PRISA - Belleville, MI           70.0%       71.7%          280,411      5,150,000      $ 60
Extra Space PRISA - Los Angeles, CA
   (Fountain Avenue)                         93.6%       80.8%          363,352      6,390,000      $206
Extra Space PRISA - Dallas, TX               83.7%       79.2%          276,855      4,450,000      $ 59
Extra Space PRISA - Mount Laurel, NJ         85.0%       79.6%          327,057      4,850,000      $105
Extra Space PRISA - Spring, TX               84.3%       83.4%          269,333      3,970,000      $ 56
Extra Space PRISA - Towson, MD               69.3%       56.8%          277,905      5,550,000      $ 67
Extra Space PRISA - Vancouver, WA            85.0%       80.6%          313,945      4,640,000      $ 74
Extra Space PRISA - Moreno Valley, CA        89.9%       83.1%          270,923      4,560,000      $102
Extra Space PRISA - Harrison, NJ             83.5%       88.9%          298,089      4,300,000      $144
Extra Space PRISA - Mesa, AZ                 81.9%       76.1%          237,786      3,850,000      $ 48
Extra Space PRISA - Bartlett, TN             82.8%       71.7%          159,491      2,950,000      $ 42
Extra Space PRISA - Hauppauge, NY            74.2%       71.7%          193,402      3,300,000      $ 58
Extra Space PRISA - Willoughby, OH           85.7%       77.9%           86,102      1,800,000      $ 38
Extra Space PRISA - Mentor, OH               75.7%       61.3%          102,889      2,500,000      $ 33
Extra Space PRISA - Memphis, TN
   (Covington Way)                           73.4%       61.1%           92,900      2,000,000      $ 31
Extra Space PRISA - Amsterdam, NY            80.6%       74.6%           83,090      1,300,000      $ 47
Extra Space PRISA - Memphis, TN
   (Raleigh-LaGrange Road)                   77.8%       72.1%           97,893      1,600,000      $ 43
                                                                    -----------   ------------
                                             81.0%       78.0%      $15,057,846   $240,120,000      $101
                                                                    ===========   ============

*    Occupancy date as of April 30, 2005 for all mortgaged properties, except for Skokie, IL., Mentor, OH and Memphis, TN (Raleigh-LaGrange Road), which each have an occupancy date of March 31, 2005.

                                      S-160

THE LOAN. The Mortgage Loan (the "Extra Space PRISA Pool Loan") is secured by first mortgages or first deeds of trust encumbering 35 self storage properties located in New York (6), California (5), Tennessee (3), Florida (2), Maryland
(2), New Jersey (2), Texas (2), Ohio (2), Virginia (2), Alabama (1), Arizona
(1), Connecticut (1), Illinois (1), Massachusetts (1), Michigan (1), New Mexico
(1), Oregon (1) and Washington (1) . The Extra Space PRISA Pool Loan represents approximately 5.7% of the Cut-Off Date Pool Balance. The Extra Space PRISA Pool
Loan was originated on July 14, 2005, and has a principal balance as of the
Cut-Off Date of $145,000,000. The Extra Space PRISA Pool Loan provides for interest-only payments for the entire loan term.

The Extra Space PRISA Pool Loan has a remaining term of 80 months and matures on
August 11, 2012. The Extra Space PRISA Pool Loan may be prepaid with the payment of a yield maintenance charge after December 11, 2007, or, at the borrowers'
election, permits defeasance with United States government obligations beginning two years after the closing date. The Extra Space PRISA Pool Loan may be prepaid on or after May 11, 2012, without the payment of a yield maintenance charge.

THE BORROWERS. The borrowers are ESS PRISA III Owner LLC and ESS PRISA III TX
LP, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the
Extra Space PRISA Pool Loan. The sponsors of the borrowers are the Prudential
Property Investment Separate Account III ("Prudential") and Extra Space Storage
LLC ("Extra Space"). Prudential is investing through its Prudential Property
Investment Separate Account III Fund, a fund that specializes in real estate investments. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 35 self storage facilities containing, in the aggregate, approximately 2,367,932 square feet. As of April
30, 2005 (or, with respect to 3 Mortgaged Properties, March 31, 2005), the occupancy rate for the Mortgaged Properties securing the Extra Space PRISA Pool
Loan was approximately 81.0%.

LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

PARTIAL RELEASE. The Mortgaged Properties may be released upon (i) the payment of 115% of the related allocated loan amount (including a yield maintenance premium), (ii) the remaining Mortgaged Properties having a 2.00x debt service coverage ratio and (iii) a minimum of 20 Mortgaged Properties must continue to secure the Extra Space PRISA Pool Loan.

SUBSTITUTION. The Extra Space PRISA Pool Loan permits the borrowers the right to substitute a Mortgaged Property for other properties of like kind and quality.
Any substitution will have to meet certain conditions, including loan-to-value tests and debt service coverage tests. See "RISK FACTORS----Substitution of
Mortgaged Properties May Lead to Increased Risks" in the Prospectus Supplement.

MANAGEMENT. Extra Space Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space PRISA
Pool Loan.

                                      S-161

Extra Space Self Storage Portfolio #6

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $101,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.0%
NUMBER OF MORTGAGE LOANS                                                      19
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  Extra Space Storage LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.285%
MATURITY DATE                                                    August 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX*                                                               Springing

UP-FRONT RESERVES
   TAX/INSURANCE                              Yes
   ENGINEERING                                $800,376

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                              Yes
   REPLACEMENT                                $33,907

ADDITIONAL FINANCING                                                       None

                                                                     TRUST ASSET
                                                                    ------------
CUT-OFF DATE BALANCE                                                $101,000,000
CUT-OFF DATE BALANCE/SF                                                      $71
CUT-OFF DATE LTV                                                           76.5%
MATURITY DATE LTV                                                          70.9%
UW DSCR ON NCF                                                             1.25x
--------------------------------------------------------------------------------

*    Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgagee, is less than
     1.15x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                19
LOCATION                                                                 Various
PROPERTY TYPE                                                       Self Storage
SIZE (SF)                                                              1,428,594
OCCUPANCY AS OF VARIOUS                                                    81.1%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $131,970,000
PROPERTY MANAGEMENT                                   Extra Space Management LLC
UW ECONOMIC OCCUPANCY                                                      78.7%
UW REVENUES                                                          $15,103,816
UW TOTAL EXPENSES                                                     $6,285,629
UW NET OPERATING INCOME (NOI)                                         $8,818,187
UW NET CASH FLOW (NCF)                                                $8,411,297
--------------------------------------------------------------------------------

NOTES:

                                      S-162

--------------------------------------------------------------------------------
                  EXTRA SPACE SELF STORAGE PORTFOLIO #6 SUMMARY
--------------------------------------------------------------------------------

                                                                                     CUT-OFF
                                                                                       DATE
                                         CUT-OFF                                     BALANCE
                                          DATE        YEAR            NET RENTABLE     PER
PROPERTY NAME                            BALANCE     BUILT    UNITS     AREA (SF)       SF     OCCUPANCY*
-----------------------------------   ------------   -----   ------   ------------   -------   ----------

Extra Space -- Marina Del Ray,
  CA ..............................   $ 18,400,000    1987    1,260        113,706     $162       91.7%
Extra Space -- Chatsworth, CA .....     11,200,000    1974      832        103,213     $109       80.5%
Extra Space -- Philadelphia, PA ...      9,000,000    1902    1,687        104,472     $ 86       67.5%
Extra Space -- Cordova, TN ........      6,900,000    1998      735         89,315     $ 77       93.1%
Extra Space -- Long Beach, CA .....      6,200,000    1986      610         68,355     $ 91       81.7%
Extra Space -- Miami, FL ..........      6,100,000    1988      974         77,346     $ 79       80.2%
Extra Space -- Naples, FL .........      5,400,000    1986      666         81,640     $ 66       94.9%
Extra Space -- Burke, VA ..........      5,100,000    1997      730         75,525     $ 68       58.8%
Extra Space -- Dallas, TX .........      4,400,000    1997      543         65,500     $ 67       80.0%
Extra Space -- Las Vegas, NV ......      3,900,000    2001      809         74,625     $ 52       87.0%
Extra Space -- Columbus, OH
  (Kenny Road) ....................      3,800,000    1997      442         62,308     $ 61       80.8%
Extra Space -- Houston, TX ........      3,400,000    1996      499         56,965     $ 60       76.0%
Extra Space -- Plano, TX ..........      3,300,000    1995      626         77,900     $ 42       79.7%
Extra Space -- Memphis TN
  (Winchester Road) ...............      3,100,000    1997      648         78,724     $ 39       82.6%
Extra Space -- West Palm Beach,
  FL ..............................      2,600,000    1987      557         51,755     $ 50       93.9%
Extra Space -- Austin, TX .........      2,400,000    1997      483         57,450     $ 42       81.9%
Extra Space -- North Highlands,
  CA ..............................      2,200,000    1986      544         66,250     $ 33       76.6%
Extra Space -- Memphis, TN
  (Mount Moriah Terrace) ..........      2,100,000    1982      693         73,770     $ 28       75.8%
Extra Space -- Columbus, OH
  (Schofield Drive) ...............      1,500,000    1995      403         49,775     $ 30       74.4%
                                      ------------           ------      ---------
                                      $101,000,000           13,741      1,428,594     $ 71       81.1%
                                      ============           ======      =========

                                                  UNDERWRITTEN                  APPRAISED   CUT-OFF
                                          UW        NET CASH       APPRAISED      VALUE      DATE
PROPERTY NAME                         OCCUPANCY       FLOW           VALUE        PER SF      LTV      DSCR
-----------------------------------   ---------   ------------   -----------   ----------   -------   -----

Extra Space -- Marina Del Ray,
  CA ..............................     88.1%      $1,617,985    $ 24,000,000      $211      76.7%    1.32x
Extra Space -- Chatsworth, CA .....     80.7%         891,689      13,950,000      $135      80.3%    1.20x
Extra Space -- Philadelphia, PA ...     85.6%         715,553      11,680,000      $112      77.1%    1.20x
Extra Space -- Cordova, TN ........     85.1%         550,687       8,900,000      $100      77.5%    1.20x
Extra Space -- Long Beach, CA .....     78.3%         495,631       8,000,000      $117      77.5%    1.20x
Extra Space -- Miami, FL ..........     81.7%         538,565       7,900,000      $102      77.2%    1.33x
Extra Space -- Naples, FL .........     77.4%         480,663       7,000,000      $ 86      77.1%    1.34x
Extra Space -- Burke, VA ..........     52.9%         421,834       6,700,000      $ 89      76.1%    1.24x
Extra Space -- Dallas, TX .........     77.0%         371,288       5,750,000      $ 88      76.5%    1.27x
Extra Space -- Las Vegas, NV ......     81.2%         337,776       5,100,000      $ 68      76.5%    1.30x
Extra Space -- Columbus, OH
  (Kenny Road) ....................     82.4%         305,263       4,900,000      $ 79      77.6%    1.21x
Extra Space -- Houston, TX ........     83.9%         278,050       4,410,000      $ 77      77.1%    1.23x
Extra Space -- Plano, TX ..........     65.7%         266,474       4,340,000      $ 56      76.0%    1.21x
Extra Space -- Memphis TN
  (Winchester Road) ...............     77.2%         249,399       4,000,000      $ 51      77.5%    1.21x
Extra Space -- West Palm Beach,
  FL ..............................     70.0%         208,025       3,350,000      $ 65      77.6%    1.20x
Extra Space -- Austin, TX .........     84.5%         205,084       3,160,000      $ 55      75.9%    1.28x
Extra Space -- North Highlands,
  CA ..............................     75.4%         189,441       3,380,000      $ 51      65.1%    1.29x
Extra Space -- Memphis, TN
  (Mount Moriah Terrace) ..........     75.4%         167,768       2,850,000      $ 39      73.7%    1.20x
Extra Space -- Columbus, OH
  (Schofield Drive) ...............     85.4%         120,123       2,600,000      $ 52      57.7%    1.20x
                                                   ----------    ------------
                                        78.7%      $8,411,297    $131,970,000      $ 92      76.5%    1.25X
                                                   ==========    ============

*    Occupancy as of date of April 30, 2005 for all properties, except for
     Columbus, OH (Kenny Road), which has an occupancy date of March 31, 2005, and Naples, FL and Cordova, TN, which each have an occupancy date of June
     30, 2005.

                                      S-163

THE LOAN. The 19 Mortgage Loans (the "Extra Space Self Storage Portfolio #6
Loans") are secured by first mortgages or first deeds of trust encumbering 19 self storage properties located in California (4), Texas (4), Florida (3),
Tennessee (3), Ohio (2), Nevada (1), Pennsylvania (1) and Virginia (1). The
Extra Space Self Storage Portfolio #6 Loans represent approximately 4.0% of the
Cut-Off Date Pool Balance. The Extra Space Self Storage Portfolio #6 Loans were originated on July 14, 2005, and have an aggregate principal balance as of the
Cut-Off Date of $101,000,000. Each Extra Space Self Storage Portfolio #6 Loan is
cross-collateralized and cross-defaulted with each of the other Extra Space Self
Storage Portfolio #6 Loans, and no release is permitted. Each Extra Space Self
Storage Portfolio #6 Loan provides for interest-only payments during the first
60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Extra Space Self Storage Portfolio #6 Loans have a remaining term of 116 months and mature on August 11, 2015. The Extra Space Self Storage Portfolio #6
Loans may be prepaid on or after June 11, 2015, and permit defeasance with
United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower for 15 of the Extra Space Self Storage Portfolio #6
Loans is Extra Space Properties Fifty One LLC and the borrower for 4 of the
Extra Space Self Storage Portfolio #6 Loans is Extra Space of Texas Eleven LP,
each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Extra
Space Self Storage Portfolio #6 Loans. The sponsor of the borrowers is Extra
Space Storage LLC, one of the largest operators of self storage facilities in the United States. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 19 self storage facilities containing, in the aggregate, approximately 1,428,594 square feet. As of April
30, 2005 (or with respect to 1 Mortgaged Property, March 31, 2005, and with respect to 2 Mortgaged Properties, June 30, 2005), the occupancy rate for the
Mortgaged Properties securing the Extra Space Self Storage Portfolio #6 Loans was approximately 81.1%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #6 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a period of 12 consecutive months or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #6 Loans.

                                      S-164

300 Four Falls Corporate Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $72,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.710%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TI/LC                                  $1,000,000
   OCCUPANCY(2)                           $3,000,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                          Yes
   TI/LC                                  $30,477
                                                                           Up to
ADDITIONAL FINANCING                      Secured Subordinate        $21,000,000

                                                                     TRUST ASSET
                                                                    ------------
CUT-OFF DATE BALANCE                                                 $72,000,000
CUT-OFF DATE BALANCE/SF                                                     $246
CUT-OFF DATE LTV                                                           71.3%
MATURITY DATE LTV                                                          64.0%
UW DSCR ON NCF                                                             1.23x
--------------------------------------------------------------------------------

(1)  Lockbox is required (i) upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgage, is less than
     1.15x or (ii) if the 300 Four Falls Corporate Center Subordinate Loan is
     not fully repaid within 180 days after the origination date.

(2)  To be released upon the Mortgaged Property achieving a 93% occupancy rate at certain minimum rates described in the loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                           West Conshohocken Borough, PA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                292,575
OCCUPANCY(1) AS OF AUGUST 12, 2005                                         84.9%
YEAR BUILT / YEAR RENOVATED                                            2003 / NA
APPRAISED VALUE(2)                                                  $101,000,000
PROPERTY MANAGEMENT                                 BPG Management Company, L.P.
UW ECONOMIC OCCUPANCY                                                      93.0%
UW REVENUES                                                           $8,975,962
UW TOTAL EXPENSES                                                     $2,565,064
UW NET OPERATING INCOME (NOI)                                         $6,410,898
UW NET CASH FLOW (NCF)                                                $6,163,565
--------------------------------------------------------------------------------

(1)  Occupancy includes space that has been leased but the related tenant has not taken occupancy.

(2)  As-stabilized. The "as-is" value set forth in the appraisal is $97,000,000.

NOTES:

                                      S-165

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                       NET      % OF NET
                                    RATINGS(1)       RENTABLE   RENTABLE
            TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA
-----------------------------   -----------------   ---------   --------

John Templeton Foundation ...        A2/A/NR          43,711      14.9%
EMC Corporation .............       NR/BBB/NR         38,962      13.3
The Judge Group .............        NR/NR/NR         31,103      10.6
GCA Services Group, Inc .....        NR/NR/NR         26,105       8.9
Trammel Crow ................        NR/NR/NR         25,924       8.9
ECMB ........................        NR/NR/NR         21,534       7.4
Citigroup, Inc. .............      Aa1/AA-/AA+        14,827       5.1
Non-major tenants ...........                         46,369      15.8
Vacant ......................                         44,040      15.1
                                                     -------     -----
TOTAL .......................                        292,575     100.0%
                                                     =======     =====

                                                                              DATE OF
                                 ACTUAL                      % OF             LEASE
            TENANT              RENT PSF   ACTUAL RENT   ACTUAL RENT        EXPIRATION
-----------------------------   --------   -----------   -----------   -------------------

John Templeton Foundation ...    $31.25     $1,366,175       17.9%            October 2015
EMC Corporation .............    $29.25      1,139,639       14.9                 May 2010
The Judge Group .............    $29.05        903,625       11.8      Multiple Spaces (2)
GCA Services Group, Inc .....    $36.93        964,058       12.6             January 2016
Trammel Crow ................    $29.30        759,573        9.9                June 2010
ECMB ........................    $29.44        633,961        8.3            December 2011
Citigroup, Inc. .............    $29.97        444,365        5.8               March 2015
Non-major tenants ...........    $31.03      1,438,791       18.8
Vacant ......................                        0        0.0
                                            ----------      -----
TOTAL .......................               $7,650,187      100.0%
                                            ==========      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 7,462 SF expire in
     December 2010, and approximately 23,641 SF expire in October 2014.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                             CUMULATIVE
                               WA BASE              % OF TOTAL   CUMULATIVE   % OF ACTUAL   % OF ACTUAL
                 # OF LEASES   RENT/SF   TOTAL SF       SF         % OF SF        RENT          RENT
     YEAR          ROLLING     ROLLING    ROLLING    ROLLING*     ROLLING*      ROLLING*      ROLLING*
--------------   -----------   -------   --------   ----------   ----------   -----------   -----------

     2005             0         $ 0.00         0       0.0%          0.0%         0.0%          0.0%
     2006             0         $ 0.00         0       0.0%          0.0%         0.0%          0.0%
     2007             1         $ 5.43     1,327       0.5%          0.5%         0.1%          0.1%
     2008             1         $36.99     1,316       0.4%          0.9%         0.6%          0.7%
     2009             0         $ 0.00         0       0.0%          0.9%         0.0%          0.7%
     2010             6         $29.85    84,334      28.8%         29.7%        32.9%         33.6%
     2011             1         $29.44    21,534       7.4%         37.1%         8.3%         41.9%
     2012             5         $31.40    18,439       6.3%         43.4%         7.6%         49.5%
     2013             0         $ 0.00         0       0.0%         43.4%         0.0%         49.5%
     2014             3         $29.12    30,363      10.4%         53.8%        11.6%         61.0%
     2015             6         $30.96    65,117      22.3%         76.0%        26.4%         87.4%
  Thereafter          2         $36.93    26,105       8.9%         84.9%        12.6%        100.0%
    Vacant            0           NA      44,040      15.1%        100.0%         0.0%        100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-166

THE LOAN. The Mortgage Loan (the "300 Four Falls Loan") is secured by a first mortgage encumbering an office building located in West Conshohocken Borough,
Pennsylvania. The 300 Four Falls Loan represents approximately 2.8% of the
Cut-Off Date Pool Balance. The 300 Four Falls Loan will be originated on or about December 13, 2005, and will have a principal balance as of the Cut-Off
Date of $72,000,000. The 300 Four Falls Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 300 Four Falls Loan has a remaining term of 120 months and matures on
January 11, 2016. The 300 Four Falls Loan may be prepaid on or after November
11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers will consist of up to 35 tenant-in-common special purpose entities and will be managed by Triple Net Properties, LLC ("Triple
Net"). Legal counsel to the borrowers will deliver a non-consolidation opinion in connection with the origination of the 300 Four Falls Loan. Triple Net is the sponsor of the borrowers, and is a nationally active syndicator of tenant-in-common real estate investment structures. Triple Net currently has approximately 21,845 investors who own 119 properties with a market value in excess of $2.9 billion in 21 states. Triple Net is currently under investigation by certain governmental agencies. See "Risk Factors -- Litigation May Have
Adverse Effects on Borrowers" in the Prospectus Supplement.

THE PROPERTY. The Mortgaged Property is an approximately 292,575 square foot office building situated on approximately 4.5 acres. The Mortgaged Property was constructed in 2003. The Mortgaged Property is located in West Conshohocken
Borough, Pennsylvania, within the Philadelphia-Camden-Wilmington,
Pennsylvania-New Jersey-Delaware-Maryland metropolitan statistical area. As of
August 12, 2005, the occupancy rate for the Mortgaged Property securing the 300
Four Falls Loan was approximately 84.9%.

The largest tenant is John Templeton Foundation, occupying approximately 43,711 square feet, or approximately 14.9% of the net rentable area. The John Templeton
Foundation was established in 1987 by Sir John Templeton, to fund and carry out research in the areas of morality and spirituality. As of November 29, 2005, the
John Templeton Foundation was rated "A2" (Moody's) and "A" (S&P). The John
Templeton Foundation lease expires in October 2015; however, the John Templeton
Foundation has the option to terminate all of its leased space in October 2010 upon 12 months prior written notice to the sponsor and payment of all unamortized tenant improvement and leasing commission, free rent and professional costs. The second largest tenant is EMC Corporation ("EMC"), occupying approximately 38,962 square feet, or approximately 13.3% of the net rentable area. Established in 1979, EMC is one of the world's leading providers of products, services and solutions for information storage and management. As of November 29, 2005, EMC was rated "BBB" (S&P). The EMC lease expires in May
2010. The third largest tenant is The Judge Group, occupying approximately
31,103 square feet, or approximately 10.6% of the net rentable area. The Judge
Group was founded in 1970 by Martin E. Judge Jr. and is a global services provider of human capital management, talent acquisition, training services and business technology solutions. The Judge Group lease expires in various years with 23,641 square feet expiring in October 2014 and 7,462 expiring in December
2010.

LOCK BOX ACCOUNT. At any time during the term of the 300 Four Falls Loan, (i)
upon the occurrence of an event of default under the loan documents or if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or
(ii) if the 300 Four Falls Subordinate Loan is not fully repaid within 180 days after origination of the 300 Four Falls Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

SUBORDINATE DEBT. A subordinate loan in an amount up to $21,000,000 will be originated on or about December 13, 2005. The subordinate loan is not an asset of the Trust Fund and is secured by a subordinate mortgage.

MANAGEMENT. BPG Management Company, L.P. ("BPG"), an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 300 Four Falls
Loan. BPG is based in the greater Philadelphia area and is an active national owner, property manager and developer of commercial real estate.

                                      S-167

Tiffany Building

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $58,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                              Capital Lease Funding, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.330%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                            ARD
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                        120 / Varies
REMAINING TERM / AMORTIZATION                                       118 / Varies
LOCKBOX                                                                      Yes

UP-FRONT RESERVES          None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE*          Springing

ADDITIONAL Financing       B-Note                                     $4,514,441

                                         WHOLE MORTGAGE
                           TRUST ASSET        LOAN
                           -----------   --------------
CUT-OFF DATE BALANCE       $58,400,000     $62,914,441
CUT-OFF DATE BALANCE/SF        $159           $171
CUT-OFF DATE LTV               80.0%          86.2%
MATURITY DATE LTV              74.0%          74.0%
UW DSCR ON NCF                 1.20x          1.05x
--------------------------------------------------------------------------------

*    Ongoing monthly tax insurance reserves will be required upon (i) an event of default, (ii) the tenant not being required to make tax or insurance payments or (iii) mortgagee failing to receive notice that such amounts have been timely paid.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Parsippany, NJ
PROPERTY TYPE                                      Mixed Use - Office/Industrial
SIZE (SF)                                                                367,740
OCCUPANCY AS OF SEPTEMBER 28, 2005                                        100.0%
YEAR BUILT / YEAR RENOVATED                                          1996 / 2002
APPRAISED VALUE                                                      $73,000,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY                                                     100.0%
UW REVENUES                                                           $4,797,000
UW TOTAL EXPENSES                                                        $47,970
UW NET OPERATING INCOME (NOI)                                         $4,749,030
UW NET CASH FLOW (NCF)                                                $4,726,966
--------------------------------------------------------------------------------

NOTES:

                                      S-168

-----------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       % OF
                               RATINGS*       NET RENTABLE      % OF NET      ACTUAL                  ACTUAL    DATE OF LEASE
         TENANT           MOODY'S/S&P/FITCH     AREA (SF)    RENTABLE AREA   RENT PSF   ACTUAL RENT    RENT      EXPIRATION
-----------------------   -----------------   ------------   -------------   --------   -----------   ------   --------------

Tiffany and Company ...        NR/A-/NR          367,740         100.0%       $13.04     $4,797,000   100.0%   September 2025
Vacant ................                                0           0.0                            0     0.0
                                                 -------         -----                   ----------   -----
TOTAL .................                          367,740         100.0%                  $4,797,000   100.0%
                                                 =======         =====                   ==========   =====

*    S&P assigned a private letter rating to Tiffany & Co. of "A-". Tiffany &
     Co. guarantees the subject lease.

                                      S-169

THE LOAN: The Mortgage Loan (the "Tiffany Building Loan") is secured by a first mortgage encumbering an office and industrial facility located in Parsippany,
New Jersey. The Tiffany Building Loan represents approximately 2.3% of the
Cut-Off Date Pool Balance. The Tiffany Building Loan was originated on September
28, 2005, and has a principal balance as of the Cut-Off Date of $58,400,000. The
Tiffany Building Loan, which is evidenced by a senior note dated September 28,
2005, is the senior portion of a whole loan with an original principal balance of $62,984,621. The companion loan related to the Tiffany Building Loan is evidenced by a separate subordinate note dated September 28, 2005, with a
Cut-Off Date Balance of $4,514,441 (the "Tiffany Building Companion Loan"). The
Tiffany Building Companion Loan will not be an asset of the Trust Fund. The
Tiffany Building Loan and the Tiffany Building Companion Loan will be governed by an intercreditor and servicing agreement, as described herein under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Tiffany
Building Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Tiffany Building Loan has a remaining term of 118 months to its anticipated repayment date of October 11, 2015. The Tiffany Building Loan may be prepaid on or after August 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER: The borrower is CLF Sylvan Way LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tiffany Building Loan. The sponsor is
Capital Lease Funding, Inc., a real estate investment trust. Capital Lease
Funding, Inc. (through its affiliate) owns and finances commercial properties leased to high credit quality tenants and has structured and closed approximately $2.5 billion in credit-tenant lease transactions.

THE PROPERTY: The Mortgaged Property is an approximately 367,740 square foot office and industrial facility situated on approximately 40.7 acres. The
Mortgaged Property was constructed in 1996 and expanded and renovated in 2002.
The Mortgaged Property is located in Parsippany, New Jersey, within the New
York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area. As of September 28, 2005, the occupancy rate for the Mortgaged Property securing the Tiffany Building Loan was 100.0%.

The sole tenant is Tiffany & Company, occupying 367,740 square feet, or the entire net rentable area. Tiffany & Company is the primary operating subsidiary of Tiffany & Co. (NYSE:TIF) and engages in the design, manufacture, and retailing of fine jewelry, timepieces, sterling silverware, china, stationery, fragrances, and personal accessories. The Tiffany & Company lease expires in
September 2025.

LOCKBOX: All tenant payments due under the tenant's lease are deposited into a mortgagee-designated lock box account.

HYPER-AMORTIZATION: Commencing on the anticipated repayment date of October 11,
2015, if the Tiffany Building Loan is not paid in full, the Tiffany Building
Loan enters into a hyper-amortization period through October 11, 2025. The interest rate applicable to the Tiffany Building Loan during such hyper-amortization period will increase to 2.5% over the mortgage rate or 2.5%
over the treasury rate, as specified in the loan documents.

MANAGEMENT: The Mortgaged Property is self-managed by the tenant.

                                      S-170

Metro Pointe at South Coast

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $57,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        George L. Argyros
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                             5.300%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

SHADOW RATING(1)                                                       AAA/A2/AA

UP-FRONT RESERVES                         None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(2)                       Springing

ADDITIONAL FINANCING(3)                                                     None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $57,000,000
CUT-OFF DATE BALANCE/SF                                                     $148
CUT-OFF DATE LTV                                                           36.1%
MATURITY DATE LTV                                                          29.6%
UW DSCR ON NCF                                                             2.59x
--------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that the Metro Pointe of South Coast
     Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)  Ongoing monthly reserves for taxes and insurance will be required upon an event of default.

(3)  Future debt secured by the Mortgaged Property and future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Costa Mesa, CA
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                385,620
OCCUPANCY AS OF SEPTEMBER 20, 2005                                         99.7%
YEAR BUILT / YEAR RENOVATED                                            1996 / NA
APPRAISED VALUE                                                     $157,900,000
PROPERTY MANAGEMENT                                  Arnel Commercial Properties
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                          $15,585,120
UW TOTAL EXPENSES                                                     $5,472,399
UW NET OPERATING INCOME (NOI)                                        $10,112,721
UW NET CASH FLOW (NCF)                                                $9,848,497
--------------------------------------------------------------------------------

NOTES:

                                      S-171

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                        NET      % OF NET                                             DATE OF
                                      RATINGS*        RENTABLE   RENTABLE    ACTUAL                     % OF           LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------------   ---------   --------   --------   -----------   -----------   -------------

Best Buy Co. Inc. ............       NR/BBB/BBB        59,143      15.3%     $33.40    $ 1,975,376       16.6%      January 2017
Nordstrom Rack ...............       Baa1/A-/A-        50,187      13.0      $26.19      1,314,398       11.1       January 2012
Edwards Theatres Circuit .....       B3/BB-/NR         46,902      12.2      $16.51        774,352        6.5      November 2016
Linens N Things ..............        NR/NR/NR         39,566      10.3      $33.14      1,311,217       11.0       January 2017
Barnes & Noble Superstores ...        NR/NR/NR         37,203       9.6      $40.59      1,510,070       12.7      February 2017
Marshalls ....................        A3/A/NR          35,200       9.1      $33.62      1,183,424       10.0           May 2011
The Container Store, Inc. ....        NR/NR/NR         24,169       6.3      $29.38        710,085        6.0           May 2016
Non-major tenants ............                         91,924      23.8      $33.88      3,114,204       26.2
Vacant .......................                          1,326       0.3                          0        0.0
                                                      -------     -----                -----------      -----
TOTAL ........................                        385,620     100.0%               $11,893,126      100.0%
                                                      =======     =====                ===========      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                         CUMULATIVE
                           WA BASE              % OF TOTAL   CUMULATIVE   % OF ACTUAL   % OF ACTUAL
             # OF LEASES   RENT/SF   TOTAL SF       SF         % OF SF        RENT          RENT
   YEAR        ROLLING     ROLLING    ROLLING    ROLLING*     ROLLING*      ROLLING*      ROLLING*
----------   -----------   -------   --------   ----------   ----------   -----------   -----------

   2005           0        $ 0.00           0       0.0%         0.0%         0.0%           0.0%
   2006           8        $34.67      47,719      12.4%        12.4%        13.9%          13.9%
   2007           2        $42.95       4,614       1.2%        13.6%         1.7%          15.6%
   2008           1        $50.40       1,017       0.3%        13.8%         0.4%          16.0%
   2009           1        $25.75      14,385       3.7%        17.6%         3.1%          19.1%
   2010           1        $55.31       2,486       0.6%        18.2%         1.2%          20.3%
   2011           4        $32.42      48,881      12.7%        30.9%        13.3%          33.6%
   2012           2        $26.46      51,209      13.3%        44.2%        11.4%          45.0%
   2013           0        $ 0.00           0       0.0%        44.2%         0.0%          45.0%
   2014           0        $ 0.00           0       0.0%        44.2%         0.0%          45.0%
   2015           1        $37.25       7,000       1.8%        46.0%         2.2%          47.2%
Thereafter        5        $30.35     206,983      53.7%        99.7%        52.8%         100.0%
  Vacant          0          NA         1,326       0.3%       100.0%         0.0%         100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-172

THE LOAN. The Mortgage Loan (the "Metro Pointe at South Coast Loan") is secured by a first mortgage encumbering an anchored retail center located in Costa Mesa,
California. The Metro Pointe at South Coast Loan represents approximately 2.2%
of the Cut-Off Date Pool Balance. The Metro Pointe at South Coast Loan will be originated on or about December 9, 2005, and will have a principal balance as of the Cut-Off Date of $57,000,000.

The Metro Pointe at South Coast Loan has a remaining term of 120 months and matures on December 11, 2015. The Metro Pointe at South Coast Loan may be
prepaid on or after June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is Metro Pointe Retail Associates II LLC, a special purpose entity. The sponsor of the borrower is George L. Argyros. Mr. Argyros is the Chairman and CEO of Arnel Development Company and has been involved in the development, construction and management of more than 6,000 multifamily units and several million square feet of commercial and industrial space.

THE PROPERTY. The Mortgaged Property is an approximately 385,620 square foot anchored retail center situated on approximately 20.6 acres. The Mortgaged
Property was constructed in 1996. The Mortgaged Property is located in Costa
Mesa, California, within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. As of September 20, 2005, the occupancy rate for the Mortgaged Property securing the Metro Pointe Loan was approximately 99.7%.

The largest tenant is Best Buy Co. Inc. ("Best Buy"), occupying approximately
59,143 square feet, or approximately 15.3% of the net rentable area. Best Buy is the one of the largest consumer electronics retailers, specializing in consumer electronics, home office products, entertainment software and appliances. As of
November 30, 2005, Best Buy was rated "BBB" (S&P) and "BBB" (Fitch). The Best
Buy lease expires in January 2017. The second largest tenant is Nordstrom Rack
("Nordstrom Rack"), occupying approximately 50,187 square feet, or approximately
13.0% of the net rentable area. Nordstorm Rack is the outlet subsidiary of
Nordstrom, Inc., one of the nation's largest upscale apparel and shoe retailers.
As of November 30, 2005, Nordstrom, Inc. was rated "Baa1" (Moody's), "A-" (S&P)
and "A-" (Fitch). The Nordstrom Rack lease expires in January 2012. The third largest tenant is Edwards Theatres Circuit ("Edwards Theatres"), occupying approximately 46,902 square feet, or approximately 12.2% of the net rentable area. Edwards Theatres is a subsidiary of Regal Entertainment Group, one of the largest theater owners in the United States with more than 6,600 screens at approximately 580 theaters in 40 states. The Edwards Theatres lease expires in
November 2016.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Arnel Commercial Properties is the property manager for the
Mortgaged Property securing the Metro Pointe at South Coast Loan.

                                      S-173

Birtcher Portfolio

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $51,120,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       3
LOAN PURPOSE                                                         Acquisition
                                                  Birtcher Anderson and Wachovia
SPONSOR                                                  Development Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.570%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE           Yes
   ENGINEERING             $ 47,813
   REPLACEMENT             $320,000
   TI/LC                   $500,000
   OUTSTANDING TI/LC(1)    $3,963,509

ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   REPLACEMENT             $4,743
   TI/LC                   $16,666

ADDITIONAL FINANCING(2)                                                    None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $51,120,000
CUT-OFF DATE BALANCE/SF                                                     $135
CUT-OFF DATE LTV                                                           79.5%
MATURITY DATE LTV                                                          73.9%
UW DSCR ON NCF                                                             1.25x
--------------------------------------------------------------------------------

(1)  Reserve funded at closing to be used for outstanding TI/LC expenses and free rent credits. Approximately $1,231,464 of the amount funded will be used for the April 2006 build-out of the Wells Fargo space.

(2)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 6
LOCATION                                                                 Various
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                378,621
OCCUPANCY AS OF VARIOUS                                                    98.2%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $64,300,000
PROPERTY MANAGEMENT                                        Birtcher Arizona, LLC
UW ECONOMIC OCCUPANCY                                                      94.4%
UW REVENUES                                                           $5,277,470
UW TOTAL EXPENSES                                                       $703,127
UW NET OPERATING INCOME (NOI)                                         $4,574,343
UW NET CASH FLOW (NCF)                                                $4,365,559
--------------------------------------------------------------------------------

NOTES:

                                      S-174

--------------------------------------------------------------------------------
                               BIRTCHER PORTFOLIO
--------------------------------------------------------------------------------

                                                      ALLOCATED                    NET      CUT-OFF DATE
                                                    CUT-OFF DATE                 RENTABLE    BALANCE PER
       LOAN / PROPERTY NAME         PROPERTY TYPE      BALANCE     YEAR BUILT   AREA (SF)        SF
---------------------------------   -------------   ------------   ----------   ---------   ------------

Birtcher Phoenix Pool ...........       Office       $40,960,000     Various     299,220        $137
   AIG Building .................       Office        16,700,000      1998       106,397        $157
   TriWest Healthcare Complex ...       Office        15,520,000      1984       119,131        $130
   NCS Pearson Building .........       Office         6,050,000      1982        49,920        $121
   Hypercom Building ............       Office         2,690,000      1996        23,772        $113
Kyrene Corporate Center .........       Office         6,160,000      1998        48,350        $127
Dreamy Draw Office Plaza ........       Office         4,000,000      1985        31,051        $129
                                                     -----------                 -------
                                                     $51,120,000                 378,621        $135
                                                     ===========                 =======

                                                             UNDERWRITTEN                 APPRAISED
                                                     UW           NET        APPRAISED      VALUE
       LOAN / PROPERTY NAME         OCCUPANCY*   OCCUPANCY     CASH FLOW       VALUE        PER SF
---------------------------------   ----------   ---------   ------------   -----------   ---------

Birtcher Phoenix Pool ...........     100.0%        95.6%     $3,506,977    $51,200,000      $171
   AIG Building .................     100.0%       100.0%      1,461,065     20,400,000      $192
   TriWest Healthcare Complex ...     100.0%        91.5%      1,342,244     19,400,000      $163
   NCS Pearson Building .........     100.0%        95.0%        488,338      7,600,000      $152
   Hypercom Building ............     100.0%        95.0%        215,330      3,800,000      $160
Kyrene Corporate Center .........      89.8%        90.0%        509,834      8,100,000      $168
Dreamy Draw Office Plaza ........      94.3%        90.0%        348,748      5,000,000      $161
                                                              ----------    -----------
                                       98.2%        94.4%     $4,365,559    $64,300,000      $170
                                                              ==========    ===========

*    Occupancy date as of September 22, 2005 for Dreamy Draw Office Plaza and
     Kyrene Corporate Center, as of September 19, 2005 for AIG Building, as of
     September 15, 2005 for TriWest Healthcare Complex, as of September 12, 2005
     for NCS Pearson Building and as of September 14, 2005 for Hypercom
     Building.

                                      S-175

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                           RATINGS*        NET RENTABLE
              TENANT                    PROPERTY       MOODY'S/S&P/FITCH     AREA (SF)
-------------------------------   ------------------   -----------------   ------------

AIG ...........................   AIG Building             Aa2/AA/AA          106,397
TriWest Healthcare Alliance ...   Triwest Healthcare        NR/NR/NR           63,582
                                  Complex
Wells Fargo ...................   Triwest Healthcare       Aa1/AA-/AA          55,549
                                  Complex
Pearson NCS ...................   NCS Pearson            Baa1/BBB+/BBB+        49,920
                                  Building
HealthCare Dimensions, Inc. ...   Kyrene Corporate          NR/NR/NR           26,034
                                  Center
Hypercom Corporation ..........   Hypercom Building         NR/NR/NR           23,772
Non-major tenants .............                                                46,402
Vacant ........................                                                 6,965
                                                                              -------
TOTAL .........................                                               378,621
                                                                              =======

                                  % OF NET                             % OF
                                  RENTABLE    ACTUAL                  ACTUAL   DATE OF LEASE
              TENANT                AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
-------------------------------   --------   --------   -----------   ------   -------------

AIG ...........................     28.1%     $14.26     $1,517,221     28.3%  December 2015
TriWest Healthcare Alliance ...     16.8      $13.00        826,566     15.4      April 2009
Wells Fargo ...................     14.7      $13.00        722,137     13.5      April 2006
Pearson NCS ...................     13.2      $12.13        605,530     11.3     August 2007
HealthCare Dimensions, Inc. ...      6.9      $19.16        498,788      9.3        May 2007
Hypercom Corporation ..........      6.3      $ 9.96        236,769      4.4     August 2011
Non-major tenants .............     12.3      $20.51        951,909     17.8
Vacant ........................      1.8                          0      0.0
                                   -----                 ----------    -----
TOTAL .........................    100.0%                $5,358,920    100.0%
                                   =====                 ==========    =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                   CUMULATIVE
               # OF    WA BASE                % OF     CUMULATIVE       % OF         % OF
              LEASES   RENT/SF   TOTAL SF   TOTAL SF     % OF SF    ACTUAL RENT   ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   ROLLING*    ROLLING*      ROLLING*     ROLLING*
----------   -------   -------   --------   --------   ----------   -----------   -----------

   2005          3      $18.87      3,962      1.0%        1.0%         1.4%           1.4%
   2006         10      $15.23     74,068     19.6%       20.6%        21.0%          22.4%
   2007         11      $15.06     85,389     22.6%       43.2%        24.0%          46.4%
   2008          2      $20.42      7,424      2.0%       45.1%         2.8%          49.3%
   2009          3      $13.39     68,180     18.0%       63.1%        17.0%          66.3%
   2010          0      $ 0.00          0      0.0%       63.1%         0.0%          66.3%
   2011          2      $11.00     26,236      6.9%       70.1%         5.4%          71.7%
   2012          0      $ 0.00          0      0.0%       70.1%         0.0%          71.7%
   2013          0      $ 0.00          0      0.0%       70.1%         0.0%          71.7%
   2014          0      $ 0.00          0      0.0%       70.1%         0.0%          71.7%
   2015          1      $14.26    106,397     28.1%       98.2%        28.3%         100.0%
Thereafter       0      $ 0.00          0      0.0%       98.2%         0.0%         100.0%
  Vacant         0        NA        6,965      1.8%      100.0%         0.0%         100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-176

THE LOANS. The Mortgage Loans (the "Birtcher Portfolio Loans") are secured by first mortgages or first deeds of trust encumbering 6 office properties located
Arizona. The Birtcher Portfolio Loans represent approximately 2.0% of the
Cut-Off Date Pool Balance. The Birtcher Portfolio Loans were originated on
September 29, 2005, and have a principal balance as of the Cut-Off Date of
$51,120,000. The Birtcher Portfolio Loans consist of the Birtcher Phoenix Pool
Loan (secured by 4 office properties), the Kyrene Corporate Center Loan (secured by 1 office property) and the Dreamy Draw Office Plaza Loan (secured by 1 office property). Each Birtcher Portfolio Loan is cross-collateralized and cross-defaulted with each of the other Birtcher Portfolio Loans. The Birtcher
Portfolio Loans provide for interest-only payments for the first 60 months of their terms, and thereafter, fixed monthly payments of principal and interest.

The Birtcher Portfolio Loans have a remaining term of 118 months and mature on
October 11, 2015. The Birtcher Portfolio Loans may be prepaid on or after August
11, 2015, and permit defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower is AB Associates Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Birtcher Phoenix Pool Loan. The sponsors of the borrower are Birtcher Anderson and Wachovia Development Corporation.
Birtcher Anderson was founded in 1939 and is one of the leading commercial and industrial real estate firms in the western United States. Wachovia Development
Corporation is Birtcher Anderson's equity partner and is an affiliate of
Wachovia Bank, National Association, one of the Mortgage Loan Sellers and the
Master Servicer, and Wachovia Capital Markets, LLC, one of the underwriters.

THE PROPERTIES. The Mortgaged Properties consist of 6 office buildings containing, in the aggregate, approximately 378,621 square feet. As of mid-September 2005, the occupancy rate for the Mortgaged Properties securing the
Birtcher Portfolio Loans was approximately 98.2%.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Birtcher Arizona, LLC, an affiliate of one of the sponsors, is the property manager for the Mortgaged Properties securing the Birtcher Portfolio
Loans.

                                      S-177

Eagle Ridge Mall

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $49,895,997
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                          General Growth Properties, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.411%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES           None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)         Springing
   REPLACEMENT(1)           Springing
   TI/LC(1)                 Springing

ADDITIONAL FINANCING(2)                                                     None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $49,895,997
CUT-OFF DATE BALANCE/SF                                                      $98
CUT-OFF DATE LTV                                                           70.1%
MATURITY DATE LTV                                                          58.5%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

(1)   Ongoing monthly reserves for taxes, insurance and replacements will be required upon (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)   Future mezzanine debt and future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Lake Wales, FL
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                508,976
OCCUPANCY AS OF AUGUST 29, 2005                                            88.8%
YEAR BUILT / YEAR RENOVATED                                          1996 / 2000
APPRAISED VALUE                                                      $71,200,000
PROPERTY MANAGEMENT                              General Growth Management, Inc.
UW ECONOMIC OCCUPANCY                                                      88.8%
UW REVENUES                                                           $8,414,898
UW TOTAL EXPENSES                                                     $4,003,981
UW NET OPERATING INCOME (NOI)                                         $4,410,917
UW NET CASH FLOW (NCF)                                                $4,096,176
--------------------------------------------------------------------------------

NOTES:

                                     S-178

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                               NET      % OF NET                            % OF        DATE OF
                                            RATINGS*         RENTABLE   RENTABLE    ACTUAL      ACTUAL     ACTUAL        LEASE
               TENANT                  MOODY'S/S&P/FITCH    AREA (SF)     AREA     RENT PSF      RENT       RENT       EXPIRATION
-----------------------------------    -----------------    ---------   --------   --------   ---------   -------   --------------

ANCHOR TENANTS -- ANCHOR OWNED
Dillards ..........................        B2/BB/BB-         120,000                    ANCHOR OWNED -- NOT PART OF COLLATERAL
                                                             -------
   TOTAL ANCHOR OWNED .............                          120,000
ANCHOR TENANTS -- COLLATERAL                                                        $ 3.40    $  442,313     9.6%    February 2016
Sears .............................        Ba1/BB+/BB        130,092      25.6%     $ 5.89       360,232     7.8     February 2016
JCPenney ..........................       Ba1/BB+/BBB-        61,160      12.0      $ 4.00       177,872     3.9    September 2020
Recreation Station ................         NR/NR/NR          44,468       8.7                ----------   -----
                                                             -------     -----      $ 4.16    $  980,417    21.4%
   TOTAL ANCHOR TENANTS ...........                          235,720      46.3%
TOP 5 NON-ANCHOR TENANTS                                                            $11.50    $  445,453     9.7%         May 2011
Regal Cinemas .....................        Ba3/BB-/NR         38,735       7.6%     $ 2.51        76,869     1.7      January 2012
Toys R Us (Ground Lease) ..........       Caa2/B-/CCC         30,625       6.0      $ 7.45        67,519     1.5     February 2007
Burke's Outlet ....................         NR/NR/NR           9,063       1.8      $13.50        97,835     2.1        April 2010
Lane Bryant .......................        B2/BB-/NR           7,247       1.4      $24.00       156,048     3.4      January 2007
FYE ...............................         NR/NR/NR           6,502       1.3                ----------   -----
                                                             -------     -----      $ 9.15    $  843,723    18.4%
   TOTAL TOP 5 TENANTS ............                           92,172      18.1%     $22.26     2,766,691    60.3
NON-MAJOR TENANTS .................                          124,271      24.4                ----------   -----
                                                             -------     -----      $10.15    $4,590,831   100.0%
OCCUPIED COLLATERAL TOTAL .........                          452,163      88.8%               ==========   =====
VACANT ............................                           56,813      11.2
                                                             -------     -----
COLLATERAL TOTAL ..................                          508,976     100.0%
                                                             -------     =====
PROPERTY TOTAL ....................                          628,976
                                                             =======

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                   # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
                  LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
     YEAR        ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
--------------   -------   -------   --------   -----------   ----------   -----------   --------------

     2005           3       $19.77      4,932       1.0%          1.0%         2.1%            2.1%
     2006           4       $34.05      7,090       1.4%          2.4%         5.3%            7.4%
     2007          32       $18.89     76,986      15.1%         17.5%        31.7%           39.1%
     2008          10       $22.78     20,708       4.1%         21.6%        10.3%           49.3%
     2009           3       $27.73      3,206       0.6%         22.2%         1.9%           51.3%
     2010           7       $27.94     11,270       2.2%         24.4%         6.9%           58.1%
     2011           2       $12.21     39,892       7.8%         32.2%        10.6%           68.7%
     2012           4       $ 4.80     40,502       8.0%         40.2%         4.2%           73.0%
     2013           2       $72.03      1,408       0.3%         40.5%         2.2%           75.2%
     2014           2       $19.97      5,449       1.1%         41.5%         2.4%           77.6%
     2015           0       $ 0.00          0       0.0%         41.5%         0.0%           77.6%
  Thereafter        4       $ 4.28    240,720      47.3%         88.8%        22.4%          100.0%
    Vacant          0         NA       56,813      11.2%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-179

THE LOAN. The Mortgage Loan (the"Eagle Ridge Mall Loan") is secured by a first mortgage encumbering an anchored retail shopping mall located in Lake Wales,
Florida. The Eagle Ridge Mall Loan represents approximately 2.0% of the Cut-Off
Date Pool Balance. The Eagle Ridge Mall Loan was originated on October 11, 2005 and has a principal balance as of the Cut-Off Date of $49,895,997.

The Eagle Ridge Mall Loan has a remaining term of 118 months and matures on
October 11, 2015. The Eagle Ridge Mall Loan may be prepaid on or after April 11,
2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Eagle Ridge Mall, L.P., a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eagle Ridge Mall Loan. The sponsor of the borrower is General Growth Properties, Inc. ("GGP)". GGP owns, develops, operates, and/or manages shopping malls in 44 states. As of March 2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

THE PROPERTY. The Mortgaged Property is a 508,976 square foot anchored retail shopping mall situated on approximately 86.0 acres. The Mortgaged Property was constructed in 1996 and renovated in 2000. The Mortgaged Property is located in
Lake Wales, Florida. As of August 29, 2005, the occupancy rate for the Mortgaged
Property securing the Eagle Ridge Mall Loan was approximately 88.8%.

The anchor tenants at the Mortgaged Property are Dillards, Sears, JC Penney and
Recreation Station, however, the Dillards store is not part of the Mortgaged
Property. The largest tenant which is part of the Mortgaged Property is Sears, occupying approximately 130,092 square feet, or approximately 25.6% of the net rentable area. Sears Holdings, the publicly traded parent of Kmart and Sears,
Roebuck and Co., is the nation's third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. The Sears lease expires in February 2016. The second largest tenant is JC Penney, occupying approximately 61,160 square feet, or approximately 12.0% of the net rentable area. JC Penney, founded in 1902, is a major retailer, operating over
1,017 JC Penney department stores. The JC Penney lease expires in February 2016.
The third largest tenant is Recreation Station, occupying approximately 44,468 square feet, or approximately 8.7% of the net rentable area. Recreation Station is an entertainment facility including Station House Bar & Grill, Climbin'
Crawlin' Slidin' Bouncin' Station, over 80 high-tech video games, and a 32-lane bowling center. The Recreation Station lease expires in September 2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account, which are swept to the borrower until a springing event. At any time during the term of the Eagle Ridge
Mall Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x for the trailing 12-month period or (ii) upon the occurrence of an event of default under the Mortgage Loan documents, funds in the lockbox account are transferred to a cash collateral account in the name of the mortgagee.

MANAGEMENT. General Growth Properties, Inc. is the property manager for the
Mortgaged Property securing The Eagle Ridge Mall Loan.

                                      S-180

One & Olney Square

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $43,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           Jeffrey Feil and Lloyd Goldman
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.120%
MATURITY DATE                                                    August 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                     Yes
   ENGINEERING             $6,750

ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes / Springing
   REPLACEMENT             $4,887
   TI/LC                   $14,373

ADDITIONAL FINANCING          Unsecured Debt                         $13,000,000

                                                                     TRUST ASSET
                                                                    ------------
CUT-OFF DATE BALANCE                                                 $43,000,000
CUT-OFF DATE BALANCE/SF                                                     $125
CUT-OFF DATE LTV                                                           77.8%
MATURITY DATE LTV                                                          71.9%
UW DSCR ON NCF                                                             1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Philadelphia, PA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                344,948
OCCUPANCY AS OF JUNE 20, 2005                                              86.8%
YEAR BUILT / YEAR RENOVATED                                            1987 / NA
APPRAISED VALUE*                                                     $55,250,000
PROPERTY MANAGEMENT                                     Jeffrey Management Corp.
UW ECONOMIC OCCUPANCY                                                      87.6%
UW REVENUES                                                           $5,220,830
UW TOTAL EXPENSES                                                     $1,487,843
UW NET OPERATING INCOME (NOI)                                         $3,732,988
UW NET CASH FLOW (NCF)                                                $3,463,804
--------------------------------------------------------------------------------

*    As-Stabilized. The "as-is" value set forth in the appraisal is $47,350,000.

                                      S-181

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                   RATINGS*                                                                             DATE OF
                                   MOODY'S/    NET RENTABLE      % OF NET      ACTUAL                      % OF          LEASE
            TENANT                S&P/FITCH      AREA (SF)    RENTABLE AREA   RENT PSF   ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------   -----------   ------------   -------------   --------   -----------   -----------   -------------

Shoprite Supermarkets, Inc. ..     NR/NR/NR        56,196          16.3%       $13.36     $  750,779       17.5%      January 2018
Olney Retail Realty Corp. ....     NR/NR/NR        30,000           8.7        $11.25        337,500        7.9       August 2014
US Postal Service ............   Aaa/AAA/AAA       27,399           7.9        $12.63        346,049        8.1       August 2007
Suzette Olney/Young World ....     NR/NR/NR        22,700           6.6        $12.00        272,400        6.3       January 2008
Dollar Group Inc. ............     NR/NR/NR        19,000           5.5        $10.00        190,000        4.4      December 2018
Foot Locker, Inc. ............    Ba2/BB+/NR       15,750           4.6        $15.00        236,250        5.5       January 2010
Non-Major Tenants ............                    128,251          37.2        $16.87      2,163,673       50.4
Vacant .......................                     45,652          13.2                            0        0.0
                                                  -------         -----                   ----------      -----
TOTAL ........................                    344,948         100.0%                  $4,296,656      100.0%
                                                  =======         =====                   ==========      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF                                             CUMULATIVE                     CUMULATIVE
              LEASES   WA BASE RENT/   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL     % OF ACTUAL
   YEAR      ROLLING     SF ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*   RENT ROLLING*
----------   -------   -------------   --------   -----------   ----------   -------------   -------------

   2005          1         $25.00        1,500        0.4%          0.4%          0.9%             0.9%
   2006          0         $ 0.00            0        0.0%          0.4%          0.0%             0.9%
   2007          4         $13.88       59,386       17.2%         17.7%         19.2%            20.1%
   2008          6         $14.69       33,188        9.6%         27.3%         11.3%            31.4%
   2009         10         $16.98       41,478       12.0%         39.3%         16.4%            47.8%
   2010          5         $16.18       25,928        7.5%         46.8%          9.8%            57.6%
   2011          1         $18.19        3,254        0.9%         47.8%          1.4%            58.9%
   2012          0         $ 0.00            0        0.0%         47.8%          0.0%            58.9%
   2013          1         $24.41        3,182        0.9%         48.7%          1.8%            60.7%
   2014          2         $12.47       32,461        9.4%         58.1%          9.4%            70.2%
   2015          3         $14.39       23,723        6.9%         65.0%          7.9%            78.1%
Thereafter       2         $12.51       75,196       21.8%         86.8%         21.9%           100.0%
  Vacant         0           NA         45,652       13.2%        100.0%          0.0%           100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-182

501 Second Street

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $42,720,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           SWIG Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.400%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                Springing

UP-FRONT RESERVES
   TAX                                      Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                            Yes / Springing
   ROLLOVER*                                Springing

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $42,720,000
CUT-OFF DATE BALANCE/SF                                                     $206
CUT-OFF DATE LTV                                                           60.6%
MATURITY DATE LTV                                                          58.1%
UW DSCR ON NCF                                                             1.24x
--------------------------------------------------------------------------------

*    A one time reserve in the amount of $2,000,000 will be required if
     International Data Group, Inc. fails to exercise its first renewal option by December 30, 2011.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       San Francisco, CA
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                207,809
OCCUPANCY AS OF SEPTEMBER 8, 2005                                          95.0%
YEAR BUILT / YEAR RENOVATED                                          1925 / 1985
APPRAISED VALUE                                                      $70,500,000
PROPERTY MANAGEMENT                                             The Swig Company
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                           $7,162,698
UW TOTAL EXPENSES                                                     $3,309,493
UW NET OPERATING INCOME (NOI)                                         $3,853,205
UW NET CASH FLOW (NCF)                                                $3,579,388
--------------------------------------------------------------------------------

                                      S-183

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                             NET     % OF NET                          % OF
                                           RATINGS(1)      RENTABLE  RENTABLE   ACTUAL                ACTUAL     DATE OF LEASE
                TENANT                 MOODY'S/S&P/FITCH  AREA (SF)    AREA    RENT PSF  ACTUAL RENT   RENT       EXPIRATION
-------------------------------------  -----------------  ---------  --------  --------  -----------  ------  ------------------

International Data Group ............       NR/NR/NR       101,699     48.9%    $31.90    $3,243,963   56.5%      September 2012
Time Warner .........................    Baa1/BBB+/BBB+     15,802      7.6     $22.50       355,545    6.2            June 2006
WRNS Studio .........................       NR/NR/NR        15,393      7.4     $26.51       408,140    7.1   Multiple Spaces(2)
Riverbed Technology, Inc. ...........       NR/NR/NR        14,023      6.7     $23.60       330,965    5.8        February 2007
Rosewood Venture Group, LLC. ........       NR/NR/NR        13,703      6.6     $34.49       472,562    8.2           April 2011
Non-major tenants ...................                       36,814     17.7     $25.39       934,681   16.3
Vacant ..............................                       10,375      5.0                        0    0.0
                                                           -------    -----               ----------  -----
TOTAL ...............................                      207,809    100.0%              $5,745,856  100.0%
                                                           =======    =====               ==========  =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 5,008 SF expire in August 2010, and
     10,385 SF expire in May 2011.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                                                                                            CUMULATIVE
                           WA BASE                             CUMULATIVE                      % OF
             # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL       % OF       % OF ACTUAL    ACTUAL RENT
   YEAR        ROLLING     ROLLING    ROLLING   SF ROLLING*   SF ROLLING*   RENT ROLLING*     ROLLING*
----------   -----------   -------   --------   -----------   -----------   -------------   -----------

   2005           1         $21.00      2,977       1.4%           1.4%          1.1%            1.1%
   2006           3         $22.94     22,628      10.9%          12.3%          9.0%           10.1%
   2007           5         $24.53     18,328       8.8%          21.1%          7.8%           17.9%
   2008           4         $22.40     10,091       4.9%          26.0%          3.9%           21.9%
   2009           2         $29.52      6,033       2.9%          28.9%          3.1%           25.0%
   2010           5         $26.15     11,590       5.6%          34.5%          5.3%           30.3%
   2011           3         $31.69     24,088      11.6%          46.1%         13.3%           43.5%
   2012           5         $31.90    101,699      48.9%          95.0%         56.5%          100.0%
   2013           0         $ 0.00          0       0.0%          95.0%          0.0%          100.0%
   2014           0         $ 0.00          0       0.0%          95.0%          0.0%          100.0%
   2015           0         $ 0.00          0       0.0%          95.0%          0.0%          100.0%
Thereafter        0         $ 0.00          0       0.0%          95.0%          0.0%          100.0%
  Vacant          0           NA       10,375       5.0%         100.0%          0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-184

Knollwood Mall

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $41,911,510
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                          General Growth Properties, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.351%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)                       Springing
   REPLACEMENT(1)                         Springing
   TI/LC(1)                               Springing

      ADDITIONAL FINANCING(2)                                               None

                                                                     TRUST ASSET
                                                                     -----------
      CUT-OFF DATE BALANCE                                           $41,911,510
      CUT-OFF DATE BALANCE/SF                                                $90
      CUT-OFF DATE LTV                                                     74.8%
      MATURITY DATE LTV                                                    62.4%
      UW DSCR ON NCF                                                       1.22x
--------------------------------------------------------------------------------

(1)  Ongoing monthly reserves for taxes, insurance and replacements will require
     (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)  Future mezzanine debt and future unsecured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                    Saint Louis Park, MN
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                464,402
OCCUPANCY AS OF AUGUST 21, 2005                                            91.0%
YEAR BUILT / YEAR RENOVATED                                          1955 / 1997
APPRAISED VALUE                                                      $56,000,000
                                                 General Growth Management, Inc.
PROPERTY MANAGEMENT
UW ECONOMIC OCCUPANCY                                                      91.0%
UW REVENUES                                                           $5,208,594
UW TOTAL EXPENSES                                                     $1,555,286
UW NET OPERATING INCOME (NOI)                                         $3,653,308
UW NET CASH FLOW (NCF)                                                $3,422,943
--------------------------------------------------------------------------------

                                      S-185

--------------------------------------------------------------------------------
                                TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                   % OF NET
                                     RATINGS*       NET RENTABLE   RENTABLE    ACTUAL                  % OF ACTUAL   DATE OF LEASE
           TENANT               MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
-----------------------------   -----------------   ------------   --------   --------   -----------   -----------   -------------

ANCHOR TENANTS -- COLLATERAL
Cub Foods ...................      Baa3/BBB/BBB       129,916        28.0%     $ 5.70     $  740,521       19.0%        March 2019
Kohl's ......................        A3/A-/A           80,684        17.4      $ 6.60        532,514       13.6       January 2016
T.J. Maxx ...................        A3/A/NR           54,619        11.8      $ 8.25        450,607       11.5       October 2015
                                                      -------       -----                 ----------      -----
   TOTAL ANCHOR TENANTS .....                         265,219        57.1%     $ 6.50     $1,723,642       44.1%

TOP 5 TENANTS
DSW Shoe Warehouse ..........        NR/NR/NR          25,543         5.5%     $10.50     $  268,202        6.9%      January 2008
Old Navy ....................     Baa3/BBB-/BBB-       24,783         5.3      $12.00        297,396        7.6       January 2011
Factory Card Outlet .........        NR/NR/NR          13,000         2.8      $12.00        156,000        4.0       January 2008
Twin City Federal S&L .......        NR/NR/NR          11,660         2.5      $ 4.12         48,039        1.2         April 2014
Dress Barn ..................        NR/NR/NR           8,030         1.7      $12.00         96,360        2.5      December 2011
                                                      -------       -----                 ----------      -----
   TOTAL TOP 5 TENANTS ......                          83,016        17.9%     $10.43     $  865,997       22.2%

NON-MAJOR TENANTS ...........                          74,503        16.0      $17.65      1,314,859       33.7
                                                      -------       -----                 ----------      -----
OCCUPIED COLLATERAL TOTAL ...                         422,738        91.0%     $ 9.24     $3,904,498      100.0%
                                                                                          ==========      =====
VACANT ......................                          41,664         9.0
                                                      -------       -----
COLLATERAL TOTAL ............                         464,402       100.0%
                                                      -------       =====
PROPERTY TOTAL ..............                         464,402
                                                      =======

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF    WA BASE                            CUMULATIVE                    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
----------   -------   -------   --------   -----------   ----------   -------------   --------------

   2005        2        $14.73      3,421       0.7%          0.7%          1.3%             1.3%
   2006        1        $ 0.00        825       0.2%          0.9%          0.0%             1.3%
   2007        3        $17.42      5,667       1.2%          2.1%          2.5%             3.8%
   2008        7        $12.56     43,138       9.3%         11.4%         13.9%            17.7%
   2009        4        $14.16     13,957       3.0%         14.4%          5.1%            22.8%
   2010        7        $19.32     13,899       3.0%         17.4%          6.9%            29.6%
   2011        4        $11.50     40,391       8.7%         26.1%         11.9%            41.5%
   2012        3        $22.24      8,290       1.8%         27.9%          4.7%            46.3%
   2013        1        $23.34      3,000       0.6%         28.6%          1.8%            48.0%
   2014        3        $10.18     20,498       4.4%         33.0%          5.3%            53.4%
   2015        2        $ 8.65     56,252      12.1%         45.1%         12.5%            65.9%
Thereafter     3        $ 6.25    213,400      46.0%         91.0%         34.1%           100.0%
  Vacant       0          NA       41,664       9.0%        100.0%          0.0%           100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-186

Monte Viejo Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $41,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                        Michael J. Sauter
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.420%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                Springing

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                          Yes

ADDITIONAL FINANCING*                     Mezzanine Debt              $2,500,000

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $41,500,000
CUT-OFF DATE BALANCE/UNIT                                                $86,458
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          74.1%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

*    Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Phoenix, AZ
                                                                   Multifamily -
PROPERTY TYPE                                                       Conventional
SIZE (UNITS)                                                                 480
OCCUPANCY AS OF AUGUST 31, 2005                                            93.3%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                      $52,000,000
PROPERTY MANAGEMENT                           Gray Clow Residential L.L.C. & S-J
                                                                  Management LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,056,630
UW TOTAL EXPENSES                                                     $1,572,455
UW NET OPERATING INCOME (NOI)                                         $3,484,175
UW NET CASH FLOW (NCF)                                                $3,388,175
--------------------------------------------------------------------------------

                                      S-187

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                NO. OF     APPROXIMATE    APPROXIMATE
UNIT MIX         UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA    QUOTED RENT
-------------   ------   --------------   -----------   --------   -------------
Studio ......     102           504          51,426       15.6%    $         816
1 BR/1 BA ...     162           612          99,096       30.0     $         785
2 BR/1 BA ...      36           695          25,020        7.6     $         870
2 BR/2 BA ...     144           801         115,362       35.0     $         953
3 BR/2 BA ...      18         1,023          18,414        5.6     $       1,130
4 BR/2 BA ...      18         1,151          20,718        6.3     $       1,295
                  ---                       -------      -----
TOTAL .......     480           688         330,036      100.0%    $880/$1.28/SF
                  ===                       =======      =====

                                      S-188

Britannia Business Center II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $41,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.320%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                Springing

UP-FRONT RESERVES
   TAX/INSURANCE           Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   REPLACEMENT             $3,725
   TI/LC*                  $3,521

ADDITIONAL FINANCING       Secured Subordinate                       $11,000,000

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $41,000,000
CUT-OFF DATE BALANCE/SF                                                     $148
CUT-OFF DATE LTV                                                           71.3%
MATURITY DATE LTV                                                          66.1%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

*    Beginning in January 2006. The monthly payments increase to $19,916.67 in
     January 2007, and to $23,437.50 from 2008 through 2010. For the year 2011 monthly payments in the amount of $18,750 are required. The TI/LC escrow is capped at $1,350,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Pleasanton, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                276,210
OCCUPANCY AS OF AUGUST 15, 2005                                            94.7%
YEAR BUILT / YEAR RENOVATED                                            1993 / NA
APPRAISED VALUE                                                      $57,500,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      94.6%
UW REVENUES                                                           $5,087,845
UW TOTAL EXPENSES                                                     $1,374,884
UW NET OPERATING INCOME (NOI)                                         $3,712,961
UW NET CASH FLOW (NCF)                                                $3,272,823
--------------------------------------------------------------------------------

                                      S-189

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                       NET      % OF NET                            % OF       DATE OF
                                     RATINGS*        RENTABLE   RENTABLE    ACTUAL      ACTUAL     ACTUAL       LEASE
          TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF      RENT       RENT      EXPIRATION
-----------------------------   -----------------   ---------   --------   --------   ----------   ------   -------------

Nellcor (Tyco) ..............     Ba1/BBB+/BBB+      141,000      51.0%     $13.80    $1,945,800    50.9%   December 2008
Robert Half International ...        NR/NR/NR         92,861      33.6      $15.85     1,471,481    38.5        June 2010
Anixter, Inc. ...............      Ba3/BB+/BB+        14,145       5.1      $10.92       154,463     4.0      August 2008
DaimlerChrysler Corp. .......      A3/BBB/BBB+        13,680       5.0      $18.30       250,344     6.5         May 2006
Non-major tenants ...........                              0       0.0      $ 0.00             0     0.0
Vacant ......................                         14,524       5.3                         0     0.0
                                                     -------     -----                ----------   -----
TOTAL .......................                        276,210     100.0%               $3,822,088   100.0%
                                                     =======     =====                ==========   =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
              LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
   YEAR      ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
----------   -------   -------   --------   -----------   ----------   -----------   --------------

   2005         0       $ 0.00          0       0.0%          0.0%         0.0%            0.0%
   2006         1       $18.30     13,680       5.0%          5.0%         6.5%            6.5%
   2007         0       $ 0.00          0       0.0%          5.0%         0.0%            6.5%
   2008         2       $13.54    155,145      56.2%         61.1%        55.0%           61.5%
   2009         0       $ 0.00          0       0.0%         61.1%         0.0%           61.5%
   2010         3       $15.85     92,861      33.6%         94.7%        38.5%          100.0%
   2011         0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
   2012         0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
   2013         0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
   2014         0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
   2015         0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
Thereafter      0       $ 0.00          0       0.0%         94.7%         0.0%          100.0%
  Vacant        0           NA     14,524       5.3%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-190

Residence Inn -- Beverly Hills, CA

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $38,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                        Sunstone Hotel B.H. Holdings, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.880%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          119 / 300
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                               Yes

ONGOING MONTHLY RESERVES
   TAX                               Yes
   REPLACEMENT                       $31,806

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $38,000,000
CUT-OFF DATE BALANCE/ROOM                                               $204,301
CUT-OFF DATE LTV                                                           69.0%
MATURITY DATE LTV                                                          62.2%
UW DSCR ON NCF                                                             1.33x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                       Hospitality -- Extended Stay
SIZE (ROOMS)                                                                186
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        85.3%
YEAR BUILT / YEAR RENOVATED                                         1969 / 2004
APPRAISED VALUE                                                     $55,100,000
PROPERTY MANAGEMENT                              Sunstone Hotel Properties, Inc.
UW ECONOMIC OCCUPANCY                                                      85.0%
UW REVENUES                                                           $9,541,726
UW TOTAL EXPENSES                                                     $5,304,062
UW NET OPERATING INCOME (NOI)                                         $4,237,664
UW NET CASH FLOW (NCF)                                                $3,855,995
--------------------------------------------------------------------------------

*    Based on the trailing 12-month period ending September 30, 2005.

                                     S-191

--------------------------------------------------------------------------------
                       RESIDENCE INN -- BEVERLY HILLS, CA
--------------------------------------------------------------------------------

GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
One Bedroom Suites ..............................................         27
Two Bedroom Suites ..............................................         15
Studio Suites ...................................................        144
                                                                         ---
   TOTAL ........................................................        186
                                                                         ===

MEETING SPACE                                                       SQUARE FEET
-------------------------------------------------------------------------------
Meeting Room ....................................................       920
                                                                        ---
   TOTAL ........................................................       920
                                                                        ===

 FOOD AND BEVERAGE                                                  SEATING
---------------------------------------------------------------------------
Restaurant ......................................................        50
                                                                        ---
   TOTAL ........................................................        50
                                                                        ===

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Year ..........................................................        2004-2005
Latest Period .................................................    T12-7/31/2005
Occupancy .....................................................            85.3%
ADR ...........................................................          $144.08
REVPAR ........................................................          $122.90
UW Occupancy ..................................................            85.0%
UW ADR ........................................................          $151.06
UW REVPAR .....................................................          $128.40
--------------------------------------------------------------------------------

                                     S-192

Britannia Business Center III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.320%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360

LOCKBOX                                                                Springing
UP-FRONT RESERVES
   TAX/INSURANCE                             Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                             Yes
   REPLACEMENT                               $7,520
   TI/LC*                                    $8,333

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $35,000,000
CUT-OFF DATE BALANCE/SF                                                     $183
CUT-OFF DATE LTV                                                           78.7%
MATURITY DATE LTV                                                          72.9%
UW DSCR ON NCF                                                             1.24x
--------------------------------------------------------------------------------

*    Capped at $300,000.

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Pleasanton, CA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                191,009
OCCUPANCY AS OF AUGUST 15, 2005                                            94.1%
YEAR BUILT / YEAR RENOVATED                                            1990 / NA
APPRAISED VALUE                                                      $44,500,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $4,462,361
UW TOTAL EXPENSES                                                     $1,232,081
UW NET OPERATING INCOME (NOI)                                         $3,230,280
UW NET CASH FLOW (NCF)                                                $2,900,768
--------------------------------------------------------------------------------

                                      S-193

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                      NET      % OF NET                             % OF          DATE OF
                                   RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                  ACTUAL          LEASE
TENANT                         MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT        EXPIRATION
----------------------------   -----------------   ---------   --------   --------   -----------   ------   ------------------

Robert Half International...        NR/NR/NR         76,854      40.2%     $24.84     $1,909,053    55.9%          August 2010
Ocular (Cooper).............        NR/BB/NR         25,589      13.4      $13.80        353,128    10.3    Multiple Spaces(2)
Nellcor (Tyco)..............     Ba1/BBB+/BBB+       25,560      13.4      $14.85        379,566    11.1              May 2006
Trader Publishing...........        NR/NR/NR         12,300       6.4      $16.50        202,950     5.9        Month to Month
Oil Changer.................        NR/NR/NR         12,000       6.3      $15.00        180,000     5.3           August 2007
Non-major tenants...........                         27,428      14.4      $14.34        393,425    11.5
Vacant......................                         11,278       5.9                          0     0.0
                                                    -------     -----                 ----------   -----
TOTAL.......................                        191,009     100.0%                $3,418,123   100.0%
                                                    =======     =====                 ==========   =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of mulitple leases, approximately 6,784 SF expire in April
     2010 and approximately 18,805 SF expire in March 2012.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

                   # OF    WA BASE                            CUMULATIVE   % OF ACTUAL    CUMULATIVE %
                  LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
     YEAR        ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
------------     -------   -------   --------   -----------   ----------   -----------   --------------

     2005           1       $16.50    12,300         6.4%         6.4%         5.9%            5.9%
     2006           2       $14.06    31,560        16.5%        23.0%        13.0%           18.9%
     2007           2       $14.29    16,449         8.6%        31.6%         6.9%           25.8%
     2008           2       $16.15    16,979         8.9%        40.5%         8.0%           33.8%
     2009           0       $ 0.00         0         0.0%        40.5%         0.0%           33.8%
     2010           2       $23.94    83,638        43.8%        84.3%        58.6%           92.4%
     2011           0       $ 0.00         0         0.0%        84.3%         0.0%           92.4%
     2012           1       $13.80    18,805         9.8%        94.1%         7.6%          100.0%
     2013           0       $ 0.00         0         0.0%        94.1%         0.0%          100.0%
     2014           0       $ 0.00         0         0.0%        94.1%         0.0%          100.0%
     2015           0       $ 0.00         0         0.0%        94.1%         0.0%          100.0%
  Thereafter        0       $ 0.00         0         0.0%        94.1%         0.0%          100.0%
    Vacant          0         NA      11,278         5.9%       100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-194

Greenery Mall

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        Herschel V. Green
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX                                    Yes
   HOLDBACK ESCROW                        $217,464

ONGOING MONTHLY RESERVES
   TAX / INSURANCE                        Yes / Springing
   REPLACEMENT(1)                         $3,287
   TI/LC(2)                               $13,706

ADDITIONAL FINANCING(3)                                                     None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $35,000,000
CUT-OFF DATE BALANCE/SF                                                     $160
CUT-OFF DATE LTV                                                           74.5%
MATURITY DATE LTV                                                          65.3%
UW DSCR ON NCF                                                             1.26x
--------------------------------------------------------------------------------

(1)  Capped at $98,676.

(2)  Capped at $500,000.

(3)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Miami, FL
PROPERTY TYPE                                        Mixed Use - Retail / Office
SIZE (SF)                                                                219,105
OCCUPANCY AS OF SEPTEMBER 26, 2005                                         95.2%
YEAR BUILT / YEAR RENOVATED                                            1982 / NA
APPRAISED VALUE                                                      $47,000,000
PROPERTY MANAGEMENT                                         Green Property Corp.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,329,377
UW TOTAL EXPENSES                                                     $2,129,052
UW NET OPERATING INCOME (NOI)                                         $3,200,325
UW NET CASH FLOW (NCF)                                                $3,000,355
--------------------------------------------------------------------------------

                                      S-195

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                           NET      % OF NET                             % OF
                                        RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                  ACTUAL      DATE OF LEASE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT    RENT        EXPIRATION
---------------------------------   -----------------   ---------   --------   --------   -----------   ------   ------------------

ANCHORED TENANTS - COLLATERAL
Circuit City Stores .............        NR/NR/NR         54,309      24.8%    $17.41      $  945,520    22.4%        February 2014
Jo-Ann Stores, Inc. .............       NR/BB-/NR         18,490       8.4     $13.50         249,615     5.9         February 2015
Barnes & Noble Books ............        NR/NR/NR         18,025       8.2     $21.16         381,409     9.0          October 2007
Guitar Center ...................        B1/BB/NR         15,169       6.9     $18.00         273,042     6.5              May 2006
                                                         -------     -----                 ----------   -----
   TOTAL ANCHOR TENANTS .........                        105,993      48.4%    $17.45      $1,849,586    43.7%

TOP 5 TENANTS ...................
Creative Staffing ...............        NR/NR/NR          5,235       2.4%    $22.84      $  119,541     2.8%           April 2006
USI (CTX Mortgage) ..............     Baa2/BBB/BBB+        4,715       2.2     $22.79         107,455     2.5          October 2005
Dohan & Company, P.A. ...........        NR/NR/NR          4,528       2.1     $21.33          96,582     2.3         December 2013
Womack Appleby ..................        NR/NR/NR          4,115       1.9     $21.80          89,700     2.1    Multiple Spaces(2)
Lehtinen, Vargas ................        NR/NR/NR          3,966       1.8     $21.27          84,353     2.0    Multiple Spaces(3)
                                                         -------     -----                 ----------   -----
   TOTAL TOP 5 TENANTS ..........                         22,559      10.3%    $22.06      $  497,631    11.8%

NON-MAJOR TENANTS ...............                         80,114      36.6     $23.50       1,882,957    44.5
                                                         -------     -----                 ----------   -----
OCCUPIED COLLATERAL TOTAL .......                        208,666      95.2%    $20.27      $4,230,174   100.0%
                                                                                           ==========   =====
VACANT ..........................                         10,439       4.8
                                                         -------     -----
COLLATERAL TOTAL ................                        219,105     100.0%
                                                         -------     =====
PROPERTY TOTAL ..................                        219,105
                                                         =======

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 3,915 SF expire in
     December 2005 and 200 SF are currently renewable month to month.

(3)  Under the terms of multiple leases, approximately 100 SF and 50 SF expire in November 2006 and 2,934 SF and 882 SF expire in February 2007.

--------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

               # OF
              LEASES   WA BASE RENT/   TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF ACTUAL          CUMULATIVE %
   YEAR      ROLLING     SF ROLLING     ROLLING   SF ROLLING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
----------   -------   -------------   --------   -----------   --------------   -------------   -----------------------

   2005         21         $21.20       19,122        8.7%            8.7%            9.6%                  9.6%
   2006         23         $21.63       38,706       17.7%           26.4%           19.8%                 29.4%
   2007         13         $21.92       38,594       17.6%           44.0%           20.0%                 49.4%
   2008         14         $23.05       18,947        8.6%           52.7%           10.3%                 59.7%
   2009          3         $27.48        7,659        3.5%           56.2%            5.0%                 64.7%
   2010          5         $24.60        7,646        3.5%           59.6%            4.4%                 69.1%
   2011          1         $22.00          665        0.3%           59.9%            0.3%                 69.5%
   2012          0         $ 0.00            0        0.0%           59.9%            0.0%                 69.5%
   2013          1         $21.33        4,528        2.1%           62.0%            2.3%                 71.7%
   2014          1         $17.41       54,309       24.8%           86.8%           22.4%                 94.1%
   2015          1         $13.50       18,490        8.4%           95.2%            5.9%                100.0%
Thereafter       0         $ 0.00            0        0.0%           95.2%            0.0%                100.0%
  Vacant         0           NA         10,439        4.8%          100.0%            0.0%                100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-196

Park Ridge Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $33,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       William F. Raymond
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.220%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                  Interest Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                          Yes
   REPLACEMENT                            $7,018

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $33,500,000
CUT-OFF DATE BALANCE/UNIT                                                $96,264
CUT-OFF DATE LTV                                                           72.4%
MATURITY DATE LTV                                                          72.4%
UW DSCR ON NCF                                                             1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Rohnert Park, CA
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 348
OCCUPANCY AS OF OCTOBER 3, 2005                                            91.7%
YEAR BUILT / YEAR RENOVATED                                            1986 / NA
APPRAISED VALUE                                                      $46,300,000
PROPERTY MANAGEMENT                                       Sequoia Equities, Inc.
UW ECONOMIC OCCUPANCY                                                      91.9%
UW REVENUES                                                           $4,230,482
UW TOTAL EXPENSES                                                     $1,457,294
UW NET OPERATING INCOME (NOI)                                         $2,773,188
UW NET CASH FLOW (NCF)                                                $2,686,188
--------------------------------------------------------------------------------

                                      S-197

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                          APPROXIMATE
                 NO. OF    UNIT SIZE    APPROXIMATE
UNIT MIX          UNITS      (SF)         NRA (SF)    % OF NRA     QUOTED RENT
--------------   ------   -----------   -----------   --------   ---------------

1 BR/1 BA ....     124        639          79,236       28.9%    $           920
2 BR/1 BA ....     112        821          91,952       33.5     $         1,036
2 BR/2 BA ....     112        920         103,040       37.6     $         1,120
                   ---                    -------      -----
TOTAL ........     348        788         274,228      100.0%    $1,022/$1.30/SF
                   ===                    =======      =====

                                      S-198

Summerhill Pointe Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $33,100,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                            New Nac, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.740%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes
   REPLACEMENT                            $86,400

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                          Yes
   REPLACEMENT                            Springing

ADDITIONAL FINANCING                                                        None

                                                                     TRUST ASSET
                                                                     -----------
CUT-OFF DATE BALANCE                                                 $33,100,000
CUT-OFF DATE BALANCE/UNIT                                                $57,465
CUT-OFF DATE LTV                                                           60.6%
MATURITY DATE LTV                                                          54.5%
UW DSCR ON NCF                                                             1.38x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Las Vegas, NV
PROPERTY TYPE                                         Multifamily - Conventional
SIZE (UNITS)                                                                 576
OCCUPANCY AS OF AUGUST 6, 2005                                             96.5%
YEAR BUILT / YEAR RENOVATED                                            1988 / NA
APPRAISED VALUE                                                      $54,600,000
PROPERTY MANAGEMENT                                B&R Property Management, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,505,168
UW TOTAL EXPENSES                                                     $2,171,691
UW NET OPERATING INCOME (NOI)                                         $3,333,477
UW NET CASH FLOW (NCF)                                                $3,189,477
--------------------------------------------------------------------------------

                                      S-199

--------------------------------------------------------------------------------
                                    UNIT MIX
--------------------------------------------------------------------------------

                            APPROXIMATE
                   NO. OF    UNIT SIZE    APPROXIMATE                  QUOTED
UNIT MIX            UNITS      (SF)         NRA (SF)    % OF NRA        RENT
----------------   ------   -----------   -----------   --------   -------------

1 BR/1 BA ......     160         703        112,480       19.7%    $         730
2 BR/2 BA ......     288       1,102        317,232       55.5     $         850
3 BR/2 BA ......     128       1,109        141,952       24.8     $         930
                     ---                    -------      -----
TOTAL ..........     576         992        571,664      100.0%    $834/$0.84/SF
                     ===                    =======      =====

                                      S-200

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan
History".

     One hundred forty six (146) of the Mortgage Loans (the "Wachovia Mortgage
Loans"), representing 98.0% of the Cut-Off Date Pool Balance (116 Mortgage Loans
in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance and 30 Mortgage
Loans in Loan Group 2 or 100.0% of the Cut-Off Date Group 2 Balance) were originated or acquired by Wachovia Bank, National Association ("Wachovia").
Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia
is a wholly-owned subsidiary of Wachovia Corporation, which, as of September 30,
2005, had total assets of approximately $532 billion. Wachovia is acting as the
Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Three (3) of the Mortgage Loans (the "CWCapital Mortgage Loans"),
representing 2.0% of the Cut-Off Date Pool Balance (2.3% of the Cut-Off Date
Group 1 Balance) were originated by CWCapital LLC ("CWCapital"), a Massachusetts limited liability company, whose principal offices are located in Needham,
Massachusetts. CWCapital is an affiliate of CWCapital Asset Management LLC, which is the Special Servicer and Cadim TACH inc., which is anticipated to be the initial holder of the controlling class. CWCapital will also subservice the
CWCapital Mortage Loans. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, all references to "mortgage loan seller" or "seller" with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by
CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, as applicable, will be separately made to the Depositor by
CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.
The Master Servicer will enter into a subservicing agreement with CWCapital LLC with respect to the loans for which CWCapital LLC is or is deemed to be the
"seller".

     Wachovia has no obligation to repurchase or substitute any of the CWCapital
Mortgage Loans. CWCapital has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia.
All information concerning the CWCapital Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by CWCapital
LLC.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

                                      S-201

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect the related Mortgage
Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o    Taxes -- Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Insurance -- If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage
          Loan Seller with sufficient funds to pay all insurance premiums. Each
          Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves -- Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Each Mortgage Loan
          Seller may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation -- Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, each Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

                                      S-202

     o    Tenant Improvement/Lease Commissions -- In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form;
(vi) the original assignment of all unrecorded documents relating to the
Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above;
(vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a "pro forma"
title policy) to issue such title insurance policy; (ix) any filed copies
(bearing evidence of filing) or other evidence of filing satisfactory to the
Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii)
copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the Trust Fund or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under

                                      S-203

which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase
Price") generally equal to the sum of (i) the unpaid principal balance of such
Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan
(calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain
Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related
P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such
Mortgage Loan and pay the Master Servicer for deposit into the Certificate
Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the
Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986,
as amended (the "Code"), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related
Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master
Servicer or Special Servicer (with a possible 30 day extension if the Master
Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date;
provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the accompanying prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less

                                      S-204

than the original debt service coverage ratio of the deleted Mortgage Loan; (x)
be determined by an opinion of counsel to be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii)
not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating
Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted
Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the
Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest
Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage Securities
I LLC or CWCapital Mortgage Securities II LLC will also be made separately by
CWCapital to the Depositor) (subject to certain exceptions specified in each
Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off
     Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage
     Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan

                                      S-205

     documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b)
     as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e)
     the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss"
     insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such
     Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2)
     business interruption or rental loss insurance in an amount at least equal to 12 months

                                      S-206

     of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
     Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the
     Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan
     Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
     18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

          (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
     Professional Appraisal Practice" as adopted by the Appraisal Standards
     Board of the Appraisal Professional Appraisal Practice" as adopted by the
     Appraisal Standards Board of the Appraisal Foundation, or (B) the
     guidelines in Title XI of the Financial Institutions Reform, Recovery and
     Enforcement Act of 1989, in either case as in effect on the date such
     Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in any
Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee)
to either substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently

                                      S-207

proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Except with respect to the CWCapital Mortgage Loans each
Mortgage Loan Seller is the sole warranting party in respect of the Mortgage
Loans sold by such Mortgage Loan Seller to the Depositor, and none of the
Depositor nor any of such party's affiliates (except with respect to Wachovia
Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.
With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or repurchase or replace the defective Mortgage Loan, will be against CWCapital, and neither CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities
II LLC will in any event be obligated to repurchase or replace such Mortgage
Loans if CWCapital defaults in its obligations to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special
Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale.
If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing
Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such
Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such
Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the
Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional
Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties; Repurchases
and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"
and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage
Loan Seller will be required to repurchase or substitute for such other Crossed
Loan(s) in the related Crossed Group as provided above in "--Assignment of the
Mortgage Loans; Repurchases and Substitutions" or "--Representations and
Warranties; Repurchases and Substitutions" unless: (i) the debt

                                      S-208

service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary
Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan
Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the
Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan
Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                      S-209

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related
Intercreditor Agreement, if applicable, and the terms of the respective Mortgage
Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan
and its related Companion Loan(s) (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the
Certificateholders, the holder of the related Companion Loan and the Trust Fund
(as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Pari Passu Companion
Loan is pari passu in right of entitlement to payment to the Hyatt Center Loan, to the extent set forth in the Hyatt Center Intercreditor Agreement), and (c)
without regard to (i) any relationship that the Master Servicer or the Special
Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and
Servicing Agreement or any affiliate thereof; (ii) the ownership of any
Certificate or Companion Loan by the Master Servicer or the Special Servicer, as
the case may be, or by any affiliate thereof; (iii) the right of the Master
Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing
Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master
Servicer and the Special Servicer will remain obligated under the Pooling and
Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master
Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master
Servicer or the Special Servicer would be reimbursed under the Pooling and
Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING
AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the
Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions

                                      S-210

taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special
Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced
Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master
Servicer set forth in the accompanying prospectus, the Master Servicer and the
Special Servicer each has the right to resign at any other time, provided that
(i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND
SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the
Depositor" in the accompanying prospectus.

     With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the
Securities Act, the Master Servicer, Special Servicer, Trustee and any
subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such
Companion Loan as is necessary for the depositor, issuing entity, master servicer, special servicer and trustee to comply with all requirements of
Regulation AB of the Securities Act.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than the
Specially Serviced Mortgage Loans and the REO Properties). Although the Master
Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master
Servicer will remain liable for its servicing obligations under the Pooling and
Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. With respect to 3 Mortgage Loans (loan numbers 14, 97 and 120), representing 2.0% of the Cut-Off Date Pool Balance
(2.4% of Cut-Off Date Group 1 Balance), an affiliate of Wachovia Bank, National
Association is the sole equity owner in each related borrower. Wachovia Bank,
National Association's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     As of September 30, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately 16,848 commercial and multifamily loans, totaling approximately $165 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia
Bank, National Association has been provided by Wachovia Bank, National
Association. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be CWCapital Asset Management LLC with respect to the Mortgage Loans.

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June 2005. In July of 2005 it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCapital Asset Management LLC acted as special servicer for approximately $29 billion of commercial real estate assets

                                      S-211

representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative and will be an affiliate of one of the mortgage loan sellers.

     The Special Servicer and its respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding CWCapital Asset Management LLC has been provided by CWCapital Asset Management LLC.

     With respect to the Mortgage Loans, the Pooling and Servicing Agreement
permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the
Special Servicer and whose approval is required for certain actions by the
Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion
Loans may have the ability to exercise some or all of the rights of the
Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class
Representative" below including, with respect to the One Grumman Road West Loan, the right to replace the Special Servicer solely with respect to the One Grumman
Road West Loan. The Controlling Class Representative with respect to the
Mortgage Loans is selected by holders of Certificates representing more than 50%
of the Certificate Balance of the Controlling Class. See "--The Controlling
Class Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special
Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential
Pay Certificates, (i) which bears the latest payment priority and (ii) the
Certificate Balance of which is greater than 25% of its original Certificate
Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding
Class of Sequential Pay Certificates bearing the latest payment priority. The
Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A
Certificates will be treated as one Class for determining the Controlling Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i)
failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a
Balloon Payment), and such failure has continued unremedied for 60 days; (b) the
Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a
Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against

                                      S-212

pursuant to the terms of the Pooling and Servicing Agreement) that the Master
Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
(g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1)
subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the
Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing
Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related
Mortgaged Property (each event described in clauses (a) through (h) above, a
"Servicing Transfer Event").

     In general, as long as a Co-Lender Loan is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion
Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan
(including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans"
and, together with any REO Properties, constitute "Specially Serviced Trust Fund
Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

                                      S-213

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such
     Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
     Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee"
is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Loan), is calculated on the basis of a
360-day year consisting of twelve 30-day months, accrues at the related Master
Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from
0.0200% to 0.0600%. As of the Cut-Off Date the weighted average Master Servicing
Fee Rate will be approximately 0.0206% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement.
Otherwise, all references in this section to "Mortgage Loans" will include the
Companion Loans unless otherwise specified.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage
Loans during such Collection Period will exceed (such excess, a "Prepayment
Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest
Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master
Servicer is required to deposit into the Certificate Account (such deposit, a
"Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust
Fund) that was subject to a voluntary principal

                                      S-214

prepayment during the most recently ended Collection Period creating a
Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest
Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the
Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Loan, as the case may be. However, earned Special
Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a
Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee"
with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account as further described in the Pooling and Servicing Agreement. However, no Liquidation Fee
will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset
(i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE
POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer, the
Special Servicer, the Majority Subordinate Certificateholder or the purchasing
Certificateholder as described under "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of certain Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan, payable by withdrawal from such amounts on deposit in the Certificate
Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage
Loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage
Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage
Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional

                                      S-215

Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a
Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses
(other than Special Servicing Fees, Workout Fees and/or Liquidation Fees)
related to such Mortgage Loan has been paid and not previously reimbursed to the
Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund
Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing
Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in the
accompanying prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such
Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury
Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount
(including Prepayment Premiums and Yield Maintenance Charges) payable under the
Mortgage Loan, (ii) affect the obligation of the related borrower to pay a
Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then

                                      S-216

aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related
Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the
Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially
Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced
Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the
Special Servicer, such modification would increase the recovery to
Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the
Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the
Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original
Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any
Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any
Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage
Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under "--General" above, to modify Mortgage
Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any

                                      S-217

such modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, and, with respect to the
Co-Lender Loans, subject to certain rights of the holders of the related
Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i)
approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust
Fund as holder of the Co-Lender Loan and certain Companion Loans, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage
     Loan documents of a Mortgage Loan that relates to the Maturity Date,
     Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
     "DESCRIPTION OF THE CERTIFICATES-- Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
     "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

                                      S-218

          (ix) any termination of the related property manager for Mortgage
     Loans having an outstanding principal balance of greater than $5,000,000;

          (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.
Cadim TACH inc., or an affiliate, will be the initial Controlling Class
Representative.

     Pursuant to the Hyatt Center Intercreditor Agreement, the Controlling Class
Representative will generally share with the holder of the Hyatt Center Pari
Passu Companion Loan the rights given to the Controlling Class Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Hyatt Center Loan and the Hyatt Center Pari Passu Companion
Loan. In general, in the event the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the
Hyatt Center Loan, the Controlling Class Representative will generally be required to confer with the holder of the Hyatt Center Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class
Representative and the holder of the Hyatt Center Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Hyatt Center
Intercreditor Agreement provides that the Controlling Class Representative and the holder of the Hyatt Center Pari Passu Companion Loan will contract with a third party designated under the Hyatt Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the
Controlling Class Representative and the holder of the Hyatt Center Pari Passu
Companion Loan in accordance with the Hyatt Center Intercreditor Agreement.

     In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans--Caplease Loan--Servicing Provisions of the Caplease
Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holders of the Mezz Cap Companion Loans may exercise certain approval rights relating to a modification of a Mezz Cap Loan or Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF
THE MORTGAGE POOL--Co-Lender Loans--Mezz Cap Loans--Servicing Provisions of the
Mezz Cap Intercreditor Agreement" in this prospectus supplement.

     Further, notwithstanding the foregoing, provided no control appraised period is in effect under the related Intercreditor Agreement, the holders of the One Grumman Road West Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the One Grumman Road West Whole Loan and the Controlling Class,
and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement;

                                      S-219

provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicers. Generally, the holder of the One Grumman Road West
Companion Loan will be entitled to such rights. These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of such One Grumman Road West Companion Loan or its designee in connection with (A) the waiver of any notice provisions related to prepayment;
and (ii) the holder of the One Grumman Road West Companion Loan or its designee will be entitled to exercise rights and powers with respect to the One Grumman
Road West Whole Loan that are the same as or similar to those of the Controlling
Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the One Grumman Road West Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, Prepayment Premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the One Grumman Road West Whole Loan or a modification or waiver of any other monetary term of the Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the One Grumman Road
West Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents on the date hereof or any modification or waiver relating to the cash management provision of the Mortgage Loan documents or any other material change to the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the One Grumman Road West Whole Loan that would result in a discounted pay-off of the One Grumman Road West Whole Loan; (C) any
foreclosure upon or comparable conversion of the ownership of the Mortgaged
Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the
Pooling and Servicing Agreement) or, except, as specifically permitted in the
Mortgage Loan documents, the transfer of any direct or indirect interest in
Borrower or any sale of the One Grumman Road West Whole Loan (other than pursuant to a purchase option contained herein or in the Pooling and Servicing
Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the One Grumman Road West Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the One Grumman Road West
Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the One Grumman Road West Whole Loan; any substitution of the bank holding the central account unless that bank agrees to comply with the terms of the Mortgage Loan documents; (I) any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (J) any material changes to or waivers of any of the insurance requirements set forth in the
Mortgage Loan documents; (K) any determination to apply casualty or condemnation proceeds to the payment of the indebtedness; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the lender under the Mortgage Loan documents; (M) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or guarantor;
(N) any consent to any lease to the extent the entering into such lease requires the consent of the lender under the Mortgage Loan documents; provided, if the lender's approval will be deemed given pursuant to the terms of the Mortgage
Loan documents, the holder of the One Grumman Road West Companion Loan is required to give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given;
(O) any adoption or implementation of a business plan (including without limitation, any operating expense budget or capital expense budget) submitted by the borrower with respect to the Mortgaged Property; provided if the lender's approval will be deemed given pursuant to the

                                      S-220

terms of the Mortgage Loan documents, the holder of the One Grumman Road West
Companion Loan must give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given; (P) the release of any escrow not expressly required by the terms of the
Mortgage Loan documents or under applicable law; and (Q) material alterations on the Mortgaged Property if approval by the holder of the One Grumman Road West
Companion Loan is required by the Mortgage Loan documents.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or
Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master
Servicer's or Special Servicer's obligation to act in accordance with the
Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer to determine the fair value of the Mortgage Loan in accordance with the
Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon
Payment unless the Master Servicer has, on or prior to the due date of such
Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every
90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such

                                      S-221

fair value determination. If the Purchase Option is not exercised by the
Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority
Subordinate Certificateholder shall assign the Purchase Option to the Special
Servicer for fifteen days. If the Purchase Option is not exercised by the
Special Servicer or its assignee within such fifteen day period, then the
Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the Option
Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO
Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i)
the Special Servicer shall

                                      S-222

notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and
Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the
Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund's interest therein qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an
"independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property.
Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the
Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute "rents from real property," or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a
Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property
(including condominium units to customers in the ordinary course of a trade or business), will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the
Mortgaged Property. See "Certain Federal Income Tax Consequences" herein.

                                      S-223

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced
Mortgage Loan or the related debt service coverage ratio is below 1.00x;
provided, however with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the
case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage
Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a
Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each
Mortgaged Property securing a Specially Serviced Mortgage Loan is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each
Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the
Special Servicer in the previous 6 months. The Special Servicer and the Master
Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged
Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES-- Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                      S-224

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C22 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of December 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee
(the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the
Gain-on-Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION
OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the
prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan
Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the
Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class
Q Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO
Certificates (together with the Sequential Pay Certificates, the "REMIC Regular
Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates
(collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class IO Certificates (collectively, the
"Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual
Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC
Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream Banking, societe anonyme ("Clearstream")
or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the
Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the
Euroclear Participants, respectively, through customers' securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants

                                      S-225

and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly
("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or
Clearstream, as the case may be, will then deliver instructions to the
Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered
Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

                                      S-226

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the Certificate
Balances representing the approximate percentage of the Cut-Off Date Pool
Balance as set forth in the following table:

                                                        CLOSING DATE      PERCENTAGE OF CUT-OFF
CLASS OF CERTIFICATES                               CERTIFICATE BALANCE     DATE POOL BALANCE
-------------------------------------------------   -------------------   ---------------------

Class A-1 Certificates ..........................       $ 49,139,000              1.939%
Class A-2 Certificates ..........................       $ 93,894,000              3.705%
Class A-3 Certificates ..........................       $164,597,000              6.495%
Class A-PB Certificates .........................       $148,538,000              5.862%
Class A-4 Certificates ..........................       $940,984,000             37.133%
Class A-1A Certificates .........................       $376,729,000             14.866%
Class A-M Certificates ..........................       $253,412,000             10.000%
Class A-J Certificates ..........................       $152,047,000              6.000%
Class B Certificates ............................       $ 22,174,000              0.875%
Class C Certificates ............................       $ 31,676,000              1.250%
Class D Certificates ............................       $ 25,341,000              1.000%
Class E Certificates ............................       $ 47,515,000              1.875%
Non Offered Certificates (other than the Class IO
   Certificates) ................................       $228,070,890              9.000%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable

                                      S-227

to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay
Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The
Class IO Certificates have 23 separate components (each, a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such
Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance")
of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each
Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $2,534,116,890 (subject to a permitted variance of plus or minus
5.0%).

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage
Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage
Deferred Interest allocable to such Class (any such amount, "Certificate
Deferred Interest"). With respect to the Sequential Pay Certificates,
Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB,
Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata
(based on remaining Class Certificate Balances)) to such Classes. The
Certificate Balance of each Class of Sequential Pay Certificates to which
Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the
Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class IO Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the
REMIC Regular Certificates. It is not anticipated that any such portion of the
Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. The Class IO Components will be deemed to have a
Pass-Through Rate equal to the Pass-Through Rate of the related Class of
Certificates.

     The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately 0.074% per annum.

     The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the
Strip Rates for the Components for such Distribution

                                      S-228

Date (weighted on the basis of the respective Component Balances of such
Components outstanding immediately prior to such Distribution Date). The "Strip
Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution
Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates
corresponding to such Component (but in no event will any Strip Rate be less than zero).

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class IO Certificates, its Notional Amount) of such
Class of Certificates immediately following the Distribution Date in such
Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular
Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event.

     The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the
Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated
Repayment Date), minus (y) the applicable Administrative Cost Rate for such
Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 2 Mortgage Loans (loan numbers 7 and 71), representing 2.6% of the Cut-Off
Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest)
actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution
Date occurs in January or February immediately following such December or
January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

     The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero)
by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any
Realized Loss incurred in respect of such Mortgage Loan during the related
Collection Period and (b) increased on each Distribution Date by any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on such
Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances
or

                                      S-229

Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the
Stated Principal Balance (other than for purposes of computing the Weighted
Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the
Stated Principal Balance shall equal the unpaid principal balance of such
Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection
Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection
Period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related Collection
Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection
Period and not during any other Collection Period.

     The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2006.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2006.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class R-I, Class R-II and Class Z Certificateholders) on each related
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties by the Master Servicer as of the
     close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

                                      S-230

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer, or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest
     Payment made on any Companion Loan);

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve
     Account in respect of each Mortgage Loan; and

          (e) with respect to the initial Distribution Date, amounts on deposit in an interest reserve account related to certain mortgage loans.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS
--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the
Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in
February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest
Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution
Date occurring in March, or in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a
"Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account will be used to make distributions on the
Certificates.

                                      S-231

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1)  concurrently, to distributions of interest (i) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
          A-PB Certificates and Class A-4 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such
          Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution
          Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates on such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available
          Distribution Amount for such Distribution Date relating to the entire
          Mortgage Pool, to the holders of the Class IO Certificates, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;
          provided, however, on any Distribution Date where the Available
          Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to
          Loan Group, pro rata, in accordance with the respective amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates on such Distribution Date, in an amount equal to all
          Distributable Certificate Interest in respect of each such Class of
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2)  to distributions of principal to the holders of the Class A-PB
          Certificates, in an amount equal to the Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, until the
          Certificate Balance of the Class A-PB Certificates is reduced to the
          Class A-PB Planned Principal Balance set forth on Annex C to this prospectus supplement;

     (3)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates as set
          forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then

                                      S-232

          outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

     (4)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates and the
          Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-2 Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates and the Class A-1 Certificates on such Distribution Date;

     (5)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) in an
          aggregate amount equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates and the Class A-2
          Certificates on such Distribution Date;

     (6)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as
          set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-PB Certificates) equal to the remaining Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates, Class A-2 Certificates and
          the Class A-3 Certificates on such Distribution Date;

     (7)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, Class
          A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates
          as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates and the Class A-3 Certificates on such
          Distribution Date;

     (8)  to distributions of principal to the holders of the Class A-1A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-1A Certificates) equal to the Loan
          Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB

                                      S-233

          Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
          the Class A-3 Certificates and the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates,
          the Class A-2 Certificates, Class A-3 Certificates and Class A-4
          Certificates have been made on such Distribution Date;

     (9)  to distributions to the holders of the Class A-PB Certificates, the
          Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-4 Certificates and the Class A-1A
          Certificates, pro rata, in accordance with the respective amounts of
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (10) to distributions of interest to the holders of the Class A-M
          Certificates, in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-M Certificates) equal to the Principal Distribution Amount in respect of the Class A-M Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, the
          Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
          Certificates, and the Class A-PB Certificates and/or the Class A-1A
          Certificates on such Distribution Date;

     (12) to distributions to the holders of the Class A-M Certificates, to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class A-J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (14) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of payment;

     (15) to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class B
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (18) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (19) to distributions of interest to the holders of the Class C
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      S-234

     (20) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (21) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (22) to distributions of interest to the holders of the Class D
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (23) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (24) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (25) to distributions of interest to the holders of the Class E
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (26) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (27) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (28) to distributions of interest to the holders of the Class F
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (29) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (30) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (31) to distributions of interest to the holders of the Class G
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (32) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

                                      S-235

     (33) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (34) to distributions of interest to the holders of the Class H
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (35) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (36) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (37) to distributions of interest to the holders of the Class J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (38) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (39) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (40) to distributions of interest to the holders of the Class K
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (41) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (42) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (43) to distributions of interest to the holders of the Class L
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (44) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (45) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (46) to distributions of interest to the holders of the Class M
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      S-236

     (47) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (48) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (49) to distributions of interest to the holders of the Class N
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (50) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (51) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (52) to distributions of interest to the holders of the Class O
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (53) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (54) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (55) to distributions of interest to the holders of the Class P
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (56) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

     (57) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (58) to distributions of interest to the holders of the Class Q
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (59) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier priority of distribution on such
          Distribution Date;

                                      S-237

     (60) to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received; and

     (61) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
          Amount remaining after the distributions to be made on such
          Distribution Date as described in clauses (1) through (60) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-4 Certificates, the Class A-PB
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective then outstanding Certificate Balances of such
Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from principal prepayments made on the
Mortgage Loans during the related Collection Period that are not covered by the
Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date accrued for the related Interest Accrual Period on the related
Certificate Balance outstanding immediately prior to such Distribution Date. The
"Accrued Certificate Interest" in respect of the Class IO Certificates for any
Distribution Date will equal the amount of one month's interest at the related
Pass-Through Rate on the Notional Amount of the Class IO Certificates, as the
case may be, outstanding immediately prior to such Distribution Date. Accrued
Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class IO Certificates) will equal the product of (a) such Net
Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all
Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion
Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This
allocation will cause a Prepayment Interest Shortfall with respect to the Hyatt
Center Whole Loan, which shall be allocated, pro rata, between the Hyatt Center
Loan and the Hyatt Center Pari Passu Companion Loan with any Prepayment Interest
Shortfall allocated

                                      S-238

to the Hyatt Center Pari Passu Companion Loan, net of amounts payable by the
Master Servicer, to be included in the Net Aggregate Prepayment Interest
Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount" and
with respect to Loan Group 2, the "Loan Group 2 Principal Distribution Amount",
respectively). On each Distribution Date after the Certificate Balances of either the Class A-4 Certificates or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution
Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master
Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
     Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or
     (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period

                                      S-239

during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex C to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the balance indicated for that
Distribution Date on the table. There is no assurance, however, that the
Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of
Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due
Date that it remains or is deemed to remain outstanding will equal the Scheduled
Payment that would have been due thereon on such date if the related Balloon
Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed
Scheduled Payment deemed due on any REO Loan on each Due Date that the related
REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such
Due Date coincides with or follows what had been its stated maturity date, the
Assumed Scheduled Payment that would have been deemed due in respect of such
Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained

                                      S-240

outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such
Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.
References to "Mortgage Loan" or "Mortgage Loans" in the definitions of
"Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are
intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates as set forth below. "Yield Maintenance
Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated
(based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or
Yield Maintenance Charges equal to the product of (a) the amount of such
Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant
Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such
Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable
Loan Group for such Distribution Date. If there is more than one such Class of
Certificates entitled to distributions of principal with respect to the related
Loan Group, as applicable, on any particular Distribution Date on which a
Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment
Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates, Class
F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates will be equal to the discount rate stated in the related Mortgage
Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated
therein, the Discount Rate will equal the yield (when compounded monthly) on the
US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such
U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

                                      S-241

     For an example of the foregoing allocation of Prepayment Premiums and Yield
Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain
Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender
Loan, payable on the related Mortgage Loan pursuant to the terms of the related
Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class IO Certificates and
each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class
A Certificates and Class IO Certificates of the full amount of Distributable
Certificate Interest payable in respect of such Classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of each Class of the
Class A Certificates of principal in an amount equal to the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the
Non-Offered Certificates (other than the Class IO Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the and the
Class E Certificates and the Non-Offered Certificates (other than the Class IO
Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates and the Class E Certificates and the
Non-Offered Certificates (other than the Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C
Certificates, the Class D Certificates and the Class E Certificates and the
Non-Offered Certificates (other than the Class IO Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class
B Certificates, Class C Certificates, Class D Certificates and Class E
Certificates and the Non-Offered Certificates (other than the Class IO
Certificates), (f) to the holders of the Class A-M Certificates by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and Class E Certificates and the Non-Offered
Certificates (other than the Class IO Certificates) and (g) to the holders of the Class A Certificates and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the
Available Distribution Amount" above and (ii) by the allocation of Realized
Losses and Additional Trust Fund Expenses as described below. After the
Distribution Date on which the Certificate Balances of the Subordinate
Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and
Class IO Certificates, to the extent such Classes of Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance

                                      S-242

with the priorities described under "--Distributions--Application of the
Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the
Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded such Class A Certificates by the
Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay
Certificates (in each case, in reduction of their respective Certificate
Balances) as follows, but, with respect to the Classes of Sequential Pay
Certificates, in the aggregate only to the extent the aggregate Certificate
Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; thirteenth, to the
Class D Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; sixteenth, to the
Class A-J Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate
Balances of such Classes of Certificates are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Hyatt Center Whole Loan will be allocated in accordance with the Hyatt Center Intercreditor Agreement pro rata to the Hyatt
Center Loan and the Hyatt Center Pari Passu Companion Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized
Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage
Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in

                                      S-243

which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield
Maintenance Charges) and (ii) certain related unreimbursed servicing expenses
(including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than
Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage
Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable
Advance) to the extent amounts have been paid from the Principal Distribution
Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special
Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the
Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certain Matters Regarding the Trustee" in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the
Special Servicer and the Depositor of the type described under "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust
Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC
Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" in
the accompanying prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted
Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement.
Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and
Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments
(other than Balloon Payments) and any Assumed Scheduled Payments, net of related
Master Servicing Fees in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the
Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any
Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master
Servicer will

                                      S-244

be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction
Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such
Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions"
below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I
Advance required to be made, the Trustee will then be required to make such P&I
Advance, in such case, subject to the recoverability standard described below.
Neither the Master Servicer nor the Trustee will be required to make any P&I
Advances with respect to any Companion Loan (except, with respect to the Master
Servicer, the Hyatt Center Pari Passu Companion Loan when it is included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master
Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage
Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage
Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the
Trustee is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the
Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount")
out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed
Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount would not ultimately be recoverable from
Related Proceeds, or (b) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations
(but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the
Master Servicer and the Trustee. Any requirement of the Master Servicer or the
Trustee to make an Advance in

                                      S-245

the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage
Loans. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of
Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders)
incurred by it (each such P&I Advance or expense, an "Advance"), the Master
Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related
Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related
Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on
Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust
Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street
Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer or the Trustee, as
applicable, will be required to give Moody's, S&P and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and
Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the
Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or
Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable
Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable
Certificates), thereby reducing the Principal Distribution Amount of such
Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement

                                      S-246

Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution Date
corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date")
that (1) any Mortgage Loan (including the Hyatt Center Pari Passu Companion
Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO
Property is acquired on behalf of the Trust Fund in respect of any Mortgage
Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the Hyatt Center Pari Passu Companion Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon
Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan (including the Hyatt Center
Pari Passu Companion Loan) within 60 days after the Due Date of such Balloon
Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Hyatt
Center Pari Passu Companion Loan) will immediately become a Required Appraisal
Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage
Loan, including an REO Loan, a "Required Appraisal Loan"), the Special Servicer
is required to obtain (within 60 days of the applicable Required Appraisal Date)
an appraisal of the related Mortgaged Property prepared in accordance with 12
CFR Section 225.62 and conducted in accordance with the standards of the
Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage
Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser"
is an independent appraiser, selected by the Special Servicer or the Master
Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related
Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, plus, with respect to any Serviced
Pari Passu Companion Loan, similar fees and expenses to the extent the Master
Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such
Required Appraisal Loan and (v) all currently due and unpaid real estate

                                      S-247

taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related
Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special
Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage
Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage
Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal
Reduction Amounts will be allocated to the Certificate Balance of each Class of
Sequential Pay Certificates in reverse order of payment priorities (except with respect to the Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate
          Interest, the applicable Interest Distribution Amount;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and
          Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated
          Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount;

               (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan
          Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

                                      S-248

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

               (x) the number and aggregate Stated Principal Balance
          (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b)
          delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final
          Recovery Determination") was made during the related Collection
          Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the
          Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery
          Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount;

               (xviii) the Principal Distribution Amount, the Loan Group 1
          Principal Distribution Amount and the Loan Group 2 Principal
          Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xx) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

               (xxi) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class IO Certificates) and the Notional
          Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust
          Fund Expenses on such Distribution Date;

               (xxii) the certificate factor for each Class of REMIC Regular
          Certificates immediately following such Distribution Date;

                                      S-249

               (xxiii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related
          Collection Period;

               (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

               (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvii) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxviii) the original and then current ratings for each Class of
          REMIC Regular Certificates;

               (xxix) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxx) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date; and

               (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

     (a)  CMSA Delinquent Loan Status Report;

     (b)  CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c)  CMSA Historical Liquidation Report;

     (d)  CMSA REO Status Report;

     (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f)  CMSA Operating Statement Analysis Report;

     (g)  CMSA NOI Adjustment Worksheet;

     (h)  CMSA Comparative Financial Status Report;

     (i)  CMSA Loan Level Reserve/LOC Report; and

     (j)  CMSA Advance Recovery Report.

                                      S-250

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its
Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the
Trustee. The manner in which notices and other communications are conveyed by
DTC to its Participants, and by its Participants to the holders of the
Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The Master Servicer, the Special Servicer, the Trustee and the Depositor are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing
Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the
Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the

                                      S-251

CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any
Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property
File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the
Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the
Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or
Special Servicer, as the case may be, as a prospective transferee of an Offered
Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the accompanying prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master
Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                      S-252

                          ASSUMED FINAL
                          DISTRIBUTION
CLASS DESIGNATION             DATE
--------------------   ------------------
Class A-1 ..........    October 15, 2010
Class A-2 ..........   November 15, 2010
Class A-3 ..........   December 15, 2012
Class A-PB .........    August 15, 2015
Class A-4 ..........   November 15, 2015
Class A-1A .........   November 15, 2015
Class A-M ..........   November 15, 2015
Class A-J ..........   December 15, 2015
Class B ............   December 15, 2015
Class C ............   December 15, 2015
Class D ............   December 15, 2015
Class E ............   December 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in December 2044 the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates and (ii) in the case of any
Class of Sequential Pay Certificates, a percentage equal to the product of 96%
and a fraction, the numerator of which is equal to the aggregate Certificate
Balance of such Class of Certificates (as adjusted by treating any Appraisal
Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting
Rights) and the denominator of which is equal to the aggregate Certificate
Balances of all Classes of Sequential Pay Certificates, determined as of the
Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the

                                      S-253

Certificate Balances of any Class for the purpose of determining the Controlling
Class, the Controlling Class Representative or the Majority Subordinate
Certificateholder. The holders of the Class R-I Certificates, Class R-II
Certificates and Class Z Certificates will not be entitled to any Voting Rights.
Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such
Class evidenced by their respective Certificates. The Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class
A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if
any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or
any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay
Certificates with the lowest payment priority then outstanding (or if no
Certificateholder is entitled to greater than 50% of the Voting Rights of such
Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and
distribution or provision for distribution thereof to the Certificateholders.
Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the
Trustee (which may be less than the Purchase Price for the corresponding REO
Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and
Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final
Distribution Date. The Available Distribution Amount for the final Distribution
Date will be distributed by the Trustee generally as described under
"--Distributions--Application of the Available Distribution Amount" in this prospectus supplement except that the distributions of principal on any Class of
Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class

                                      S-254

A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the
Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution
Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and each REO
Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal
Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator").
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Owners of REMIC Residual Certificates" and
"--Reporting and Other Administrative Matters" in the accompanying prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                                      S-255

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments)
and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii)
the rate, timing and severity of Realized Losses and Additional Trust Fund
Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any
Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any
Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the Certificate
Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution
Amount (and, after the Class A-4 Certificates have been retired, any remaining
Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the Class
A-M Certificates and then to the Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates and then the
Non-Offered Certificates (other than the Class IO Certificates and Class Z
Certificates), in that order, in each case until the Certificate Balance of such
Class of Certificates, is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the
Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the
Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class
A-4 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-PB Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or
Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive

                                      S-256

to the rate of prepayments on the Mortgage Loans than they were when the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment
Date. The failure of a borrower to repay the ARD Loans on their Anticipated
Repayment Dates will not be an event of default under the terms of the ARD
Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional
Interest or principal in excess of the principal component of the constant
Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special
Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS
--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF
MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such
Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans and in particular in the case of the
Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any

                                      S-257

relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities.
In the event of a reduction of the Certificate Balances of all such Classes of
Certificates, such losses and shortfalls will then be borne, pro rata, by the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates, Class A-PB Certificates and Class A-1A Certificates (and the
Class IO Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributable
Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment
Interest Shortfalls will generally be borne by the respective Classes of REMIC
Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates, Class A-1A Certificates, Class A-M
Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D and Class E Certificates could be adversely affected if
Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage
Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance
Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--Prepayments
Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in
the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     With respect to 1 Mortgage Loan (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. The amortization schedule will not be recast and the monthly debt service payments on the
Mortgage Loan will not be adjusted.

                                      S-258

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection
Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable
Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of Offered
Certificates on any Distribution Date is less than the Distributable Certificate
Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such
Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the
Certificates, and then to the Class

                                      S-259

A-M, the Class A-J Certificates, the Class B Certificates, the Class C
Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the
Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions
(as defined below), the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the Class A-PB Planned Principal
Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2
Certificates, and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the
Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage
Loans is prepaid in whole or in part before maturity or the Anticipated
Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR",
"75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each
Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate
Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii)
all prepayments are accompanied by a full month's

                                      S-260

interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance
Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day)
of each month, commencing in January 2006 and (xiv) the Closing Date for the
sale of the Offered Certificates is December 29, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial
Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-1 CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................      85        85        85        85        85
12/15/07 .....................      69        69        69        69        69
12/15/08 .....................      48        48        48        48        48
12/15/09 .....................      23        21        18        13         0
12/15/10 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    2.73      2.67      2.65      2.64      2.63

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-2 CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................     100       100       100       100       100
12/15/07 .....................     100       100       100       100       100
12/15/08 .....................     100       100       100       100       100
12/15/09 .....................     100       100       100       100        63
12/15/10 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    4.81      4.76      4.68      4.57      4.17

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-3 CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................     100       100       100       100       100
12/15/07 .....................     100       100       100       100       100
12/15/08 .....................     100       100       100       100       100
12/15/09 .....................     100       100       100       100       100
12/15/10 .....................     100       100       100       100       100
12/15/11 .....................     100       100       100       100       100
12/15/12 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    6.67      6.65      6.64      6.62      6.42

                                      S-261

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-PB CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................     100       100       100       100       100
12/15/07 .....................     100       100       100       100       100
12/15/08 .....................     100       100       100       100       100
12/15/09 .....................     100       100       100       100       100
12/15/10 .....................      99        99        99        99        99
12/15/11 .....................      82        82        82        82        82
12/15/12 .....................      64        64        64        64        64
12/15/13 .....................      45        45        45        45        45
12/15/14 .....................      25        25        25        25        25
12/15/15 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    7.63      7.62      7.61      7.61      7.58

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-4 CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................     100       100       100       100       100
12/15/07 .....................     100       100       100       100       100
12/15/08 .....................     100       100       100       100       100
12/15/09 .....................     100       100       100       100       100
12/15/10 .....................     100       100       100       100       100
12/15/11 .....................     100       100       100       100       100
12/15/12 .....................     100       100       100       100       100
12/15/13 .....................     100       100       100       100       100
12/15/14 .....................     100       100       100       100       100
12/15/15 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    9.77      9.75      9.73      9.69      9.50

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-1A CERTIFICATES

                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Date .................     100       100       100       100       100
12/15/06 .....................     100       100       100       100       100
12/15/07 .....................     100       100       100       100       100
12/15/08 .....................      99        99        99        99        99
12/15/09 .....................      99        99        99        99        99
12/15/10 .....................      99        98        98        98        96
12/15/11 .....................      98        97        96        96        95
12/15/12 .....................      96        95        95        94        94
12/15/13 .....................      95        94        93        93        93
12/15/14 .....................      94        92        92        92        92
12/15/15 .....................       0         0         0         0         0
Weighted Average Life
   (in years) ................    9.63      9.56      9.51      9.46      9.30

                                      S-262

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M
                                  CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                            MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.88      9.88      9.88      9.88      9.63

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                            MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.93      9.91      9.89      9.88      9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                            MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.96      9.96      9.96      9.88      9.71

                                     S-263

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                            MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.96      9.96      9.96      9.91      9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                           MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.96      9.96      9.96      9.96      9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                            MAINTENANCE OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
          DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Date .......................     100       100       100       100       100
12/15/06 ...........................     100       100       100       100       100
12/15/07 ...........................     100       100       100       100       100
12/15/08 ...........................     100       100       100       100       100
12/15/09 ...........................     100       100       100       100       100
12/15/10 ...........................     100       100       100       100       100
12/15/11 ...........................     100       100       100       100       100
12/15/12 ...........................     100       100       100       100       100
12/15/13 ...........................     100       100       100       100       100
12/15/14 ...........................     100       100       100       100       100
12/15/15 ...........................       0         0         0         0         0
Weighted Average Life (in years) ...    9.96      9.96      9.96      9.96      9.71

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the
Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of

                                      S-264

the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the
Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 1. Investors should take this into account when reviewing this "YIELD
AND MATURITY CONSIDERATIONS" section.

                                      S-265

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and
Servicing Agreement and (3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the
Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC.
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences
for REMIC Certificates--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest
Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Federal Income
Tax Consequences for REMIC Certificates--REMICs" and "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" in the
accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class A-1, Class
A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M and Class A-J
Certificates will be treated as having been issued at a premium, and that the
Class B, Class C, Class D and Class E Certificates will be treated as having been issued with a de minimis amount of original issue discount for federal income tax reporting purposes.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated
Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates-- REMICs"
and "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with

                                     S-266

original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the
Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such
Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust"
("REIT"). In addition, interest (including original issue discount) on the
Offered Certificates will be interest described in Section 856(c)(3)(B) of the
Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 23.5% of the Cut-Off Date Pool Balance)
and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or
Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a
Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of
Yield Maintenance Charges and Prepayment Premiums in general.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     For further information regarding the federal income tax reporting requirements and other administrative matters, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Reporting
and Other Administrative Matters" and "--Backup Withholding with Respect to
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs" in
the accompanying prospectus.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                     S-267

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a Plan
(as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or
Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under
ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), Final Authorization
Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. ("Deutsche
Securities"), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman
Sachs"), PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. ("JPMorgan
Securities") and PTE 93-32 (May 14, 1993) to Nomura Securities International,
Inc. ("Nomura Securities") (each, an "Exemption" and collectively, the
"Exemptions")), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include
(a) Wachovia Securities, (b) Deutsche Securities, (c) Goldman Sachs, (d)
JPMorgan Securities, (e) Nomura Securities, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Deutsche Securities, Goldman
Sachs, JPMorgan Securities or Nomura Securities and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities, Deutsche
Securities, Goldman Sachs, JPMorgan Securities and Nomura Securities or a person described in (f) is a manager or co-manager with respect to the Offered
Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any
successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The
"Restricted Group" consists of each of the Underwriters, the Depositor, the
Master

                                      S-268

Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before

                                      S-269

their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the
NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing
Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the
Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Persons who have an ongoing relationship with the Detroit Fireman and
Policeman Pension Fund, which is a governmental plan, should note that this plan owns an equity interest in certain borrowers with respect to certain of the
Mortgage Loans. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered
Certificates.

     Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in certain borrowers with respect to certain of the Mortgage Loans. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under
ERISA for which no exemption (including the Exemptions) would be available.
Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Offered Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation
D under the Securities Act. No Plan may purchase or hold an interest in any
Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption
95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory

                                      S-270

authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL
INVESTMENT" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Wachovia Securities,
Deutsche Securities, Goldman Sachs, JPMorgan Securities and Nomura Securities
(collectively, the "Underwriters"), the Depositor has agreed to sell to each of
Wachovia Securities, Deutsche Securities, Goldman Sachs, JPMorgan Securities and
Nomura Securities, and each of Wachovia Securities, Deutsche Securities, Goldman
Sachs, JPMorgan Securities and Nomura Securities has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

               WACHOVIA      DEUTSCHE      GOLDMAN     JPMORGAN      NOMURA
   CLASS      SECURITIES    SECURITIES      SACHS     SECURITIES   SECURITIES
----------   ------------   ----------   ----------   ----------   ----------
Class A-1    $ 49,139,000
Class A-2    $ 93,894,000
Class A-3    $164,597,000
Class A-PB   $148,538,000
Class A-4    $936,984,000   $1,000,000   $1,000,000   $1,000,000   $1,000,000
Class A-1A   $376,729,000
Class A-M    $253,412,000
Class A-J    $152,047,000
Class B      $ 22,174,000
Class C      $ 31,676,000
Class D      $ 25,341,000
Class E      $ 47,515,000

     Wachovia Securities is acting as sole lead manager for this offering and
Deutsche Securities, Goldman Sachs, JPMorgan Securities and Nomura Securities
are acting as co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to the Offered Certificates. It is intended that
Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC in certain jurisdictions.
Wachovia Securities International Limited is a United Kingdom firm and is regulated by the Financial Services Authority.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$2,324,329,281, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Deutsche
Securities, Goldman Sachs, JPMorgan Securities and Nomura Securities may be
deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities

                                      S-271

Act in connection with reoffers and sales by them of Offered Certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the
Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May
Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or
any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is one of the Mortgage
Loan Sellers and the Master Servicer.

                      CERTAIN RELATIONSHIPS AMONG PARTIES

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or
any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each
Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities and/or its affiliates provided financing to CWCapital in order to fund a portion of the Mortgage Loans sold to the Trust Fund under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date and all amounts owing to Wachovia
Securities and/or its affiliates in connection with such financing arrangements
(solely with respect to such Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the Certificates. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holder of the Certificates.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody's and Fitch (collectively, the "Rating Agencies"):

                                      S-272

                       EXPECTED RATINGS
                              FROM
        CLASS          S&P/MOODY'S/FITCH
--------------------   -----------------
Class A-1 ..........      AAA/Aaa/AAA
Class A-2 ..........      AAA/Aaa/AAA
Class A-3 ..........      AAA/Aaa/AAA
Class A-PB .........      AAA/Aaa/AAA
Class A-4 ..........      AAA/Aaa/AAA
Class A-1A .........      AAA/Aaa/AAA
Class A-M ..........      AAA/Aaa/AAA
Class A-J ..........      AAA/Aaa/AAA
Class B ............      AA+/Aa1/AA+
Class C ............       AA/Aa2/AA
Class D ............      AA-/Aa3/AA-
Class E ............        A/A2/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider.
A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv)
whether and to what extent payments of Prepayment Premiums or Yield Maintenance
Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS --
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                      S-273

                             INDEX OF DEFINED TERMS

1% ( ) ...........................................................         S-118
2% ( ) ...........................................................         S-118
3% ( ) ...........................................................         S-118
30/360 basis .....................................................   S-39, S-100
30/360 Mortgage Loans ............................................         S-100
Accrued Certificate Interest .....................................         S-238
Actual/360 basis .................................................         S-100
Additional Interest ..............................................         S-100
Additional Interest Account ......................................         S-232
Additional Trust Fund Expenses ...................................         S-244
Administrative Cost Rate .........................................         S-117
Advance ..........................................................         S-246
Anticipated Repayment Date .......................................         S-100
Appraisal Reduction Amount .......................................         S-247
ARD Loans ........................................................         S-100
Assumed Final Distribution Date ..................................    S-3, S-252
Assumed Scheduled Payment ........................................         S-240
Available Distribution Amount ....................................         S-230
Balloon Loans ....................................................         S-100
Balloon Payment ..................................................         S-100
Breach ...........................................................         S-208
Capital Imp. Reserve .............................................         S-118
Caplease .........................................................         S-106
Caplease Companion Loan ..........................................         S-106
Caplease Intercreditor Agreement .................................         S-107
Caplease Loan ....................................................         S-106
Caplease Whole Loan ..............................................         S-107
Certificate Account ..............................................         S-231
Certificate Balance ..............................................         S-227
Certificate Deferred Interest ....................................         S-228
Certificateholders ...............................................         S-230
Certificates .....................................................         S-225
Class ............................................................         S-225
Class A Certificates .............................................         S-225
Class A-PB Planned Principal Balance .............................         S-240
Clearstream ......................................................         S-225
Clearstream Participants .........................................         S-227
CMSA .............................................................         S-251
CMSA Bond File ...................................................         S-250
CMSA Collateral Summary File .....................................         S-250
CMSA Loan Periodic Update File ...................................         S-250
CMSA Property File ...............................................         S-250
CMSA Reconciliation of Funds Report ..............................         S-250
Code .............................................................         S-204
Co-Lender Loans ..................................................         S-106
Collection Period ................................................         S-230
Companion Loans ..................................................         S-107
Compensating Interest Payment ....................................         S-214
Component ........................................................         S-228
Component Balance ................................................         S-228
Constant Prepayment Rate .........................................         S-260
Controlling Class ................................................         S-212
Controlling Class Representative .................................         S-212
Core Material Documents ..........................................         S-204
Corrected Mortgage Loan ..........................................         S-214
CPR ..............................................................         S-260
Crossed Group ....................................................         S-208
Crossed Loan .....................................................         S-208
Custodian ........................................................         S-203
Cut-Off Date .....................................................          S-98
Cut-Off Date Balance .............................................          S-98
Cut-Off Date Group 1 Balance .....................................          S-98
Cut-Off Date Group 2 Balance .....................................          S-98
Cut-Off Date Group Balances ......................................          S-98
Cut-Off Date LTV .................................................         S-117
Cut-Off Date LTV Ratio ...........................................         S-117
Cut-Off Date Pool Balance ........................................          S-98
CWCapital ........................................................   S-99, S-201
CWCapital Mortgage Loans .........................................         S-201
D ( ) ............................................................         S-118
Defaulted Lease Claim ............................................         S-106
Defaulted Mortgage Loan ..........................................         S-221
Defeasance .......................................................         S-118
Defeasance Collateral ............................................         S-102
Defect ...........................................................         S-208
Depositaries .....................................................         S-225
Determination Date ...............................................         S-230
Determination Party ..............................................         S-208
Deutsche Securities ..............................................         S-268
Discount Rate ....................................................         S-241
Distributable Certificate Interest ...............................         S-238
Distribution Account .............................................         S-232
Distribution Date ................................................         S-230
Distribution Date Statement ......................................         S-248
DSC Ratio ........................................................         S-115
DSCR .............................................................         S-115
DTC ..............................................................         S-225
Due Date .........................................................         S-100
ERISA ............................................................         S-268
Euroclear Operator ...............................................         S-225
Euroclear Participants ...........................................         S-227
Euroclear System .................................................         S-225
Excess Cash Flow .................................................         S-100
Excluded Plan ....................................................         S-269
Exemption ........................................................         S-268
Exemptions .......................................................         S-268
Final Recovery Determination .....................................         S-249

                                     S-274

Fitch ............................................................         S-268
Form 8-K .........................................................         S-209
FSMA .............................................................           S-3
Gain-on-Sale Reserve Account .....................................         S-232
Goldman Sachs ....................................................         S-268
Hyatt Center Intercreditor Agreement .............................         S-107
Hyatt Center Loan ................................................         S-106
Hyatt Center Pari Passu Companion Loan ...........................         S-106
Hyatt Center Whole Loan ..........................................         S-106
Indirect Participants ............................................         S-226
Intercreditor Agreement ..........................................         S-107
Intercreditor Agreements .........................................         S-107
Interest Accrual Period ..........................................         S-229
Interest Reserve Account .........................................         S-231
Interest Reserve Amount ..........................................         S-231
Interest Reserve Loans ...........................................         S-231
IRS ..............................................................         S-266
JPMorgan Securities ..............................................         S-268
Key Plaza Loan ...................................................         S-106
L ( ) ............................................................         S-118
Lake Sweetwater Apartments Loan ..................................         S-106
Liquidation Fee ..................................................         S-215
Loan Group 1 .....................................................          S-98
Loan Group 1 Principal Distribution Amount .......................         S-239
Loan Group 2 .....................................................          S-98
Loan Group 2 Principal Distribution Amount .......................         S-239
Loan Groups ......................................................          S-98
Loan Pair ........................................................         S-210
Loan per Sq. Ft., Unit, Pad or Room...............................         S-117
Lockout ..........................................................         S-118
Lockout Period ...................................................         S-118
LTV at ARD or Maturity ...........................................         S-117
Majority Subordinate Certificateholder ...........................         S-254
Master Servicer ..................................................         S-211
Master Servicing Fee .............................................         S-214
Master Servicing Fee Rate ........................................         S-214
Maturity Date LTV Ratio ..........................................         S-117
Mezz Cap Companion Loan ..........................................         S-106
Mezz Cap Intercreditor Agreements.................................         S-107
Mezz Cap Loans ...................................................         S-106
Mezz Cap Whole Loans .............................................         S-107
Money Rates ......................................................         S-246
Moody's ..........................................................         S-268
Mortgage .........................................................          S-98
Mortgage Deferred Interest .......................................         S-228
Mortgage File ....................................................         S-203
Mortgage Loan ....................................................         S-241
Mortgage Loan Purchase Agreement..................................         S-201
Mortgage Loan Purchase Agreements ................................         S-201
                                                                           S-98,
                                                                          S-214,
Mortgage Loans ...................................................         S-241
Mortgage Note ....................................................          S-98
Mortgage Pool ....................................................          S-98
Mortgage Rate ....................................................          S-99
Mortgaged Property ...............................................          S-98
NA ...............................................................         S-118
NAV ..............................................................         S-118
Net Aggregate Prepayment Interest Shortfall ......................         S-238
Net Cash Flow ....................................................         S-115
Net Mortgage Rate ................................................         S-229
Nomura Securities ................................................         S-268
Non-Offered Certificates .........................................         S-225
Nonrecoverable P&I Advance .......................................         S-245
Notional Amount ..................................................         S-228
NRSRO ............................................................         S-268
O ( ) ............................................................         S-118
Occupancy Percentage .............................................         S-118
Offered Certificates .............................................         S-225
OID Regulations ..................................................         S-266
One Grumman Road West Companion Loan .............................         S-106
One Grumman Road West Control Appraisal Amount ...................         S-108
One Grumman Road West Control Appraisal Period ...................         S-108
One Grumman Road West Intercreditor Agreement ....................         S-107
One Grumman Road West Loan .......................................         S-106
One Grumman Road West Special Event of Default ...................         S-109
One Grumman Road West Whole Loan .................................         S-107
Open Period ......................................................         S-118
Option Price .....................................................         S-221
Original Term to Maturity ........................................         S-118
Pari Passu Companion Loan ........................................         S-107
Pari Passu Loan ..................................................         S-107
Pari Passu Loan Intercreditor Agreement ..........................         S-107
Participants .....................................................         S-225
Party in Interest ................................................         S-269
Periodic Payments ................................................         S-100
Plan .............................................................         S-268
Pooling and Servicing Agreement ..................................         S-225

                                     S-275

Prepayment Interest Excess .......................................         S-214
Prepayment Interest Shortfall ....................................         S-214
Prepayment Premiums ..............................................         S-241
Primary Collateral ...............................................         S-209
                                                                          S-239,
Principal Distribution Amount ....................................         S-241
Privileged Person ................................................         S-252
Prudential .......................................................         S-161
PTE ..............................................................         S-268
Purchase Option ..................................................         S-221
Purchase Price ...................................................         S-204
Putnam Place Loan ................................................         S-106
P&I Advance ......................................................         S-244
Qualified Appraiser ..............................................         S-247
Qualified Substitute Mortgage Loan ...............................         S-204
Rated Final Distribution Date ....................................    S-3, S-253
Rating Agencies ..................................................         S-272
Realized Losses ..................................................         S-243
Reimbursement Rate ...............................................         S-246
REIT .............................................................         S-267
Related Proceeds .................................................         S-245
Relevant Implementation Date .....................................           S-2
Relevant Member State ............................................           S-2
Remaining Amortization Term ......................................         S-118
Remaining Term to Maturity .......................................         S-118
REMIC ............................................................          S-28
REMIC Administrator ..............................................         S-255
REMIC I ..........................................................   S-28, S-266
REMIC II .........................................................   S-28, S-266
REMIC Regular Certificates .......................................         S-225
REMIC Regulations ................................................         S-266
REMIC Residual Certificates ......................................         S-225
Rental Property ..................................................         S-115
REO Extension ....................................................         S-222
REO Loan .........................................................         S-241
REO Property .....................................................         S-213
Replacement Reserve ..............................................         S-118
Required Appraisal Date ..........................................         S-247
Required Appraisal Loan ..........................................         S-247
Restricted Group .................................................         S-268
Restricted Servicer Reports ......................................         S-251
Rules ............................................................         S-226
Scenario .........................................................         S-260
Scheduled Payment ................................................         S-240
Securities Act ...................................................         S-225
Sequential Pay Certificates ......................................         S-225
Servicing Fees ...................................................         S-215
Servicing Standard ...............................................         S-210
Servicing Transfer Event .........................................         S-213
Similar Law ......................................................         S-268
SMMEA ............................................................          S-29
Special Servicer .................................................         S-211
Special Servicing Fee ............................................         S-215
Special Servicing Fee Rate .......................................         S-215
Specially Serviced Mortgage Loans ................................         S-213
Specially Serviced Trust Fund Assets..............................         S-213
Stated Principal Balance .........................................         S-229
Strip Rate .......................................................         S-229
Subordinate Certificates .........................................         S-225
Subordinate Companion Loans ......................................         S-107
Subordinate Loans ................................................         S-114
Substitution Shortfall Amount ....................................         S-204
S&P ..............................................................         S-268
                                                                          S-252,
Table Assumptions ................................................         S-260
Terms and Conditions .............................................         S-227
Tiffany Building Loan ............................................         S-106
TI/LC Reserve ....................................................         S-119
Trust Fund .......................................................         S-225
Trustee ..........................................................         S-255
Trustee Fee ......................................................         S-255
Underwriter ......................................................         S-268
Underwriters .....................................................         S-271
Underwriting Agreement ...........................................         S-271
Underwritten Replacement Reserves.................................         S-117
Unrestricted Servicer Reports ....................................         S-251
Voting Rights ....................................................         S-253
WA ...............................................................         S-117
Wachovia .........................................................   S-99, S-201
Wachovia Mortgage Loans ..........................................         S-201
Wachovia Securities ..............................................         S-268
Weighted Average Net Mortgage                                             S-229,
Rate .............................................................         S-241
Whole Loan .......................................................         S-107
Whole Loans ......................................................         S-107
Workout Fee ......................................................         S-215
Workout-Delayed Reimbursement Amount .............................         S-245
Year Built .......................................................         S-117
Yield Maintenance Charges ........................................         S-241
YM ( ) ...........................................................         S-118

                                     S-276

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                              ANNEX A-1
                              ---------
                 LOAN
     MORTGAGE   GROUP
   LOAN NUMBER  NUMBER                  PROPERTY NAME                                            ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

        1         1      Hyatt Center(1)                                               71 South Wacker Drive
        2         1      Westin Casuarina Hotel & Spa                                  160 East Flamingo Road
        3         1      Abbey II Pool                                                 Various
       3.01              Fletcher Parkway Medical Center                               8881 Fletcher Parkway
       3.02              Upland Freeway Center                                         1348-1438 West 7th Street
       3.03              Aliso Viejo Commerce Center                                   27782-27832 Aliso Creek Road
       3.04              Wimbledon Village                                             12276-12550 Hesperia Road
       3.05              Airport One Office Building(2)                                4403 Donald Douglas Drive
       3.06              Cityview Plaza Office Park                                    12361-12465 Lewis Street
       3.07              Commerce Corporate Center                                     5800 S. Eastern Avenue
       3.08              Ming Office Park                                              5500 Ming Avenue
       3.09              Moreno Valley Commerce Center                                 23890-23962 Alessandro Boulevard
       3.10              Glendora Commerce Center(2)                                   1309-1397 Grand Avenue
       3.11              La Mirada Commerce Center                                     14670-14770 East Firestone Boulevard
       3.12              Abbey Center                                                  340, 400 & 490 South Farrell Drive
       3.13              Arlington II - Riverside                                      7145 Arlington Avenue
       3.14              Fresno Airport (Gateway Plaza)(2)                             1901-1991 Gateway Boulevard
       3.15              Palm Springs Airport                                          255 and 275 N. El Cielo Road
       3.16              Mt. Vernon Commerce Center                                    851 South Mt. Vernon Avenue
        4         1      Extra Space PRISA Pool                                        Various
       4.01              Extra Space PRISA - Brooklyn, NY                              201 64th Street
       4.02              Extra Space PRISA - Alexandria, VA                            1022 North Henry Street
       4.03              Extra Space PRISA - Hawaiian Gardens, CA                      21123 South Norwalk Boulevard
       4.04              Extra Space PRISA - Miami, FL (Coral Way)                     9848 Coral Way
       4.05              Extra Space PRISA - Hicksville, NY                            789 South Broadway
       4.06              Extra Space PRISA - Los Angeles, CA (North Vine Street)       1860 North Vine Street
       4.07              Extra Space PRISA - Santa Cruz, CA                            2900 Soquel Avenue
       4.08              Extra Space PRISA - Fredericksburg, VA                        2403 Plank Road
       4.09              Extra Space PRISA - Santa Fe, NM                              875 West San Mateo Road
       4.10              Extra Space PRISA - Birmingham, AL                            115 Grace Baker Road
       4.11              Extra Space PRISA - Kingston, NY                              119 Sawkill Road
       4.12              Extra Space PRISA - Ridge, NY                                 14 Francis Mooney Drive
       4.13              Extra Space PRISA - Skokie, IL                                7540 McCormick Boulevard
       4.14              Extra Space PRISA - Gambrills, MD                             789 MD RT 31
       4.15              Extra Space PRISA - Tyngsboro, MA                             3 Industrial Way
       4.16              Extra Space PRISA - Brookfield, CT                            578 Federal Road
       4.17              Extra Space PRISA - Miami, FL (NW 2nd Avenue)                 20240 NW 2nd Avenue
       4.18              Extra Space PRISA - Aloha, OR                                 2909 SW 229th Avenue
       4.19              Extra Space PRISA - Belleville, MI                            1900 Old Rawsonville Road
       4.20              Extra Space PRISA - Los Angeles, CA (Fountain Avenue)         4728 Fountain Avenue
       4.21              Extra Space PRISA - Dallas, TX                                19211 Preston Road
       4.22              Extra Space PRISA - Mount Laurel, NJ                          103 Ark Road
       4.23              Extra Space PRISA - Spring, TX                                25690 Interstate 45
       4.24              Extra Space PRISA - Towson, MD                                203 East Joppa Road
       4.25              Extra Space PRISA - Vancouver, WA                             8016 NE 78th Street
       4.26              Extra Space PRISA - Moreno Valley, CA                         21201 Box Springs Road
       4.27              Extra Space PRISA - Harrison, NJ                              412 Harrison Avenue
       4.28              Extra Space PRISA - Mesa, AZ                                  112 North Alma School Road
       4.29              Extra Space PRISA - Bartlett, TN                              3175 Germantown Road
       4.30              Extra Space PRISA - Hauppauge, NY                             730 Old Willets Path
       4.31              Extra Space PRISA - Willoughby, OH                            36155 Reading Avenue
       4.32              Extra Space PRISA - Mentor, OH                                7679 Mentor Avenue
       4.33              Extra Space PRISA - Memphis, TN (Covington Way)               4961 Covington Way
       4.34              Extra Space PRISA - Amsterdam, NY                             Route 5 South
       4.35              Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)       4994 Raleigh-LaGrange Road
        5         1      300 Four Falls Corporate Center(2)                            300 Conshohocken State Road
        6         1      Tiffany Building                                              15 Sylvan Way
        7         1      Metro Pointe at South Coast                                   901 South Coast Drive
        8         1      Eagle Ridge Mall                                              451 Eagle Ridge Drive
        9         1      One & Olney Square(2)                                         5675 North Front Street
        10        1      501 Second Street                                             501 Second Street
        11        1      Knollwood Mall                                                8332 Highway 7
        12        2      Monte Viejo Apartments                                        2220 East Beardsley Road
        13        1      Britannia Business Center II                                  5700 & 5720 Stoneridge Drive
        14        1      Birtcher Phoenix Pool                                         Various
      14.01              AIG Building                                                  16001 North 28th Avenue
      14.02              TriWest Healthcare Complex                                    15810 - 16010 North 28th Avenue
      14.03              NCS Pearson Building                                          16402 North 28th Avenue
      14.04              Hypercom Building                                             15640 North 28th Avenue
        15        1      Residence Inn - Beverly Hills, CA                             1177 South Beverly Drive
        16        1      Britannia Business Center III                                 5870 Stoneridge Drive, 4511 Williow
                                                                                         Road & 5735 West Las Positas Boulevard
        17        1      Greenery Mall                                                 7700 North Kendall Drive
        18        2      Park Ridge Apartments                                         4949 Snyder Lane
        19        2      Summerhill Pointe Apartments                                  9501 West Sahara Avenue
        20        1      Hamburg Village Shopping Center                               2300, 2304, 2308 and 2312 Sir Barton Way
        21        1      River City Renaissance Pool                                   Various
      21.01              3501 Stuart Avenue                                            3501 Stuart Avenue
      21.02              3115 Monument Avenue                                          3115 Monument Avenue
      21.03              2516 West Grace Street                                        2516 West Grace Street
      21.04              2716 West Grace Street                                        2716 West Grace Street
      21.05              2726 West Grace Street                                        2726 West Grace Street
      21.06              2730 West Grace Street                                        2730 West Grace Street
      21.07              2734 West Grace Street                                        2734 West Grace Street
      21.08              711 North Boulevard                                           711 North Boulevard
      21.09              801-803 North Boulevard                                       801-803 North Boulevard
      21.10              805 North Boulevard                                           805 North Boulevard
      21.11              808 North Boulevard                                           808 North Boulevard
      21.12              811 North Boulevard                                           811 North Boulevard
      21.13              2215 Monument Avenue                                          2215 Monument Avenue
      21.14              25 North Boulevard                                            25 North Boulevard
      21.15              2810 Monument Avenue                                          2810 Monument Avenue
      21.16              706 North Boulevard                                           706 North Boulevard
      21.17              2700 West Grace Street                                        2700 West Grace Street
      21.18              2233 Monument Avenue                                          2233 Monument Avenue
      21.19              803 North Robinson Street                                     803 North Robinson Street
      21.20              2217 Monument Avenue                                          2217 Monument Avenue
      21.21              2225 Monument Avenue                                          2225 Monument Avenue
      21.22              622 North Boulevard                                           622 North Boulevard
      21.23              306 North Nansemond Street                                    306 North Nansemond Street
        22        1      Cottonwood Corners Shopping Center                            3701-3741 Ellison Drive, NW
        23        1      The Shoppes at Eastchase & The Plaza at Eastchase             SEQ of Taylor Road and Eastchase Parkway
                                                                                         & SEQ of Eastchase Parkway and
                                                                                        Berryhill Road
        24        2      Knollwood Apartments                                          1651 Knollwood Drive
        25        1      Palmer Town Center                                            721 South 25th Street
        26        2      Londontowne Apartments                                        1591 Lane Avenue South
        27        1      Talavi Corporate Center                                       5651 West Talavi Boulevard
        28        1      Price Plaza Center                                            20200 Katy Freeway
        29        1      Lake Sweetwater Apartments(2)                                 3100 Sweetwater Road
        30        1      Mansions in the Park                                          7250 Perkins Road
        31        1      One Riverfront Plaza                                          One Riverfront Plaza
        32        2      Sherwood Acres Apartments                                     12757 Coursey Boulevard
        33        1      Walmart - Hazard, KY                                          120 Daniel Boone Plaza
        34        1      Country Club Center                                           19950 West Country Club Drive
        35        1      Extra Space - Marina Del Ray, CA                              4095 Glencoe Avenue
        36        1      Sugar Mill Apartments                                         855 Walther Boulevard
        37               RESERVED(5)
        38        2      The Timbers Apartments                                        2024 Timbers Hill Road
        39        2      Willowbend Lake Apartments                                    11070 Mead Road
        40        1      Chloe Foods                                                   3301 Atlantic Avenue/85 & 111 Dinsmore Place
        41        1      Warner Atrium                                                 6400 Canoga Avenue
        42        1      Dublin Place Shopping Center                                  6910-7590 Amador Plaza Road
        43        1      Marriott - Oklahoma City, OK                                  6300 Waterford Boulevard
        44        2      The Renaissance Apartments                                    13421 North 43rd Avenue
        45        1      BJB - North Pine Grove                                        2816 North Pine Grove Avenue
        46        1      Woodside Village Shopping Center(2)                           4390-4450 US Highway 17 By-Pass
        47        1      Charter Pointe Apartments                                     919 Ballard Street
        48        1      Putnam Place                                                  1245 Dixwell Avenue
        49        1      Springfield Commons                                           1501-1705 Bechtle Avenue
        50        1      One Grumman Road West                                         1 Grumman Road West
        51        1      Carriage Oaks Apartments                                      12373 Oak Park Boulevard
        52        1      Virginia Office Pool(2)                                       Various
      52.01              Wythe Building                                                1604 Santa Rosa Road
      52.02              Culpeper Building                                             1606 Santa Rosa Road
      52.03              Almond Building                                               1610 Forest Avenue
      52.04              Lee Building                                                  8004 Franklin Farms Drive
      52.05              Ratcliffe Building                                            1602 Rolling Hills Drive
        53        1      Yamato Office Center                                          999-1001 Yamato Road
        54        1      Colonnades West Shopping Center                               10901 West Broad Street
        55        2      Vineyard Village Apartments                                   8950 Arrow Route
        56        1      BJB - West Surf                                               426 West Surf Street
        57        1      Crenshaw Business Park                                        12501-12695 Crenshaw Boulevard
        58        1      Brittany Lane Apartments                                      1404 Brittany Lane Northeast
        59        1      Comfort Inn - Warwick, RI                                     1940 Post Road
        60        1      Holiday Inn Select - Orlando, FL                              12125 High Tech Avenue
        61        2      Camino Real Apartments                                        3305 Calle Cuervo NW
        62        1      1201 Broadway                                                 1201 Broadway
        63               RESERVED(5)
        64        1      Motel Pool I                                                  Various
      64.01              Settle Inn - Council Bluffs, IA                               500 30th Avenue
      64.02              Settle Inn - Bellevue, NE                                     2105 Pratt Avenue
      64.03              Best Western Settle Inn - Omaha, NE                           610 North 109th Court
      64.04              Settle Inn - Lincoln, NE                                      2800 Husker Circle
      64.05              Settle Inn - Altoona, IA                                      2101 Adventureland Drive
        65        2      Forestwood Apartments                                         10795 Mead Road
        66        1      Extra Space - Chatsworth, CA                                  20221 Prairie Street
        67        1      Patrick Commerce Center                                       6171-6231 McLeod Drive and 2875-2925
                                                                                         Patrick Lane
        68        2      La Fontenay III Apartments                                    175 La Fontenay Drive
        69        2      Citifront Apartments                                          641 West North Temple
        70        2      Wellington Farms Apartments(3)                                4700 Twisted Oaks Road
        71        1      Scripps Ranch Marketplace II                                  10541-10549 Scripps Poway Parkway
        72        1      White Stone Center                                            9260 Highway 119
        73        2      Parkway Crossing(2)                                           102 La Mancha Drive
        74        1      Extra Space - Philadelphia, PA                                4433 Wayne Avenue
        75        1      Colonial Estates Apartments                                   11360 Robinson Drive
        76        1      Loudoun Center                                                45305 Catalina Court; 45300 Catalina Court
        77        2      Tropicana Springs                                             4316 East Tropicana Avenue
        78        1      River Pointe Mall                                             407 East Clifty Drive
        79        2      Clocktower Apartments                                         11600 SW 147th Terrace
        80        2      Villa Sierra Apartments                                       2425 McKinley Avenue
        81        2      Cedar Bluff Apartments                                        424 Cedar Bluff Road
        82        1      BJB - Ridge Pool                                              Various
      82.01              BJB - 2129-2135 Ridge                                         2129-2135 North Ridge Avenue
      82.02              BJB - 2121 Ridge                                              2121 Ridge Avenue
        83        1      Kohl's - Wadsworth, OH                                        SEQ I-76 and Akron Road
        84        1      BJB - Oakdale                                                 517 West Oakdale Avenue
        85        1      Carmel Park II                                                11121 Carmel Commons Boulevard
        86        1      SCC Office Building                                           5350 Tech Data Drive
        87        1      Oak Grove Market                                              15003-15121 SE McLoughlin Boulevard
        88        2      Colonie Apartments                                            2061 Sweet Home Road
        89        1      Key Plaza                                                     286 Water Street
        90        1      Motel Pool II                                                 Various
      90.01              Best Western - Grand Forks, ND                                710 1st Avenue North
      90.02              Best Western - Lincoln, NE                                    6501 North 28th Street
      90.03              Settle Inn - Grand Forks, ND                                  1211 North 47th Street
      90.04              Settle Inn - Kaukauna, WI                                     1201 Maloney Road
      90.05              Super 8 - Seward, NE                                          3629 Progressive Road
        91        1      Extra Space - Cordova, TN                                     381 North Germantown Parkway
        92        1      American Equities Technology Center(2)(4)                     7100-7500 Technology Drive
        93        1      Buena Vista II Apartments                                     12500 Park Boulevard
        94        1      Extra Space - Long Beach, CA                                  2035 West Wardlow Road
        95        1      Lake Plaza East                                               900 Ridgefield Drive
        96        1      BJB - 1575 Oak  Avenue                                        1575 Oak Avenue
        97        1      Kyrene Corporate Center                                       9180-9280 South Kyrene Road
        98        1      Extra Space - Miami, FL                                       12380 SW 8th Street
        99        1      BreckenRidge Apartments                                       3209 Greendale Place
       100        1      US Storage Center - Long Beach, CA                            6655 Atlantic Avenue
       101        2      Lake Pointe Apartments - Phase 2                              1608,1664,1656,1628,1632 & 1636 Toronto Road
       102        1      Extra Space - Naples, FL                                      14600 Old US 41
       103        1      Walgreens - Metairie, LA                                      909 David Drive
       104        1      Kmart - West Saint Paul, MN                                   50 Signal Hill Mall
       105        1      Extra Space - Burke, VA                                       6102 Freds Oak Road
       106        1      34 South Broadway                                             34 South Broadway
       107        1      Harris Teeter - Darnestown, MD                                14101 Darnestown Road
       108        1      BJB - Maple and Dempster Apartments                           1301-1311 Maple and 915-925 Dempster
       109        1      350 Revolutionary Drive                                       350 Revolutionary Drive
       110        1      445 Dolley Madison Road                                       445 Dolley Madison Road
       111        2      Wyndchase Apartments                                          1601 McRae Boulevard
       112        1      Walgreens - Mauldin, SC                                       104 West Butler Road
       113        1      Extra Space - Dallas, TX                                      4114 North Central Expressway
       114        1      BJB - 2247 Ridge Avenue                                       2247 Ridge Avenue
       115        2      Carisbrooke Apartments Phase III                              2405, 2406, 2408 Heathrow Drive and 2406,
                                                                                         2408 Chiswick Drive
       116        1      Walgreens - Houston, TX (Hillcroft Avenue)                    3210 Hillcroft Avenue
       117        1      Walgreens - Marietta, GA                                      2975 Delk Road
       118        1      Walgreens - North Wilkesboro, NC                              Old Highway 421 (Boone Trail) & Business 421
       119        1      Hillcrest Plaza Shopping Center                               755 Memorial Parkway
       120        1      Dreamy Draw Office Plaza                                      1819 East Morten Avenue
       121        1      Extra Space - Las Vegas, NV                                   3435 North Lamb Boulevard
       122        1      Extra Space - Columbus, OH (Kenny Road)                       4616 Kenny Road
       123        2      Driftwood Apartments                                          3830 University Boulevard South
       124        1      Walgreens - Hutchinson, KS                                    510 East 30th Avenue
       125        1      CVS - Winter Haven, FL                                        3005 State Road 540 West
       126        1      Extra Space - Houston, TX                                     8600 Main Street
       127        1      Walgreens - Harris County, TX                                 2717 FM 1960 Road
       128        1      603 Dolley Madison Road                                       603 Dolley Madison Road
       129        1      Walgreens - Saint Joseph, MO                                  2620 South Belt Highway
       130        1      Ninth Street North                                            811 Ninth Street North
       131        1      Extra Space - Plano, TX                                       6101 Wagner Way
       132        2      Turtle Place Apartments                                       455 Eastdale Road South
       133        1      Extra Space - Memphis TN (Winchester Road)                    7222 Winchester Road
       134        1      US Storage Center - Gardena, CA                               620 184th Street
       135        2      Kentwood Apartments                                           3800 University Boulevard South
       136        1      Walgreens - Newton, KS                                        1300 North Main Street
       137        2      Barrington Apartments                                         2541, 2543, 2545, 2547, 2549, 2551, 2553 W.
                                                                                         Springfield Avenue
       138        1      Walgreens - Warrensburg, MO                                   621 North Maguire Street
       139        1      Patterson Pope Building                                       3001 North Graham Street
       140        1      Conn's - Austin, TX                                           2531 West Anderson Lane
       141        1      Extra Space - West Palm Beach, FL                             401 North Military Trail
       142        1      Conn's - Cedar Park, TX                                       11101 Pecan Park Boulevard
       143        2      Walworth Ridge Apartments                                     100-146 Fox Lane
       144        1      Extra Space - Austin, TX                                      6512 McNeil Drive
       145        1      Red Banks Crossing Shopping Center                            425 Greenville Boulevard SE
       146        1      Extra Space - North Highlands, CA                             2733 Elkhorn Boulevard
       147        2      Landings at Pilot Point Apartments                            909 South Washington
       148        1      Extra Space - Memphis TN (Mount Moriah Terrace)               2673 Mt. Moriah Terrace
       149        1      Extra Space - Columbus, OH (Schofield Drive)                  111 Schofield Drive
       150        1      Conn's - Hurst, TX                                            747 Northeast Loop 820
       151        1      Rite Aid - Wheelersburg, OH                                   8130 Ohio River Road

     MORTGAGE                                                                             CROSS COLLATERALIZED AND CROSS
   LOAN NUMBER                CITY                         STATE    ZIP CODE                   DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

        1          Chicago                                  IL        60606
        2          Las Vegas                                NV        89109
        3          Various                                  CA       Various
       3.01        La Mesa                                  CA        91942
       3.02        Upland                                   CA        91786
       3.03        Aliso Viejo                              CA        92656
       3.04        Victorville                              CA        92392
       3.05        Long Beach                               CA        90808
       3.06        Garden Grove                             CA        92840
       3.07        Commerce                                 CA        90040
       3.08        Bakersfield                              CA        93309
       3.09        Moreno Valley                            CA        92553
       3.10        Glendora                                 CA        91740
       3.11        La Mirada                                CA        90638
       3.12        Palm Springs                             CA        92262
       3.13        Riverside                                CA        92504
       3.14        Fresno                                   CA        93727
       3.15        Palm Springs                             CA        92262
       3.16        Colton                                   CA        92324
        4          Various                                Various    Various
       4.01        Brooklyn                                 NY        11220
       4.02        Alexandria                               VA        22314
       4.03        Hawaiian Gardens                         CA        90716
       4.04        Miami                                    FL        33133
       4.05        Hicksville                               NY        11801
       4.06        Los Angeles                              CA        90028
       4.07        Santa Cruz                               CA        95062
       4.08        Fredericksburg                           VA        22401
       4.09        Santa Fe                                 NM        87505
       4.10        Birmingham                               AL        35210
       4.11        Kingston                                 NY        12401
       4.12        Ridge                                    NY        11961
       4.13        Skokie                                   IL        60076
       4.14        Gambrills                                MD        21054
       4.15        Tyngsboro                                MA        01879
       4.16        Brookfield                               CT        06804
       4.17        Miami                                    FL        33169
       4.18        Aloha                                    OR        97007
       4.19        Belleville                               MI        48111
       4.20        Los Angeles                              CA        90029
       4.21        Dallas                                   TX        75252
       4.22        Mount Laurel                             NJ        08054
       4.23        Spring                                   TX        77386
       4.24        Towson                                   MD        21286
       4.25        Vancouver                                WA        98662
       4.26        Moreno Valley                            CA        92557
       4.27        Harrison                                 NJ        07029
       4.28        Mesa                                     AZ        85201
       4.29        Bartlett                                 TN        38133
       4.30        Hauppauge                                NY        11788
       4.31        Willoughby                               OH        44060
       4.32        Mentor                                   OH        44060
       4.33        Memphis                                  TN        38128
       4.34        Amsterdam                                NY        12010
       4.35        Memphis                                  TN        38128
        5          West Conshohocken Borough                PA        19428
        6          Parsippany                               NJ        07054
        7          Costa Mesa                               CA        92626
        8          Lake Wales                               FL        33859
        9          Philadelphia                             PA        19120
        10         San Francisco                            CA        94107
        11         Saint Louis Park                         MN        55426
        12         Phoenix                                  AZ        85024
        13         Pleasanton                               CA        94588
        14         Phoenix                                  AZ        85023                     Birtcher Portfolio
      14.01        Phoenix                                  AZ        85023
      14.02        Phoenix                                  AZ        85023
      14.03        Phoenix                                  AZ        85023
      14.04        Phoenix                                  AZ        85023
        15         Los Angeles                              CA        90035
        16         Pleasanton                               CA        94588
        17         Miami                                    FL        33156
        18         Rohnert Park                             CA        94928
        19         Las Vegas                                NV        89117
        20         Lexington                                KY        40509
        21         Richmond                                 VA       Various
      21.01        Richmond                                 VA        23221
      21.02        Richmond                                 VA        23221
      21.03        Richmond                                 VA        23220
      21.04        Richmond                                 VA        23220
      21.05        Richmond                                 VA        23220
      21.06        Richmond                                 VA        23220
      21.07        Richmond                                 VA        23220
      21.08        Richmond                                 VA        23220
      21.09        Richmond                                 VA        23220
      21.10        Richmond                                 VA        23220
      21.11        Richmond                                 VA        23220
      21.12        Richmond                                 VA        23220
      21.13        Richmond                                 VA        23220
      21.14        Richmond                                 VA        23220
      21.15        Richmond                                 VA        23221
      21.16        Richmond                                 VA        23220
      21.17        Richmond                                 VA        23220
      21.18        Richmond                                 VA        23220
      21.19        Richmond                                 VA        23220
      21.20        Richmond                                 VA        23220
      21.21        Richmond                                 VA        23220
      21.22        Richmond                                 VA        23220
      21.23        Richmond                                 VA        23221
        22         Albuquerque                              NM        87144
        23         Montgomery                               AL        36117
        24         Mobile                                   AL        36609
        25         Easton                                   PA        18045
        26         Jacksonville                             FL        33210
        27         Glendale                                 AZ        85306
        28         Katy                                     TX        77449
        29         Lawrenceville                            GA        30044
        30         Baton Rouge                              LA        70808
        31         Westbrook                                ME        04092
        32         Baton Rouge                              LA        70816
        33         Hazard                                   KY        41701
        34         Aventura                                 FL        33180
        35         Marina Del Ray                           CA        90292           Extra Space Self Storage Portfolio #6
        36         Lawrenceville                            GA        30043
        37
        38         Richmond                                 VA        23235
        39         Baton Rouge                              LA        70816
        40         Brooklyn                                 NY        11208
        41         Woodland Hills                           CA        91367
        42         Dublin                                   CA        94568
        43         Oklahoma City                            OK        73118
        44         Phoenix                                  AZ        85029
        45         Chicago                                  IL        60657
        46         Murrells Inlet                           SC        29576
        47         Altamonte Springs                        FL        32608
        48         Hamden                                   CT        06514
        49         Springfield                              OH        45504
        50         Bethpage                                 NY        11714
        51         Blaine                                   MN        55434
        52         Richmond                                 VA        23229
      52.01        Richmond                                 VA        23229
      52.02        Richmond                                 VA        23229
      52.03        Richmond                                 VA        23229
      52.04        Richmond                                 VA        23229
      52.05        Richmond                                 VA        23229
        53         Boca Raton                               FL        33431
        54         Glen Allen                               VA        23060
        55         Rancho Cucamonga                         CA        91730
        56         Chicago                                  IL        60657
        57         Hawthorne                                CA        90250
        58         Lacey                                    WA        98516
        59         Warwick                                  RI        02886
        60         Orlando                                  FL        32817
        61         Albuquerque                              NM        87114
        62         New York                                 NY        10001
        63
        64         Various                                Various    Various
      64.01        Council Bluffs                           IA        51501
      64.02        Bellevue                                 NE        68123
      64.03        Omaha                                    NE        68154
      64.04        Lincoln                                  NE        68504
      64.05        Altoona                                  IA        50009
        65         Baton Rouge                              LA        70816
        66         Chatsworth                               CA        91311           Extra Space Self Storage Portfolio #6
        67         Las Vegas                                NV        89120
        68         Louisville                               KY        40223
        69         Salt Lake City                           UT        84116
        70         Charlotte                                NC        28212
        71         San Diego                                CA        92131
        72         Alabaster                                AL        35007
        73         Asheville                                NC        28805
        74         Philadelphia                             PA        19144           Extra Space Self Storage Portfolio #6
        75         Coon Rapids                              MN        55433
        76         Sterling                                 VA        20166
        77         Las Vegas                                NV        89121
        78         Madison                                  IN        47250
        79         Beaverton                                OR        97007
        80         El Paso                                  TX        79930        Villa Sierra/Wyndchase Apartments Portfolio
        81         Knoxville                                TN        37918
        82         Evanston                                 IL        60201
      82.01        Evanston                                 IL        60201
      82.02        Evanston                                 IL        60201
        83         Wadsworth                                OH        42281
        84         Chicago                                  IL        60657
        85         Charlotte                                NC        28226
        86         Clearwater                               FL        33760
        87         Milwaukie                                OR        97267
        88         Amherst                                  NY        14226
        89         Augusta                                  ME        04330
        90         Various                                Various    Various
      90.01        Grand Forks                              ND        58203
      90.02        Lincoln                                  NE        68504
      90.03        Grand Forks                              ND        58203
      90.04        Kaukauna                                 WI        54130
      90.05        Seward                                   NE        68434
        91         Cordova                                  TN        38018           Extra Space Self Storage Portfolio #6
        92         Melbourne                                FL        32904
        93         Seminole                                 FL        33772
        94         Long Beach                               CA        90810           Extra Space Self Storage Portfolio #6
        95         Raleigh                                  NC        27609
        96         Evanston                                 IL        60201
        97         Tempe                                    AZ        85284                     Birtcher Portfolio
        98         Miami                                    FL        33184           Extra Space Self Storage Portfolio #6
        99         Birmingham                               AL        35243
       100         Long Beach                               CA        90805
       101         Springfield                              IL        62707
       102         Naples                                   FL        34110           Extra Space Self Storage Portfolio #6
       103         Metairie                                 LA        70003
       104         West Saint Paul                          MN        55118
       105         Burke                                    VA        22015           Extra Space Self Storage Portfolio #6
       106         White Plains                             NY        10601
       107         Darnestown                               MD        20874
       108         Evanston                                 IL        60201
       109         Taunton                                  MA        02718
       110         Greensboro                               NC        27410
       111         El Paso                                  TX        79925        Villa Sierra/Wyndchase Apartments Portfolio
       112         Mauldin                                  SC        29662
       113         Dallas                                   TX        75204           Extra Space Self Storage Portfolio #6
       114         Evanston                                 IL        60201
       115         Champaign                                IL        61820
       116         Houston                                  TX        77057
       117         Marietta                                 GA        30067
       118         North Wilkesboro                         NC        28659
       119         Phillipsburg                             NJ        08865
       120         Phoenix                                  AZ        85020                     Birtcher Portfolio
       121         Las Vegas                                NV        89115           Extra Space Self Storage Portfolio #6
       122         Columbus                                 OH        43220           Extra Space Self Storage Portfolio #6
       123         Jacksonville                             FL        32216
       124         Hutchinson                               KS        67502
       125         Winter Haven                             FL        33880
       126         Houston                                  TX        77025           Extra Space Self Storage Portfolio #6
       127         Houston                                  TX        77073
       128         Greensboro                               NC        27410
       129         Saint Joseph                             MO        64503
       130         Durham                                   NC        27705
       131         Plano                                    TX        75023           Extra Space Self Storage Portfolio #6
       132         Montgomery                               AL        36117
       133         Memphis                                  TN        38018           Extra Space Self Storage Portfolio #6
       134         Gardena                                  CA        90248
       135         Jacksonville                             FL        32216
       136         Newton                                   KS        67114
       137         Champaign                                IL        61820
       138         Warrensburg                              MO        64093
       139         Charlotte                                NC        28206
       140         Austin                                   TX        78757
       141         West Palm Beach                          FL        33415           Extra Space Self Storage Portfolio #6
       142         Cedar Park                               TX        78613
       143         Walworth                                 WI        53184
       144         Austin                                   TX        78729           Extra Space Self Storage Portfolio #6
       145         Greenville                               NC        27858
       146         North Highlands                          CA        95660           Extra Space Self Storage Portfolio #6
       147         Pilot Point                              TX        76258
       148         Memphis                                  TN        38115           Extra Space Self Storage Portfolio #6
       149         Columbus                                 OH        43213           Extra Space Self Storage Portfolio #6
       150         Hurst                                    TX        76053
       151         Wheelersburg                             OH        45694

     MORTGAGE         MORTGAGE          GENERAL                SPECIFIC             ORIGINAL LOAN      CUT-OFF DATE LOAN
   LOAN NUMBER       LOAN SELLER     PROPERTY TYPE           PROPERTY TYPE           BALANCE ($)          BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------------

        1             Wachovia           Office                   CBD              162,500,000.00       162,500,000.00
        2             Wachovia        Hospitality            Full Service          160,000,000.00       159,674,199.01
        3             Wachovia          Various                 Various            148,865,000.00       148,865,000.00
       3.01                              Office                 Medical             17,325,000.00
       3.02                              Retail                Anchored             15,675,000.00
       3.03                              Retail               Unanchored            15,150,000.00
       3.04                            Mixed Use             Retail/Office          13,575,000.00
       3.05                              Office                Suburban             12,282,500.00
       3.06                              Office                Suburban             12,000,000.00
       3.07                              Office                Suburban             10,125,000.00
       3.08                              Office                Suburban              9,600,000.00
       3.09                            Mixed Use              Office/Flex            7,987,500.00
       3.10                              Retail               Unanchored             7,770,000.00
       3.11                            Industrial          Warehouse/Office          7,312,500.00
       3.12                              Office                Suburban              5,962,500.00
       3.13                            Industrial          Office/Warehouse          5,662,500.00
       3.14                              Office                Suburban              3,525,000.00
       3.15                              Office                Suburban              3,112,500.00
       3.16                              Office                Suburban              1,800,000.00
        4             Wachovia        Self Storage           Self Storage          145,000,000.00       145,000,000.00
       4.01                           Self Storage           Self Storage           12,709,204.00
       4.02                           Self Storage           Self Storage           10,464,339.00
       4.03                           Self Storage           Self Storage            9,239,863.00
       4.04                           Self Storage           Self Storage            7,425,942.00
       4.05                           Self Storage           Self Storage            6,856,837.00
       4.06                           Self Storage           Self Storage            6,641,102.00
       4.07                           Self Storage           Self Storage            5,917,259.00
       4.08                           Self Storage           Self Storage            5,341,072.00
       4.09                           Self Storage           Self Storage            5,261,170.00
       4.10                           Self Storage           Self Storage            4,884,407.00
       4.11                           Self Storage           Self Storage            4,647,884.00
       4.12                           Self Storage           Self Storage            4,507,660.00
       4.13                           Self Storage           Self Storage            4,346,838.00
       4.14                           Self Storage           Self Storage            4,327,957.00
       4.15                           Self Storage           Self Storage            3,892,776.00
       4.16                           Self Storage           Self Storage            3,885,450.00
       4.17                           Self Storage           Self Storage            3,637,121.00
       4.18                           Self Storage           Self Storage            3,572,843.00
       4.19                           Self Storage           Self Storage            3,563,872.00
       4.20                           Self Storage           Self Storage            3,502,582.00
       4.21                           Self Storage           Self Storage            3,389,363.00
       4.22                           Self Storage           Self Storage            3,099,924.00
       4.23                           Self Storage           Self Storage            2,964,797.00
       4.24                           Self Storage           Self Storage            2,759,044.00
       4.25                           Self Storage           Self Storage            2,701,296.00
       4.26                           Self Storage           Self Storage            2,554,983.00
       4.27                           Self Storage           Self Storage            2,502,073.00
       4.28                           Self Storage           Self Storage            2,201,648.00
       4.29                           Self Storage           Self Storage            1,776,173.00
       4.30                           Self Storage           Self Storage            1,759,398.00
       4.31                           Self Storage           Self Storage            1,083,548.00
       4.32                           Self Storage           Self Storage            1,027,484.00
       4.33                           Self Storage           Self Storage              935,385.00
       4.34                           Self Storage           Self Storage              863,581.00
       4.35                           Self Storage           Self Storage              755,125.00
        5             Wachovia           Office                Suburban             72,000,000.00        72,000,000.00
        6             Wachovia         Mixed Use           Office/Industrial        58,400,000.00        58,400,000.00
        7             Wachovia           Retail                Anchored             57,000,000.00        57,000,000.00
        8             Wachovia           Retail                Anchored             50,000,000.00        49,895,997.26
        9             Wachovia           Retail                Anchored             43,000,000.00        43,000,000.00
        10            Wachovia           Office                   CBD               42,720,000.00        42,720,000.00
        11            Wachovia           Retail                Anchored             42,000,000.00        41,911,510.06
        12            Wachovia        Multifamily            Conventional           41,500,000.00        41,500,000.00
        13            Wachovia           Office                Suburban             41,000,000.00        41,000,000.00
        14            Wachovia           Office                Suburban             40,960,000.00        40,960,000.00
      14.01                              Office                Suburban             16,700,000.00
      14.02                              Office                Suburban             15,520,000.00
      14.03                              Office                Suburban              6,050,000.00
      14.04                              Office                Suburban              2,690,000.00
        15            Wachovia        Hospitality            Extended Stay          38,000,000.00        38,000,000.00
        16            Wachovia           Office                Suburban             35,000,000.00        35,000,000.00
        17            Wachovia         Mixed Use             Retail/Office          35,000,000.00        35,000,000.00
        18            Wachovia        Multifamily            Conventional           33,500,000.00        33,500,000.00
        19            Wachovia        Multifamily            Conventional           33,100,000.00        33,100,000.00
        20            Wachovia           Retail                Anchored             31,780,000.00        31,780,000.00
        21            Wachovia        Multifamily            Conventional           30,350,000.00        30,285,631.73
      21.01                           Multifamily            Conventional               0.00
      21.02                           Multifamily            Conventional               0.00
      21.03                           Multifamily            Conventional               0.00
      21.04                           Multifamily            Conventional               0.00
      21.05                           Multifamily            Conventional               0.00
      21.06                           Multifamily            Conventional               0.00
      21.07                           Multifamily            Conventional               0.00
      21.08                           Multifamily            Conventional               0.00
      21.09                           Multifamily            Conventional               0.00
      21.10                           Multifamily            Conventional               0.00
      21.11                           Multifamily            Conventional               0.00
      21.12                           Multifamily            Conventional               0.00
      21.13                           Multifamily            Conventional               0.00
      21.14                           Multifamily            Conventional               0.00
      21.15                           Multifamily            Conventional               0.00
      21.16                           Multifamily            Conventional               0.00
      21.17                           Multifamily            Conventional               0.00
      21.18                           Multifamily            Conventional               0.00
      21.19                           Multifamily            Conventional               0.00
      21.20                           Multifamily            Conventional               0.00
      21.21                           Multifamily            Conventional               0.00
      21.22                           Multifamily            Conventional               0.00
      21.23                           Multifamily            Conventional               0.00
        22            Wachovia           Retail                Anchored             28,100,000.00        28,100,000.00
        23            Wachovia           Retail                Anchored             26,300,000.00        26,300,000.00
        24            Wachovia        Multifamily            Conventional           25,040,000.00        25,040,000.00
        25            Wachovia           Retail                Anchored             25,025,000.00        25,025,000.00
        26            Wachovia        Multifamily            Conventional           24,825,000.00        24,825,000.00
        27            CWCapital          Office                Suburban             24,000,000.00        24,000,000.00
        28            Wachovia           Retail                Anchored             23,400,000.00        23,400,000.00
        29            Wachovia        Multifamily            Conventional           21,920,000.00        21,875,172.41
        30            Wachovia        Multifamily            Conventional           21,500,000.00        21,500,000.00
        31            Wachovia           Office                Suburban             20,000,000.00        20,000,000.00
        32            Wachovia        Multifamily            Conventional           20,000,000.00        20,000,000.00
        33            Wachovia           Retail                Anchored             19,715,000.00        19,715,000.00
        34            CWCapital          Office                Suburban             19,000,000.00        19,000,000.00
        35            Wachovia        Self Storage           Self Storage           18,400,000.00        18,400,000.00
        36            Wachovia        Multifamily            Conventional           18,400,000.00        18,400,000.00
        37
        38            Wachovia        Multifamily            Conventional           17,300,000.00        17,300,000.00
        39            Wachovia        Multifamily            Conventional           17,200,000.00        17,200,000.00
        40            Wachovia         Industrial       Warehouse/Distribution      17,000,000.00        17,000,000.00
        41            Wachovia           Office                Suburban             17,000,000.00        16,923,339.09
        42            Wachovia           Retail                Anchored             16,920,000.00        16,920,000.00
        43            Wachovia        Hospitality            Full Service           16,700,000.00        16,700,000.00
        44            Wachovia        Multifamily            Conventional           16,100,000.00        16,100,000.00
        45            Wachovia        Multifamily            Conventional           16,060,000.00        16,060,000.00
        46            Wachovia           Retail                Anchored             16,000,000.00        16,000,000.00
        47            Wachovia        Multifamily            Conventional           15,960,000.00        15,960,000.00
        48            Wachovia           Retail                Anchored             15,900,000.00        15,900,000.00
        49            Wachovia           Retail                Anchored             15,750,000.00        15,750,000.00
        50            Wachovia         Industrial                Flex               15,500,000.00        15,500,000.00
        51            Wachovia        Multifamily            Conventional           15,300,000.00        15,300,000.00
        52            Wachovia           Office                Suburban             15,300,000.00        15,300,000.00
      52.01                              Office                Suburban                 0.00
      52.02                              Office                Suburban                 0.00
      52.03                              Office                Suburban                 0.00
      52.04                              Office                Suburban                 0.00
      52.05                              Office                Suburban                 0.00
        53            Wachovia           Office                Suburban             15,300,000.00        15,300,000.00
        54            Wachovia           Retail                Anchored             14,040,000.00        14,040,000.00
        55            Wachovia        Multifamily            Conventional           14,000,000.00        14,000,000.00
        56            Wachovia        Multifamily            Conventional           13,750,000.00        13,750,000.00
        57            Wachovia         Industrial                Flex               13,000,000.00        13,000,000.00
        58            Wachovia        Multifamily            Conventional           12,740,000.00        12,740,000.00
        59            Wachovia        Hospitality           Limited Service         12,600,000.00        12,600,000.00
        60            Wachovia        Hospitality            Full Service           12,400,000.00        12,400,000.00
        61            Wachovia        Multifamily            Conventional           12,390,000.00        12,390,000.00
        62            Wachovia           Office                   CBD               12,000,000.00        11,971,510.16
        63
        64            Wachovia        Hospitality           Limited Service         11,345,000.00        11,345,000.00
      64.01                           Hospitality           Limited Service          3,199,872.00
      64.02                           Hospitality           Limited Service          2,210,820.00
      64.03                           Hospitality           Limited Service          2,094,462.00
      64.04                           Hospitality           Limited Service          2,036,282.00
      64.05                           Hospitality           Limited Service          1,803,564.00
        65            Wachovia        Multifamily            Conventional           11,320,000.00        11,320,000.00
        66            Wachovia        Self Storage           Self Storage           11,200,000.00        11,200,000.00
        67            Wachovia         Industrial                Flex               11,000,000.00        11,000,000.00
        68            Wachovia        Multifamily            Conventional           10,400,000.00        10,400,000.00
        69            Wachovia        Multifamily             Section 42             9,250,000.00         9,250,000.00
        70            Wachovia        Multifamily            Conventional            9,250,000.00         9,250,000.00
        71            Wachovia           Retail             Shadow Anchored          9,200,000.00         9,200,000.00
        72            Wachovia           Retail                Anchored              9,160,000.00         9,141,105.43
        73            Wachovia        Multifamily            Conventional            9,100,000.00         9,100,000.00
        74            Wachovia        Self Storage           Self Storage            9,000,000.00         9,000,000.00
        75            Wachovia        Multifamily            Conventional            8,800,000.00         8,800,000.00
        76            Wachovia           Office                Suburban              8,700,000.00         8,700,000.00
        77            Wachovia        Multifamily            Conventional            8,700,000.00         8,700,000.00
        78            Wachovia           Retail                Anchored              8,600,000.00         8,600,000.00
        79            Wachovia        Multifamily            Conventional            8,500,000.00         8,500,000.00
        80            Wachovia        Multifamily            Conventional            8,000,000.00         8,000,000.00
        81            Wachovia        Multifamily            Conventional            7,903,448.00         7,903,448.00
        82            Wachovia        Multifamily            Conventional            7,812,000.00         7,812,000.00
      82.01                           Multifamily            Conventional               0.00
      82.02                           Multifamily            Conventional               0.00
        83            Wachovia           Retail                Anchored              7,815,000.00         7,806,573.99
        84            Wachovia        Multifamily            Conventional            7,628,000.00         7,628,000.00
        85            Wachovia           Office                Suburban              7,500,000.00         7,500,000.00
        86            CWCapital          Office                Suburban              7,440,000.00         7,424,622.20
        87            Wachovia           Retail                Anchored              7,358,000.00         7,358,000.00
        88            Wachovia        Multifamily            Conventional            7,312,000.00         7,312,000.00
        89            Wachovia           Office                   CBD                7,200,000.00         7,200,000.00
        90            Wachovia        Hospitality               Various              7,155,000.00         7,155,000.00
      90.01                           Hospitality            Full Service            2,224,664.00
      90.02                           Hospitality           Limited Service          1,803,782.00
      90.03                           Hospitality           Limited Service          1,142,395.00
      90.04                           Hospitality           Limited Service          1,082,269.00
      90.05                           Hospitality           Limited Service            901,890.00
        91            Wachovia        Self Storage           Self Storage            6,900,000.00         6,900,000.00
        92            Wachovia         Industrial          Warehouse/Office          6,800,000.00         6,800,000.00
        93            Wachovia        Multifamily            Conventional            6,750,000.00         6,750,000.00
        94            Wachovia        Self Storage           Self Storage            6,200,000.00         6,200,000.00
        95            Wachovia           Office                Suburban              6,200,000.00         6,200,000.00
        96            Wachovia        Multifamily            Conventional            6,187,000.00         6,187,000.00
        97            Wachovia           Office                Suburban              6,160,000.00         6,160,000.00
        98            Wachovia        Self Storage           Self Storage            6,100,000.00         6,100,000.00
        99            Wachovia        Multifamily            Conventional            5,917,241.00         5,917,241.00
       100            Wachovia        Self Storage           Self Storage            5,500,000.00         5,500,000.00
       101            Wachovia        Multifamily            Conventional            5,480,000.00         5,473,655.39
       102            Wachovia        Self Storage           Self Storage            5,400,000.00         5,400,000.00
       103            Wachovia           Retail                Anchored              5,290,000.00         5,290,000.00
       104            Wachovia           Retail                Anchored              5,200,000.00         5,194,703.42
       105            Wachovia        Self Storage           Self Storage            5,100,000.00         5,100,000.00
       106            Wachovia           Office                   CBD                5,000,000.00         5,000,000.00
       107            Wachovia           Retail                Anchored              4,940,000.00         4,940,000.00
       108            Wachovia        Multifamily            Conventional            4,904,000.00         4,904,000.00
       109            Wachovia         Industrial              Warehouse             4,850,000.00         4,850,000.00
       110            Wachovia           Office                Suburban              4,825,000.00         4,825,000.00
       111            Wachovia        Multifamily            Conventional            4,800,000.00         4,800,000.00
       112            Wachovia           Retail                Anchored              4,720,000.00         4,720,000.00
       113            Wachovia        Self Storage           Self Storage            4,400,000.00         4,400,000.00
       114            Wachovia        Multifamily            Conventional            4,280,000.00         4,280,000.00
       115            Wachovia        Multifamily            Conventional            4,280,000.00         4,270,767.26
       116            Wachovia           Retail                Anchored              4,250,000.00         4,250,000.00
       117            Wachovia           Retail                Anchored              4,188,000.00         4,183,577.46
       118            Wachovia           Retail                Anchored              4,105,000.00         4,105,000.00
       119            Wachovia           Retail                Anchored              4,050,000.00         4,050,000.00
       120            Wachovia           Office                Suburban              4,000,000.00         4,000,000.00
       121            Wachovia        Self Storage           Self Storage            3,900,000.00         3,900,000.00
       122            Wachovia        Self Storage           Self Storage            3,800,000.00         3,800,000.00
       123            Wachovia        Multifamily            Conventional            3,750,000.00         3,750,000.00
       124            Wachovia           Retail                Anchored              3,462,000.00         3,462,000.00
       125            Wachovia           Retail                Anchored              3,424,000.00         3,424,000.00
       126            Wachovia        Self Storage           Self Storage            3,400,000.00         3,400,000.00
       127            Wachovia           Retail                Anchored              3,388,000.00         3,388,000.00
       128            Wachovia           Office                 Medical              3,375,000.00         3,375,000.00
       129            Wachovia           Retail                Anchored              3,350,000.00         3,350,000.00
       130            Wachovia         Mixed Use             Office/Retail           3,340,000.00         3,340,000.00
       131            Wachovia        Self Storage           Self Storage            3,300,000.00         3,300,000.00
       132            Wachovia        Multifamily            Conventional            3,200,000.00         3,196,288.21
       133            Wachovia        Self Storage           Self Storage            3,100,000.00         3,100,000.00
       134            Wachovia        Self Storage           Self Storage            3,050,000.00         3,050,000.00
       135            Wachovia        Multifamily            Conventional            3,000,000.00         3,000,000.00
       136            Wachovia           Retail                Anchored              2,891,000.00         2,891,000.00
       137            Wachovia        Multifamily            Conventional            2,880,000.00         2,873,774.15
       138            Wachovia           Retail                Anchored              2,870,000.00         2,870,000.00
       139            Wachovia         Industrial          Warehouse/Office          2,700,000.00         2,675,989.41
       140            Wachovia           Retail               Unanchored             2,640,000.00         2,640,000.00
       141            Wachovia        Self Storage           Self Storage            2,600,000.00         2,600,000.00
       142            Wachovia           Retail               Unanchored             2,571,000.00         2,571,000.00
       143            Wachovia        Multifamily            Conventional            2,480,000.00         2,474,784.90
       144            Wachovia        Self Storage           Self Storage            2,400,000.00         2,400,000.00
       145            Wachovia           Retail               Unanchored             2,327,000.00         2,327,000.00
       146            Wachovia        Self Storage           Self Storage            2,200,000.00         2,200,000.00
       147            Wachovia        Multifamily            Conventional            2,200,000.00         2,200,000.00
       148            Wachovia        Self Storage           Self Storage            2,100,000.00         2,100,000.00
       149            Wachovia        Self Storage           Self Storage            1,500,000.00         1,500,000.00
       150            Wachovia           Retail               Unanchored             1,444,000.00         1,444,000.00
       151            Wachovia           Retail                Anchored              1,380,000.00         1,380,000.00

                  % OF AGGREGATE    % OF AGGREGATE        % OF AGGREGATE
     MORTGAGE      CUT-OFF DATE      CUT-OFF DATE          CUT-OFF DATE       ORIGINATION    FIRST PAY   MATURITY DATE     MORTGAGE
   LOAN NUMBER       BALANCE        GROUP 1 BALANCE       GROUP 2 BALANCE         DATE         DATE          OR ARD          RATE
------------------------------------------------------------------------------------------------------------------------------------

        1             6.41%              7.53%                                  11/04/05     12/11/05       11/11/15       5.4400%
        2             6.30%              7.40%                                  09/15/05     11/11/05       10/11/15       5.5100%
        3             5.87%              6.90%                                  09/29/05     11/11/05       10/11/15       5.1900%
       3.01
       3.02
       3.03
       3.04
       3.05
       3.06
       3.07
       3.08
       3.09
       3.10
       3.11
       3.12
       3.13
       3.14
       3.15
       3.16
        4             5.72%              6.72%                                  07/14/05     09/11/05       08/11/12       4.9700%
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5             2.84%              3.34%                                  12/14/05     02/11/06       01/11/16       5.7100%
        6             2.30%              2.71%                                  09/28/05     11/11/05       10/11/15       5.3300%
        7             2.25%              2.64%                                  12/09/05     01/11/06       12/11/15       5.3000%
        8             1.97%              2.31%                                  10/11/05     11/11/05       10/11/15       5.4110%
        9             1.70%              1.99%                                  08/01/05     09/11/05       08/11/15       5.1200%
        10            1.69%              1.98%                                  10/27/05     12/11/05       11/11/15       5.4000%
        11            1.65%              1.94%                                  10/11/05     11/11/05       10/11/15       5.3510%
        12            1.64%                                   11.02%            09/21/05     11/11/05       10/11/15       5.4200%
        13            1.62%              1.90%                                  09/30/05     11/11/05       10/11/15       5.3200%
        14            1.62%              1.90%                                  09/29/05     11/11/05       10/11/15       5.5700%
      14.01
      14.02
      14.03
      14.04
        15            1.50%              1.76%                                  11/09/05     12/11/05       11/11/15       5.8800%
        16            1.38%              1.62%                                  09/30/05     11/11/05       10/11/15       5.3200%
        17            1.38%              1.62%                                  10/03/05     11/11/05       10/11/15       5.5100%
        18            1.32%                                    8.89%            10/31/05     12/11/05       11/11/15       5.2200%
        19            1.31%                                    8.79%            10/31/05     12/11/05       11/11/15       5.7400%
        20            1.25%              1.47%                                  12/01/05     01/11/06       12/11/15       5.6100%
        21            1.20%              1.40%                                  10/03/05     11/11/05       10/11/15       5.3200%
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22            1.11%              1.30%                                  10/27/05     12/11/05       11/11/15       5.0300%
        23            1.04%              1.22%                                  11/10/05     12/11/05       11/11/15       5.5200%
        24            0.99%                                    6.65%            11/21/05     01/11/06       12/11/15       5.5700%
        25            0.99%              1.16%                                  10/05/05     11/11/05       10/11/15       5.5000%
        26            0.98%                                    6.59%            11/17/05     01/11/06       12/11/15       5.4000%
        27            0.95%              1.11%                                  11/23/05     01/01/06       12/01/15       5.4840%
        28            0.92%              1.08%                                  11/21/05     01/11/06       12/11/15       5.5800%
        29            0.86%              1.01%                                  09/30/05     11/11/05       10/11/10       5.4900%
        30            0.85%              1.00%                                  09/16/05     11/11/05       10/11/10       5.2400%
        31            0.79%              0.93%                                  11/21/05     01/11/06       12/11/15       5.6500%
        32            0.79%                                    5.31%            11/21/05     01/11/06       12/11/15       5.5700%
        33            0.78%              0.91%                                  09/02/05     10/11/05       09/11/15       5.3600%
        34            0.75%              0.88%                                  04/21/05     06/01/05       05/01/15       5.4170%
        35            0.73%              0.85%                                  07/14/05     09/11/05       08/11/15       5.2850%
        36            0.73%              0.85%                                  10/21/05     12/11/05       11/11/10       5.6300%
        37
        38            0.68%                                    4.59%            10/31/05     12/11/05       11/11/15       5.4500%
        39            0.68%                                    4.57%            11/21/05     01/11/06       12/11/15       5.5700%
        40            0.67%              0.79%                                  11/21/05     01/11/06       12/11/12       6.5700%
        41            0.67%              0.78%                                  07/26/05     09/11/05       08/11/15       5.0500%
        42            0.67%              0.78%                                  10/19/05     12/11/05       11/11/15       5.0900%
        43            0.66%              0.77%                                  11/07/05     12/11/05       11/11/15       5.3500%
        44            0.64%                                    4.27%            09/01/05     10/11/05       09/11/15       5.2900%
        45            0.63%              0.74%                                  10/03/05     11/11/05       10/11/15       4.9900%
        46            0.63%              0.74%                                  11/22/05     01/11/06       12/11/15       5.4400%
        47            0.63%              0.74%                                  11/21/05     01/11/06       12/11/15       5.5700%
        48            0.63%              0.74%                                  11/09/05     12/11/05       11/11/15       5.8000%
        49            0.62%              0.73%                                  10/31/05     12/11/05       11/11/15       5.2300%
        50            0.61%              0.72%                                  11/03/05     12/11/05       11/11/15       5.3700%
        51            0.60%              0.71%                                  09/16/05     11/11/05       10/11/10       4.7400%
        52            0.60%              0.71%                                  11/09/05     12/11/05       11/11/15       5.3500%
      52.01
      52.02
      52.03
      52.04
      52.05
        53            0.60%              0.71%                                  10/19/05     12/11/05       11/11/15       5.0400%
        54            0.55%              0.65%                                  10/19/05     12/11/05       11/11/15       4.9900%
        55            0.55%                                    3.72%            11/30/05     01/11/06       12/11/15       5.1300%
        56            0.54%              0.64%                                  10/03/05     11/11/05       10/11/15       4.9900%
        57            0.51%              0.60%                                  10/06/05     11/11/05       10/11/15       5.4800%
        58            0.50%              0.59%                                  11/10/05     12/11/05       11/11/15       5.2700%
        59            0.50%              0.58%                                  11/01/05     12/11/05       11/11/15       5.3800%
        60            0.49%              0.57%                                  11/07/05     12/11/05       11/11/15       5.3500%
        61            0.49%                                    3.29%            10/06/05     11/11/05       10/11/15       5.4200%
        62            0.47%              0.55%                                  09/28/05     11/11/05       10/11/15       4.7800%
        63
        64            0.45%              0.53%                                  11/01/05     01/11/06       12/11/15       5.9100%
      64.01
      64.02
      64.03
      64.04
      64.05
        65            0.45%                                    3.00%            11/21/05     01/11/06       12/11/15       5.5700%
        66            0.44%              0.52%                                  07/14/05     09/11/05       08/11/15       5.2850%
        67            0.43%              0.51%                                  10/19/05     12/11/05       11/11/15       5.0600%
        68            0.41%                                    2.76%            11/21/05     01/11/06       12/11/15       5.5700%
        69            0.37%                                    2.46%            10/07/05     11/11/05       10/11/15       5.2500%
        70            0.37%                                    2.46%            10/05/05     11/11/05       10/11/15       5.6300%
        71            0.36%              0.43%                                  11/17/05     01/11/06       12/11/15       5.6500%
        72            0.36%              0.42%                                  10/06/05     11/11/05       10/11/15       5.4500%
        73            0.36%                                    2.42%            10/28/05     12/11/05       11/11/15       5.2500%
        74            0.36%              0.42%                                  07/14/05     09/11/05       08/11/15       5.2850%
        75            0.35%              0.41%                                  09/16/05     11/11/05       10/11/10       4.7400%
        76            0.34%              0.40%                                  11/30/05     12/11/05       11/11/15       5.2200%
        77            0.34%                                    2.31%            11/01/05     12/11/05       11/11/15       5.1200%
        78            0.34%              0.40%                                  09/26/05     11/11/05       10/11/15       5.1000%
        79            0.34%                                    2.26%            10/26/05     12/11/05       11/11/15       5.1600%
        80            0.32%                                    2.12%            10/13/05     12/11/05       11/11/15       5.2300%
        81            0.31%                                    2.10%            11/21/05     01/11/06       12/11/15       5.5700%
        82            0.31%              0.36%                                  10/03/05     11/11/05       10/11/15       4.9900%
      82.01
      82.02
        83            0.31%              0.36%                                  10/13/05     12/11/05       11/11/15       5.5800%
        84            0.30%              0.35%                                  10/03/05     11/11/05       10/11/15       4.9900%
        85            0.30%              0.35%                                  11/16/05     01/11/06       12/11/15       5.5400%
        86            0.29%              0.34%                                  09/20/05     11/01/05       10/01/15       5.4400%
        87            0.29%              0.34%                                  10/19/05     12/11/05       11/11/15       5.0400%
        88            0.29%                                    1.94%            10/31/05     12/11/05       11/11/15       5.5900%
        89            0.28%              0.33%                                  12/01/05     01/11/06       12/11/15       5.5900%
        90            0.28%              0.33%                                  11/01/05     01/11/06       12/11/15       5.9100%
      90.01
      90.02
      90.03
      90.04
      90.05
        91            0.27%              0.32%                                  07/14/05     09/11/05       08/11/15       5.2850%
        92            0.27%              0.32%                                  11/14/05     01/11/06       12/11/15       5.8700%
        93            0.27%              0.31%                                  11/17/05     01/11/06       12/11/15       5.4000%
        94            0.24%              0.29%                                  07/14/05     09/11/05       08/11/15       5.2850%
        95            0.24%              0.29%                                  11/04/05     12/11/05       11/11/15       5.7500%
        96            0.24%              0.29%                                  10/03/05     11/11/05       10/11/15       4.9900%
        97            0.24%              0.29%                                  09/29/05     11/11/05       10/11/15       5.5700%
        98            0.24%              0.28%                                  07/14/05     09/11/05       08/11/15       5.2850%
        99            0.23%              0.27%                                  11/21/05     01/11/06       12/11/15       5.5700%
       100            0.22%              0.25%                                  10/20/05     12/11/05       11/11/15       5.0200%
       101            0.22%                                    1.45%            10/12/05     12/11/05       11/11/15       5.2000%
       102            0.21%              0.25%                                  07/14/05     09/11/05       08/11/15       5.2850%
       103            0.21%              0.25%                                  11/16/05     01/11/06       12/11/15       5.6000%
       104            0.20%              0.24%                                  10/26/05     12/11/05       11/11/15       5.8800%
       105            0.20%              0.24%                                  07/14/05     09/11/05       08/11/15       5.2850%
       106            0.20%              0.23%                                  10/27/05     12/11/05       11/11/15       5.4200%
       107            0.19%              0.23%                                  11/08/05     12/11/05       11/11/15       5.7500%
       108            0.19%              0.23%                                  10/03/05     11/11/05       10/11/15       4.9900%
       109            0.19%              0.22%                                  10/17/05     12/11/05       11/11/12       5.3400%
       110            0.19%              0.22%                                  11/23/05     01/11/06       12/11/15       5.6600%
       111            0.19%                                    1.27%            10/13/05     12/11/05       11/11/15       5.2300%
       112            0.19%              0.22%                                  11/23/05     01/11/06       12/11/15       5.5000%
       113            0.17%              0.20%                                  07/14/05     09/11/05       08/11/15       5.2850%
       114            0.17%              0.20%                                  10/03/05     11/11/05       10/11/15       4.9900%
       115            0.17%                                    1.13%            10/04/05     11/11/05       10/11/15       5.2400%
       116            0.17%              0.20%                                  11/16/05     01/11/06       12/11/15       5.6000%
       117            0.17%              0.19%                                  10/21/05     12/11/05       11/11/15       5.6900%
       118            0.16%              0.19%                                  11/30/05     01/11/06       12/11/15       5.6500%
       119            0.16%              0.19%                                  11/21/05     01/11/06       12/11/15       5.7000%
       120            0.16%              0.19%                                  09/29/05     11/11/05       10/11/15       5.5700%
       121            0.15%              0.18%                                  07/14/05     09/11/05       08/11/15       5.2850%
       122            0.15%              0.18%                                  07/14/05     09/11/05       08/11/15       5.2850%
       123            0.15%                                    1.00%            11/17/05     01/11/06       12/11/15       5.4000%
       124            0.14%              0.16%                                  07/20/05     09/11/05       08/11/15       5.5100%
       125            0.14%              0.16%                                  08/29/05     10/11/05       09/11/15       5.0300%
       126            0.13%              0.16%                                  07/14/05     09/11/05       08/11/15       5.2850%
       127            0.13%              0.16%                                  11/15/05     01/11/06       12/11/15       5.8900%
       128            0.13%              0.16%                                  11/23/05     01/11/06       12/11/15       5.6600%
       129            0.13%              0.16%                                  08/03/05     09/11/05       08/11/15       5.0300%
       130            0.13%              0.15%                                  11/08/05     12/11/05       11/11/15       5.8600%
       131            0.13%              0.15%                                  07/14/05     09/11/05       08/11/15       5.2850%
       132            0.13%                                    0.85%            11/01/05     12/11/05       11/11/15       5.1900%
       133            0.12%              0.14%                                  07/14/05     09/11/05       08/11/15       5.2850%
       134            0.12%              0.14%                                  10/20/05     12/11/05       11/11/15       5.0200%
       135            0.12%                                    0.80%            11/17/05     01/11/06       12/11/15       5.4000%
       136            0.11%              0.13%                                  07/20/05     09/11/05       08/11/15       5.5100%
       137            0.11%                                    0.76%            10/03/05     11/11/05       10/11/15       5.2300%
       138            0.11%              0.13%                                  04/23/05     06/11/05       05/11/15       5.0300%
       139            0.11%              0.12%                                  07/27/05     09/11/05       08/11/15       5.5400%
       140            0.10%              0.12%                                  09/15/05     11/11/05       10/11/10       5.7100%
       141            0.10%              0.12%                                  07/14/05     09/11/05       08/11/15       5.2850%
       142            0.10%              0.12%                                  09/15/05     11/11/05       10/11/10       5.7100%
       143            0.10%                                    0.66%            09/13/05     11/11/05       10/11/15       5.3600%
       144            0.09%              0.11%                                  07/14/05     09/11/05       08/11/15       5.2850%
       145            0.09%              0.11%                                  11/18/05     01/11/06       12/11/15       5.8800%
       146            0.09%              0.10%                                  07/14/05     09/11/05       08/11/15       5.2850%
       147            0.09%                                    0.58%            11/17/05     01/11/06       12/11/15       6.2000%
       148            0.08%              0.10%                                  07/14/05     09/11/05       08/11/15       5.2850%
       149            0.06%              0.07%                                  07/14/05     09/11/05       08/11/15       5.2850%
       150            0.06%              0.07%                                  09/15/05     11/11/05       10/11/10       5.7100%
       151            0.05%              0.06%                                  06/30/05     08/11/05       07/11/10       5.4000%

                                                          INTEREST      ORIGINAL         REMAINING
                       LOAN                               ACCURAL       TERM TO           TERM TO         REMAINING       ORIGINAL
     MORTGAGE     ADMINISTRATIVE         INTEREST          METHOD     MATURITY OR     MATURITY OR ARD     IO PERIOD      AMORT TERM
   LOAN NUMBER       COST RATE        ACCRUAL METHOD     DURING IO     ARD (MOS.)         (MOS.)            (MOS.)         (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

        1            0.02062%           Actual/360       Actual/360       120               119               59             360
        2            0.02062%           Actual/360                        120               118                              360
        3            0.02062%           Actual/360       Actual/360       120               118               58             360
       3.01
       3.02
       3.03
       3.04
       3.05
       3.06
       3.07
       3.08
       3.09
       3.10
       3.11
       3.12
       3.13
       3.14
       3.15
       3.16
        4            0.02062%           Actual/360       Actual/360        84               80                80             IO
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5            0.02062%           Actual/360       Actual/360       120               120               36             360
        6            0.02062%           Actual/360       Actual/360       120               118               58           Varies
        7            0.02062%             30/360                          120               120                              360
        8            0.02062%           Actual/360                        120               118                              360
        9            0.02062%           Actual/360       Actual/360       120               116               56             360
        10           0.02062%           Actual/360       Actual/360       120               119               83             360
        11           0.02062%           Actual/360                        120               118                              360
        12           0.02062%           Actual/360       Actual/360       120               118               58             360
        13           0.02062%           Actual/360       Actual/360       120               118               58             360
        14           0.02062%           Actual/360       Actual/360       120               118               58             360
      14.01
      14.02
      14.03
      14.04
        15           0.02062%           Actual/360       Actual/360       120               119               59             300
        16           0.02062%           Actual/360       Actual/360       120               118               58             360
        17           0.02062%           Actual/360       Actual/360       120               118               22             360
        18           0.02062%           Actual/360       Actual/360       120               119              119             IO
        19           0.02062%           Actual/360       Actual/360       120               119               35             360
        20           0.02062%           Actual/360       Actual/360       120               120              120             IO
        21           0.02062%           Actual/360                        120               118                              360
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22           0.02062%           Actual/360       Actual/360       120               119              119             IO
        23           0.02062%           Actual/360       Actual/360       120               119              119             IO
        24           0.02062%           Actual/360       Actual/360       120               120               60             360
        25           0.02062%           Actual/360       Actual/360       120               118              118             IO
        26           0.02062%           Actual/360       Actual/360       120               120               60             360
        27           0.04062%           Actual/360       Actual/360       120               120               60             360
        28           0.02062%           Actual/360       Actual/360       120               120              120             IO
        29           0.02062%           Actual/360                         60               58                               360
        30           0.02062%           Actual/360       Actual/360        60               58                58             IO
        31           0.02062%           Actual/360                        120               120                              342
        32           0.02062%           Actual/360       Actual/360       120               120               60             360
        33           0.02062%           Actual/360       Actual/360       120               117              117             IO
        34           0.04062%           Actual/360       Actual/360       120               113               17             360
        35           0.02062%           Actual/360       Actual/360       120               116               56             360
        36           0.02062%           Actual/360       Actual/360        60               59                59             IO
        37
        38           0.02062%           Actual/360       Actual/360       120               119              119             IO
        39           0.02062%           Actual/360       Actual/360       120               120               60             360
        40           0.02062%           Actual/360                         84               84                               300
        41           0.02062%           Actual/360                        120               116                              360
        42           0.02062%           Actual/360       Actual/360       120               119              119             IO
        43           0.02062%           Actual/360       Actual/360       120               119               23             300
        44           0.02062%           Actual/360       Actual/360       120               117              117             IO
        45           0.02062%           Actual/360       Actual/360       120               118               58             360
        46           0.02062%           Actual/360                        120               120                              360
        47           0.02062%           Actual/360       Actual/360       120               120               60             360
        48           0.02062%           Actual/360       Actual/360       120               119               35             360
        49           0.02062%           Actual/360       Actual/360       120               119               71             360
        50           0.02062%           Actual/360       Actual/360       120               119               35             342
        51           0.02062%           Actual/360       Actual/360        60               58                58             IO
        52           0.04062%           Actual/360       Actual/360       120               119               59             360
      52.01
      52.02
      52.03
      52.04
      52.05
        53           0.02062%           Actual/360       Actual/360       120               119              119             IO
        54           0.02062%           Actual/360       Actual/360       120               119              119             IO
        55           0.02062%           Actual/360                        120               120                              360
        56           0.02062%           Actual/360       Actual/360       120               118               58             360
        57           0.02062%           Actual/360       Actual/360       120               118               22             360
        58           0.02062%           Actual/360       Actual/360       120               119               59             360
        59           0.02062%           Actual/360       Actual/360       120               119               23             300
        60           0.02062%           Actual/360       Actual/360       120               119               23             300
        61           0.02062%           Actual/360       Actual/360       120               118              118             IO
        62           0.02062%           Actual/360                        120               118                              360
        63
        64           0.02062%           Actual/360                        120               120                              240
      64.01
      64.02
      64.03
      64.04
      64.05
        65           0.02062%           Actual/360       Actual/360       120               120               60             360
        66           0.02062%           Actual/360       Actual/360       120               116               56             360
        67           0.02062%           Actual/360       Actual/360       120               119              119             IO
        68           0.02062%           Actual/360       Actual/360       120               120               60             360
        69           0.02062%           Actual/360       Actual/360       120               118               16             360
        70           0.02062%           Actual/360       Actual/360       120               118               22             336
        71           0.02062%             30/360           30/360         120               120               84             360
        72           0.02062%           Actual/360                        120               118                              360
        73           0.02062%           Actual/360       Actual/360       120               119               47             360
        74           0.02062%           Actual/360       Actual/360       120               116               56             360
        75           0.02062%           Actual/360       Actual/360        60               58                58             IO
        76           0.02062%           Actual/360       Actual/360       120               119               59             360
        77           0.02062%           Actual/360       Actual/360       120               119              119             IO
        78           0.02062%           Actual/360       Actual/360       120               118               58             360
        79           0.02062%           Actual/360       Actual/360       120               119              119             IO
        80           0.02062%           Actual/360       Actual/360       120               119               29             360
        81           0.02062%           Actual/360       Actual/360       120               120               60             360
        82           0.02062%           Actual/360       Actual/360       120               118               58             360
      82.01
      82.02
        83           0.02062%           Actual/360                        120               119                              360
        84           0.02062%           Actual/360       Actual/360       120               118               58             360
        85           0.02062%           Actual/360                        120               120                              360
        86           0.06062%           Actual/360                        120               118                              360
        87           0.02062%           Actual/360       Actual/360       120               119              119             IO
        88           0.02062%           Actual/360       Actual/360       120               119               23             360
        89           0.02062%           Actual/360                        120               120                              360
        90           0.02062%           Actual/360                        120               120                              240
      90.01
      90.02
      90.03
      90.04
      90.05
        91           0.02062%           Actual/360       Actual/360       120               116               56             360
        92           0.02062%           Actual/360       Actual/360       120               120               12             360
        93           0.02062%           Actual/360       Actual/360       120               120               60             360
        94           0.02062%           Actual/360       Actual/360       120               116               56             360
        95           0.02062%           Actual/360       Actual/360       120               119               35             360
        96           0.02062%           Actual/360       Actual/360       120               118               58             360
        97           0.02062%           Actual/360       Actual/360       120               118               58             360
        98           0.02062%           Actual/360       Actual/360       120               116               56             360
        99           0.02062%           Actual/360       Actual/360       120               120               60             360
       100           0.02062%           Actual/360       Actual/360       120               119               23             360
       101           0.02062%           Actual/360                        120               119                              360
       102           0.02062%           Actual/360       Actual/360       120               116               56             360
       103           0.02062%           Actual/360       Actual/360       120               120               24             360
       104           0.02062%           Actual/360                        120               119                              360
       105           0.02062%           Actual/360       Actual/360       120               116               56             360
       106           0.02062%           Actual/360       Actual/360       120               119               17             360
       107           0.02062%           Actual/360       Actual/360       120               119               23             360
       108           0.02062%           Actual/360       Actual/360       120               118               58             360
       109           0.02062%           Actual/360       Actual/360        84               83                83             IO
       110           0.02062%           Actual/360       Actual/360       120               120               12             360
       111           0.02062%           Actual/360       Actual/360       120               119               29             360
       112           0.02062%           Actual/360       Actual/360       120               120               60             360
       113           0.02062%           Actual/360       Actual/360       120               116               56             360
       114           0.02062%           Actual/360       Actual/360       120               118               58             360
       115           0.02062%           Actual/360                        120               118                              360
       116           0.02062%           Actual/360       Actual/360       120               120               24             360
       117           0.02062%           Actual/360                        120               119                              360
       118           0.02062%           Actual/360                        120               120                              360
       119           0.02062%           Actual/360                        120               120                              360
       120           0.02062%           Actual/360       Actual/360       120               118               58             360
       121           0.02062%           Actual/360       Actual/360       120               116               56             360
       122           0.02062%           Actual/360       Actual/360       120               116               56             360
       123           0.02062%           Actual/360       Actual/360       120               120               60             360
       124           0.02062%           Actual/360       Actual/360       120               116              116             IO
       125           0.02062%           Actual/360       Actual/360       120               117              117             IO
       126           0.02062%           Actual/360       Actual/360       120               116               56             360
       127           0.02062%           Actual/360                        120               120                              360
       128           0.02062%           Actual/360       Actual/360       120               120               12             360
       129           0.02062%           Actual/360       Actual/360       120               116              116             IO
       130           0.02062%           Actual/360       Actual/360       120               119               23             360
       131           0.02062%           Actual/360       Actual/360       120               116               56             360
       132           0.02062%           Actual/360                        120               119                              360
       133           0.02062%           Actual/360       Actual/360       120               116               56             360
       134           0.02062%           Actual/360       Actual/360       120               119               23             360
       135           0.02062%           Actual/360       Actual/360       120               120               60             360
       136           0.02062%           Actual/360       Actual/360       120               116              116             IO
       137           0.02062%           Actual/360                        120               118                              360
       138           0.02062%           Actual/360       Actual/360       120               113              113             IO
       139           0.02062%           Actual/360                        120               116                              240
       140           0.02062%           Actual/360       Actual/360        60               58                58             IO
       141           0.02062%           Actual/360       Actual/360       120               116               56             360
       142           0.02062%           Actual/360       Actual/360        60               58                58             IO
       143           0.02062%           Actual/360                        120               118                              360
       144           0.02062%           Actual/360       Actual/360       120               116               56             360
       145           0.02062%           Actual/360                        120               120                              300
       146           0.02062%           Actual/360       Actual/360       120               116               56             360
       147           0.02062%           Actual/360                        120               120                              360
       148           0.02062%           Actual/360       Actual/360       120               116               56             360
       149           0.02062%           Actual/360       Actual/360       120               116               56             360
       150           0.02062%           Actual/360       Actual/360        60               58                58             IO
       151           0.02062%           Actual/360       Actual/360        60               55                55             IO

                      REMAINING                        MATURITY DATE
     MORTGAGE        AMORT TERM      MONTHLY P&I      OR ARD BALLOON      ARD
   LOAN NUMBER         (MOS.)        PAYMENTS ($)       BALANCE ($)      LOAN   PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------------

        1                360          916,549.14      150,833,191.02       N    L(25),D(91),O(4)
        2                358          909,466.52      133,685,196.21       N    L(26),D(89),O(5)
        3                360          816,514.54      137,680,563.51       N    L(26),D(90),O(4)
       3.01
       3.02
       3.03
       3.04
       3.05
       3.06
       3.07
       3.08
       3.09
       3.10
       3.11
       3.12
       3.13
       3.14
       3.15
       3.16
        4                IO               IO          145,000,000.00       N    L(28),D(52) or (GRTR2%orYM(20),GRTR1%orYM(32)),O(4)
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5                360          418,344.69       64,677,419.94       N    L(23),D(94),O(3)
        6              Varies           Steps          53,999,999.44       Y    L(26),D(91),O(3)
        7                360          316,523.65       46,778,705.39       N    L(24),D(89),O(7)
        8                358          281,108.82       41,648,040.92       N    L(26),D(87),O(7)
        9                360          233,997.13       39,728,373.72       N    L(28),D(89),O(3)
        10               360          239,885.95       40,963,757.61       N    L(25),D(91),O(4)
        11               358          234,559.90       34,918,515.22       N    L(26),D(87),O(7)
        12               360          233,553.65       38,510,812.56       N    L(26),D(91),O(3)
        13               360          228,184.39       37,991,912.02       N    L(26),D(91),O(3)
        14               360          234,368.48       38,090,866.23       N    L(26),D(91),O(3)
      14.01
      14.02
      14.03
      14.04
        15               300          242,054.69       34,292,925.85       N    L(25),D(91),O(4)
        16               360          194,791.56       32,432,120.02       N    L(26),D(91),O(3)
        17               360          198,945.80       30,668,573.11       N    L(26),D(87),O(7)
        18               IO               IO           33,500,000.00       N    L(48),D(69),O(3)
        19               360          192,952.39       29,751,963.26       N    L(48),D(69),O(3)
        20               IO               IO           31,780,000.00       N    L(23),GRTR1%orYM(36),LSR5%orYM(12),LSR4%orYM(12),
                                                                                LSR3%orYM(12),LSR2%orYM(12),LSR1%orYM(7),O(6)
        21               358          168,912.11       25,208,122.04       N    L(48),D(69),O(3)
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22               IO               IO           28,100,000.00       N    L(25),D(92),O(3)
        23               IO               IO           26,300,000.00       N    L(25),D(91),O(4)
        24               360          143,276.04       23,285,811.89       N    L(24),D(91),O(5)
        25               IO               IO           25,025,000.00       Y    L(26),D(93),O(1)
        26               360          139,400.02       23,030,075.67       N    L(24),D(91),O(5)
        27               360          136,028.53       22,325,509.06       Y    L(24),D(92),O(4)
        28               IO               IO           23,400,000.00       Y    L(24),D(95),O(1)
        29               358          124,321.85       20,361,222.06       N    L(48),D(5),O(7)
        30               IO               IO           21,500,000.00       N    GRTR1%orYM(49),O(11)
        31               342          117,795.83       16,403,005.56       N    L(48),D(68),O(4)
        32               360          114,437.73       18,598,891.29       N    L(24),D(91),O(5)
        33               IO               IO           19,715,000.00       Y    L(48),D(68),O(4)
        34               360          106,892.56       16,644,728.72       N    L(31),D(85),O(4)
        35               360          102,004.73       17,041,475.51       N    L(28),D(89),O(3)
        36               IO               IO           18,400,000.00       N    GRTR1%orYM(49),O(11)
        37
        38               IO               IO           17,300,000.00       N    L(25),D(91),O(4)
        39               360           98,416.45       15,995,046.50       N    L(24),D(91),O(5)
        40               300          115,529.91       14,749,591.81       N    L(24),D(56),O(4)
        41               356           91,779.87       13,998,520.25       N    L(28),D(89),O(3)
        42               IO               IO           16,920,000.00       N    L(25),D(92),O(3)
        43               300          101,062.04       13,639,943.39       N    L(25),D(92),O(3)
        44               IO               IO           16,100,000.00       N    L(27),D(90),O(3)
        45               360           86,115.43       14,809,027.86       N    L(26),D(91),O(3)
        46               360           90,244.84       13,339,162.00       N    L(24),D(93),O(3)
        47               360           91,321.31       14,841,915.24       N    L(24),D(91),O(5)
        48               360           93,293.73       14,308,805.04       N    L(25),D(91),O(4)
        49               360           86,777.08       14,835,972.79       N    L(25),D(91),O(4)
        50               342           88,583.55       13,640,056.21       N    L(25),D(91),O(4)
        51               IO                IO          15,300,000.00       N    GRTR1%orYM(49),O(11)
        52               360           85,437.30       14,183,147.20       N    L(25),D(92),O(3)
      52.01
      52.02
      52.03
      52.04
      52.05
        53               IO               IO           15,300,000.00       N    L(25),D(92),O(3)
        54               IO               IO           14,040,000.00       N    L(25)D(92),O(3)
        55               360           76,271.25       11,557,617.22       N    L(24),D(93),O(3)
        56               360           73,728.96       12,678,962.21       N    L(26),D(91),O(3)
        57               360           73,649.53       11,382,991.51       N    L(26),D(91),O(3)
        58               360           70,508.65       11,796,288.18       N    L(25),D(92),O(3)
        59               300           76,474.67       10,299,682.20       N    L(25),D(92),O(3)
        60               300           75,040.08       10,127,862.16       N    L(25),D(92),O(3)
        61               IO                IO          12,390,000.00       Y    L(26),GRTR1%orYM(91),O(3)
        62               358           62,814.86        9,793,621.02       N    L(26),D(90),O(4)
        63
        64               240           80,691.16        7,411,079.56       N    L(36),D(81),O(3)
      64.01
      64.02
      64.03
      64.04
      64.05
        65               360           64,771.76       10,526,972.47       N    L(24),D(91),O(5)
        66               360           62,089.83       10,373,072.04       N    L(28),D(89),O(3)
        67               IO                IO          11,000,000.00       N    L(25),D(92),O(3)
        68               360           59,507.62        9,671,423.47       N    L(24),D(91),O(5)
        69               360           51,078.84        7,962,000.81       N    L(26),D(91),O(3)
        70               336           54,759.49        7,948,611.63       N    L(26),D(90),O(4)
        71               360           53,105.69        8,816,946.89       N    L(24),GRTR1%orYM(93),O(3)
        72               358           51,722.48        7,639,221.16       N    L(26),D(87),O(7)
        73               360           50,250.54        8,264,826.39       N    L(25),D(92),O(3)
        74               360           49,893.62        8,335,504.32       N    L(28),D(89),O(3)
        75               IO                IO           8,800,000.00       N    GRTR1%orYM(49),O(11)
        76               360           47,880.19        8,049,647.39       N    L(25),D(91),O(4)
        77               IO                IO           8,700,000.00       N    GRTR1%orYM(56),O(64)
        78               360           46,693.68        7,943,243.83       N    L(26),D(90),O(4)
        79               IO                IO           8,500,000.00       N    L(25),GRTR2%orYM(91),O(4)
        80               360           44,077.25        7,041,570.48       N    L(25),D(92),O(3)
        81               360           45,222.63        7,349,768.51       N    L(24),D(91),O(5)
        82               360           41,888.78        7,203,494.38       N    L(26),D(91),O(3)
      82.01
      82.02
        83               359           44,765.76        6,543,176.89       N    L(36),D(81),O(3)
        84               360           40,902.15        7,033,827.18       N    L(26),D(91),O(3)
        85               360           42,772.59        6,272,167.67       N    L(24),D(92),O(4)
        86               358           41,962.92        6,216,776.21       Y    L(26),D(90),O(4)
        87               IO                IO           7,358,000.00       N    L(25),D(92),O(3)
        88               360           41,930.56        6,418,889.34       N    L(25),D(92),O(3)
        89               360           41,288.30        6,030,558.90       N    L(48),D(68),O(4)
        90               240           50,889.84        4,673,977.65       N    L(36),D(81),O(3)
      90.01
      90.02
      90.03
      90.04
      90.05
        91               360           38,251.77        6,390,553.31       N    L(28),D(89),O(3)
        92               360           40,202.84        5,880,384.95       N    L(24),D(93),O(3)
        93               360           37,903.33        6,261,954.11       N    L(24),D(91),O(5)
        94               360           34,371.16        5,742,236.31       N    L(28),D(89),O(3)
        95               360           36,181.52        5,573,987.83       N    L(25),D(92),O(3)
        96               360           33,175.35        5,705,071.94       N    L(26),D(91),O(3)
        97               360           35,246.82        5,728,509.18       N    L(26),D(91),O(3)
        98               360           33,816.78        5,649,619.59       N    L(28),D(89),O(3)
        99               360           33,857.78        5,502,706.10       N    L(24),D(91),O(5)
       100               360           29,592.45        4,761,302.76       N    L(25),D(91),O(4)
       101               359           30,091.28        4,533,862.63       N    L(25),D(92),O(3)
       102               360           29,936.17        5,001,302.59       N    L(28),D(89),O(3)
       103               360           30,368.78        4,645,213.08       N    L(36),D(81),O(3)
       104               359           30,776.58        4,393,428.49       N    L(25),D(92),O(3)
       105               360           28,273.05        4,723,452.45       N    L(28),D(89),O(3)
       106               360           28,138.99        4,323,882.80       N    L(25),D(88),O(7)
       107               360           28,828.50        4,352,943.94       N    L(25),D(91),O(4)
       108               360           26,295.77        4,522,009.50       N    L(26),D(91),O(3)
       109               IO                IO           4,850,000.00       N    L(25),D(56),O(3)
       110               360           27,882.14        4,149,198.78       N    L(48),D(68),O(4)
       111               360           26,446.35        4,224,942.29       N    L(25),D(92),O(3)
       112               360           26,799.64        4,384,994.28       N    L(36),D(81),O(3)
       113               360           24,392.43        4,075,135.45       N    L(28),D(89),O(3)
       114               360           22,949.82        3,946,615.15       N    L(26),D(91),O(3)
       115               358           23,607.82        3,545,873.98       N    L(26),D(91),O(3)
       116               360           24,398.36        3,731,976.48       N    L(36),D(81),O(3)
       117               359           24,280.64        3,518,241.30       N    L(25),D(92),O(3)
       118               360           23,695.53        3,444,578.15       N    L(24),D(93),O(3)
       119               360           23,506.22        3,403,603.36       N    L(24),D(93),O(3)
       120               360           22,887.55        3,719,811.15       N    L(26),D(91),O(3)
       121               360           21,620.57        3,612,051.87       N    L(28),D(89),O(3)
       122               360           21,066.19        3,519,435.16       N    L(28),D(89),O(3)
       123               360           21,057.40        3,478,863.39       N    L(24),D(91),O(5)
       124               IO                IO           3,462,000.00       Y    L(48),D(68),O(4)
       125               IO                IO           3,424,000.00       Y    L(48),D(68),O(4)
       126               360           18,848.70        3,148,968.30       N    L(28),D(89),O(3)
       127               360           20,073.79        2,863,571.08       N    L(24),D(93),O(3)
       128               360           19,503.05        2,902,289.30       N    L(48),D(68),O(4)
       129               IO                IO           3,350,000.00       Y    L(48),D(68),O(4)
       130               360           19,725.35        2,950,582.68       N    L(25),D(92),O(3)
       131               360           18,294.33        3,056,351.59       N    L(28),D(89),O(3)
       132               359           17,551.79        2,646,664.54       N    L(48),D(65),O(7)
       133               360           17,185.58        2,871,118.15       N    L(28),D(89),O(3)
       134               360           16,410.36        2,640,358.80       N    L(25),D(91),O(4)
       135               360           16,845.92        2,783,090.71       N    L(24),D(91),O(5)
       136               IO                IO           2,891,000.00       Y    L(48),D(68),O(4)
       137               358           15,867.81        2,385,248.26       N    L(26),D(91),O(3)
       138               IO                IO           2,870,000.00       Y    L(48),D(68),O(4)
       139               236           18,634.01        1,738,600.41       N    L(28),D(89),O(3)
       140               IO                IO           2,640,000.00       Y    L(48),D(8),O(4)
       141               360           14,413.71        2,408,034.58       N    L(28),D(89),O(3)
       142               IO                IO           2,571,000.00       Y    L(48),D(8),O(4)
       143               358           13,864.10        2,062,439.40       N    L(26),D(91),O(3)
       144               360           13,304.96        2,222,801.15       N    L(28),D(89),O(3)
       145               300           14,822.66        1,794,446.04       N    L(24),D(93),O(3)
       146               360           12,196.22        2,037,567.72       N    L(28),D(89),O(3)
       147               360           13,474.32        1,876,419.39       N    L(24),D(93),O(3)
       148               360           11,641.84        1,944,951.01       N    L(28),D(89),O(3)
       149               360            8,315.60        1,389,250.72       N    L(28),D(89),O(3)
       150               IO                IO           1,444,000.00       Y    L(48),D(8),O(4)
       151               IO                IO           1,380,000.00       Y    L(48),D(8),O(4)

                                                                                  LTV
                                                                  CUT-OFF       RATIO AT
     MORTGAGE        APPRAISED      APPRAISAL                    DATE LTV       MATURITY       YEAR          YEAR          NUMBER
   LOAN NUMBER       VALUE ($)         DATE        DSCR (X)        RATIO         OR ARD       BUILT       RENOVATED       OF UNITS
------------------------------------------------------------------------------------------------------------------------------------

        1           500,000,000      08/09/05        1.51         65.00%         60.33%        2005                       1,472,460
        2           240,000,000      08/29/05        1.51         66.53%         55.70%        1977          2002            826
        3           200,050,000      Various         1.29         74.41%         68.82%      Various       Various        1,415,100
       3.01          23,100,000      07/11/05                                                  1985                        82,024
       3.02          20,900,000      06/28/05                                                  1986                        116,029
       3.03          20,200,000      07/11/05                                                  1992                        64,536
       3.04          18,100,000      07/01/05                                                  1987                        123,225
       3.05          17,200,000      07/01/06                                                  1988                        88,284
       3.06          16,000,000      06/21/05                                                  1982                        150,263
       3.07          13,500,000      07/12/05                                                  1974          1997          67,314
       3.08          12,800,000      06/27/05                                                  1981                        117,827
       3.09          10,650,000      07/01/05                                                  1986                        111,060
       3.10          11,100,000      04/01/06                                                  1986                        70,180
       3.11           9,750,000      07/11/05                                                  1975                        82,011
       3.12           7,950,000      06/28/05                                                  1982                        66,448
       3.13           7,550,000      07/01/05                                                  1976                        131,263
       3.14           4,700,000      07/01/07                                                  1980                        52,050
       3.15           4,150,000      06/28/05                                                  1981                        62,986
       3.16           2,400,000      06/23/05                                                  1988                        29,600
        4           240,120,000      Various         2.09         60.39%         60.39%      Various       Various        2,367,932
       4.01          22,500,000      06/09/05                                                  1989                        111,658
       4.02          17,380,000      05/20/05                                                  1988                        68,465
       4.03          15,020,000      06/22/05                                                  1985                        135,233
       4.04          11,150,000      06/01/05                                                  1992                        75,389
       4.05          11,370,000      06/09/05                                                  1998                        81,985
       4.06          10,300,000      06/11/05                                                  1989                        46,776
       4.07          11,000,000      06/02/05                                                  2000                        66,571
       4.08           8,300,000      05/18/05                                                  1996                        71,775
       4.09           8,800,000      05/27/05                                                  1990                        83,773
       4.10           8,100,000      06/11/05                                                  1999                        60,775
       4.11           7,600,000      06/09/05                                                  1986                        78,900
       4.12           7,500,000      06/09/05                                                  1995                        71,200
       4.13           5,500,000      05/25/05                                                  1952          1998          60,522
       4.14           7,480,000      06/01/05                                                  1985                        55,975
       4.15           6,180,000      05/26/05                                                  1983                        79,200
       4.16           6,600,000      06/08/05                                                  1988                        79,665
       4.17           6,200,000      06/02/05                                                  1988                        80,707
       4.18           5,980,000      05/24/05                                                  1987                        71,310
       4.19           5,150,000      05/20/05                                                  1987                        85,550
       4.20           6,390,000      06/11/05                                                  1989                        31,069
       4.21           4,450,000      06/07/05                                                  1996                        75,316
       4.22           4,850,000      05/18/05                                                  1987                        46,340
       4.23           3,970,000      05/25/05                                                  1983                        70,340
       4.24           5,550,000      06/02/05                                                  1966                        82,875
       4.25           4,640,000      05/24/05                                                  1988                        62,730
       4.26           4,560,000      06/22/05                                                  1990                        44,736
       4.27           4,300,000      05/16/05                                                  1986                        29,866
       4.28           3,850,000      06/29/05                                                  1987                        79,558
       4.29           2,950,000      05/24/05                                                  1997                        69,745
       4.30           3,300,000      06/09/05                                                  1995                        57,030
       4.31           1,800,000      05/12/05                                                  1996                        46,800
       4.32           2,500,000      05/12/05                                                  1989                        75,800
       4.33           2,000,000      05/25/05                                                  1984                        65,454
       4.34           1,300,000      06/03/05                                                  1987                        27,900
       4.35           1,600,000      05/25/05                                                  1984                        36,944
        5           101,000,000      11/01/06        1.23         71.29%         64.04%        2003                        292,575
        6            73,000,000      09/02/05        1.20         80.00%         73.97%        1996          2002          367,740
        7           157,900,000      11/06/05        2.59         36.10%         29.63%        1996                        385,620
        8            71,200,000      10/03/05        1.21         70.08%         58.49%        1996          2000          508,976
        9            55,250,000      12/01/07        1.23         77.83%         71.91%        1987                        344,948
        10           70,500,000      10/05/05        1.24         60.60%         58.10%        1925          1985          207,809
        11           56,000,000      10/01/05        1.22         74.84%         62.35%        1955          1997          464,402
        12           52,000,000      08/15/05        1.21         79.81%         74.06%        2004                          480
        13           57,500,000      09/01/05        1.20         71.30%         66.07%        1993                        276,210
        14           51,200,000      07/28/05        1.25         80.00%         74.40%      Various                       299,220
      14.01          20,400,000      07/28/05                                                  1998                        106,397
      14.02          19,400,000      07/28/05                                                  1984                        119,131
      14.03           7,600,000      07/28/05                                                  1982                        49,920
      14.04           3,800,000      07/28/05                                                  1996                        23,772
        15           55,100,000      11/01/05        1.33         68.97%         62.24%        1969          2004            186
        16           44,500,000      09/01/05        1.24         78.65%         72.88%        1990                        191,009
        17           47,000,000      08/24/05        1.26         74.47%         65.25%        1982                        219,105
        18           46,300,000      10/11/05        1.54         72.35%         72.35%        1986                          348
        19           54,600,000      09/08/05        1.38         60.62%         54.49%        1988                          576
        20           45,400,000      11/01/05        1.56         70.00%         70.00%        2002                        139,196
        21           39,500,000      09/06/05        1.20         76.67%         63.82%      Various       Various           362
      21.01                                                                                    1938          2000            155
      21.02                                                                                    1923                          33
      21.03                                                                                    1923                          12
      21.04                                                                                    1925                          12
      21.05                                                                                    1919                          12
      21.06                                                                                    1919                          12
      21.07                                                                                    1924                          12
      21.08                                                                                    1925                          12
      21.09                                                                                    1925                          12
      21.10                                                                                    1924                          12
      21.11                                                                                    1922                          12
      21.12                                                                                    1924                          12
      21.13                                                                                    1924                           9
      21.14                                                                                    1917                           9
      21.15                                                                                    1919                           6
      21.16                                                                                    1919                           6
      21.17                                                                                    1910                           5
      21.18                                                                                    1911                           4
      21.19                                                                                    1949                           4
      21.20                                                                                    1912                           3
      21.21                                                                                    1915                           3
      21.22                                                                                    1909                           3
      21.23                                                                                    1938                           2
        22           40,200,000      09/16/05        1.54         69.90%         69.90%        1996                        217,911
        23           92,450,000      10/25/05        3.63         28.45%         28.45%        2002                        364,403
        24           31,300,000      10/15/05        1.32         80.00%         74.40%        1978                          704
        25           38,500,000      11/01/05        1.80         65.00%         65.00%        2005                        153,400
        26           33,200,000      09/27/05        1.25         74.77%         69.37%        1967          1998            692
        27           33,000,000      11/02/05        1.21         72.73%         67.65%        2001                        152,936
        28           36,000,000      07/21/05        1.61         65.00%         65.00%        2000                        205,818
        29           27,400,000      01/18/06        1.23         79.84%         74.31%        1990                          448
        30           26,500,000      09/01/05        1.49         81.13%         81.13%        1998                          264
        31           25,000,000      09/14/05        1.22         80.00%         65.61%        2004                        130,726
        32           26,650,000      10/12/05        1.23         75.05%         69.79%        1977          2000            604
        33           30,250,000      07/01/05        1.71         65.17%         65.17%        2004                        209,847
        34           24,200,000      02/01/05        1.25         78.51%         68.78%        2004                        68,825
        35           24,000,000      06/03/05        1.32         76.67%         71.01%        1987                        113,706
        36           26,350,000      09/26/05        1.32         69.83%         69.83%        1998          2005            244
        37
        38           22,800,000      09/07/05        1.49         75.88%         75.88%        1989                          240
        39           21,500,000      10/12/05        1.22         80.00%         74.40%        1986                          360
        40           22,200,000      05/18/05        1.25         76.58%         66.44%        1920          1980          267,290
        41           22,100,000      06/24/05        1.22         76.58%         63.34%        1981          1995          125,666
        42           32,000,000      09/20/05        1.84         52.88%         52.88%        1979          2001          265,400
        43           24,900,000      09/26/05        1.48         67.07%         54.78%        1984          2004            197
        44           22,000,000      06/22/05        1.51         73.18%         73.18%        1984                          360
        45           25,600,000      09/15/05        1.21         62.73%         57.85%        1925          2005            106
        46           20,670,000      03/01/06        1.33         77.41%         64.53%        2005                        90,575
        47           19,950,000      11/01/05        1.22         80.00%         74.40%        1973          1997            312
        48           19,900,000      04/01/05        1.24         79.90%         71.90%        1955          1990          153,336
        49           21,000,000      08/19/05        1.25         75.00%         70.65%        1994                        207,497
        50           32,600,000      07/08/05        2.19         47.55%         41.84%        1937                        365,204
        51           33,100,000      08/29/05        2.34         46.22%         46.22%        1989                          336
        52           22,200,000      06/01/07        1.25         68.92%         63.89%      Various                       223,038
      52.01                                                                                    1979                        61,461
      52.02                                                                                    1979                        54,832
      52.03                                                                                    1977                        40,392
      52.04                                                                                    1975                        35,001
      52.05                                                                                    1976                        31,352
        53           27,400,000      09/20/05        1.80         55.84%         55.84%        1986                        170,522
        54           27,000,000      09/20/05        2.48         52.00%         52.00%        1998                        136,000
        55           21,400,000      10/12/05        1.31         65.42%         54.01%        1987                          164
        56           19,050,000      09/15/05        1.20         72.18%         66.56%        1929          2005            124
        57           18,000,000      08/16/05        1.24         72.22%         63.24%        1974                        197,320
        58           16,500,000      10/04/05        1.20         77.21%         71.49%        1999                          189
        59           16,800,000      09/22/05        1.55         75.00%         61.31%        1983          2004            201
        60           21,000,000      09/13/05        1.45         59.05%         48.23%        1987          2005            245
        61           20,650,000      08/13/05        1.52         60.00%         60.00%        1995                          248
        62           31,400,000      08/18/05        2.64         38.13%         31.19%        1929                        131,874
        63
        64           19,500,000      09/01/05        1.75         58.18%         38.01%      Various                         381
      64.01           5,500,000      09/01/05                                                  1996                          100
      64.02           3,800,000      09/01/05                                                  1999                          70
      64.03           3,600,000      09/01/05                                                  1998                          74
      64.04           3,500,000      09/01/05                                                  2000                          70
      64.05           3,100,000      09/01/05                                                  1996                          67
        65           14,150,000      10/12/05        1.23         80.00%         74.40%        1986                          272
        66           13,950,000      06/03/05        1.20         80.29%         74.36%        1974                        103,213
        67           22,050,000      09/19/05        1.76         49.89%         49.89%        1997                        223,590
        68           14,550,000      10/28/05        1.39         71.48%         66.47%        1974                          248
        69           13,310,000      08/02/05        1.22         69.50%         59.82%        2003                          155
        70           12,300,000      08/31/05        1.20         75.20%         64.62%        1988                          253
        71           15,100,000      10/01/05        1.24         60.93%         58.39%        2000                        28,700
        72           11,450,000      08/30/05        1.23         79.83%         66.72%        2004                        69,705
        73           12,200,000      04/01/06        1.22         74.59%         67.74%        1974                          248
        74           11,680,000      05/17/05        1.20         77.05%         71.37%        1902                        104,472
        75           18,300,000      08/29/05        2.20         48.09%         48.09%        1986                          192
        76           12,900,000      10/17/05        1.50         67.44%         62.40%        2000                        80,381
        77           12,000,000      07/21/05        1.53         72.50%         72.50%        1985                          140
        78           10,900,000      08/17/05        1.21         78.90%         72.87%        1989                        173,076
        79           12,300,000      09/14/05        1.62         69.11%         69.11%        1987                          195
        80           10,000,000      08/09/05        1.32         80.00%         70.42%        1969          1981            243
        81            9,900,000      11/01/05        1.20         79.83%         74.24%        1979                          192
        82            9,765,000      09/15/05        1.32         80.00%         73.77%        1922          2005            62
      82.01           4,925,000      09/15/05                                                  1922          2005            31
      82.02           4,840,000      09/15/05                                                  1922          2005            31
        83            9,850,000      09/11/05        1.23         79.25%         66.43%        2005                        88,408
        84            9,535,000      09/15/05        1.24         80.00%         73.77%        1929          2005            68
        85            9,500,000      11/05/05        1.35         78.95%         66.02%        1984                        84,523
        86            9,500,000      07/01/05        1.77         78.15%         65.44%        1988                        110,008
        87            13,600,000     09/22/05        2.10         54.10%         54.10%        1992                        97,207
        88            9,700,000      09/26/05        1.27         75.38%         66.17%        1973          2004            184
        89            9,000,000      09/14/05        1.25         80.00%         67.01%        1988                        81,918
        90           11,900,000      Various         1.69         60.13%         39.28%      Various       Various           344
      90.01           3,700,000      09/01/05                                                  1974          1997            101
      90.02           3,000,000      09/01/05                                                  1999                          64
      90.03           1,900,000      09/01/05                                                  1973          2001            88
      90.04           1,800,000      08/30/05                                                  1992                          46
      90.05           1,500,000      09/01/05                                                  1982                          45
        91            8,900,000      05/11/05        1.20         77.53%         71.80%        1998                        89,315
        92            9,000,000      08/31/06        1.31         75.56%         65.34%        1985                        144,750
        93           10,450,000      09/27/05        1.20         64.59%         59.92%        1971          1998            206
        94            8,000,000      06/07/05        1.20         77.50%         71.78%        1986                        68,355
        95            8,800,000      09/16/05        1.20         70.45%         63.34%        1985                        71,998
        96            7,830,000      09/15/05        1.21         79.02%         72.86%        1968          2005            57
        97            8,100,000      08/23/05        1.21         76.05%         70.72%        1998                        48,350
        98            7,900,000      06/13/05        1.33         77.22%         71.51%        1988                        77,346
        99            7,400,000      10/15/05        1.24         79.96%         74.36%        1979                          120
       100            8,600,000      09/22/05        1.51         63.95%         55.36%        1980                        72,608
       101            6,850,000      08/18/05        1.22         79.91%         66.19%        2004                          100
       102            7,000,000      05/30/05        1.34         77.14%         71.45%        1986                        81,640
       103            7,170,000      08/26/05        1.20         73.78%         64.79%        2004                        13,650
       104            7,410,000      10/01/05        1.38         70.10%         59.29%        2000                        103,500
       105            6,700,000      05/19/05        1.24         76.12%         70.50%        1997                        75,525
       106            6,800,000      07/21/05        1.37         73.53%         63.59%        1970          2004          51,836
       107            6,700,000      10/21/05        1.22         73.73%         64.97%        1999          2005          43,256
       108            6,130,000      09/15/05        1.39         80.00%         73.77%        1925          2005            52
       109            7,800,000      08/22/05        2.04         62.18%         62.18%        2004                        74,871
       110            6,500,000      10/06/05        1.26         74.23%         63.83%        2001                        52,048
       111            6,000,000      08/01/05        1.47         80.00%         70.42%        1970          1982            150
       112            6,750,000      10/18/05        1.29         69.93%         64.96%        2005                        14,465
       113            5,750,000      06/06/05        1.27         76.52%         70.87%        1997                        65,500
       114            5,370,000      09/15/05        1.23         79.70%         73.49%        1923          2005            37
       115            5,350,000      08/18/05        1.29         79.83%         66.28%        2003                          80
       116            6,000,000      09/12/05        1.20         70.83%         62.20%        2005                        14,820
       117            5,625,000      08/29/05        1.20         74.37%         62.55%        2004                        14,560
       118            5,500,000      09/14/05        1.20         74.64%         62.63%        2005                        14,560
       119            8,300,000      09/28/05        1.65         48.80%         41.01%        1964          2004          57,593
       120            5,000,000      08/24/05        1.27         80.00%         74.40%        1985                        31,051
       121            5,100,000      06/10/05        1.30         76.47%         70.82%        2001                        74,625
       122            4,900,000      05/24/05        1.21         77.55%         71.83%        1997                        62,308
       123            5,850,000      09/27/05        1.49         64.10%         59.47%        1969          1998            128
       124            5,325,000      06/29/05        1.75         65.01%         65.01%        2002                        14,395
       125            5,260,000      08/08/05        1.92         65.10%         65.10%        2004                        13,824
       126            4,410,000      05/24/05        1.23         77.10%         71.41%        1996                        56,965
       127            4,400,000      06/22/05        1.20         77.00%         65.08%        2004                        14,820
       128            4,500,000      10/06/05        1.26         75.00%         64.50%        1980          1998          28,898
       129            5,150,000      06/29/05        1.92         65.05%         65.05%        2003                        14,573
       130            4,500,000      09/15/05        1.31         74.22%         65.57%        2002                        23,273
       131            4,340,000      06/04/05        1.21         76.04%         70.42%        1995                        77,900
       132            5,000,000      06/28/05        1.45         63.93%         52.93%        1986                          88
       133            4,000,000      05/12/05        1.21         77.50%         71.78%        1997                        78,724
       134            4,600,000      09/22/05        1.61         66.30%         57.40%        1973                        43,590
       135            4,900,000      09/27/05        1.52         61.22%         56.80%        1971          1998            104
       136            4,450,000      06/29/05        1.75         64.97%         64.97%        2002                        14,444
       137            3,600,000      08/18/05        1.27         79.83%         66.26%        2004                          69
       138            4,430,000      03/07/05        1.99         64.79%         64.79%        2004                        14,490
       139            3,600,000      06/01/05        1.34         74.33%         48.29%        1967          2005          93,000
       140            5,100,000      08/21/05        2.13         51.76%         51.76%        2002                        24,960
       141            3,350,000      05/15/05        1.20         77.61%         71.88%        1987                        51,755
       142            4,760,000      08/21/05        2.10         54.01%         54.01%        2002                        24,960
       143            3,100,000      08/03/05        1.23         79.83%         66.53%        2001                          40
       144            3,160,000      05/25/05        1.28         75.95%         70.34%        1997                        57,450
       145            3,400,000      10/14/05        1.21         68.44%         52.78%        1968          2001          28,433
       146            3,380,000      05/27/05        1.29         65.09%         60.28%        1986                        66,250
       147            2,850,000      08/24/05        1.27         77.19%         65.84%        1998                          60
       148            2,850,000      05/12/05        1.20         73.68%         68.24%        1982                        73,770
       149            2,600,000      05/24/05        1.20         57.69%         53.43%        1995                        49,775
       150            2,800,000      08/15/05        2.04         51.57%         51.57%        1999                        25,230
       151            2,130,000      05/24/05        2.15         64.79%         64.79%        1998                        10,650

                                    CUT-OFF DATE
     MORTGAGE         UNIT OF        LOAN AMOUNT      OCCUPANCY      OCCUPANCY
   LOAN NUMBER        MEASURE      PER (UNIT) ($)        RATE       "AS OF" DATE                 MOST RECENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------

        1             Sq. Ft.          220.72           78.93%        10/31/05                        As-Is UW
        2              Rooms         193,310.17         74.64%        09/30/05                      T12 9/30/2005
        3             Sq. Ft.          105.20           87.75%        11/01/05                   Jan-Jun 2005 Ann'l
       3.01           Sq. Ft.                           95.69%        11/01/05                   Jan-Jun 2005 Ann'l
       3.02           Sq. Ft.                           96.98%        11/01/05                   Jan-Jun 2005 Ann'l
       3.03           Sq. Ft.                          100.00%        11/01/05                   Jan-Jun 2005 Ann'l
       3.04           Sq. Ft.                           97.54%        11/01/05                   Jan-Jun 2005 Ann'l
       3.05           Sq. Ft.                           0.00%         11/01/05                   Jan-Jun 2005 Ann'l
       3.06           Sq. Ft.                           94.81%        11/01/05                   Jan-Jun 2005 Ann'l
       3.07           Sq. Ft.                           94.29%        11/01/05                   Jan-Jun 2005 Ann'l
       3.08           Sq. Ft.                           97.14%        11/01/05                   Jan-Jun 2005 Ann'l
       3.09           Sq. Ft.                           91.06%        11/01/05                   Jan-Jun 2005 Ann'l
       3.10           Sq. Ft.                           57.49%        11/01/05                   Jan-Jun 2005 Ann'l
       3.11           Sq. Ft.                           95.70%        11/01/05                   Jan-Jun 2005 Ann'l
       3.12           Sq. Ft.                           91.89%        11/01/05                   Jan-Jun 2005 Ann'l
       3.13           Sq. Ft.                          100.00%        11/01/05                   Jan-Jun 2005 Ann'l
       3.14           Sq. Ft.                           79.80%        11/01/05                   Jan-Jun 2005 Ann'l
       3.15           Sq. Ft.                          100.00%        11/01/05                   Jan-Jun 2005 Ann'l
       3.16           Sq. Ft.                           97.30%        11/01/05                   Jan-Jun 2005 Ann'l
        4             Sq. Ft.           61.23           80.97%        Various                           2004
       4.01           Sq. Ft.                           77.62%        04/30/05                          2004
       4.02           Sq. Ft.                           85.99%        04/30/05                          2004
       4.03           Sq. Ft.                           80.98%        04/30/05                          2004
       4.04           Sq. Ft.                           85.43%        04/30/05                          2004
       4.05           Sq. Ft.                           80.44%        04/30/05                          2004
       4.06           Sq. Ft.                           89.29%        04/30/05                          2004
       4.07           Sq. Ft.                           90.67%        04/30/05                          2004
       4.08           Sq. Ft.                           82.03%        04/30/05                          2004
       4.09           Sq. Ft.                           88.12%        04/30/05                          2004
       4.10           Sq. Ft.                           86.47%        04/30/05                          2004
       4.11           Sq. Ft.                           80.13%        04/30/05                          2004
       4.12           Sq. Ft.                           78.20%        04/30/05                          2004
       4.13           Sq. Ft.                           70.63%        03/31/05                          2004
       4.14           Sq. Ft.                           83.52%        04/30/05                          2004
       4.15           Sq. Ft.                           77.59%        04/30/05                          2004
       4.16           Sq. Ft.                           81.62%        04/30/05                          2004
       4.17           Sq. Ft.                           72.19%        04/30/05                          2004
       4.18           Sq. Ft.                           88.17%        04/30/05                          2004
       4.19           Sq. Ft.                           70.01%        04/30/05                          2004
       4.20           Sq. Ft.                           93.59%        04/30/05                          2004
       4.21           Sq. Ft.                           83.65%        04/30/05                          2004
       4.22           Sq. Ft.                           85.00%        04/30/05                          2004
       4.23           Sq. Ft.                           84.33%        04/30/05                          2004
       4.24           Sq. Ft.                           69.26%        04/30/05                          2004
       4.25           Sq. Ft.                           85.02%        04/30/05                          2004
       4.26           Sq. Ft.                           89.89%        04/30/05                          2004
       4.27           Sq. Ft.                           83.46%        04/30/05                          2004
       4.28           Sq. Ft.                           81.93%        04/30/05                          2004
       4.29           Sq. Ft.                           82.75%        04/30/05                          2004
       4.30           Sq. Ft.                           74.24%        04/30/05                          2004
       4.31           Sq. Ft.                           85.68%        04/30/05                          2004
       4.32           Sq. Ft.                           75.73%        03/31/05                          2004
       4.33           Sq. Ft.                           73.42%        04/30/05                          2004
       4.34           Sq. Ft.                           80.60%        04/30/05                          2004
       4.35           Sq. Ft.                           77.79%        03/31/05                          2004
        5             Sq. Ft.          246.09           84.95%        08/12/05
        6             Sq. Ft.          158.81          100.00%        09/28/05
        7             Sq. Ft.          147.81           99.66%        09/20/05                           T3
        8             Sq. Ft.           98.03           88.84%        08/29/05                       6/30/05 TTM
        9             Sq. Ft.          124.66           86.77%        06/20/05                          2004
        10            Sq. Ft.          205.57           95.01%        09/08/05                        2005 YTD
        11            Sq. Ft.           90.25           91.03%        08/21/05                       6/30/05 TTM
        12             Units          86,458.33         93.33%        08/31/05
        13            Sq. Ft.          148.44           94.74%        08/15/05                2005 6 Months Annualized
        14            Sq. Ft.          136.89          100.00%        Various
      14.01           Sq. Ft.                          100.00%        09/19/05
      14.02           Sq. Ft.                          100.00%        09/15/05
      14.03           Sq. Ft.                          100.00%        09/12/05
      14.04           Sq. Ft.                          100.00%        09/14/05
        15             Rooms         204,301.08         85.28%        09/30/05                  T12 Through July 2005
        16            Sq. Ft.          183.24           94.10%        08/15/05                          2004
        17            Sq. Ft.          159.74           95.24%        09/26/05                     1/05-5/05 Ann.
        18             Units          96,264.37         91.67%        10/03/05               T3 9/05 Inc/Aug YTD Ann Exp
        19             Units          57,465.28         96.53%        08/06/05                        05' ANN.
        20            Sq. Ft.          228.31           99.10%        09/20/05                     1/05-8/05 Ann.
        21             Units          83,661.97         96.13%        11/14/05                 T12 ending August 2005
      21.01            Units                            95.48%        11/14/05
      21.02            Units                           100.00%        11/14/05
      21.03            Units                           100.00%        11/14/05
      21.04            Units                           100.00%        11/14/05
      21.05            Units                           100.00%        11/14/05
      21.06            Units                           100.00%        11/14/05
      21.07            Units                            91.67%        11/14/05
      21.08            Units                           100.00%        11/14/05
      21.09            Units                           100.00%        11/14/05
      21.10            Units                           100.00%        11/14/05
      21.11            Units                           100.00%        11/14/05
      21.12            Units                           100.00%        11/14/05
      21.13            Units                           100.00%        11/14/05
      21.14            Units                           100.00%        11/14/05
      21.15            Units                            0.00%         11/14/05
      21.16            Units                           100.00%        11/14/05
      21.17            Units                           100.00%        11/14/05
      21.18            Units                           100.00%        11/14/05
      21.19            Units                           100.00%        11/14/05
      21.20            Units                           100.00%        11/14/05
      21.21            Units                           100.00%        11/14/05
      21.22            Units                           100.00%        11/14/05
      21.23            Units                           100.00%        11/14/05
        22            Sq. Ft.          128.95          100.00%        11/21/05                          2004
        23            Sq. Ft.           72.17           96.18%        09/14/05                         Year 2
        24             Units          35,568.18         97.44%        11/03/05                          T-12
        25            Sq. Ft.          163.14           90.83%        09/30/05
        26             Units          35,874.28         92.77%        11/09/05                        TTM 2005
        27            Sq. Ft.          156.93           97.44%        11/10/05          12 Months Annualized through 09-30-05
        28            Sq. Ft.          113.69          100.00%        10/21/05                          2004
        29             Units          48,828.51         96.21%        09/30/05                       May 05 TTM
        30             Units          81,439.39         96.59%        09/05/05                       Trailing 3
        31            Sq. Ft.          152.99          100.00%        11/14/05
        32             Units          33,112.58         97.19%        11/03/05                          T-12
        33            Sq. Ft.           93.95          100.00%        08/02/05
        34            Sq. Ft.          276.06          100.00%        10/11/05
        35            Sq. Ft.          161.82           91.69%        04/30/05                          2004
        36             Units          75,409.84         98.36%        09/19/05                      1 mo. Annlzd
        37
        38             Units          72,083.33         91.67%        09/21/05                     1/05-9/05 Ann.
        39             Units          47,777.78         96.39%        11/02/05                          T-12
        40            Sq. Ft.           63.60          100.00%        11/08/05
        41            Sq. Ft.          134.67           85.16%        05/31/05                     7/04 - 3/05 ann
        42            Sq. Ft.           63.75           99.91%        10/01/05               Annualized YTD (July 2005)
        43             Rooms          84,771.57         76.43%        08/31/05                        T12 8/05
        44             Units          44,722.22         92.50%        08/29/05                     T3 As of 6/2005
        45             Units         151,509.43         96.23%        10/20/05                       T-3 8/2005
        46            Sq. Ft.          176.65           96.05%        11/03/05                        In-place
        47             Units          51,153.85         96.15%        11/03/05                          T-12
        48            Sq. Ft.          103.69           92.83%        11/01/05                          2004
        49            Sq. Ft.           75.90          100.00%        07/18/05                          2004
        50            Sq. Ft.           42.44           96.71%        10/20/05
        51             Units          45,535.71         96.13%        09/13/05                          2004
        52            Sq. Ft.           68.60           80.86%        08/18/05                     2005 Annualized
      52.01           Sq. Ft.                           66.12%        08/18/05
      52.02           Sq. Ft.                           86.91%        08/18/05
      52.03           Sq. Ft.                           83.64%        08/18/05
      52.04           Sq. Ft.                          100.00%        08/18/05
      52.05           Sq. Ft.                           74.21%        08/18/05
        53            Sq. Ft.           89.72           78.92%        10/01/05               Annualized YTD (July 2005)
        54            Sq. Ft.          103.24          100.00%        10/01/05               Annualized YTD (July 2005)
        55             Units          85,365.85         96.95%        09/28/05                '05'-8 Months Annualized
        56             Units         110,887.10        100.00%        10/20/05                        T-3 8/05
        57            Sq. Ft.           65.88           98.11%        09/01/05                        6/06 YTD
        58             Units          67,407.41        100.00%        10/03/05                    T 6 as of August
        59             Rooms          62,686.57         67.25%        08/31/05                         T6 8/05
        60             Rooms          50,612.24         58.96%        08/31/05                         T6 8/05
        61             Units          49,959.68         95.97%        09/26/05                      T12 thru 8/05
        62            Sq. Ft.           90.78           98.69%        11/01/05                      Year End 2004
        63
        64             Rooms          29,776.90         66.66%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.01            Rooms                            69.82%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.02            Rooms                            74.08%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.03            Rooms                            57.76%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.04            Rooms                            61.80%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.05            Rooms                            69.12%        07/31/05                Trailing 12 (8/04 - 7/05)
        65             Units          41,617.65         98.16%        11/02/05                          T-12
        66            Sq. Ft.          108.51           80.48%        04/30/05                          2004
        67            Sq. Ft.           49.20           71.08%        10/01/05               Annualized YTD (July 2005)
        68             Units          41,935.48         91.94%        11/03/05                          T-12
        69             Units          59,677.42         96.77%        09/19/05                      T3 thru 8/05
        70             Units          36,561.26         98.38%        09/22/05                 Seller T-12 mos. 8/2005
        71            Sq. Ft.          320.56          100.00%        10/07/05                        05' ANN.
        72            Sq. Ft.          131.14           86.35%        11/29/05
        73             Units          36,693.55         91.94%        10/04/05                   T-12 ending 8/31/05
        74            Sq. Ft.           86.15           67.46%        04/30/05                          2004
        75             Units          45,833.33         95.31%        09/13/05                          2004
        76            Sq. Ft.          108.23           74.66%        11/08/05                 8/31/05 YTD Annualized
        77             Units          62,142.86         90.71%        10/18/05                      T6 as of 9/05
        78            Sq. Ft.           49.69           98.73%        08/02/05                          2004
        79             Units          43,589.74         95.90%        09/02/05                  T-12 Inc., T-12 Exp.
        80             Units          32,921.81         97.12%        10/10/05                          2004
        81             Units          41,163.79         95.83%        11/02/05                          T-12
        82             Units         126,000.00         98.39%        10/20/05                       T-3 8/2005
      82.01            Units                            96.77%        10/20/05                       T-3 8/2005
      82.02            Units                           100.00%        10/20/05                       T-3 8/2005
        83            Sq. Ft.           88.30          100.00%        11/15/05
        84             Units         112,176.47         97.06%        10/20/05                       T-3 8/2005
        85            Sq. Ft.           88.73           89.96%        10/04/05                          2004
        86            Sq. Ft.           67.49          100.00%        01/01/06
        87            Sq. Ft.           75.69           93.26%        10/01/05               Annualized YTD (July 2005)
        88             Units          39,739.13         97.28%        09/01/05                          2004
        89            Sq. Ft.           87.89          100.00%        09/25/05                          2004
        90             Rooms          20,799.42         59.70%        07/31/05                 Trailing 12 (8/04-7/05)
      90.01            Rooms                            62.83%        07/31/05                 Trailing 12 (8/04-7/05)
      90.02            Rooms                            67.22%        07/31/05                 Trailing 12 (8/04-7/05)
      90.03            Rooms                            46.64%        07/31/05                 Trailing 12 (8/04-7/05)
      90.04            Rooms                            62.16%        07/31/05                 Trailing 12 (8/04-7/05)
      90.05            Rooms                            64.98%        07/31/05                 Trailing 12 (8/04-7/05)
        91            Sq. Ft.           77.25           93.06%        06/30/05                          2004
        92            Sq. Ft.           46.98           76.34%        10/01/05                     YTD Annualized
        93             Units          32,766.99         95.15%        11/09/05                           TTM
        94            Sq. Ft.           90.70           81.72%        04/30/05                          2004
        95            Sq. Ft.           86.11           83.74%        10/01/05                   T-12 (ending 9/05)
        96             Units         108,543.86        100.00%        10/17/05                       T-3 9/2005
        97            Sq. Ft.          127.40           89.23%        09/22/05                          2004
        98            Sq. Ft.           78.87           80.20%        04/30/05                          2004
        99             Units          49,310.34         98.33%        11/02/05                          T-12
       100            Sq. Ft.           75.75           87.74%        05/31/05                      YTD. 05' ANN.
       101             Units          54,736.55         90.00%        09/20/05                       T-1 8/2005
       102            Sq. Ft.           66.14           94.91%        06/30/05                          2004
       103            Sq. Ft.          387.55          100.00%        11/10/05
       104            Sq. Ft.           50.19          100.00%        09/28/05                          2004
       105            Sq. Ft.           67.53           58.76%        04/30/05                          2004
       106            Sq. Ft.           96.46           94.74%        09/01/05                   YTD 9/05 Annualized
       107            Sq. Ft.          114.20          100.00%        11/02/05
       108             Units          94,307.69        100.00%        10/20/05                       T-3 8/2005
       109            Sq. Ft.           64.78          100.00%        10/12/05
       110            Sq. Ft.           92.70           89.19%        11/07/05                 Annualized 2005 (Sept)
       111             Units          32,000.00         96.00%        10/10/05                          2004
       112            Sq. Ft.          326.30          100.00%        11/04/05
       113            Sq. Ft.           67.18           79.96%        04/30/05                          2004
       114             Units         115,675.68        100.00%        10/17/05                       T-3 9/2005
       115             Units          53,384.59        100.00%        10/03/05                       T-3 8/2005
       116            Sq. Ft.          286.77          100.00%        05/23/05
       117            Sq. Ft.          287.33          100.00%        09/28/05
       118            Sq. Ft.          281.94          100.00%        11/11/05
       119            Sq. Ft.           70.32           98.61%        10/03/05                    9/2005 Annualized
       120            Sq. Ft.          128.82           94.34%        09/22/05                          2004
       121            Sq. Ft.           52.26           87.00%        04/30/05                    10/04 Annualized
       122            Sq. Ft.           60.99           80.85%        03/31/05                          2004
       123             Units          29,296.88         93.75%        11/09/05                           TTM
       124            Sq. Ft.          240.50          100.00%        07/18/05
       125            Sq. Ft.          247.69          100.00%        08/19/05
       126            Sq. Ft.           59.69           75.97%        04/30/05                          2004
       127            Sq. Ft.          228.61          100.00%        09/20/05
       128            Sq. Ft.          116.79           94.07%        11/07/05                 Annualized 2005 (Sept)
       129            Sq. Ft.          229.88          100.00%        07/18/05
       130            Sq. Ft.          143.51           94.01%        09/01/05                YTD Annualized (Aug 2005)
       131            Sq. Ft.           42.36           79.70%        04/30/05                          2004
       132             Units          36,321.46         95.45%        06/02/05                       Annualized
       133            Sq. Ft.           39.38           82.60%        04/30/05                          2004
       134            Sq. Ft.           69.97           91.89%        05/31/05                      YTD. 05' ANN.
       135             Units          28,846.15         95.19%        11/09/05                           TTM
       136            Sq. Ft.          200.15          100.00%        07/18/05
       137             Units          41,648.90         91.30%        09/19/05                        T-1 8/05
       138            Sq. Ft.          198.07          100.00%        04/20/05
       139            Sq. Ft.           28.77          100.00%        06/29/05
       140            Sq. Ft.          105.77          100.00%        08/23/05
       141            Sq. Ft.           50.24           93.92%        04/30/05                          2004
       142            Sq. Ft.          103.00          100.00%        08/23/05
       143             Units          61,869.62         97.50%        09/01/05                      T-2 8/05 Annl
       144            Sq. Ft.           41.78           81.85%        04/30/05                          2004
       145            Sq. Ft.           81.84          100.00%        09/26/05                  Annualized 2005 (Oct)
       146            Sq. Ft.           33.21           76.64%        04/30/05                          2004
       147             Units          36,666.67         91.67%        09/30/05                        8/05 YTD
       148            Sq. Ft.           28.47           75.81%        04/30/05                          2004
       149            Sq. Ft.           30.14           74.38%        04/30/05                          2004
       150            Sq. Ft.           57.23          100.00%        08/23/05
       151            Sq. Ft.          129.58          100.00%        06/29/05

     MORTGAGE         MOST RECENT        MOST RECENT       MOST RECENT       MOST RECENT NCF            UW               UW
   LOAN NUMBER        REVENUES ($)       EXPENSES ($)        NOI ($)               ($)             REVENUES ($)     EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

        1              51,086,481         23,056,895        28,029,586          27,882,340          62,158,320       27,938,222
        2              41,820,742         25,615,742        16,205,000          16,205,000          41,767,079       23,663,652
        3              20,425,042         7,056,274         13,368,768          13,145,864          21,370,666        7,762,891
       3.01            2,303,980           449,666          1,854,314           1,842,010           2,172,574          520,400
       3.02            1,857,902           421,118          1,436,784           1,412,418           1,832,440          452,052
       3.03            2,032,056           428,542          1,603,514           1,587,380           2,007,373          488,183
       3.04            2,046,380           504,062          1,542,318           1,529,996           2,037,470          601,943
       3.05              4,782             316,762           -311,980            -311,980                              247,172
       3.06            2,585,730          1,261,444         1,324,286           1,301,747           2,964,360         1,374,200
       3.07            1,810,284           529,786          1,280,498           1,268,381           1,806,212          675,197
       3.08            1,652,490           808,990           843,500             837,609            2,024,123          901,497
       3.09            1,114,392           341,340           773,052             748,619            1,219,041          377,910
       3.10             712,164            266,020           446,144             434,213             756,240           267,109
       3.11             911,534            218,208           693,326             672,823             953,921           234,225
       3.12            1,226,986           500,344           726,642             713,352            1,169,453          531,589
       3.13             653,156             91,224           561,932             548,806             648,099           107,641
       3.14             635,578            296,534           339,044             324,470             606,291           316,303
       3.15             752,920            507,126           245,794             228,788             850,325           515,670
       3.16             124,708            115,108            9,600               7,232              322,745           151,801
        4              25,996,331         9,015,260         16,981,071          16,981,071          26,832,877       10,994,273
       4.01            2,108,877           597,379          1,511,498           1,511,498           2,224,600          711,163
       4.02            1,539,012           333,027          1,205,985           1,205,985           1,585,186          410,359
       4.03            1,477,522           380,420          1,097,102           1,097,102           1,483,403          487,865
       4.04            1,154,917           283,601           871,316             871,316            1,171,295          424,756
       4.05            1,508,069           688,112           819,957             819,957            1,513,339          744,864
       4.06            1,065,718           299,701           766,017             766,017            1,106,867          421,945
       4.07             975,223            337,838           637,385             637,385            1,061,736          372,372
       4.08             736,802            163,924           572,878             572,878             790,153           220,108
       4.09             775,177            147,366           627,811             627,811             791,575           195,379
       4.10             709,817            149,543           560,274             560,274             741,041           204,052
       4.11             818,372            269,938           548,434             548,434             825,169           316,679
       4.12             859,052            345,295           513,757             513,757             892,529           397,847
       4.13             818,310            329,508           488,802             488,802             840,331           479,817
       4.14             671,862            182,577           489,285             489,285             700,400           212,820
       4.15             651,902            210,751           441,151             441,151             688,218           271,511
       4.16             722,867            264,867           458,000             458,000             760,936           306,164
       4.17             763,319            294,643           468,676             468,676             798,834           375,420
       4.18             563,006            172,650           390,356             390,356             604,443           195,977
       4.19             643,108            218,172           424,936             424,936             641,367           311,768
       4.20             600,249            202,990           397,259             397,259             656,901           280,542
       4.21             597,055            204,950           392,105             392,105             621,187           333,036
       4.22             579,095            194,797           384,298             384,298             573,769           237,056
       4.23             597,591            245,145           352,446             352,446             580,824           300,941
       4.24             617,973            288,472           329,501             329,501             636,884           346,545
       4.25             485,439            178,190           307,249             307,249             502,133           178,777
       4.26             506,881            166,272           340,609             340,609             497,960           195,177
       4.27             538,870            251,981           286,889             286,889             544,812           242,241
       4.28             461,530            194,135           267,395             267,395             495,264           238,763
       4.29             373,562            156,165           217,397             217,397             387,847           217,892
       4.30             636,926            424,687           212,239             212,239             670,747           468,790
       4.31             295,949            162,673           133,276             133,276             297,564           178,735
       4.32             344,467            202,834           141,633             141,633             357,245           220,022
       4.33             359,646            231,107           128,539             128,539             350,854           248,134
       4.34             213,404            108,472           104,932             104,932             211,533           124,258
       4.35             224,762            133,078            91,684              91,684             225,931           122,497
        5                                                                                           8,975,962         2,565,064
        6                                                                                           4,797,000          47,970
        7              14,810,728         5,757,520         9,053,208           8,995,365           15,585,120        5,472,399
        8              8,253,345          3,678,321         4,575,024           4,452,869           8,414,898         4,003,981
        9              4,545,769          1,367,521         3,178,248           3,109,258           5,220,830         1,487,843
        10             8,536,395          2,318,728         6,217,667           6,176,105           7,162,698         3,309,493
        11             4,763,127          1,412,031         3,351,096           3,272,148           5,208,594         1,555,286
        12                                                                                          5,056,630         1,572,455
        13             4,087,760          1,159,868         2,927,892           2,856,077           5,087,845         1,374,884
        14                                                                                          3,734,468          112,034
      14.01                                                                                         1,517,221          45,517
      14.02                                                                                         1,417,063          42,512
      14.03                                                                                          575,253           17,258
      14.04                                                                                          224,931            6,748
        15             9,136,529          5,162,497         3,974,032           3,517,214           9,541,726         5,304,062
        16             4,203,723          1,112,836         3,090,887           3,001,113           4,462,361         1,232,081
        17             5,011,003          1,743,952         3,267,051           2,917,479           5,329,377         2,129,052
        18             4,230,170          1,481,080         2,749,090           2,662,090           4,230,482         1,457,294
        19             5,425,456          2,069,324         3,356,132           3,212,132           5,505,168         2,171,691
        20             3,353,659           339,516          3,014,143           2,991,872           3,461,479          580,441
        21             3,408,235           865,994          2,542,241           2,451,741           3,355,291          830,738
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22             2,656,474           466,765          2,189,709           2,147,542           3,046,116          728,683
        23             8,397,808          2,636,957         5,760,851           5,724,411           7,795,546         2,325,636
        24             3,903,335          1,550,960         2,352,375           2,176,375           3,991,758         1,546,147
        25                                                                                          3,189,382          655,522
        26             4,412,147          2,060,997         2,351,150           2,178,150           4,388,044         2,116,382
        27             2,745,708           923,932          1,821,776           1,821,776           3,144,602         1,152,912
        28             3,059,132           570,005          2,489,127           2,458,254           3,477,746         1,287,587
        29             3,284,676          1,690,808         1,593,868           1,593,868           3,287,316         1,459,695
        30             2,372,512           963,880          1,408,632           1,342,632           2,516,895          766,644
        31                                                                                          2,533,616          735,340
        32             3,189,498          1,421,646         1,767,852           1,616,852           3,244,576         1,407,923
        33                                                                                          1,885,000          56,550
        34                                                                                          2,539,694          889,927
        35             2,271,852           472,758          1,799,094           1,799,094           2,348,404          713,358
        36             2,187,840           751,992          1,435,848           1,374,848           2,237,404          808,379
        37
        38             2,318,890           878,791          1,440,099           1,385,139           2,325,960          864,182
        39             2,465,645           953,829          1,511,816           1,421,816           2,503,495          972,722
        40                                                                                          2,161,064          402,344
        41             1,995,748          1,110,407          885,341             866,491            2,593,132         1,088,486
        42             2,608,242           809,744          1,798,498           1,729,553           2,689,515          888,544
        43             8,422,844          6,300,257         2,122,587           1,785,673           8,422,956         6,288,917
        44             2,593,156          1,387,446         1,205,710           1,115,710           2,593,156         1,219,798
        45             1,821,392           389,262          1,432,130           1,405,630           1,750,486          477,791
        46             1,471,084           307,606          1,163,477           1,154,420           1,841,353          338,984
        47             2,366,547          1,010,213         1,356,334           1,278,334           2,412,158         1,000,208
        48             2,090,849           701,520          1,389,329           1,366,341           2,168,778          714,473
        49             1,296,070           251,873          1,044,197           1,013,072           1,808,117          353,133
        50                                                                                          4,359,033         1,746,543
        51             3,503,927          1,393,408         2,110,519           2,026,519           3,278,284         1,495,153
        52             2,727,567          1,178,916         1,548,651           1,488,383           2,672,373         1,179,475
      52.01
      52.02
      52.03
      52.04
      52.05
        53             2,892,439          1,141,159         1,751,280           1,732,523           2,866,394         1,138,929
        54             2,357,669           367,562          1,990,107           1,976,507           2,243,390          400,506
        55             2,033,467           766,457          1,267,010           1,226,010           1,994,619          756,927
        56             1,527,976           276,017          1,251,959           1,220,959           1,455,440          360,228
        57             1,591,567           363,568          1,227,999           1,208,267           1,640,947          435,692
        58             1,815,082           753,666          1,061,416           1,014,166           1,806,013          743,464
        59             4,513,116          2,911,927         1,601,189           1,404,608           4,457,215         2,857,696
        60             5,605,140          4,018,312         1,586,828           1,366,781           5,605,448         4,074,432
        61             1,939,797           849,203          1,090,594           1,028,594           1,911,142          830,571
        62             3,323,039          1,274,278         2,048,761           2,028,980           3,538,515         1,257,027
        63
        64             6,060,693          3,752,473         2,308,220           2,308,220           5,861,574         3,930,601
      64.01            1,676,678           993,537           683,141             683,141            1,613,557         1,046,918
      64.02            1,236,032           701,026           535,006             535,006            1,161,085          734,260
      64.03            1,050,859           693,628           357,231             357,231            1,044,340          730,406
      64.04             989,802            621,871           367,931             367,931             957,540           659,537
      64.05            1,107,322           742,411           364,911             364,911            1,085,052          759,480
        65             1,794,752           760,623          1,034,129            966,129            1,795,480          773,796
        66             1,534,709           309,495          1,225,214           1,225,214           1,421,781          466,003
        67             1,298,136           454,152           843,984             821,625            1,665,634          518,001
        68             1,790,402           762,434          1,027,968            965,968            1,817,858          762,376
        69             1,091,228           464,968           626,260             595,260            1,314,583          535,800
        70             1,559,183           750,650           808,533             745,283            1,590,996          759,389
        71             1,135,133           418,058           717,075             713,057            1,267,168          438,594
        72                                                                                          1,001,346          221,054
        73             1,574,697           700,748           873,949             805,501            1,539,758          734,743
        74             1,157,700           437,136           720,564             720,564            1,250,923          454,546
        75             1,965,047           862,733          1,102,314           1,054,314           1,842,325          876,848
        76             1,266,979           461,699           805,280             793,223            1,398,912          469,494
        77             1,274,848           494,090           780,758             745,758            1,223,660          508,969
        78             1,082,074           338,141           743,933             726,634            1,046,151          327,556
        79             1,422,500           710,992           711,508             662,758            1,458,775          697,328
        80             1,926,061          1,187,052          739,009             678,259            1,861,554         1,104,410
        81             1,238,714           525,302           713,412             665,412            1,226,811          525,324
        82              932,529            229,097           703,432             687,932             943,253           266,279
      82.01             460,985            112,787           348,198             340,448             471,782           132,358
      82.02             471,544            116,310           355,234             347,484             471,471           133,921
        83                                                                                           673,669            6,737
        84              900,184            209,587           690,597             673,597             814,080           190,261
        85             1,008,900           462,607           546,293             533,615            1,294,221          474,409
        86                                                                                          1,929,095          893,343
        87             1,322,510           378,318           944,192             917,946            1,277,839          433,716
        88             1,347,787           792,009           555,778             509,778            1,399,020          716,044
        89             1,234,493           696,939           537,554             520,951            1,310,766          636,931
        90             4,335,351          2,979,474         1,355,877           1,355,877           4,237,342         3,035,436
      90.01            1,487,120          1,065,614          421,506             421,506            1,478,994         1,041,475
      90.02             934,363            604,698           329,665             329,665             920,858           629,317
      90.03             684,586            495,991           188,595             188,595             673,084           525,702
      90.04             644,236            434,049           210,187             210,187             632,525           457,535
      90.05             585,046            379,122           205,924             205,924             531,881           381,407
        91              974,428            304,665           669,763             669,763            1,011,701          447,586
        92              662,831            221,809           441,022             427,122             902,275           225,923
        93             1,466,278           849,943           616,335             564,835            1,492,908          895,596
        94              843,148            221,041           622,107             622,107             845,641           320,797
        95             1,394,414           397,441           996,973             981,133            1,046,418          420,255
        96              698,804            186,447           512,357             498,107             695,560           198,475
        97              994,510            336,856           657,654             652,336             896,084           335,946
        98              869,655            288,523           581,132             581,132             937,760           387,595
        99              847,380            316,060           531,320             501,320             857,598           324,947
       100              906,333            346,828           559,505             559,505             888,264           334,954
       101              747,372            239,947           507,425             484,925             740,173           278,142
       102              658,597            189,866           468,731             468,731             758,733           265,703
       103                                                                                           448,000            8,960
       104              904,676            337,412           567,264             556,914             862,975           342,630
       105              674,360            215,486           458,874             458,874             695,398           262,235
       106             1,016,038           559,865           456,172             444,250            1,058,218          533,253
       107                                                                                           500,658           76,257
       108              728,365            156,309           572,056             559,056             622,137           169,538
       109                                                                                           552,846           16,585
       110              790,986            318,424           472,561             467,438             824,001           307,739
       111             1,022,245           598,132           424,113             386,863            1,084,031          580,311
       112                                                                                           425,000            8,500
       113              813,638            315,592           498,046             498,046             775,787           388,730
       114              482,188            143,834           338,354             329,104             471,069           123,288
       115              563,568            173,194           390,374             372,374             554,883           170,842
       116                                                                                           360,000            7,200
       117                                                                                           355,000            3,550
       118                                                                                           346,528            3,465
       119              741,680            218,873           522,807             514,168             733,267           222,998
       120              663,718            251,526           412,192             404,740             646,917           255,148
       121              512,230            294,769           217,461             217,461             629,234           280,262
       122              605,046            249,580           355,466             355,466             596,959           282,348
       123              806,648            430,169           376,479             344,479             851,749           442,235
       124                                                                                           346,164           10,385
       125                                                                                           342,382           10,271
       126              581,397            181,469           399,928             399,928             571,388           279,969
       127                                                                                           299,500            8,985
       128              550,453            201,862           348,590             344,256             509,751           175,338
       129                                                                                           335,000           10,050
       130              484,193            104,053           380,140             377,813             469,142           119,733
       131              547,759            232,608           315,151             315,151             570,651           292,490
       132              599,610            249,474           350,136             328,136             576,188           248,472
       133              564,704            252,100           312,604             312,604             554,537           293,293
       134              453,921            195,361           258,560             258,560             509,303           185,012
       135              648,026            360,810           287,216             261,216             699,114           365,116
       136                                                                                           289,056            8,672
       137              434,556            204,081           230,475             214,950             396,616           139,637
       138                                                                                           298,000            8,940
       139                                                                                           430,214           96,975
       140                                                                                           444,610           108,352
       141              405,652            191,654           213,998             213,998             452,996           215,545
       142                                                                                           483,675           159,970
       143              329,520            105,512           224,008             214,008             326,488           111,637
       144              430,846            200,752           230,094             230,094             451,703           238,002
       145              331,565             13,533           318,032             315,189             305,182           57,493
       146              414,853            210,782           204,071             204,071             421,755           222,375
       147              416,682            172,659           244,023             229,023             418,485           197,454
       148              420,918            245,326           175,592             175,592             452,000           273,165
       149              357,528            199,310           158,218             158,218             356,465           201,627
       150                                                                                           300,699           120,044
       151                                                                                           166,440            4,993

                        UW NET
     MORTGAGE         OPERATING
   LOAN NUMBER        INCOME ($)        UW NET CASH FLOW ($)      LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------------

        1             34,220,099             33,175,314           Mayer, Brown, Rowe & Maw LLP
        2             18,103,427             16,432,744
        3             13,607,775             12,650,196           Various
       3.01           1,652,174               1,566,793           Grossmont Hospital Corportn DBA Sharp HospiceCare
       3.02           1,380,388               1,299,722           Sleep Well, Inc.DBA Sit 'n Sleep
       3.03           1,519,190               1,465,093           Lilytok Corporation DBA Sport Tavern
       3.04           1,435,527               1,356,930           Primecare Medical Group DV DBA Desert Valley Medical Group
       3.05            -247,172               -247,172
       3.06           1,590,159               1,466,566           Ask California, Inc. DBA Ask Southern Californ, Inc.
       3.07           1,131,014               1,076,111           Los Angeles Unifd Schol Dst DBA LAUSD
       3.08           1,122,626               1,025,852           Processes Unlimited Internt'l
       3.09            841,131                 762,310            Michael & Jeff Leichty DBA "Fun 4 All Parties"
       3.10            489,131                 441,166            Glen Star, L.P. DBA Lazer Star
       3.11            719,697                 672,055            NL Services, Inc.
       3.12            637,864                 577,083            Switzer Inc. DBA Desert Career College
       3.13            540,458                 505,602            Boise Building Solutions Distribution
       3.14            289,988                 247,604            Univision Radio Frsn, Inc. DBA Univision - KSOL
       3.15            334,655                 280,598            Desert Medical Group, Inc.
       3.16            170,944                 153,883            Colton Unified Schl Dstrict
        4             15,838,604             15,057,846
       4.01           1,513,437               1,496,696
       4.02           1,174,827               1,138,668
       4.03            995,538                 947,802
       4.04            746,539                 735,233
       4.05            768,475                 756,176
       4.06            684,922                 675,446
       4.07            689,364                 679,381
       4.08            570,045                 546,232
       4.09            596,196                 580,648
       4.10            536,989                 527,872
       4.11            508,490                 494,176
       4.12            494,682                 483,999
       4.13            360,514                 350,682
       4.14            487,580                 270,924
       4.15            416,707                 404,826
       4.16            454,772                 439,880
       4.17            423,414                 400,000
       4.18            408,466                 397,780
       4.19            329,599                 280,411
       4.20            376,359                 363,352
       4.21            288,151                 276,855
       4.22            336,713                 327,057
       4.23            279,883                 269,333
       4.24            290,339                 277,905
       4.25            323,356                 313,945
       4.26            302,783                 270,923
       4.27            302,571                 298,089
       4.28            256,501                 237,786
       4.29            169,955                 159,491
       4.30            201,957                 193,402
       4.31            118,829                 86,102
       4.32            137,223                 102,889
       4.33            102,720                 92,900
       4.34             87,275                 83,090
       4.35            103,434                 97,893
        5             6,410,898               6,163,565           John Templeton Foundation
        6             4,749,030               4,726,966           Tiffany & Company
        7             10,112,721              9,848,497           Best Buy Co, Inc.
        8             4,410,917               4,096,176           SEARS
        9             3,732,988               3,463,804           SHOPRITE SUPERMARKETS, INC.
        10            3,853,205               3,579,388           International Data Group
        11            3,653,308               3,422,943           CUB FOODS
        12            3,484,175               3,388,175
        13            3,712,961               3,272,823           Nellcor (Tyco)
        14            3,622,434               3,506,977           Various
      14.01           1,471,705               1,461,065           AIG
      14.02           1,374,551               1,342,244           TriWest Healthcare Alliance
      14.03            557,996                 488,338            NCS Pearson Inc.
      14.04            218,183                 215,330            Hypercom Corporation
        15            4,237,664               3,855,995
        16            3,230,280               2,900,768           Robert Half International
        17            3,200,325               3,000,355           Circuit City Stores
        18            2,773,188               2,686,188
        19            3,333,477               3,189,477
        20            2,881,037               2,774,804           Dawahares
        21            2,524,553               2,434,053
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22            2,317,432               2,172,995           Best Buy
        23            5,469,910               5,265,760           Ross Dress for Less
        24            2,445,611               2,269,611
        25            2,533,859               2,472,232           Giant Food Stores
        26            2,271,662               2,098,662
        27            1,991,960               1,968,750           Bechtel Corporation
        28            2,190,159               2,099,858           Best Buy
        29            1,827,621               1,827,621
        30            1,750,251               1,684,251
        31            1,798,276               1,719,285           Core, Inc. and Disability RMS, Inc.
        32            1,836,653               1,685,653
        33            1,828,450               1,807,465           Wal-Mart
        34            1,649,767               1,597,672           Turnberry Residential Developers
        35            1,635,046               1,617,985
        36            1,429,025               1,368,025
        37
        38            1,461,778               1,406,818
        39            1,530,773               1,440,773
        40            1,758,720               1,731,991           Chloe Foods, Inc.
        41            1,504,646               1,344,396           Polycomp Admin Services
        42            1,800,972               1,588,426           Target
        43            2,134,039               1,797,121
        44            1,373,358               1,283,358
        45            1,272,695               1,246,195
        46            1,502,369               1,443,540           Piggly Wiggly
        47            1,411,950               1,333,950
        48            1,454,305               1,388,354           Stop & Shop
        49            1,454,984               1,306,046           Lowe's
        50            2,612,490               2,332,890           Northrop Grumman
        51            1,783,130               1,699,130
        52            1,492,898               1,280,692           Various
      52.01                                                       Department of General Services
      52.02                                                       GSA - U.S. Department of Agriculture
      52.03                                                       Department of General Services
      52.04                                                       Department of General Services
      52.05                                                       Department of General Services
        53            1,727,465               1,389,760           Radisys Corp
        54            1,842,884               1,740,471           Marshalls
        55            1,237,692               1,196,692
        56            1,095,212               1,064,212
        57            1,205,256               1,093,026           Hiatt Furniture
        58            1,062,549               1,015,299
        59            1,599,519               1,421,230
        60            1,531,016               1,306,798
        61            1,080,571               1,018,571
        62            2,281,489               1,990,617           U.S.A. Hua Tai Group, Inc.
        63
        64            1,930,973               1,696,511
      64.01            566,639                 502,097
      64.02            426,825                 380,382
      64.03            313,934                 272,161
      64.04            298,003                 259,701
      64.05            325,572                 282,170
        65            1,021,684                953,684
        66             955,778                 891,689
        67            1,147,632                977,915            TCS America
        68            1,055,482                993,482
        69             778,783                 747,783
        70             831,607                 768,357
        71             828,574                 792,869            Copy Club
        72             780,292                 760,800            Publix
        73             805,015                 736,567
        74             796,377                 715,553
        75             965,477                 917,477
        76             929,418                 862,721            Aurum Technology, Inc.
        77             714,691                 679,691
        78             718,595                 679,470            Kroger
        79             761,447                 712,697
        80             757,144                 696,394
        81             701,487                 653,487
        82             676,974                 661,474
      82.01            339,424                 331,674
      82.02            337,550                 329,800
        83             666,932                 658,091            Kohl's
        84             623,819                 606,819
        85             819,812                 690,677            Pulte Homes
        86            1,035,752                888,826            Soft Computer Corporation
        87             844,123                 777,956            Safeway
        88             682,976                 636,976
        89             673,835                 620,968            State of Maine
        90            1,201,906               1,032,413
      90.01            437,519                 378,360
      90.02            291,541                 254,707
      90.03            147,382                 120,458
      90.04            174,990                 149,689
      90.05            150,474                 129,199
        91             564,115                 550,687
        92             676,352                 629,820            RELM
        93             597,312                 545,812
        94             524,844                 495,631
        95             626,163                 522,878            RK&K
        96             497,084                 482,834
        97             560,139                 509,834            HealthCare Dimensions, Inc.
        98             550,165                 538,565
        99             532,651                 502,651
       100             553,310                 537,917
       101             462,031                 439,531
       102             493,030                 480,663
       103             439,040                 437,675            Walgreens
       104             520,346                 509,996            Kmart
       105             433,163                 421,834
       106             524,964                 460,950            AKRF, INC.
       107             424,402                 420,941            Harris Teeter
       108             452,598                 439,598
       109             536,261                 528,773            Advo, Inc.
       110             516,262                 422,976            New Horizon's
       111             503,720                 466,470
       112             416,500                 415,054            Walgreens
       113             387,057                 371,288
       114             347,781                 338,531
       115             384,041                 366,041
       116             352,800                 351,318            Walgreens
       117             351,450                 349,994            Walgreens
       118             343,063                 341,607            Walgreens
       119             510,269                 466,239            Big Lots
       120             391,770                 348,748            Realty Executives
       121             348,972                 337,776
       122             314,611                 305,263
       123             409,514                 377,514
       124             335,779                 334,340            Walgreens
       125             332,111                 330,728            CVS
       126             291,419                 278,050
       127             290,515                 289,033            Walgreens
       128             334,413                 294,713            Eagle Physicians and Associates
       129             324,950                 323,493            Walgreens
       130             349,409                 310,365            Duke University
       131             278,161                 266,474
       132             327,715                 305,715
       133             261,244                 249,399
       134             324,291                 316,191
       135             333,998                 307,998
       136             280,384                 278,940            Walgreens
       137             256,979                 241,454
       138             289,060                 287,611            Walgreens
       139             333,239                 300,520            Patterson Building Systems, Inc.
       140             336,257                 321,525            Conn's
       141             237,451                 208,025
       142             323,705                 307,881            Conn's
       143             214,851                 204,851
       144             213,701                 205,084
       145             247,689                 215,123            Mattress and Sofas Plus
       146             199,380                 189,441
       147             221,031                 206,031
       148             178,835                 167,768
       149             154,838                 120,123
       150             180,655                 167,838            Conn's
       151             161,447                 160,382            Rite Aid

                       LARGEST          LARGEST
     MORTGAGE         TENANT SQ.         TENANT         LARGEST TENANT EXP.
   LOAN NUMBER            FT.          % OF NRA                 DATE             2ND LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------------

        1              392,534          26.66%                06/30/20           Hyatt Corporation
        2
        3              Various          Various               Various            Various
       3.01             13,331          16.25%                  MTM              The San Carlos Medical Grp
       3.02             13,222          11.40%                01/31/09           Wan Chon Industry Grp LTD. DBA L' Fashion Furniture
       3.03             5,427            8.41%                09/30/07           Aliso Foreign Cars, Inc.
       3.04             14,636          11.88%                06/30/07           IGEE LLC
       3.05                                                   01/00/00
       3.06             5,872            3.91%                07/31/06           County of Orange DBA Office the County Counsel
       3.07             22,970          34.12%                08/31/12           PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc
       3.08             23,829          20.22%                01/31/08           BFGC Archtect Plannrs, Inc.
       3.09             8,498            7.65%                11/30/07           Expert Tire & Service Cntrs
       3.10             10,951          15.60%                04/30/08           Child Site Corp. DBA Tutortime Corporation
       3.11             6,160            7.51%                01/31/09           US Micro Lab, Inc.
       3.12             7,748           11.66%                12/31/10           Southern Cal Desert Retina
       3.13            131,263          100.00%               02/28/08
       3.14             7,700           14.79%                12/31/06           Department Transportation
       3.15             56,327          89.43%                11/30/11           Wafa T. Wear & Lawrenc Nlsn
       3.16             16,703          56.43%                06/30/10           Conrad & Christina Valdez DBA Echoes of Love
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5               43,711          14.94%                10/31/15           EMC Corporation
        6              367,740          100.00%               09/30/25
        7               59,143          15.34%                01/31/17           Nordstrom Rack
        8              130,092          25.56%                02/28/16           JC Penney
        9               56,196          16.29%                01/31/18           OLNEY RETAIL REALTY CORP.
        10             101,699          48.94%                09/30/12           Time Warner
        11             129,916          27.97%                03/31/19           KOHL'S
        12
        13             141,000          51.05%                12/31/08           Robert Half International
        14             Various          Various               Various            Various
      14.01            106,397          100.00%               12/31/15
      14.02             63,582          53.37%                04/30/09           Wells Fargo
      14.03             49,920          100.00%               08/31/07
      14.04             23,772          100.00%               08/31/11
        15
        16              76,854          40.24%                08/01/10           Ocular (Cooper)
        17              54,309          24.79%                02/28/14           Jo-Ann Stores, Inc.
        18
        19
        20              18,000          12.93%                11/30/16           Arhaus Homeworks, Inc.
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22              45,750          20.99%                02/28/16           Linens N Things
        23              30,187           8.28%                01/31/15           Linens N Things
        24
        25              65,264          42.54%                02/28/25           AJ Wright
        26
        27             104,582          68.38%                04/30/12           California Casualty Management
        28              45,700          22.20%                01/31/16           Babies R Us
        29
        30
        31             130,726          100.00%               01/31/16
        32
        33             209,847          100.00%               04/14/24
        34              29,042          42.20%                03/31/20           Master Lease
        35
        36
        37
        38
        39
        40             267,290          100.00%               10/31/20
        41              13,819          11.00%                06/30/08           Medpoint Management
        42             121,017          45.60%                11/30/08           Home Expo
        43
        44
        45
        46              39,230          43.31%                07/31/25           ReMax
        47
        48              60,270          39.31%                02/28/09           A.J. Wright
        49             125,357          60.41%                01/31/15           Toys R Us
        50             189,770          51.96%                04/30/08           E&F
        51
        52             Various          Various               Various            Various
      52.01             32,261          52.49%                06/30/15           Sentara Health Plans, Inc.
      52.02             41,850          76.32%                06/30/08           Virginia Association of Chiefs of Police
      52.03             23,925          59.23%                06/30/15           CSX Transportation, Inc.
      52.04             35,001          100.00%               06/30/15
      52.05             15,177          48.41%                06/30/15           Assistive Technology Loan Fund Authority
        53              35,900          21.05%                01/31/06           Dreamport, Inc.
        54              30,500          22.43%                11/30/08           Office Max
        55
        56
        57              37,082          18.79%                07/31/07           Iron Mountain Information Management
        58
        59
        60
        61
        62              11,182           8.48%            Multiple Spaces        Just Fantastic Inc.
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67              30,409          13.60%                11/30/10           AVTS
        68
        69
        70
        71              5,000           17.42%                11/30/07           Washington Mutual Bank
        72              44,271          63.51%                03/31/24           Movie Gallery
        73
        74
        75
        76              17,345          21.58%                07/31/11           HCI Technologies, Inc.
        77
        78              40,792          23.57%                08/31/09           Peebles
        79
        80
        81
        82
      82.01
      82.02
        83              88,408          100.00%               11/01/25
        84
        85              12,071          14.28%            Multiple Spaces        Merchandising Corporation
        86             110,008          100.00%               09/30/20
        87              53,000          54.52%                02/29/12           Baxter's Auto Parts
        88
        89              58,347          71.23%            Multiple Spaces        Key Bank
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92              54,000          37.31%                06/30/10           Metals USA Building Products
        93
        94
        95              12,244          17.01%                11/30/12           Business to Business
        96
        97              26,034          53.84%                05/31/07           Law Offices of Craig W. Penrod, P.C.
        98
        99
       100
       101
       102
       103              13,650          100.00%               01/31/30
       104             103,500          100.00%               07/31/25
       105
       106              5,950           11.48%                12/31/07           The New York School of Court Reporting
       107              43,256          100.00%               09/30/25
       108
       109              74,871          100.00%               08/14/14
       110              11,242          21.60%                08/31/07           Principal Financial Group
       111
       112              14,465          100.00%               08/31/30
       113
       114
       115
       116              14,820          100.00%               03/31/30
       117              14,560          100.00%               11/30/29
       118              14,560          100.00%               10/31/30
       119              22,785          39.56%                01/31/09           Eckerd
       120              5,807           18.70%                09/30/06           Norris & benedict
       121
       122
       123
       124              14,395          100.00%               08/31/27
       125              13,824          100.00%               04/21/24
       126
       127              14,820          100.00%              2/29/2030
       128              19,877          68.78%                06/30/13           Hospice
       129              14,573          100.00%               06/30/28
       130              8,041           34.55%                08/31/06           Bali Hai
       131
       132
       133
       134
       135
       136              14,444          100.00%               08/31/27
       137
       138              14,490          100.00%               05/31/29
       139              93,000          100.00%               05/31/20
       140              24,960          100.00%               06/30/17
       141
       142              24,960          100.00%               09/30/17
       143
       144
       145              12,031          42.31%                03/31/07           ICI Delux
       146
       147
       148
       149
       150              25,230          100.00%               09/30/19
       151              10,650          100.00%               06/15/28

                                       2ND
                   2ND LARGEST       LARGEST
     MORTGAGE       TENANT SQ.       TENANT %    2ND LARGEST TENANT
   LOAN NUMBER         FT.            OF NRA          EXP. DATE        3RD LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------------

        1            292,227         19.85%       Multiple Spaces      Goldman Sachs
        2
        3            Various         Various          Various          Various
       3.01           9,984          12.17%           04/30/08         Grossmont Surgery Cntr, LLP
       3.02          12,814          11.04%           12/31/07         Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp
       3.03           5,280           8.18%           12/31/05         La Paz Service Center DBA La Paz Service Center
       3.04          13,610          11.04%           10/31/11         Wendell E. Weitstein C.M. DBA Guardian Medical Group
       3.05
       3.06           5,775           3.84%           07/31/15         American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr
       3.07          19,737          29.32%           07/31/06         Bank of America
       3.08           9,731           8.26%           11/30/08         Ordiz Melby Architcts, Inc.
       3.09           6,467           5.82%           05/31/08         Victory Temple Deliverance
       3.10          10,001          14.25%           10/31/07         Rigoberto Ramos & Patrc Ram DBA Casa Jimenez
       3.11           4,977           6.07%           02/29/08         Lange America
       3.12           4,138           6.23%           08/31/11         Christopher S. Manes
       3.13
       3.14           5,365          10.31%           09/14/12         Tamiyasu, Smith, Hrn, & Brn
       3.15           2,065           3.28%           04/30/08         Kocen Financial Group, Inc.
       3.16           3,876          13.09%           04/30/09         Alejandro Martinez DBA Martinez Photo
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5            38,962          13.32%           05/31/10         The Judge Group
        6
        7            50,187          13.01%           01/31/12         Edwards Theatres Circuit
        8            61,160          12.02%           02/28/16         RECREATION STATION
        9            30,000           8.70%           08/31/14         US POSTAL SERVICE
        10           15,802           7.60%           06/30/06         WRNS Studio
        11           80,684          17.37%           01/31/16         T.J. MAXX
        12
        13           92,861          33.62%           06/01/10         Anixter, Inc.
        14           Various         Various          Various
      14.01
      14.02          55,549          46.63%           04/30/06
      14.03
      14.04
        15
        16           25,589          13.40%       Multiple Spaces      Nellcor (Tyco)
        17           18,490           8.44%           02/28/15         Barnes & Noble Books
        18
        19
        20           10,502           7.54%           03/31/13         Gap/Gap Kids
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22           35,650          16.36%           01/01/14         Michaels
        23           27,984           7.68%           01/31/14         PetsMart
        24
        25           25,491          16.62%           07/31/15         Hollywood Entertainment
        26
        27           27,750          18.14%           08/31/14         Progressive Casualty Insurance
        28           37,285          18.12%           01/31/16         Linens N Things
        29
        30
        31
        32
        33
        34           25,248          36.68%           04/30/20         Cabi Developers, LLC
        35
        36
        37
        38
        39
        40
        41           10,161           8.09%           03/31/08         Physician's Choice
        42           93,311          35.16%           01/31/27         Anderson's TV
        43
        44
        45
        46            5,355           5.91%           08/31/10         Rooms Are Us
        47
        48           27,430          17.89%           04/30/09         SEI/Aarons
        49           32,850          15.83%           01/31/08         Best Buy
        50           153,674         42.08%           04/30/15         Acme Bus Company
        51
        52           Various         Various          Various          Various
      52.01           7,959          12.95%           02/05/10         J. L. Hayes & Associates, Inc.
      52.02           1,894           3.45%           12/31/07         Affinity Marketing, Inc.
      52.03           6,219          15.40%           05/31/09         Tidewater Home Mortgage Group, Inc.
      52.04
      52.05           2,476           7.90%           12/02/09         Virginia Billing Associates LLC
        53           27,132          15.91%             MTM            Ibis, LLC
        54           30,000          22.06%           05/21/17         CompUSA
        55
        56
        57           21,647          10.97%           07/31/06         GB Automotive
        58
        59
        60
        61
        62            6,000           4.55%           02/28/13         Young One Fashions Inc.
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67           16,383           7.33%           11/30/10         Media Owl
        68
        69
        70
        71            4,800          16.72%           06/30/10         North Island Federal Credit Union
        72            3,918           5.62%           12/31/12         Sun Time
        73
        74
        75
        76           15,000          18.66%           03/31/11         Concentra health Services, Inc.
        77
        78           33,170          19.16%           01/31/09         Tractor Supply Company
        79
        80
        81
        82
      82.01
      82.02
        83
        84
        85            8,268           9.78%           10/31/08         Strategic Power Systems, Inc.
        86
        87            8,260           8.50%           09/30/07         Blockbuster
        88
        89           23,571          28.77%           10/31/08
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92           18,000          12.44%           03/31/10         RBB Melbourne
        93
        94
        95            6,715           9.33%           08/31/11         Chemware
        96
        97            4,329           8.95%           06/30/08         Estension Logistics
        98
        99
       100
       101
       102
       103
       104
       105
       106            3,812           7.35%           01/15/15         Metro Business Partner Inc
       107
       108
       109
       110            7,746          14.88%           07/31/06         American Home Mortgage
       111
       112
       113
       114
       115
       116
       117
       118
       119            9,160          15.90%           11/30/08         Coldwell Banker
       120            2,975           9.58%           02/28/09         Frank Development
       121
       122
       123
       124
       125
       126
       127
       128            3,092          10.70%           08/31/10         Moses Cone
       129
       130            3,496          15.02%           01/31/13         Robert C. Ekstrand
       131
       132
       133
       134
       135
       136
       137
       138
       139
       140
       141
       142
       143
       144
       145            4,520          15.90%           05/31/06         Cici' Pizza
       146
       147
       148
       149
       150
       151

                        3RD            3RD              3RD
                      LARGEST        LARGEST           LARGEST
     MORTGAGE          TENANT         TENANT        TENANT EXP.                             LARGEST AFFILIATED SPONSOR FLAG
   LOAN NUMBER         SQ. FT        % OF NRA           DATE           LOCKBOX                    (> THAN 4% OF POOL)
-----------------------------------------------------------------------------------------------------------------------------------

        1             134,049         9.10%           04/30/20          Day 1                       Pritzker Family
        2                                                               Day 1                 Columbia Sussex Corporation
        3             Various        Various          Various           Day 1                         Donald Abbey
       3.01            7,960          9.70%           12/31/06
       3.02            11,867         10.23%          08/31/10
       3.03            5,097          7.90%           10/31/07
       3.04            6,548          5.31%           09/30/06
       3.05
       3.06            5,386          3.58%           10/31/06
       3.07            17,748         26.37%          09/30/08
       3.08            8,355          7.09%           02/28/10
       3.09            4,880          4.39%           08/31/08
       3.10            3,772          5.37%           04/30/08
       3.11            4,218          5.14%           05/31/07
       3.12            3,871          5.83%           03/31/06
       3.13
       3.14            5,350          10.28%            MTM
       3.15            1,953          3.10%           04/30/06
       3.16            2,910          9.83%           01/31/09
        4                                                                              Prudential Property Investment Separate
                                                                                        Account III and Extra Space Storage LLC
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5              31,103         10.63%      Multiple Spaces     Springing                Triple Net Properties, LLC
        6                                                               Day 1
        7              46,902         12.16%          11/30/16
        8              44,468         8.74%           09/30/20          Day 1
        9              27,399         7.94%           08/14/07          Day 1
        10             15,393         7.41%       Multiple Spaces     Springing
        11             54,619         11.76%          10/31/15          Day 1
        12                                                            Springing
        13             14,145         5.12%           08/01/08        Springing                Triple Net Properties, LLC
        14
      14.01
      14.02
      14.03
      14.04
        15                                                              Day 1
        16             25,560         13.38%          05/01/06        Springing                Triple Net Properties, LLC
        17             18,025         8.23%           10/31/07
        18
        19
        20             9,000          6.47%           02/28/12
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22             34,000         15.60%          04/01/13        Springing
        23             19,204         5.27%           07/31/19          Day 1
        24                                                                                         Craig Koenigsberg
        25             5,633          3.67%           04/30/20          Day 1
        26                                                                                         Craig Koenigsberg
        27             13,261         8.67%           07/31/09          Day 1                  Triple Net Properties, LLC
        28             33,895         16.47%          01/31/16          Day 1
        29                                                              Day 1
        30
        31                                                              Day 1
        32                                                                                         Craig Koenigsberg
        33                                                            Springing
        34             14,535         21.12%          03/31/20          Day 1
        35                                                            Springing
        36
        37
        38
        39                                                                                         Craig Koenigsberg
        40                                                              Day 1
        41             9,340          7.43%           01/26/10
        42             13,777         5.19%           11/21/13
        43
        44                                                            Springing
        45
        46             4,000          4.42%           09/30/10
        47                                                                                         Craig Koenigsberg
        48             17,457         11.38%          10/31/09        Springing
        49             20,044         9.66%           01/31/15
        50             9,760          2.67%           08/31/09          Day 1
        51
        52            Various        Various          Various         Springing                Triple Net Properties, LLC
      52.01             417           0.68%           05/31/06
      52.02             980           1.79%           08/31/08
      52.03            1,677          4.15%           02/29/08
      52.04
      52.05            2,201          7.02%           04/30/10
        53             9,648          5.66%           09/30/07
        54             25,600         18.82%          04/30/17
        55
        56
        57             16,992         8.61%           11/30/06
        58
        59
        60
        61                                                              Day 1
        62             6,000          4.55%           02/28/13
        63
        64                                                            Springing
      64.01
      64.02
      64.03
      64.04
      64.05
        65                                                                                         Craig Koenigsberg
        66                                                            Springing
        67             12,300         5.50%           02/28/10
        68                                                                                         Craig Koenigsberg
        69
        70                                                            Springing
        71             4,200          14.63%          08/31/10
        72             3,600          5.16%           07/31/14
        73                                                            Springing                Triple Net Properties, LLC
        74                                                            Springing
        75
        76             7,500          9.33%           01/31/16
        77                                                            Springing
        78             32,670         18.88%          01/31/09        Springing
        79
        80
        81                                                                                         Craig Koenigsberg
        82
      82.01
      82.02
        83
        84
        85             6,630          7.84%           06/30/08        Springing
        86                                                              Day 1
        87             6,000          6.17%           09/30/07
        88
        89                                                              Day 1
        90                                                            Springing
      90.01
      90.02
      90.03
      90.04
      90.05
        91                                                            Springing
        92             15,000         10.36%          12/10/05
        93                                                                                         Craig Koenigsberg
        94                                                            Springing
        95             6,570          9.13%           07/31/09
        96
        97             4,207          8.70%           03/17/06
        98                                                            Springing
        99                                                                                         Craig Koenigsberg
       100
       101
       102                                                            Springing
       103                                                              Day 1
       104
       105                                                            Springing
       106             3,473          6.70%           09/30/13
       107
       108
       109                                                              Day 1
       110             7,024          13.50%          10/31/10
       111
       112                                                              Day 1
       113                                                            Springing
       114
       115
       116                                                              Day 1
       117
       118
       119             4,438          7.71%           03/31/10
       120             2,955          9.52%           04/30/06
       121                                                            Springing
       122                                                            Springing
       123                                                                                         Craig Koenigsberg
       124                                                            Springing
       125                                                            Springing
       126                                                            Springing
       127
       128             2,296          7.95%           01/31/09
       129                                                            Springing
       130             2,489          10.69%          11/30/07
       131                                                            Springing
       132
       133                                                            Springing
       134
       135                                                                                         Craig Koenigsberg
       136                                                            Springing
       137
       138                                                            Springing
       139
       140                                                            Springing
       141                                                            Springing
       142                                                            Springing
       143
       144                                                            Springing
       145             4,203          14.78%          11/30/10
       146                                                            Springing
       147
       148                                                            Springing
       149                                                            Springing
       150                                                            Springing
       151                                                            Springing

(1) One Mortgage Loan, representing 6.4% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified.

(2) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and
"as-stabilized" valuation. See RISK FACTORS - The Mortgage Loans - Inspections
and Appraisals May Not Accurately Reflect Value or Condition of Mortgage
Property.

(3) For purposes of determining the DSC ratio for one Mortgage Loan, representing 0.4% of the Cut-Off Date Pool Balance, the DSC ratio was calculated by taking into account the financial performance of the related Mortgaged
Property on a "stabilized" basis that is consistent with the respective performance-related criteria required to obtain release of certain escrows pursuant to the related Mortgage Loan documents.

(4) With respect to one Mortgage Loan, representing 0.3% of the Cutoff Date Pool
Balance, in the event the related borrower does not satisfy certain economic performance criteria specified in the related mortgage loan documents, funds deposited in certain reserve accounts are required to be used to pay down the principal balance of the related mortgage loan.

(5) Loan numbers 37 and 63 were removed from Annex A-1 included in the Free
Writing Prospectus dated December 4, 2005.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-2        CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE LOAN    LOAN GROUP
    NUMBER         NUMBER        PROPERTY NAME                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      12              2          Monte Viejo Apartments                     2220 East Beardsley Road
      18              2          Park Ridge Apartments                      4949 Snyder Lane
      19              2          Summerhill Pointe Apartments               9501 West Sahara Avenue
      21              1          River City Renaissance Pool                Various
    21.01                        3501 Stuart Avenue                         3501 Stuart Avenue
    21.02                        3115 Monument Avenue                       3115 Monument Avenue
    21.03                        2516 West Grace Street                     2516 West Grace Street
    21.04                        2716 West Grace Street                     2716 West Grace Street
    21.05                        2726 West Grace Street                     2726 West Grace Street
    21.06                        2730 West Grace Street                     2730 West Grace Street
    21.07                        2734 West Grace Street                     2734 West Grace Street
    21.08                        711 North Boulevard                        711 North Boulevard
    21.09                        801-803 North Boulevard                    801-803 North Boulevard
    21.10                        805 North Boulevard                        805 North Boulevard
    21.11                        808 North Boulevard                        808 North Boulevard
    21.12                        811 North Boulevard                        811 North Boulevard
    21.13                        2215 Monument Avenue                       2215 Monument Avenue
    21.14                        25 North Boulevard                         25 North Boulevard
    21.15                        2810 Monument Avenue                       2810 Monument Avenue
    21.16                        706 North Boulevard                        706 North Boulevard
    21.17                        2700 West Grace Street                     2700 West Grace Street
    21.18                        2233 Monument Avenue                       2233 Monument Avenue
    21.19                        803 North Robinson Street                  803 North Robinson Street
    21.20                        2217 Monument Avenue                       2217 Monument Avenue
    21.21                        2225 Monument Avenue                       2225 Monument Avenue
    21.22                        622 North Boulevard                        622 North Boulevard
    21.23                        306 North Nansemond Street                 306 North Nansemond Street
      24              2          Knollwood Apartments                       1651 Knollwood Drive
      26              2          Londontowne Apartments                     1591 Lane Avenue South
      29              1          Lake Sweetwater Apartments                 3100 Sweetwater Road
      30              1          Mansions in the Park                       7250 Perkins Road
      32              2          Sherwood Acres Apartments                  12757 Coursey Boulevard
      36              1          Sugar Mill Apartments                      855 Walther Boulevard
      38              2          The Timbers Apartments                     2024 Timbers Hill Road
      39              2          Willowbend Lake Apartments                 11070 Mead Road
      44              2          The Renaissance Apartments                 13421 North 43rd Avenue
      45              1          BJB - North Pine Grove                     2816 North Pine Grove Avenue
      47              1          Charter Pointe Apartments                  919 Ballard Street
      51              1          Carriage Oaks Apartments                   12373 Oak Park Boulevard
      55              2          Vineyard Village Apartments                8950 Arrow Route
      56              1          BJB - West Surf                            426 West Surf Street
      58              1          Brittany Lane Apartments                   1404 Brittany Lane Northeast
      61              2          Camino Real Apartments                     3305 Calle Cuervo NW
      65              2          Forestwood Apartments                      10795 Mead Road
      68              2          La Fontenay III Apartments                 175 La Fontenay Drive
      69              2          Citifront Apartments                       641 West North Temple
      70              2          Wellington Farms Apartments                4700 Twisted Oaks Road
      73              2          Parkway Crossing                           102 La Mancha Drive
      75              1          Colonial Estates Apartments                11360 Robinson Drive
      77              2          Tropicana Springs                          4316 East Tropicana Avenue
      79              2          Clocktower Apartments                      11600 SW 147th Terrace
      80              2          Villa Sierra Apartments                    2425 McKinley Avenue
      81              2          Cedar Bluff Apartments                     424 Cedar Bluff Road
      82              1          BJB - Ridge Pool                           Various
    82.01                        BJB - 2129-2135 Ridge                      2129-2135 North Ridge Avenue
    82.02                        BJB - 2121 Ridge                           2121 Ridge Avenue
      84              1          BJB - Oakdale                              517 West Oakdale Avenue
      88              2          Colonie Apartments                         2061 Sweet Home Road
      93              1          Buena Vista II Apartments                  12500 Park Boulevard
      96              1          BJB - 1575 Oak  Avenue                     1575 Oak Avenue
      99              1          BreckenRidge Apartments                    3209 Greendale Place
     101              2          Lake Pointe Apartments - Phase 2           1608,1664,1656,1628,1632 & 1636 Toronto Road
     108              1          BJB - Maple and Dempster Apartments        1301-1311 Maple and 915-925 Dempster
     111              2          Wyndchase Apartments                       1601 McRae Boulevard
     114              1          BJB - 2247 Ridge Avenue                    2247 Ridge Avenue
     115              2          Carisbrooke Apartments Phase III           2405, 2406, 2408 Heathrow Drive and 2406, 2408 Chiswick
                                                                              Drive
     123              2          Driftwood Apartments                       3830 University Boulevard South
     132              2          Turtle Place Apartments                    455 Eastdale Road South
     135              2          Kentwood Apartments                        3800 University Boulevard South
     137              2          Barrington Apartments                      2541, 2543, 2545, 2547, 2549, 2551, 2553 W. Springfield
                                                                              Avenue
     143              2          Walworth Ridge Apartments                  100-146 Fox Lane
     147              2          Landings at Pilot Point Apartments         909 South Washington

MORTGAGE LOAN
   NUMBER         PROPERTY CITY            PROPERTY STATE      PROPERTY ZIP CODE          COUNTY               GENERAL PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

     12           Phoenix                        AZ                  85024               Maricopa                   Multifamily
     18           Rohnert Park                   CA                  94928                Sonoma                    Multifamily
     19           Las Vegas                      NV                  89117                Clark                     Multifamily
     21           Richmond                       VA                 Various           Richmond City                 Multifamily
    21.01         Richmond                       VA                  23221            Richmond City                 Multifamily
    21.02         Richmond                       VA                  23221            Richmond City                 Multifamily
    21.03         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.04         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.05         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.06         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.07         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.08         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.09         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.10         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.11         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.12         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.13         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.14         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.15         Richmond                       VA                  23221            Richmond City                 Multifamily
    21.16         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.17         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.18         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.19         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.20         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.21         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.22         Richmond                       VA                  23220            Richmond City                 Multifamily
    21.23         Richmond                       VA                  23221            Richmond City                 Multifamily
     24           Mobile                         AL                  36609                Mobile                    Multifamily
     26           Jacksonville                   FL                  33210                Duval                     Multifamily
     29           Lawrenceville                  GA                  30044               Gwinnett                   Multifamily
     30           Baton Rouge                    LA                  70808           East Baton Rouge               Multifamily
     32           Baton Rouge                    LA                  70816           East Baton Rouge               Multifamily
     36           Lawrenceville                  GA                  30043               Gwinnett                   Multifamily
     38           Richmond                       VA                  23235               Henrico                    Multifamily
     39           Baton Rouge                    LA                  70816           East Baton Rouge               Multifamily
     44           Phoenix                        AZ                  85029               Maricopa                   Multifamily
     45           Chicago                        IL                  60657                 Cook                     Multifamily
     47           Altamonte Springs              FL                  32608               Seminole                   Multifamily
     51           Blaine                         MN                  55434                Anoka                     Multifamily
     55           Rancho Cucamonga               CA                  91730            San Bernardino                Multifamily
     56           Chicago                        IL                  60657                 Cook                     Multifamily
     58           Lacey                          WA                  98516               Thurston                   Multifamily
     61           Albuquerque                    NM                  87114              Bernalillo                  Multifamily
     65           Baton Rouge                    LA                  70816           East Baton Rouge               Multifamily
     68           Louisville                     KY                  40223              Jefferson                   Multifamily
     69           Salt Lake City                 UT                  84116              Salt Lake                   Multifamily
     70           Charlotte                      NC                  28212             Mecklenburg                  Multifamily
     73           Asheville                      NC                  28805               Buncombe                   Multifamily
     75           Coon Rapids                    MN                  55433                Anoka                     Multifamily
     77           Las Vegas                      NV                  89121                Clark                     Multifamily
     79           Beaverton                      OR                  97007              Washington                  Multifamily
     80           El Paso                        TX                  79930               El Paso                    Multifamily
     81           Knoxville                      TN                  37918                 Knox                     Multifamily
     82           Evanston                       IL                  60201                 Cook                     Multifamily
    82.01         Evanston                       IL                  60201                 Cook                     Multifamily
    82.02         Evanston                       IL                  60201                 Cook                     Multifamily
     84           Chicago                        IL                  60657                 Cook                     Multifamily
     88           Amherst                        NY                  14226                 Erie                     Multifamily
     93           Seminole                       FL                  33772               Pinellas                   Multifamily
     96           Evanston                       IL                  60201                 Cook                     Multifamily
     99           Birmingham                     AL                  35243              Jefferson                   Multifamily
     101          Springfield                    IL                  62707               Sangamon                   Multifamily
     108          Evanston                       IL                  60201                 Cook                     Multifamily
     111          El Paso                        TX                  79925               El Paso                    Multifamily
     114          Evanston                       IL                  60201                 Cook                     Multifamily
     115          Champaign                      IL                  61820              Champaign                   Multifamily
     123          Jacksonville                   FL                  32216                Duval                     Multifamily
     132          Montgomery                     AL                  36117              Montgomery                  Multifamily
     135          Jacksonville                   FL                  32216                Duval                     Multifamily
     137          Champaign                      IL                  61820              Champaign                   Multifamily
     143          Walworth                       WI                  53184               Walworth                   Multifamily
     147          Pilot Point                    TX                  76258                Denton                    Multifamily

MORTGAGE LOAN                                         ELEVATOR       UTILITIES TENANT        NUMBER OF           NUMBER OF
   NUMBER             SPECIFIC PROPERTY TYPE         BUILDINGS             PAYS            STUDIO UNITS         1 BR UNITS
---------------------------------------------------------------------------------------------------------------------------------

     12                    Conventional                  N                 E,W                  102                 162
     18                    Conventional                  N              E,G,W,S,T                                   124
     19                    Conventional                  N                  E                                       160
     21                    Conventional                  N                 E,W                                      176
    21.01                  Conventional                  N
    21.02                  Conventional                  N
    21.03                  Conventional                  N
    21.04                  Conventional                  N
    21.05                  Conventional                  N
    21.06                  Conventional                  N
    21.07                  Conventional                  N
    21.08                  Conventional                  N
    21.09                  Conventional                  N
    21.10                  Conventional                  N
    21.11                  Conventional                  N
    21.12                  Conventional                  N
    21.13                  Conventional                  N
    21.14                  Conventional                  N
    21.15                  Conventional                  N
    21.16                  Conventional                  N
    21.17                  Conventional                  N
    21.18                  Conventional                  N
    21.19                  Conventional                  N
    21.20                  Conventional                  N
    21.21                  Conventional                  N
    21.22                  Conventional                  N
    21.23                  Conventional                  N
     24                    Conventional                  N                 E,W                                      320
     26                    Conventional                  N                 E,W                                      257
     29                    Conventional                  N                  E                                       224
     30                    Conventional                  N                  E                                       144
     32                    Conventional                  N                  E                                       348
     36                    Conventional                  N                 E,G                                      112
     38                    Conventional                  N                 W,S                                      58
     39                    Conventional                  N                  E                                       192
     44                    Conventional                  N              E,G,W,S,T                                   180
     45                    Conventional                  Y                  E                    4                  31
     47                    Conventional                  N                E,G,W                 36                  132
     51                    Conventional                  N                 E,G                                      105
     55                    Conventional                  N                  E                                       74
     56                    Conventional                  Y                  E                   34                  70
     58                    Conventional                  N                E,G,W                                     79
     61                    Conventional                  N                  E                                       108
     65                    Conventional                  N                 E,G                                      160
     68                    Conventional                  N               E,G,W,S                                    65
     69                     Section 42                   N                 E,G                                      77
     70                    Conventional                  N                 E,G                                      131
     73                    Conventional                  N                  E                                       132
     75                    Conventional                  N                 E,G                                      60
     77                    Conventional                  N                  E                                       12
     79                    Conventional                  N                E,W,T                                     62
     80                    Conventional                  N                E,W,S                                     168
     81                    Conventional                  N                E,W,S                                     112
     82                    Conventional                  N                  E
    82.01                  Conventional                  N                  E
    82.02                  Conventional                  N                  E
     84                    Conventional                  Y                  E                    6                  52
     88                    Conventional                  N                  E                                       52
     93                    Conventional                  N                  E                   16                  104
     96                    Conventional                  Y                  E                   14                  36
     99                    Conventional                  N                  E                                       80
     101                   Conventional                  N                 E,W                                      54
     108                   Conventional                  N                  E                                       24
     111                   Conventional                  N                E,W,T                  7                  49
     114                   Conventional                  N                  E                                       15
     115                   Conventional                  N                 E,W                                      40
     123                   Conventional                  N                E,W,S                                     56
     132                   Conventional                  N                  E                                       56
     135                   Conventional                  N                E,W,S                                     52
     137                   Conventional                  N                 E,W                                      69
     143                   Conventional                  N                 E,G
     147                   Conventional                  N                 E,G

                                                                                      AVERAGE RENT;         AVERAGE RENT;
    MORTGAGE LOAN          NUMBER OF           NUMBER OF           NUMBER OF          RENT RANGES -         RENT RANGES -
       NUMBER              2 BR UNITS          3 BR UNITS         4+ BR UNITS         STUDIO UNITS            1 BR UNITS
-------------------------------------------------------------------------------------------------------------------------------

         12                   180                 18                  18               688;650-760           785;730-850
         18                   224                                                                            920;920-920
         19                   288                 128                                                        730;730-730
         21                   159                 22                   5                                     607;581-659
        21.01
        21.02
        21.03
        21.04
        21.05
        21.06
        21.07
        21.08
        21.09
        21.10
        21.11
        21.12
        21.13
        21.14
        21.15
        21.16
        21.17
        21.18
        21.19
        21.20
        21.21
        21.22
        21.23
         24                   384                                                                            448;430-460
         26                   383                 52                                                         528;492-548
         29                   224                                                                            720;710-745
         30                   120                                                                            754;688-787
         32                   256                                                                            505;505-505
         36                   98                  34                                                         714;684-744
         38                   146                 36                                                         786;770-825
         39                   168                                                                            567;530-604
         44                   180                                                                            629;605-650
         45                   46                  25                                   920;895-935          1276;1050-1295
         47                   144                                                      560;560-560           643;630-670
         51                   199                 32                                                         734;734-734
         55                   90                                                                            1060;1060-1060
         56                   20                                                       960;895-975          1193;1095-1295
         58                   110                                                                            735;735-735
         61                   128                 12                                                         673;655-695
         65                   112                                                                            565;530-599
         68                   131                 52                                                         541;530-625
         69                   69                   9                                                         652;640-660
         70                   122                                                                            651;620-705
         73                   116                                                                            557;540-585
         75                   128                  4                                                         745;745-745
         77                   128                                                                            718;718-718
         79                   133                                                                            533;518-557
         80                   55                  20                                                         583;576-600
         81                   80                                                                             542;535-590
         82                   48                  14
        82.01                 24                   7
        82.02                 24                   7
         84                   10                                                       892;875-895          1189;1125-1295
         88                   132                                                                            605;605-605
         93                   43                  43                                   553;553-553           609;598-618
         96                    7                                                       995;995-995          1294;1195-1350
         99                   32                   8                                                         595;595-595
         101                  46                                                                             578;570-585
         108                  15                  13                                                        1195;1195-1195
         111                  90                   4                                   566;566-566           581;571-591
         114                  15                   7                                                        1195;1195-1195
         115                  40                                                                             530;515-545
         123                  48                  24                                                         549;546-550
         132                  32                                                                             560;560-560
         135                  52                                                                             563;563-563
         137                                                                                                 518;500-535
         143                  40
         147                  60

                          AVERAGE RENT;          AVERAGE RENT;         AVERAGE RENT;
    MORTGAGE LOAN         RENT RANGES -          RENT RANGES -         RENT RANGES -
       NUMBER               2 BR UNITS            3 BR UNITS             4+ BR UNITS
------------------------------------------------------------------------------------------

         12                936;870-990          1130;1130-1130         1295;1295-1295
         18               1078;1036-1120
         19                850;830-870            930;930-930
         21                807;698-1625          1184;925-1600         1518;1518-1518
        21.01
        21.02
        21.03
        21.04
        21.05
        21.06
        21.07
        21.08
        21.09
        21.10
        21.11
        21.12
        21.13
        21.14
        21.15
        21.16
        21.17
        21.18
        21.19
        21.20
        21.21
        21.22
        21.23
         24                549;525-585
         26                599;546-639            721;712-745
         29                854;835-900
         30                940;847-1012
         32                625;625-625
         36                903;844-1024         1077;1024-1324
         38                892;840-940          1070;1070-1070
         39                706;644-739
         44                751;730-757
         45               1708;1595-2195        2146;1950-2195
         47                745;740-805
         51                851;829-908          1064;1064-1064
         55               1276;1195-1305
         56               1714;1625-2095
         58                847;833-855
         61                821;804-843          1003;1003-1003
         65                695;644-734
         68                665;625-710            851;909-919
         69                859;840-880          1010;1010-1010
         70                747;740-795
         73                629;610-660
         75                839;839-839            999;999-999
         77                803;803-803
         79                631;621-653
         80                845;804-1005          990;972-1002
         81                633;620-700
         82               1695;1695-1695        2195;2195-2195
        82.01             1695;1695-1695        2195;2195-2195
        82.02             1695;1695-1695        2195;2195-2195
         84               1895;1895-1895
         88                665;665-665
         93                762;737-857            876;862-932
         96               1745;1745-1745
         99                755;755-755            880;880-880
         101               718;710-725
         108              1595;1595-1595        2195;2195-2195
         111               702;651-725            950;950-950
         114              1795;1795-1795        2395;2395-2395
         115               705;695-715
         123               655;650-695            787;760-810
         132               650;650-650
         135               686;673-713
         137
         143               711;690-720
         147               614;599-650

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-3                                            RESERVE ACCOUNT INFORMATION

   MORTGAGE             LOAN
     LOAN              GROUP                                                                                       GENERAL
    NUMBER             NUMBER         PROPERTY NAME                                                             PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1                  1            Hyatt Center                                                                 Office
      2                  1            Westin Casuarina Hotel & Spa                                               Hospitality
      3                  1            Abbey II Pool                                                                Various
     3.01                             Fletcher Parkway Medical Center                                              Office
     3.02                             Upland Freeway Center                                                        Retail
     3.03                             Aliso Viejo Commerce Center                                                  Retail
     3.04                             Wimbledon Village                                                           Mixed Use
     3.05                             Airport One Office Building                                                  Office
     3.06                             Cityview Plaza Office Park                                                   Office
     3.07                             Commerce Corporate Center                                                    Office
     3.08                             Ming Office Park                                                             Office
     3.09                             Moreno Valley Commerce Center                                               Mixed Use
     3.10                             Glendora Commerce Center                                                     Retail
     3.11                             La Mirada Commerce Center                                                  Industrial
     3.12                             Abbey Center                                                                 Office
     3.13                             Arlington II - Riverside                                                   Industrial
     3.14                             Fresno Airport (Gateway Plaza)                                               Office
     3.15                             Palm Springs Airport                                                         Office
     3.16                             Mt. Vernon Commerce Center                                                   Office
      4                  1            Extra Space PRISA Pool                                                    Self Storage
     4.01                             Extra Space PRISA - Brooklyn, NY                                          Self Storage
     4.02                             Extra Space PRISA - Alexandria, VA                                        Self Storage
     4.03                             Extra Space PRISA - Hawaiian Gardens, CA                                  Self Storage
     4.04                             Extra Space PRISA - Miami, FL (Coral Way)                                 Self Storage
     4.05                             Extra Space PRISA - Hicksville, NY                                        Self Storage
     4.06                             Extra Space PRISA - Los Angeles, CA (North Vine Street)                   Self Storage
     4.07                             Extra Space PRISA - Santa Cruz, CA                                        Self Storage
     4.08                             Extra Space PRISA - Fredericksburg, VA                                    Self Storage
     4.09                             Extra Space PRISA - Santa Fe, NM                                          Self Storage
     4.10                             Extra Space PRISA - Birmingham, AL                                        Self Storage
     4.11                             Extra Space PRISA - Kingston, NY                                          Self Storage
     4.12                             Extra Space PRISA - Ridge, NY                                             Self Storage
     4.13                             Extra Space PRISA - Skokie, IL                                            Self Storage
     4.14                             Extra Space PRISA - Gambrills, MD                                         Self Storage
     4.15                             Extra Space PRISA - Tyngsboro, MA                                         Self Storage
     4.16                             Extra Space PRISA - Brookfield, CT                                        Self Storage
     4.17                             Extra Space PRISA - Miami, FL (NW 2nd Avenue)                             Self Storage
     4.18                             Extra Space PRISA - Aloha, OR                                             Self Storage
     4.19                             Extra Space PRISA - Belleville, MI                                        Self Storage
     4.20                             Extra Space PRISA - Los Angeles, CA (Fountain Avenue)                     Self Storage
     4.21                             Extra Space PRISA - Dallas, TX                                            Self Storage
     4.22                             Extra Space PRISA - Mount Laurel, NJ                                      Self Storage
     4.23                             Extra Space PRISA - Spring, TX                                            Self Storage
     4.24                             Extra Space PRISA - Towson, MD                                            Self Storage
     4.25                             Extra Space PRISA - Vancouver, WA                                         Self Storage
     4.26                             Extra Space PRISA - Moreno Valley, CA                                     Self Storage
     4.27                             Extra Space PRISA - Harrison, NJ                                          Self Storage
     4.28                             Extra Space PRISA - Mesa, AZ                                              Self Storage
     4.29                             Extra Space PRISA - Bartlett, TN                                          Self Storage
     4.30                             Extra Space PRISA - Hauppauge, NY                                         Self Storage
     4.31                             Extra Space PRISA - Willoughby, OH                                        Self Storage
     4.32                             Extra Space PRISA - Mentor, OH                                            Self Storage
     4.33                             Extra Space PRISA - Memphis, TN (Covington Way)                           Self Storage
     4.34                             Extra Space PRISA - Amsterdam, NY                                         Self Storage
     4.35                             Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)                   Self Storage
      5                  1            300 Four Falls Corporate Center                                              Office
      6                  1            Tiffany Building                                                            Mixed Use
      7                  1            Metro Pointe at South Coast                                                  Retail
      8                  1            Eagle Ridge Mall                                                             Retail
      9                  1            One & Olney Square                                                           Retail
      10                 1            501 Second Street                                                            Office
      11                 1            Knollwood Mall                                                               Retail
      12                 2            Monte Viejo Apartments                                                     Multifamily
      13                 1            Britannia Business Center II                                                 Office
      14                 1            Birtcher Phoenix Pool                                                        Office
    14.01                             AIG Building                                                                 Office
    14.02                             TriWest Healthcare Complex                                                   Office
    14.03                             NCS Pearson Building                                                         Office
    14.04                             Hypercom Building                                                            Office
      15                 1            Residence Inn - Beverly Hills, CA                                          Hospitality
      16                 1            Britannia Business Center III                                                Office
      17                 1            Greenery Mall                                                               Mixed Use
      18                 2            Park Ridge Apartments                                                      Multifamily
      19                 2            Summerhill Pointe Apartments                                               Multifamily
      20                 1            Hamburg Village Shopping Center                                              Retail
      21                 1            River City Renaissance Pool                                                Multifamily
    21.01                             3501 Stuart Avenue                                                         Multifamily
    21.02                             3115 Monument Avenue                                                       Multifamily
    21.03                             2516 West Grace Street                                                     Multifamily
    21.04                             2716 West Grace Street                                                     Multifamily
    21.05                             2726 West Grace Street                                                     Multifamily
    21.06                             2730 West Grace Street                                                     Multifamily
    21.07                             2734 West Grace Street                                                     Multifamily
    21.08                             711 North Boulevard                                                        Multifamily
    21.09                             801-803 North Boulevard                                                    Multifamily
    21.10                             805 North Boulevard                                                        Multifamily
    21.11                             808 North Boulevard                                                        Multifamily
    21.12                             811 North Boulevard                                                        Multifamily
    21.13                             2215 Monument Avenue                                                       Multifamily
    21.14                             25 North Boulevard                                                         Multifamily
    21.15                             2810 Monument Avenue                                                       Multifamily
    21.16                             706 North Boulevard                                                        Multifamily
    21.17                             2700 West Grace Street                                                     Multifamily
    21.18                             2233 Monument Avenue                                                       Multifamily
    21.19                             803 North Robinson Street                                                  Multifamily
    21.20                             2217 Monument Avenue                                                       Multifamily
    21.21                             2225 Monument Avenue                                                       Multifamily
    21.22                             622 North Boulevard                                                        Multifamily
    21.23                             306 North Nansemond Street                                                 Multifamily
      22                 1            Cottonwood Corners Shopping Center                                           Retail
      23                 1            The Shoppes at Eastchase & The Plaza at Eastchase                            Retail
      24                 2            Knollwood Apartments                                                       Multifamily
      25                 1            Palmer Town Center                                                           Retail
      26                 2            Londontowne Apartments                                                     Multifamily
      27                 1            Talavi Corporate Center                                                      Office
      28                 1            Price Plaza Center                                                           Retail
      29                 1            Lake Sweetwater Apartments                                                 Multifamily
      30                 1            Mansions in the Park                                                       Multifamily
      31                 1            One Riverfront Plaza                                                         Office
      32                 2            Sherwood Acres Apartments                                                  Multifamily
      33                 1            Walmart - Hazard, KY                                                         Retail
      34                 1            Country Club Center                                                          Office
      35                 1            Extra Space - Marina Del Ray, CA                                          Self Storage
      36                 1            Sugar Mill Apartments                                                      Multifamily
      37                              RESERVED(5)
      38                 2            The Timbers Apartments                                                     Multifamily
      39                 2            Willowbend Lake Apartments                                                 Multifamily
      40                 1            Chloe Foods                                                                Industrial
      41                 1            Warner Atrium                                                                Office
      42                 1            Dublin Place Shopping Center                                                 Retail
      43                 1            Marriott - Oklahoma City, OK                                               Hospitality
      44                 2            The Renaissance Apartments                                                 Multifamily
      45                 1            BJB - North Pine Grove                                                     Multifamily
      46                 1            Woodside Village Shopping Center                                             Retail
      47                 1            Charter Pointe Apartments                                                  Multifamily
      48                 1            Putnam Place(2)                                                              Retail
      49                 1            Springfield Commons                                                          Retail
      50                 1            One Grumman Road West                                                      Industrial
      51                 1            Carriage Oaks Apartments                                                   Multifamily
      52                 1            Virginia Office Pool                                                         Office
    52.01                             Wythe Building                                                               Office
    52.02                             Culpeper Building                                                            Office
    52.03                             Almond Building                                                              Office
    52.04                             Lee Building                                                                 Office
    52.05                             Ratcliffe Building                                                           Office
      53                 1            Yamato Office Center                                                         Office
      54                 1            Colonnades West Shopping Center                                              Retail
      55                 2            Vineyard Village Apartments                                                Multifamily
      56                 1            BJB - West Surf                                                            Multifamily
      57                 1            Crenshaw Business Park                                                     Industrial
      58                 1            Brittany Lane Apartments                                                   Multifamily
      59                 1            Comfort Inn - Warwick, RI                                                  Hospitality
      60                 1            Holiday Inn Select - Orlando, FL                                           Hospitality
      61                 2            Camino Real Apartments                                                     Multifamily
      62                 1            1201 Broadway                                                                Office
      63                              RESERVED(5)
      64                 1            Motel Pool I(3)                                                            Hospitality
    64.01                             Settle Inn - Council Bluffs, IA                                            Hospitality
    64.02                             Settle Inn - Bellevue, NE                                                  Hospitality
    64.03                             Best Western Settle Inn - Omaha, NE                                        Hospitality
    64.04                             Settle Inn - Lincoln, NE                                                   Hospitality
    64.05                             Settle Inn - Altoona, IA                                                   Hospitality
      65                 2            Forestwood Apartments                                                      Multifamily
      66                 1            Extra Space - Chatsworth, CA                                              Self Storage
      67                 1            Patrick Commerce Center                                                    Industrial
      68                 2            La Fontenay III Apartments                                                 Multifamily
      69                 2            Citifront Apartments                                                       Multifamily
      70                 2            Wellington Farms Apartments                                                Multifamily
      71                 1            Scripps Ranch Marketplace II                                                 Retail
      72                 1            White Stone Center                                                           Retail
      73                 2            Parkway Crossing                                                           Multifamily
      74                 1            Extra Space - Philadelphia, PA                                            Self Storage
      75                 1            Colonial Estates Apartments                                                Multifamily
      76                 1            Loudoun Center                                                               Office
      77                 2            Tropicana Springs                                                          Multifamily
      78                 1            River Pointe Mall(4)                                                         Retail
      79                 2            Clocktower Apartments                                                      Multifamily
      80                 2            Villa Sierra Apartments                                                    Multifamily
      81                 2            Cedar Bluff Apartments                                                     Multifamily
      82                 1            BJB - Ridge Pool                                                           Multifamily
    82.01                             BJB - 2129-2135 Ridge                                                      Multifamily
    82.02                             BJB - 2121 Ridge                                                           Multifamily
      83                 1            Kohl's - Wadsworth, OH                                                       Retail
      84                 1            BJB - Oakdale                                                              Multifamily
      85                 1            Carmel Park II                                                               Office
      86                 1            SCC Office Building                                                          Office
      87                 1            Oak Grove Market                                                             Retail
      88                 2            Colonie Apartments                                                         Multifamily
      89                 1            Key Plaza                                                                    Office
      90                 1            Motel Pool II(3)                                                           Hospitality
    90.01                             Best Western - Grand Forks, ND                                             Hospitality
    90.02                             Best Western - Lincoln, NE                                                 Hospitality
    90.03                             Settle Inn - Grand Forks, ND                                               Hospitality
    90.04                             Settle Inn - Kaukauna, WI                                                  Hospitality
    90.05                             Super 8 - Seward, NE                                                       Hospitality
      91                 1            Extra Space - Cordova, TN                                                 Self Storage
      92                 1            American Equities Technology Center                                        Industrial
      93                 1            Buena Vista II Apartments                                                  Multifamily
      94                 1            Extra Space - Long Beach, CA                                              Self Storage
      95                 1            Lake Plaza East                                                              Office
      96                 1            BJB - 1575 Oak  Avenue                                                     Multifamily
      97                 1            Kyrene Corporate Center                                                      Office
      98                 1            Extra Space - Miami, FL                                                   Self Storage
      99                 1            BreckenRidge Apartments                                                    Multifamily
     100                 1            US Storage Center - Long Beach, CA                                        Self Storage
     101                 2            Lake Pointe Apartments - Phase 2                                           Multifamily
     102                 1            Extra Space - Naples, FL                                                  Self Storage
     103                 1            Walgreens - Metairie, LA                                                     Retail
     104                 1            Kmart - West Saint Paul, MN                                                  Retail
     105                 1            Extra Space - Burke, VA                                                   Self Storage
     106                 1            34 South Broadway                                                            Office
     107                 1            Harris Teeter - Darnestown, MD                                               Retail
     108                 1            BJB - Maple and Dempster Apartments                                        Multifamily
     109                 1            350 Revolutionary Drive                                                    Industrial
     110                 1            445 Dolley Madison Road                                                      Office
     111                 2            Wyndchase Apartments                                                       Multifamily
     112                 1            Walgreens - Mauldin, SC                                                      Retail
     113                 1            Extra Space - Dallas, TX                                                  Self Storage
     114                 1            BJB - 2247 Ridge Avenue                                                    Multifamily
     115                 2            Carisbrooke Apartments Phase III                                           Multifamily
     116                 1            Walgreens - Houston, TX (Hillcroft Avenue)                                   Retail
     117                 1            Walgreens - Marietta, GA                                                     Retail
     118                 1            Walgreens - North Wilkesboro, NC                                             Retail
     119                 1            Hillcrest Plaza Shopping Center                                              Retail
     120                 1            Dreamy Draw Office Plaza                                                     Office
     121                 1            Extra Space - Las Vegas, NV                                               Self Storage
     122                 1            Extra Space - Columbus, OH (Kenny Road)                                   Self Storage
     123                 2            Driftwood Apartments                                                       Multifamily
     124                 1            Walgreens - Hutchinson, KS                                                   Retail
     125                 1            CVS - Winter Haven, FL                                                       Retail
     126                 1            Extra Space - Houston, TX                                                 Self Storage
     127                 1            Walgreens - Harris County, TX                                                Retail
     128                 1            603 Dolley Madison Road                                                      Office
     129                 1            Walgreens - Saint Joseph, MO                                                 Retail
     130                 1            Ninth Street North                                                          Mixed Use
     131                 1            Extra Space - Plano, TX                                                   Self Storage
     132                 2            Turtle Place Apartments                                                    Multifamily
     133                 1            Extra Space - Memphis TN (Winchester Road)                                Self Storage
     134                 1            US Storage Center - Gardena, CA                                           Self Storage
     135                 2            Kentwood Apartments                                                        Multifamily
     136                 1            Walgreens - Newton, KS                                                       Retail
     137                 2            Barrington Apartments                                                      Multifamily
     138                 1            Walgreens - Warrensburg, MO                                                  Retail
     139                 1            Patterson Pope Building                                                    Industrial
     140                 1            Conn's - Austin, TX                                                          Retail
     141                 1            Extra Space - West Palm Beach, FL                                         Self Storage
     142                 1            Conn's - Cedar Park, TX                                                      Retail
     143                 2            Walworth Ridge Apartments                                                  Multifamily
     144                 1            Extra Space - Austin, TX                                                  Self Storage
     145                 1            Red Banks Crossing Shopping Center                                           Retail
     146                 1            Extra Space - North Highlands, CA                                         Self Storage
     147                 2            Landings at Pilot Point Apartments                                         Multifamily
     148                 1            Extra Space - Memphis TN (Mount Moriah Terrace)                           Self Storage
     149                 1            Extra Space - Columbus, OH (Schofield Drive)                              Self Storage
     150                 1            Conn's - Hurst, TX                                                           Retail
     151                 1            Rite Aid - Wheelersburg, OH                                                  Retail

                                                                           ANNUAL      INITIAL DEPOSIT
MORTGAGE                                  MONTHLY         MONTHLY        DEPOSIT TO      TO CAPITAL           INITIAL      ONGOING
  LOAN       SPECIFIC PROPERTY              TAX          INSURANCE      REPLACEMENT     IMPROVEMENTS            TI/LC       TI/LC
 NUMBER             TYPE                  ESCROW           ESCROW         RESERVES         RESERVE             ESCROW      FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

   1                CBD                   252,902          41,457          58,896                            12,968,321
   2           Full Service               55,095           13,119        1,224,204
   3              Various                 105,599                                         425,438
  3.01            Medical
  3.02           Anchored
  3.03          Unanchored
  3.04         Retail/Office
  3.05           Suburban
  3.06           Suburban
  3.07           Suburban
  3.08           Suburban
  3.09          Office/Flex
  3.10          Unanchored
  3.11       Warehouse/Office
  3.12           Suburban
  3.13       Office/Warehouse
  3.14           Suburban
  3.15           Suburban
  3.16           Suburban
   4           Self Storage               237,016                                         927,248
  4.01         Self Storage
  4.02         Self Storage
  4.03         Self Storage
  4.04         Self Storage
  4.05         Self Storage
  4.06         Self Storage
  4.07         Self Storage
  4.08         Self Storage
  4.09         Self Storage
  4.10         Self Storage
  4.11         Self Storage
  4.12         Self Storage
  4.13         Self Storage
  4.14         Self Storage
  4.15         Self Storage
  4.16         Self Storage
  4.17         Self Storage
  4.18         Self Storage
  4.19         Self Storage
  4.20         Self Storage
  4.21         Self Storage
  4.22         Self Storage
  4.23         Self Storage
  4.24         Self Storage
  4.25         Self Storage
  4.26         Self Storage
  4.27         Self Storage
  4.28         Self Storage
  4.29         Self Storage
  4.30         Self Storage
  4.31         Self Storage
  4.32         Self Storage
  4.33         Self Storage
  4.34         Self Storage
  4.35         Self Storage
   5             Suburban                 51,399           5,978                                             1,000,000       (1)
   6         Office/Industrial
   7             Anchored
   8             Anchored
   9             Anchored                 62,178                           58,640          6,750                             (1)
   10               CBD                   57,249
   11            Anchored
   12          Conventional               17,397           8,145
   13            Suburban                 73,662           2,855           44,702                                            (1)
   14            Suburban                 21,889           2,214           44,141          32,000             375,000        (1)
 14.01           Suburban
 14.02           Suburban
 14.03           Suburban
 14.04           Suburban
   15          Extended Stay              35,758                          381,669
   16            Suburban                 54,040           7,010           90,238                                            (1)
   17          Retail/Office              48,738                           39,439                                            (1)
   18          Conventional               39,798           5,724           84,216
   19          Conventional               31,347           7,240
   20            Anchored
   21          Conventional               24,698           5,300           90,500          99,750
 21.01         Conventional
 21.02         Conventional
 21.03         Conventional
 21.04         Conventional
 21.05         Conventional
 21.06         Conventional
 21.07         Conventional
 21.08         Conventional
 21.09         Conventional
 21.10         Conventional
 21.11         Conventional
 21.12         Conventional
 21.13         Conventional
 21.14         Conventional
 21.15         Conventional
 21.16         Conventional
 21.17         Conventional
 21.18         Conventional
 21.19         Conventional
 21.20         Conventional
 21.21         Conventional
 21.22         Conventional
 21.23         Conventional
   22            Anchored                 18,963           4,358           42,167          63,694                            (1)
   23            Anchored
   24          Conventional               19,686                          166,848         198,000
   25            Anchored                 13,767           3,883
   26          Conventional               28,605                          138,400          66,825
   27            Suburban                 29,902           31,513                                            1,750,000
   28            Anchored                 46,833           11,855
   29          Conventional               11,628           6,278
   30          Conventional               13,340           2,917           52,800
   31            Suburban                                  3,350           13,400
   32          Conventional               14,104                          125,632          61,600
   33            Anchored
   34            Suburban                 23,500           8,656           10,368                                            (1)
   35          Self Storage               13,108           3,956           17,052         186,875
   36          Conventional               14,435           2,996           48,800
   37
   38          Conventional               14,686           1,830                           30,938
   39          Conventional               11,955                           89,640          14,850
   40     Warehouse/Distribution          19,994                                                                             (1)
   41            Suburban                 18,938           2,344           18,860          4,375                             (1)
   42            Anchored                 31,206           9,334
   43          Full Service                9,633           6,626          336,918          7,500
   44          Conventional               13,993           7,496           90,000          37,500
   45          Conventional               12,997           2,126           26,500
   46            Anchored                   742            3,268           9,057
   47          Conventional               12,471                           54,288          74,140
   48            Anchored                 20,855                           31,735          16,563
   49            Anchored                 10,269           5,342           31,125                                            (1)
   50              Flex                   106,608                          73,506          33,375            2,000,000
   51          Conventional               28,073           3,300           84,000
   52            Suburban                 14,595           1,792           60,268         171,750             223,215        (1)
 52.01           Suburban
 52.02           Suburban
 52.03           Suburban
 52.04           Suburban
 52.05           Suburban
   53            Suburban                 27,783           3,610
   54            Anchored                 17,777           1,948
   55          Conventional                9,039                           40,394
   56          Conventional                8,350           2,610           31,000
   57              Flex                   11,841           2,803           21,705
   58          Conventional               13,503           3,023           47,250
   59         Limited Service             23,700           4,630          178,289          13,169
   60          Full Service                6,019           5,782          224,218          45,031
   61          Conventional               12,838           5,535           56,907          12,500
   62               CBD                   40,262           2,379
   63
   64         Limited Service             28,857           6,682          234,486          24,688
 64.01        Limited Service
 64.02        Limited Service
 64.03        Limited Service
 64.04        Limited Service
 64.05        Limited Service
   65          Conventional                7,930                           65,552
   66          Self Storage               13,077           3,495           64,092         113,125
   67              Flex                   11,638           3,059
   68          Conventional                8,605                           60,512          27,500
   69           Section 42                 8,249           2,316           31,000
   70          Conventional               12,351                           63,250          33,750
   71         Shadow Anchored             14,048                           4,008                                             (1)
   72            Anchored                  5,187           1,496           6,971
   73          Conventional                7,202                           68,448
   74          Self Storage                3,927            952            80,832         187,500
   75          Conventional               15,299           1,975           48,000
   76            Suburban                  9,895                           8,038                              800,000        (1)
   77          Conventional                5,319           1,755           35,000          5,250
   78            Anchored                 10,557                           25,961
   79          Conventional               13,026           1,873           43,290
   80          Conventional               12,315           2,293           60,750          86,250
   81          Conventional                5,318                           38,208          28,050
   82          Conventional                8,656           1,240           15,500
 82.01         Conventional
 82.02         Conventional
   83            Anchored
   84          Conventional                5,082           1,353           17,000
   85            Suburban                  7,378           1,204           12,678                                            (1)
   86            Suburban                                                  22,002          16,750
   87            Anchored                 13,579           1,823
   88          Conventional               19,753           4,056           46,372          30,250
   89               CBD                   16,867           2,042           12,453          22,500
   90             Various                 13,835           9,313          169,491         189,551
 90.01         Full Service
 90.02        Limited Service
 90.03        Limited Service
 90.04        Limited Service
 90.05        Limited Service
   91          Self Storage               10,875            771            13,428          1,688
   92        Warehouse/Office              6,006           2,941           14,475          56,875                            (1)
   93          Conventional               14,061                           41,200          49,060
   94          Self Storage                5,252           2,199           29,208          62,125
   95            Suburban                  6,695
   96          Conventional                7,453           1,360           14,250
   97            Suburban                  9,490            664            5,319                              125,000        (1)
   98          Self Storage                6,337           2,536           11,604          12,125
   99          Conventional                3,829                           27,360          39,600
  100          Self Storage                4,218           1,012           15,393          18,125
  101          Conventional                9,167           3,030           25,000
  102          Self Storage                4,438           1,398           12,372          60,000
  103            Anchored
  104            Anchored
  105          Self Storage                6,421            712            11,328          1,625
  106               CBD                   15,088                           11,922          16,250                            (1)
  107            Anchored                                   491
  108          Conventional                5,176           1,054           13,000
  109            Warehouse
  110            Suburban                  5,731            450            5,123                                             (1)
  111          Conventional                9,869           1,444           37,250          4,375
  112            Anchored
  113          Self Storage               11,034            601            15,768
  114          Conventional                4,821            858            9,250           9,625
  115          Conventional                5,375           1,496           18,000
  116            Anchored
  117            Anchored
  118            Anchored
  119            Anchored                  7,583           2,627           8,639
  120            Suburban                  6,108            460            7,452           15,813                            (1)
  121          Self Storage                3,036            667            11,196          5,375
  122          Self Storage                5,500            502            9,348           3,125
  123          Conventional                4,062                           25,600          26,400
  124            Anchored
  125            Anchored
  126          Self Storage                9,141            528            13,368          6,250
  127            Anchored
  128             Medical                  3,379            244            4,335                                             (1)
  129            Anchored
  130          Office/Retail               1,860            583            2,327
  131          Self Storage                6,583            770            11,688          18,750
  132          Conventional                1,820           1,833           22,000
  133          Self Storage                7,967            635            11,844          5,625
  134          Self Storage                2,757            828            8,165           22,113
  135          Conventional                3,319                           20,800          34,760
  136            Anchored
  137          Conventional                3,813           1,085           15,525
  138            Anchored
  139        Warehouse/Office              3,084            405            12,090         194,375
  140           Unanchored
  141          Self Storage                3,748            979            29,424          41,563
  142           Unanchored
  143          Conventional                3,202            712            10,000
  144          Self Storage                5,269            499            8,616           16,375
  145           Unanchored                 2,327            399            2,843
  146          Self Storage                4,211           1,238           9,936           53,875
  147          Conventional                4,118                           15,000
  148          Self Storage                8,297            538            11,064          5,625
  149          Self Storage                3,493            402            34,716          18,750
  150           Unanchored
  151            Anchored

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) This reserve will escrow at $31,735 annually for the first 48 payments

(3) Annual Deposit to Replacement Reserves is based on reserves payable each calendar month for March through November. The Lender, may upon notice to
Borrower, increase the monthly amounts required to be deposited into the reserve account to a monthly amount equal to 1/9th of 4.0% of the total gross annual revenues for the most recent full calendar year, effective on the first monthly payment date occurring after noticed is served.

(4) This reserve will escrow at $25,961 annually for the first 48 payments

(5) Loan numbers 37 and 63 were removed from Annex A-1 included in the Free
Writing Prospectus dated December 4, 2005.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-4                                             COMMERCIAL TENANT SCHEDULE

    MORTGAGE          LOAN                                                                 GENERAL
      LOAN            GROUP                                                               PROPERTY                  SPECIFIC
     NUMBER          NUMBER                              PROPERTY NAME                       TYPE                PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

       1                1        Hyatt Center                                              Office                     CBD
       3                1        Abbey II Pool                                             Various                  Various
      3.01                       Fletcher Parkway Medical Center                           Office                   Medical
      3.02                       Upland Freeway Center                                     Retail                   Anchored
      3.03                       Aliso Viejo Commerce Center                               Retail                  Unanchored
      3.04                       Wimbledon Village                                        Mixed Use              Retail/Office
      3.05                       Airport One Office Building                               Office                   Suburban
      3.06                       Cityview Plaza Office Park                                Office                   Suburban
      3.07                       Commerce Corporate Center                                 Office                   Suburban
      3.08                       Ming Office Park                                          Office                   Suburban
      3.09                       Moreno Valley Commerce Center                            Mixed Use               Office/Flex
      3.10                       Glendora Commerce Center                                  Retail                  Unanchored
      3.11                       La Mirada Commerce Center                               Industrial             Warehouse/Office
      3.12                       Abbey Center                                              Office                   Suburban
      3.13                       Arlington II - Riverside                                Industrial             Office/Warehouse
      3.14                       Fresno Airport (Gateway Plaza)                            Office                   Suburban
      3.15                       Palm Springs Airport                                      Office                   Suburban
      3.16                       Mt. Vernon Commerce Center                                Office                   Suburban
       5                1        300 Four Falls Corporate Center                           Office                   Suburban
       6                1        Tiffany Building                                         Mixed Use            Office/Industrial
       7                1        Metro Pointe at South Coast                               Retail                   Anchored
       8                1        Eagle Ridge Mall                                          Retail                   Anchored
       9                1        One & Olney Square                                        Retail                   Anchored
       10               1        501 Second Street                                         Office                     CBD
       11               1        Knollwood Mall                                            Retail                   Anchored
       13               1        Britannia Business Center II                              Office                   Suburban
       14               1        Birtcher Phoenix Pool                                     Office                   Suburban
     14.01                       AIG Building                                              Office                   Suburban
     14.02                       TriWest Healthcare Complex                                Office                   Suburban
     14.03                       NCS Pearson Building                                      Office                   Suburban
     14.04                       Hypercom Building                                         Office                   Suburban
       16               1        Britannia Business Center III                             Office                   Suburban
       17               1        Greenery Mall                                            Mixed Use              Retail/Office
       20               1        Hamburg Village Shopping Center                           Retail                   Anchored
       22               1        Cottonwood Corners Shopping Center                        Retail                   Anchored
       23               1        The Shoppes at Eastchase & The Plaza at Eastchase         Retail                   Anchored
       25               1        Palmer Town Center                                        Retail                   Anchored
       27               1        Talavi Corporate Center                                   Office                   Suburban
       28               1        Price Plaza Center                                        Retail                   Anchored
       31               1        One Riverfront Plaza                                      Office                   Suburban
       33               1        Walmart - Hazard, KY                                      Retail                   Anchored
       34               1        Country Club Center                                       Office                   Suburban
       40               1        Chloe Foods                                             Industrial          Warehouse/Distribution
       41               1        Warner Atrium                                             Office                   Suburban
       42               1        Dublin Place Shopping Center                              Retail                   Anchored
       46               1        Woodside Village Shopping Center                          Retail                   Anchored
       48               1        Putnam Place                                              Retail                   Anchored
       49               1        Springfield Commons                                       Retail                   Anchored
       50               1        One Grumman Road West                                   Industrial                   Flex
       52               1        Virginia Office Pool                                      Office                   Suburban
     52.01                       Wythe Building                                            Office                   Suburban
     52.02                       Culpeper Building                                         Office                   Suburban
     52.03                       Almond Building                                           Office                   Suburban
     52.04                       Lee Building                                              Office                   Suburban
     52.05                       Ratcliffe Building                                        Office                   Suburban
       53               1        Yamato Office Center                                      Office                   Suburban
       54               1        Colonnades West Shopping Center                           Retail                   Anchored
       57               1        Crenshaw Business Park                                  Industrial                   Flex
       62               1        1201 Broadway                                             Office                     CBD
       67               1        Patrick Commerce Center                                 Industrial                   Flex
       71               1        Scripps Ranch Marketplace II                              Retail               Shadow Anchored
       72               1        White Stone Center                                        Retail                   Anchored
       76               1        Loudoun Center                                            Office                   Suburban
       78               1        River Pointe Mall                                         Retail                   Anchored
       83               1        Kohl's - Wadsworth, OH                                    Retail                   Anchored
       85               1        Carmel Park II                                            Office                   Suburban
       86               1        SCC Office Building                                       Office                   Suburban
       87               1        Oak Grove Market                                          Retail                   Anchored
       89               1        Key Plaza                                                 Office                     CBD
       92               1        American Equities Technology Center                     Industrial             Warehouse/Office
       95               1        Lake Plaza East                                           Office                   Suburban
       97               1        Kyrene Corporate Center                                   Office                   Suburban
      103               1        Walgreens - Metairie, LA                                  Retail                   Anchored
      104               1        Kmart - West Saint Paul, MN                               Retail                   Anchored
      106               1        34 South Broadway                                         Office                     CBD
      107               1        Harris Teeter - Darnestown, MD                            Retail                   Anchored
      109               1        350 Revolutionary Drive                                 Industrial                Warehouse
      110               1        445 Dolley Madison Road                                   Office                   Suburban
      112               1        Walgreens - Mauldin, SC                                   Retail                   Anchored
      116               1        Walgreens - Houston, TX (Hillcroft Avenue)                Retail                   Anchored
      117               1        Walgreens - Marietta, GA                                  Retail                   Anchored
      118               1        Walgreens - North Wilkesboro, NC                          Retail                   Anchored
      119               1        Hillcrest Plaza Shopping Center                           Retail                   Anchored
      120               1        Dreamy Draw Office Plaza                                  Office                   Suburban
      124               1        Walgreens - Hutchinson, KS                                Retail                   Anchored
      125               1        CVS - Winter Haven, FL                                    Retail                   Anchored
      127               1        Walgreens - Harris County, TX                             Retail                   Anchored
      128               1        603 Dolley Madison Road                                   Office                   Medical
      129               1        Walgreens - Saint Joseph, MO                              Retail                   Anchored
      130               1        Ninth Street North                                       Mixed Use              Office/Retail
      136               1        Walgreens - Newton, KS                                    Retail                   Anchored
      138               1        Walgreens - Warrensburg, MO                               Retail                   Anchored
      139               1        Patterson Pope Building                                 Industrial             Warehouse/Office
      140               1        Conn's - Austin, TX                                       Retail                  Unanchored
      142               1        Conn's - Cedar Park, TX                                   Retail                  Unanchored
      145               1        Red Banks Crossing Shopping Center                        Retail                  Unanchored
      150               1        Conn's - Hurst, TX                                        Retail                  Unanchored
      151               1        Rite Aid - Wheelersburg, OH                               Retail                   Anchored

    MORTGAGE                                NUMBER OF
      LOAN         CUT-OFF DATE LOAN          UNITS       UNIT OF
     NUMBER           BALANCE ($)             (UNITS)     MEASURE        LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

       1             162,500,000.00         1,472,460     Sq. Ft.        Mayer, Brown, Rowe & Maw LLP
       3             148,865,000.00         1,415,100     Sq. Ft.        Various
      3.01                                    82,024      Sq. Ft.        Grossmont Hospital Corportn DBA Sharp HospiceCare
      3.02                                   116,029      Sq. Ft.        Sleep Well, Inc.DBA Sit 'n Sleep
      3.03                                    64,536      Sq. Ft.        Lilytok Corporation DBA Sport Tavern
      3.04                                   123,225      Sq. Ft.        Primecare Medical Group DV DBA Desert Valley Medical Group
      3.05                                    88,284      Sq. Ft.
      3.06                                   150,263      Sq. Ft.        Ask California, Inc. DBA Ask Southern Californ, Inc.
      3.07                                    67,314      Sq. Ft.        Los Angeles Unifd Schol Dst DBA LAUSD
      3.08                                   117,827      Sq. Ft.        Processes Unlimited Internt'l
      3.09                                   111,060      Sq. Ft.        Michael & Jeff Leichty DBA "Fun 4 All Parties"
      3.10                                    70,180      Sq. Ft.        Glen Star, L.P. DBA Lazer Star
      3.11                                    82,011      Sq. Ft.        NL Services, Inc.
      3.12                                    66,448      Sq. Ft.        Switzer Inc. DBA Desert Career College
      3.13                                   131,263      Sq. Ft.        Boise Building Solutions Distribution
      3.14                                    52,050      Sq. Ft.        Univision Radio Frsn, Inc. DBA Univision - KSOL
      3.15                                    62,986      Sq. Ft.        Desert Medical Group, Inc.
      3.16                                    29,600      Sq. Ft.        Colton Unified Schl Dstrict
       5             72,000,000.00           292,575      Sq. Ft.        John Templeton Foundation
       6             58,400,000.00           367,740      Sq. Ft.        Tiffany & Company
       7             57,000,000.00           385,620      Sq. Ft.        Best Buy Co, Inc.
       8             49,895,997.26           508,976      Sq. Ft.        SEARS
       9             43,000,000.00           344,948      Sq. Ft.        SHOPRITE SUPERMARKETS, INC.
       10            42,720,000.00           207,809      Sq. Ft.        International Data Group
       11            41,911,510.06           464,402      Sq. Ft.        CUB FOODS
       13            41,000,000.00           276,210      Sq. Ft.        Nellcor (Tyco)
       14            40,960,000.00           299,220      Sq. Ft.        Various
     14.01                                   106,397      Sq. Ft.        AIG
     14.02                                   119,131      Sq. Ft.        TriWest Healthcare Alliance
     14.03                                    49,920      Sq. Ft.        NCS Pearson Inc.
     14.04                                    23,772      Sq. Ft.        Hypercom Corporation
       16            35,000,000.00           191,009      Sq. Ft.        Robert Half International
       17            35,000,000.00           219,105      Sq. Ft.        Circuit City Stores
       20            31,780,000.00           139,196      Sq. Ft.        Dawahares
       22            28,100,000.00           217,911      Sq. Ft.        Best Buy
       23            26,300,000.00           364,403      Sq. Ft.        Ross Dress for Less
       25            25,025,000.00           153,400      Sq. Ft.        Giant Food Stores
       27            24,000,000.00           152,936      Sq. Ft.        Bechtel Corporation
       28            23,400,000.00           205,818      Sq. Ft.        Best Buy
       31            20,000,000.00           130,726      Sq. Ft.        Core, Inc. and Disability RMS, Inc.
       33            19,715,000.00           209,847      Sq. Ft.        Wal-Mart
       34            19,000,000.00            68,825      Sq. Ft.        Turnberry Residential Developers
       40            17,000,000.00           267,290      Sq. Ft.        Chloe Foods, Inc.
       41            16,923,339.09           125,666      Sq. Ft.        Polycomp Admin Services
       42            16,920,000.00           265,400      Sq. Ft.        Target
       46            16,000,000.00            90,575      Sq. Ft.        Piggly Wiggly
       48            15,900,000.00           153,336      Sq. Ft.        Stop & Shop
       49            15,750,000.00           207,497      Sq. Ft.        Lowe's
       50            15,500,000.00           365,204      Sq. Ft.        Northrop Grumman
       52            15,300,000.00           223,038      Sq. Ft.        Various
     52.01                                    61,461      Sq. Ft.        Department of General Services
     52.02                                    54,832      Sq. Ft.        GSA - U.S. Department of Agriculture
     52.03                                    40,392      Sq. Ft.        Department of General Services
     52.04                                    35,001      Sq. Ft.        Department of General Services
     52.05                                    31,352      Sq. Ft.        Department of General Services
       53            15,300,000.00           170,522      Sq. Ft.        Radisys Corp
       54            14,040,000.00           136,000      Sq. Ft.        Marshalls
       57            13,000,000.00           197,320      Sq. Ft.        Hiatt Furniture
       62            11,971,510.16           131,874      Sq. Ft.        U.S.A. Hua Tai Group, Inc.
       67            11,000,000.00           223,590      Sq. Ft.        TCS America
       71             9,200,000.00            28,700      Sq. Ft.        Copy Club
       72             9,141,105.43            69,705      Sq. Ft.        Publix
       76             8,700,000.00            80,381      Sq. Ft.        Aurum Technology, Inc.
       78             8,600,000.00           173,076      Sq. Ft.        Kroger
       83             7,806,573.99            88,408      Sq. Ft.        Kohl's
       85             7,500,000.00            84,523      Sq. Ft.        Pulte Homes
       86             7,424,622.20           110,008      Sq. Ft.        Soft Computer Corporation
       87             7,358,000.00            97,207      Sq. Ft.        Safeway
       89             7,200,000.00            81,918      Sq. Ft.        State of Maine
       92             6,800,000.00           144,750      Sq. Ft.        RELM
       95             6,200,000.00            71,998      Sq. Ft.        RK&K
       97             6,160,000.00            48,350      Sq. Ft.        HealthCare Dimensions, Inc.
      103             5,290,000.00            13,650      Sq. Ft.        Walgreens
      104             5,194,703.42           103,500      Sq. Ft.        Kmart
      106             5,000,000.00            51,836      Sq. Ft.        AKRF, INC.
      107             4,940,000.00            43,256      Sq. Ft.        Harris Teeter
      109             4,850,000.00            74,871      Sq. Ft.        Advo, Inc.
      110             4,825,000.00            52,048      Sq. Ft.        New Horizon's
      112             4,720,000.00            14,465      Sq. Ft.        Walgreens
      116             4,250,000.00            14,820      Sq. Ft.        Walgreens
      117             4,183,577.46            14,560      Sq. Ft.        Walgreens
      118             4,105,000.00            14,560      Sq. Ft.        Walgreens
      119             4,050,000.00            57,593      Sq. Ft.        Big Lots
      120             4,000,000.00            31,051      Sq. Ft.        Realty Executives
      124             3,462,000.00            14,395      Sq. Ft.        Walgreens
      125             3,424,000.00            13,824      Sq. Ft.        CVS
      127             3,388,000.00            14,820      Sq. Ft.        Walgreens
      128             3,375,000.00            28,898      Sq. Ft.        Eagle Physicians and Associates
      129             3,350,000.00            14,573      Sq. Ft.        Walgreens
      130             3,340,000.00            23,273      Sq. Ft.        Duke University
      136             2,891,000.00            14,444      Sq. Ft.        Walgreens
      138             2,870,000.00            14,490      Sq. Ft.        Walgreens
      139             2,675,989.41            93,000      Sq. Ft.        Patterson Building Systems, Inc.
      140             2,640,000.00            24,960      Sq. Ft.        Conn's
      142             2,571,000.00            24,960      Sq. Ft.        Conn's
      145             2,327,000.00            28,433      Sq. Ft.        Mattress and Sofas Plus
      150             1,444,000.00            25,230      Sq. Ft.        Conn's
      151             1,380,000.00            10,650      Sq. Ft.        Rite Aid

MORTGAGE     LARGEST          LARGEST                                                              2ND LARGEST       2ND LARGEST
  LOAN        TENANT          TENANT                                                               TENANT % OF       TENANT EXP.
 NUMBER      % OF NRA        EXP. DATE       2ND LARGEST TENANT NAME                                   NRA               DATE
------------------------------------------------------------------------------------------------------------------------------------

   1          26.66%         06/30/20        Hyatt Corporation                                       19.85%        Multiple Spaces
   3         Various          Various        Various                                                 Various           Various
  3.01        16.25%            MTM          The San Carlos Medical Grp                              12.17%            04/30/08
  3.02        11.40%         01/31/09        Wan Chon Industry Grp LTD. DBA L' Fashion Furniture     11.04%            12/31/07
  3.03        8.41%          09/30/07        Aliso Foreign Cars, Inc.                                 8.18%            12/31/05
  3.04        11.88%         06/30/07        IGEE LLC                                                11.04%            10/31/11
  3.05
  3.06        3.91%          07/31/06        County of Orange DBA Office the County Counsel           3.84%            07/31/15
  3.07        34.12%         08/31/12        PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc      29.32%            07/31/06
  3.08        20.22%         01/31/08        BFGC Archtect Plannrs, Inc.                              8.26%            11/30/08
  3.09        7.65%          11/30/07        Expert Tire & Service Cntrs                              5.82%            05/31/08
  3.10        15.60%         04/30/08        Child Site Corp. DBA Tutortime Corporation              14.25%            10/31/07
  3.11        7.51%          01/31/09        US Micro Lab, Inc.                                       6.07%            02/29/08
  3.12        11.66%         12/31/10        Southern Cal Desert Retina                               6.23%            08/31/11
  3.13       100.00%         02/28/08
  3.14        14.79%         12/31/06        Department Transportation                               10.31%            09/14/12
  3.15        89.43%         11/30/11        Wafa T. Wear & Lawrenc Nlsn                              3.28%            04/30/08
  3.16        56.43%         06/30/10        Conrad & Christina Valdez DBA Echoes of Love            13.09%            04/30/09
   5          14.94%         10/31/15        EMC Corporation                                         13.32%            05/31/10
   6         100.00%         09/30/25
   7          15.34%         01/31/17        Nordstrom Rack                                          13.01%            01/31/12
   8          25.56%         02/28/16        JC Penney                                               12.02%            02/28/16
   9          16.29%         01/31/18        OLNEY RETAIL REALTY CORP.                                8.70%            08/31/14
   10         48.94%         09/30/12        Time Warner                                              7.60%            06/30/06
   11         27.97%         03/31/19        KOHL'S                                                  17.37%            01/31/16
   13         51.05%         12/31/08        Robert Half International                               33.62%            06/01/10
   14        Various          Various        Various                                                 Various           Various
 14.01       100.00%         12/31/15
 14.02        53.37%         04/30/09        Wells Fargo                                             46.63%            04/30/06
 14.03       100.00%         08/31/07
 14.04       100.00%         08/31/11
   16         40.24%         08/01/10        Ocular (Cooper)                                         13.40%        Multiple Spaces
   17         24.79%         02/28/14        Jo-Ann Stores, Inc.                                      8.44%            02/28/15
   20         12.93%         11/30/16        Arhaus Homeworks, Inc.                                   7.54%            03/31/13
   22         20.99%         02/28/16        Linens N Things                                         16.36%            01/01/14
   23         8.28%          01/31/15        Linens N Things                                          7.68%            01/31/14
   25         42.54%         02/28/25        AJ Wright                                               16.62%            07/31/15
   27         68.38%         04/30/12        California Casualty Management                          18.14%            08/31/14
   28         22.20%         01/31/16        Babies R Us                                             18.12%            01/31/16
   31        100.00%         01/31/16
   33        100.00%         04/14/24
   34         42.20%         03/31/20        Master Lease                                            36.68%            04/30/20
   40        100.00%         10/31/20
   41         11.00%         06/30/08        Medpoint Management                                      8.09%            03/31/08
   42         45.60%         11/30/08        Home Expo                                               35.16%            01/31/27
   46         43.31%         07/31/25        ReMax                                                    5.91%            08/31/10
   48         39.31%         02/28/09        A.J. Wright                                             17.89%            04/30/09
   49         60.41%         01/31/15        Toys R Us                                               15.83%            01/31/08
   50         51.96%         04/30/08        E&F                                                     42.08%            04/30/15
   52        Various          Various        Various                                                 Various           Various
 52.01        52.49%         06/30/15        Sentara Health Plans, Inc.                              12.95%            02/05/10
 52.02        76.32%         06/30/08        Virginia Association of Chiefs of Police                 3.45%            12/31/07
 52.03        59.23%         06/30/15        CSX Transportation, Inc.                                15.40%            05/31/09
 52.04       100.00%         06/30/15
 52.05        48.41%         06/30/15        Assistive Technology Loan Fund Authority                 7.90%            12/02/09
   53         21.05%         01/31/06        Dreamport, Inc.                                         15.91%              MTM
   54         22.43%         11/30/08        Office Max                                              22.06%            05/21/17
   57         18.79%         07/31/07        Iron Mountain Information Management                    10.97%            07/31/06
   62         8.48%       Multiple Spaces    Just Fantastic Inc.                                      4.55%            02/28/13
   67         13.60%         11/30/10        AVTS                                                     7.33%            11/30/10
   71         17.42%         11/30/07        Washington Mutual Bank                                  16.72%            06/30/10
   72         63.51%         03/31/24        Movie Gallery                                            5.62%            12/31/12
   76         21.58%         07/31/11        HCI Technologies, Inc.                                  18.66%            03/31/11
   78         23.57%         08/31/09        Peebles                                                 19.16%            01/31/09
   83        100.00%         11/01/25
   85         14.28%      Multiple Spaces    Merchandising Corporation                                9.78%            10/31/08
   86        100.00%         09/30/20
   87         54.52%         02/29/12        Baxter's Auto Parts                                      8.50%            09/30/07
   89         71.23%      Multiple Spaces    Key Bank                                                28.77%            10/31/08
   92         37.31%         06/30/10        Metals USA Building Products                            12.44%            03/31/10
   95         17.01%         11/30/12        Business to Business                                     9.33%            08/31/11
   97         53.84%         05/31/07        Law Offices of Craig W. Penrod, P.C.                     8.95%            06/30/08
  103        100.00%         01/31/30
  104        100.00%         07/31/25
  106         11.48%         12/31/07        The New York School of Court Reporting                   7.35%            01/15/15
  107        100.00%         09/30/25
  109        100.00%         08/14/14
  110         21.60%         08/31/07        Principal Financial Group                               14.88%            07/31/06
  112        100.00%         08/31/30
  116        100.00%         03/31/30
  117        100.00%         11/30/29
  118        100.00%         10/31/30
  119         39.56%         01/31/09        Eckerd                                                  15.90%            11/30/08
  120         18.70%         09/30/06        Norris & benedict                                        9.58%            02/28/09
  124        100.00%         08/31/27
  125        100.00%         04/21/24
  127        100.00%         2/29/2030
  128         68.78%         06/30/13        Hospice                                                 10.70%            08/31/10
  129        100.00%         06/30/28
  130         34.55%         08/31/06        Bali Hai                                                15.02%            01/31/13
  136        100.00%         08/31/27
  138        100.00%         05/31/29
  139        100.00%         05/31/20
  140        100.00%         06/30/17
  142        100.00%         09/30/17
  145         42.31%         03/31/07        ICI Delux                                               15.90%            05/31/06
  150        100.00%         09/30/19
  151        100.00%         06/15/28

    MORTGAGE                                                                         3RD LARGEST        3RD LARGEST
      LOAN                                                                           TENANT % OF        TENANT EXP.
     NUMBER      3RD LARGEST TENANT NAME                                                 NRA                DATE
-------------------------------------------------------------------------------------------------------------------------

       1         Goldman Sachs                                                          9.10%             04/30/20
       3         Various                                                               Various            Various
      3.01       Grossmont Surgery Cntr, LLP                                            9.70%             12/31/06
      3.02       Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp                    10.23%            08/31/10
      3.03       La Paz Service Center DBA La Paz Service Center                        7.90%             10/31/07
      3.04       Wendell E. Weitstein C.M. DBA Guardian Medical Group                   5.31%             09/30/06
      3.05
      3.06       American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr            3.58%             10/31/06
      3.07       Bank of America                                                        26.37%            09/30/08
      3.08       Ordiz Melby Architcts, Inc.                                            7.09%             02/28/10
      3.09       Victory Temple Deliverance                                             4.39%             08/31/08
      3.10       Rigoberto Ramos & Patrc Ram DBA Casa Jimenez                           5.37%             04/30/08
      3.11       Lange America                                                          5.14%             05/31/07
      3.12       Christopher S. Manes                                                   5.83%             03/31/06
      3.13
      3.14       Tamiyasu, Smith, Hrn, & Brn                                            10.28%              MTM
      3.15       Kocen Financial Group, Inc.                                            3.10%             04/30/06
      3.16       Alejandro Martinez DBA Martinez Photo                                  9.83%             01/31/09
       5         The Judge Group                                                        10.63%        Multiple Spaces
       6
       7         Edwards Theatres Circuit                                               12.16%            11/30/16
       8         RECREATION STATION                                                     8.74%             09/30/20
       9         US POSTAL SERVICE                                                      7.94%             08/14/07
       10        WRNS Studio                                                            7.41%         Multiple Spaces
       11        T.J. MAXX                                                              11.76%            10/31/15
       13        Anixter, Inc.                                                          5.12%             08/01/08
       14
     14.01
     14.02
     14.03
     14.04
       16        Nellcor (Tyco)                                                         13.38%            05/01/06
       17        Barnes & Noble Books                                                   8.23%             10/31/07
       20        Gap/Gap Kids                                                           6.47%             02/28/12
       22        Michaels                                                               15.60%            04/01/13
       23        PetsMart                                                               5.27%             07/31/19
       25        Hollywood Entertainment                                                3.67%             04/30/20
       27        Progressive Casualty Insurance                                         8.67%             07/31/09
       28        Linens N Things                                                        16.47%            01/31/16
       31
       33
       34        Cabi Developers, LLC                                                   21.12%            03/31/20
       40
       41        Physician's Choice                                                     7.43%             01/26/10
       42        Anderson's TV                                                          5.19%             11/21/13
       46        Rooms Are Us                                                           4.42%             09/30/10
       48        SEI/Aarons                                                             11.38%            10/31/09
       49        Best Buy                                                               9.66%             01/31/15
       50        Acme Bus Company                                                       2.67%             08/31/09
       52        Various                                                               Various            Various
     52.01       J. L. Hayes & Associates, Inc.                                         0.68%             05/31/06
     52.02       Affinity Marketing, Inc.                                               1.79%             08/31/08
     52.03       Tidewater Home Mortgage Group, Inc.                                    4.15%             02/29/08
     52.04
     52.05       Virginia Billing Associates LLC                                        7.02%             04/30/10
       53        Ibis, LLC                                                              5.66%             09/30/07
       54        CompUSA                                                                18.82%            04/30/17
       57        GB Automotive                                                          8.61%             11/30/06
       62        Young One Fashions Inc.                                                4.55%             02/28/13
       67        Media Owl                                                              5.50%             02/28/10
       71        North Island Federal Credit Union                                      14.63%            08/31/10
       72        Sun Time                                                               5.16%             07/31/14
       76        Concentra health Services, Inc.                                        9.33%             01/31/16
       78        Tractor Supply Company                                                 18.88%            01/31/09
       83
       85        Strategic Power Systems, Inc.                                          7.84%             06/30/08
       86
       87        Blockbuster                                                            6.17%             09/30/07
       89
       92        RBB Melbourne                                                          10.36%            12/10/05
       95        Chemware                                                               9.13%             07/31/09
       97        Estension Logistics                                                    8.70%             03/17/06
      103
      104
      106        Metro Business Partner Inc                                             6.70%             09/30/13
      107
      109
      110        American Home Mortgage                                                 13.50%            10/31/10
      112
      116
      117
      118
      119        Coldwell Banker                                                        7.71%             03/31/10
      120        Frank Development                                                      9.52%             04/30/06
      124
      125
      127
      128        Moses Cone                                                             7.95%             01/31/09
      129
      130        Robert C. Ekstrand                                                     10.69%            11/30/07
      136
      138
      139
      140
      142
      145        Cici' Pizza                                                            14.78%            11/30/10
      150
      151

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-5                      CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                                     MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

   MORTGAGE    LOAN
     LOAN     GROUP
    NUMBER    NUMBER                          PROPERTY NAME                              CITY          STATE
---------------------------------------------------------------------------------------------------------------

       3         1       Abbey II Pool                                                 Various          CA
---------------------------------------------------------------------------------------------------------------
     3.01                Fletcher Parkway Medical Center                               La Mesa          CA
     3.02                Upland Freeway Center                                          Upland          CA
     3.03                Aliso Viejo Commerce Center                                 Aliso Viejo        CA
     3.04                Wimbledon Village                                           Victorville        CA
     3.05                Airport One Office Building                                  Long Beach        CA
     3.06                Cityview Plaza Office Park                                  Garden Grove       CA
     3.07                Commerce Corporate Center                                     Commerce         CA
     3.08                Ming Office Park                                            Bakersfield        CA
     3.09                Moreno Valley Commerce Center                              Moreno Valley       CA
     3.10                Glendora Commerce Center                                      Glendora         CA
     3.11                La Mirada Commerce Center                                    La Mirada         CA
     3.12                Abbey Center                                                Palm Springs       CA
     3.13                Arlington II - Riverside                                     Riverside         CA
     3.14                Fresno Airport (Gateway Plaza)                                 Fresno          CA
     3.15                Palm Springs Airport                                        Palm Springs       CA
     3.16                Mt. Vernon Commerce Center                                     Colton          CA

       4         1       Extra Space PRISA Pool                                        Various        Various
---------------------------------------------------------------------------------------------------------------
     4.01                Extra Space PRISA - Brooklyn, NY                              Brooklyn         NY
     4.02                Extra Space PRISA - Alexandria, VA                           Alexandria        VA
     4.03                Extra Space PRISA - Hawaiian Gardens, CA                  Hawaiian Gardens     CA
     4.04                Extra Space PRISA - Miami, FL (Coral Way)                      Miami           FL
     4.05                Extra Space PRISA - Hicksville, NY                           Hicksville        NY
     4.06                Extra Space PRISA - Los Angeles, CA (North Vine Street)     Los Angeles        CA
     4.07                Extra Space PRISA - Santa Cruz, CA                           Santa Cruz        CA
     4.08                Extra Space PRISA - Fredericksburg, VA                     Fredericksburg      VA
     4.09                Extra Space PRISA - Santa Fe, NM                              Santa Fe         NM
      4.1                Extra Space PRISA - Birmingham, AL                           Birmingham        AL
     4.11                Extra Space PRISA - Kingston, NY                              Kingston         NY
     4.12                Extra Space PRISA - Ridge, NY                                  Ridge           NY
     4.13                Extra Space PRISA - Skokie, IL                                 Skokie          IL
     4.14                Extra Space PRISA - Gambrills, MD                            Gambrills         MD
     4.15                Extra Space PRISA - Tyngsboro, MA                            Tyngsboro         MA
     4.16                Extra Space PRISA - Brookfield, CT                           Brookfield        CT
     4.17                Extra Space PRISA - Miami, FL (NW 2nd Avenue)                  Miami           FL
     4.18                Extra Space PRISA - Aloha, OR                                  Aloha           OR
     4.19                Extra Space PRISA - Belleville, MI                           Belleville        MI
      4.2                Extra Space PRISA - Los Angeles, CA (Fountain Avenue)       Los Angeles        CA
     4.21                Extra Space PRISA - Dallas, TX                                 Dallas          TX
     4.22                Extra Space PRISA - Mount Laurel, NJ                        Mount Laurel       NJ
     4.23                Extra Space PRISA - Spring, TX                                 Spring          TX
     4.24                Extra Space PRISA - Towson, MD                                 Towson          MD
     4.25                Extra Space PRISA - Vancouver, WA                            Vancouver         WA
     4.26                Extra Space PRISA - Moreno Valley, CA                      Moreno Valley       CA
     4.27                Extra Space PRISA - Harrison, NJ                              Harrison         NJ
     4.28                Extra Space PRISA - Mesa, AZ                                    Mesa           AZ
     4.29                Extra Space PRISA - Bartlett, TN                              Bartlett         TN
      4.3                Extra Space PRISA - Hauppauge, NY                            Hauppauge         NY
     4.31                Extra Space PRISA - Willoughby, OH                           Willoughby        OH
     4.32                Extra Space PRISA - Mentor, OH                                 Mentor          OH
     4.33                Extra Space PRISA - Memphis, TN (Covington Way)               Memphis          TN
     4.34                Extra Space PRISA - Amsterdam, NY                            Amsterdam         NY
     4.35                Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)       Memphis          TN

    Various      1       Extra Space Self Storage Portfolio #6                         Various        Various
---------------------------------------------------------------------------------------------------------------
      35         1       Extra Space - Marina Del Ray, CA                           Marina Del Ray      CA
      66         1       Extra Space - Chatsworth, CA                                 Chatsworth        CA
      74         1       Extra Space - Philadelphia, PA                              Philadelphia       PA
      91         1       Extra Space - Cordova, TN                                     Cordova          TN
      94         1       Extra Space - Long Beach, CA                                 Long Beach        CA
      98         1       Extra Space - Miami, FL                                        Miami           FL
      102        1       Extra Space - Naples, FL                                       Naples          FL
      105        1       Extra Space - Burke, VA                                        Burke           VA
      113        1       Extra Space - Dallas, TX                                       Dallas          TX
      121        1       Extra Space - Las Vegas, NV                                  Las Vegas         NV
      122        1       Extra Space - Columbus, OH (Kenny Road)                       Columbus         OH
      126        1       Extra Space - Houston, TX                                     Houston          TX
      131        1       Extra Space - Plano, TX                                        Plano           TX
      133        1       Extra Space - Memphis TN (Winchester Road)                    Memphis          TN
      141        1       Extra Space - West Palm Beach, FL                         West Palm Beach      FL
      144        1       Extra Space - Austin, TX                                       Austin          TX
      146        1       Extra Space - North Highlands, CA                         North Highlands      CA
      148        1       Extra Space - Memphis TN (Mount Moriah Terrace)               Memphis          TN
      149        1       Extra Space - Columbus, OH (Schofield Drive)                  Columbus         OH

    Various      1       Birtcher Portfolio                                            Various          AZ
---------------------------------------------------------------------------------------------------------------
      14         1       Birtcher Phoenix Pool                                         Phoenix          AZ
     14.01               AIG Building                                                  Phoenix          AZ
     14.02               TriWest Healthcare Complex                                    Phoenix          AZ
     14.03               NCS Pearson Building                                          Phoenix          AZ
     14.04               Hypercom Building                                             Phoenix          AZ
      97         1       Kyrene Corporate Center                                        Tempe           AZ
      120        1       Dreamy Draw Office Plaza                                      Phoenix          AZ

      21         1       River City Renaissance Pool                                   Richmond         VA
---------------------------------------------------------------------------------------------------------------
     21.01               3501 Stuart Avenue                                            Richmond         VA
     21.02               3115 Monument Avenue                                          Richmond         VA
     21.03               2516 West Grace Street                                        Richmond         VA
     21.04               2716 West Grace Street                                        Richmond         VA
     21.05               2726 West Grace Street                                        Richmond         VA
     21.06               2730 West Grace Street                                        Richmond         VA
     21.07               2734 West Grace Street                                        Richmond         VA
     21.08               711 North Boulevard                                           Richmond         VA
     21.09               801-803 North Boulevard                                       Richmond         VA
     21.1                805 North Boulevard                                           Richmond         VA
     21.11               808 North Boulevard                                           Richmond         VA
     21.12               811 North Boulevard                                           Richmond         VA
     21.13               2215 Monument Avenue                                          Richmond         VA
     21.14               25 North Boulevard                                            Richmond         VA
     21.15               2810 Monument Avenue                                          Richmond         VA
     21.16               706 North Boulevard                                           Richmond         VA
     21.17               2700 West Grace Street                                        Richmond         VA
     21.18               2233 Monument Avenue                                          Richmond         VA
     21.19               803 North Robinson Street                                     Richmond         VA
     21.2                2217 Monument Avenue                                          Richmond         VA
     21.21               2225 Monument Avenue                                          Richmond         VA
     21.22               622 North Boulevard                                           Richmond         VA
     21.23               306 North Nansemond Street                                    Richmond         VA

      52         1       Virginia Office Pool                                          Richmond         VA
---------------------------------------------------------------------------------------------------------------
     52.01               Wythe Building                                                Richmond         VA
     52.02               Culpeper Building                                             Richmond         VA
     52.03               Almond Building                                               Richmond         VA
     52.04               Lee Building                                                  Richmond         VA
     52.05               Ratcliffe Building                                            Richmond         VA

    Various      1       Villa Sierra/Wyndchase Apartments Portfolio                   El Paso          TX
---------------------------------------------------------------------------------------------------------------
      80         1       Villa Sierra Apartments                                       El Paso          TX
      111        1       Wyndchase Apartments                                          El Paso          TX

      64         1       Motel Pool I                                                  Various        Various
---------------------------------------------------------------------------------------------------------------
     64.01               Settle Inn - Council Bluffs, IA                            Council Bluffs      IA
     64.02               Settle Inn - Bellevue, NE                                     Bellevue         NE
     64.03               Best Western Settle Inn - Omaha, NE                            Omaha           NE
     64.04               Settle Inn - Lincoln, NE                                      Lincoln          NE
     64.05               Settle Inn - Altoona, IA                                      Altoona          IA

      82         1       BJB - Ridge Pool                                              Evanston         IL
---------------------------------------------------------------------------------------------------------------
     82.01               BJB - 2129-2135 Ridge                                         Evanston         IL
     82.02               BJB - 2121 Ridge                                              Evanston         IL

      90         1       Motel Pool II                                                 Various        Various
---------------------------------------------------------------------------------------------------------------
     90.01               Best Western - Grand Forks, ND                              Grand Forks        ND
     90.02               Best Western - Lincoln, NE                                    Lincoln          NE
     90.03               Settle Inn - Grand Forks, ND                                Grand Forks        ND
     90.04               Settle Inn - Kaukauna, WI                                     Kaukauna         WI
     90.05               Super 8 - Seward, NE                                           Seward          NE

                                                                                                       % OF            ORIGINAL
                                                                                                     AGGREGATE         TERM TO
   MORTGAGE                                                    ORIGINAL         CUT-OFF DATE          CUT-OFF          MATURITY
      LOAN           CROSS COLLATERALIZED AND CROSS              LOAN               LOAN                DATE            OR ARD
    NUMBER                 DEFAULTED LOAN FLAG               BALANCE ($)        BALANCE ($)           BALANCE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

       3                                                    148,865,000.00     148,865,000.00          5.87%             120
------------------------------------------------------------------------------------------------------------------------------------
     3.01                                                   17,325,000.00
     3.02                                                   15,675,000.00
     3.03                                                   15,150,000.00
     3.04                                                   13,575,000.00
     3.05                                                   12,282,500.00
     3.06                                                   12,000,000.00
     3.07                                                   10,125,000.00
     3.08                                                    9,600,000.00
     3.09                                                    7,987,500.00
     3.10                                                    7,770,000.00
     3.11                                                    7,312,500.00
     3.12                                                    5,962,500.00
     3.13                                                    5,662,500.00
     3.14                                                    3,525,000.00
     3.15                                                    3,112,500.00
     3.16                                                    1,800,000.00

       4                                                    145,000,000.00     145,000,000.00          5.72%              84
------------------------------------------------------------------------------------------------------------------------------------
     4.01                                                   12,709,204.00
     4.02                                                   10,464,339.00
     4.03                                                    9,239,863.00
     4.04                                                    7,425,942.00
     4.05                                                    6,856,837.00
     4.06                                                    6,641,102.00
     4.07                                                    5,917,259.00
     4.08                                                    5,341,072.00
     4.09                                                    5,261,170.00
      4.1                                                    4,884,407.00
     4.11                                                    4,647,884.00
     4.12                                                    4,507,660.00
     4.13                                                    4,346,838.00
     4.14                                                    4,327,957.00
     4.15                                                    3,892,776.00
     4.16                                                    3,885,450.00
     4.17                                                    3,637,121.00
     4.18                                                    3,572,843.00
     4.19                                                    3,563,872.00
      4.2                                                    3,502,582.00
     4.21                                                    3,389,363.00
     4.22                                                    3,099,924.00
     4.23                                                    2,964,797.00
     4.24                                                    2,759,044.00
     4.25                                                    2,701,296.00
     4.26                                                    2,554,983.00
     4.27                                                    2,502,073.00
     4.28                                                    2,201,648.00
     4.29                                                    1,776,173.00
      4.3                                                    1,759,398.00
     4.31                                                    1,083,548.00
     4.32                                                    1,027,484.00
     4.33                                                     935,385.00
     4.34                                                     863,581.00
     4.35                                                     755,125.00

    Various       Extra Space Self Storage Portfolio #6     101,000,000.00     101,000,000.00          3.99%             120
------------------------------------------------------------------------------------------------------------------------------------
      35          Extra Space Self Storage Portfolio #6     18,400,000.00      18,400,000.00           0.73%             120
      66          Extra Space Self Storage Portfolio #6     11,200,000.00      11,200,000.00           0.44%             120
      74          Extra Space Self Storage Portfolio #6      9,000,000.00       9,000,000.00           0.36%             120
      91          Extra Space Self Storage Portfolio #6      6,900,000.00       6,900,000.00           0.27%             120
      94          Extra Space Self Storage Portfolio #6      6,200,000.00       6,200,000.00           0.24%             120
      98          Extra Space Self Storage Portfolio #6      6,100,000.00       6,100,000.00           0.24%             120
      102         Extra Space Self Storage Portfolio #6      5,400,000.00       5,400,000.00           0.21%             120
      105         Extra Space Self Storage Portfolio #6      5,100,000.00       5,100,000.00           0.20%             120
      113         Extra Space Self Storage Portfolio #6      4,400,000.00       4,400,000.00           0.17%             120
      121         Extra Space Self Storage Portfolio #6      3,900,000.00       3,900,000.00           0.15%             120
      122         Extra Space Self Storage Portfolio #6      3,800,000.00       3,800,000.00           0.15%             120
      126         Extra Space Self Storage Portfolio #6      3,400,000.00       3,400,000.00           0.13%             120
      131         Extra Space Self Storage Portfolio #6      3,300,000.00       3,300,000.00           0.13%             120
      133         Extra Space Self Storage Portfolio #6      3,100,000.00       3,100,000.00           0.12%             120
      141         Extra Space Self Storage Portfolio #6      2,600,000.00       2,600,000.00           0.10%             120
      144         Extra Space Self Storage Portfolio #6      2,400,000.00       2,400,000.00           0.09%             120
      146         Extra Space Self Storage Portfolio #6      2,200,000.00       2,200,000.00           0.09%             120
      148         Extra Space Self Storage Portfolio #6      2,100,000.00       2,100,000.00           0.08%             120
      149         Extra Space Self Storage Portfolio #6      1,500,000.00       1,500,000.00           0.06%             120

    Various                Birtcher Portfolio               51,120,000.00      51,120,000.00           2.02%             120
------------------------------------------------------------------------------------------------------------------------------------
      14                   Birtcher Portfolio               40,960,000.00      40,960,000.00           1.62%             120
     14.01                                                  16,700,000.00
     14.02                                                  15,520,000.00
     14.03                                                   6,050,000.00
     14.04                                                   2,690,000.00
      97                   Birtcher Portfolio                6,160,000.00       6,160,000.00           0.24%             120
      120                  Birtcher Portfolio                4,000,000.00       4,000,000.00           0.16%             120

      21                                                    30,350,000.00      30,285,631.73           1.20%             120
------------------------------------------------------------------------------------------------------------------------------------
     21.01
     21.02
     21.03
     21.04
     21.05
     21.06
     21.07
     21.08
     21.09
     21.1
     21.11
     21.12
     21.13
     21.14
     21.15
     21.16
     21.17
     21.18
     21.19
     21.2
     21.21
     21.22
     21.23

      52                                                    15,300,000.00      15,300,000.00           0.60%             120
------------------------------------------------------------------------------------------------------------------------------------
     52.01
     52.02
     52.03
     52.04
     52.05

    Various     Villa Sierra/Wyndchase Apartments Portfolio 12,800,000.00      12,800,000.00           0.51%             120
------------------------------------------------------------------------------------------------------------------------------------
      80        Villa Sierra/Wyndchase Apartments Portfolio  8,000,000.00       8,000,000.00           0.32%             120
      111       Villa Sierra/Wyndchase Apartments Portfolio  4,800,000.00       4,800,000.00           0.19%             120

      64                                                    11,345,000.00      11,345,000.00           0.45%             120
------------------------------------------------------------------------------------------------------------------------------------
     64.01                                                   3,199,872.00
     64.02                                                   2,210,820.00
     64.03                                                   2,094,462.00
     64.04                                                   2,036,282.00
     64.05                                                   1,803,564.00

      82                                                     7,812,000.00       7,812,000.00           0.31%             120
------------------------------------------------------------------------------------------------------------------------------------
     82.01
     82.02

      90                                                     7,155,000.00       7,155,000.00           0.28%             120
------------------------------------------------------------------------------------------------------------------------------------
     90.01                                                   2,224,664.00
     90.02                                                   1,803,782.00
     90.03                                                   1,142,395.00
     90.04                                                   1,082,269.00
     90.05                                                    901,890.00

                  REMAINING
                    TERM TO                    ORIGINAL      REMAINING                        MATURITY DATE
   MORTGAGE        MATURITY      REMAINING       AMORT         AMORT          MONTHLY            OR ARD
      LOAN          OR ARD       IO PERIOD       TERM           TERM            P&I              BALLOON           APPRAISED
    NUMBER          (MOS.)        (MOS.)        (MOS.)        (MOS.)        PAYMENTS ($)       BALANCE ($)         VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------------

       3             118            58           360            360          816,514.54      137,680,563.51     200,050,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     3.01                                                                                                        23,100,000.00
     3.02                                                                                                        20,900,000.00
     3.03                                                                                                        20,200,000.00
     3.04                                                                                                        18,100,000.00
     3.05                                                                                                        17,200,000.00
     3.06                                                                                                        16,000,000.00
     3.07                                                                                                        13,500,000.00
     3.08                                                                                                        12,800,000.00
     3.09                                                                                                        10,650,000.00
     3.10                                                                                                        11,100,000.00
     3.11                                                                                                        9,750,000.00
     3.12                                                                                                        7,950,000.00
     3.13                                                                                                        7,550,000.00
     3.14                                                                                                        4,700,000.00
     3.15                                                                                                        4,150,000.00
     3.16                                                                                                        2,400,000.00

       4              80            80            IO            IO               IO          145,000,000.00     240,120,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     4.01                                                                                                        22,500,000.00
     4.02                                                                                                        17,380,000.00
     4.03                                                                                                        15,020,000.00
     4.04                                                                                                        11,150,000.00
     4.05                                                                                                        11,370,000.00
     4.06                                                                                                        10,300,000.00
     4.07                                                                                                        11,000,000.00
     4.08                                                                                                        8,300,000.00
     4.09                                                                                                        8,800,000.00
      4.1                                                                                                        8,100,000.00
     4.11                                                                                                        7,600,000.00
     4.12                                                                                                        7,500,000.00
     4.13                                                                                                        5,500,000.00
     4.14                                                                                                        7,480,000.00
     4.15                                                                                                        6,180,000.00
     4.16                                                                                                        6,600,000.00
     4.17                                                                                                        6,200,000.00
     4.18                                                                                                        5,980,000.00
     4.19                                                                                                        5,150,000.00
      4.2                                                                                                        6,390,000.00
     4.21                                                                                                        4,450,000.00
     4.22                                                                                                        4,850,000.00
     4.23                                                                                                        3,970,000.00
     4.24                                                                                                        5,550,000.00
     4.25                                                                                                        4,640,000.00
     4.26                                                                                                        4,560,000.00
     4.27                                                                                                        4,300,000.00
     4.28                                                                                                        3,850,000.00
     4.29                                                                                                        2,950,000.00
      4.3                                                                                                        3,300,000.00
     4.31                                                                                                        1,800,000.00
     4.32                                                                                                        2,500,000.00
     4.33                                                                                                        2,000,000.00
     4.34                                                                                                        1,300,000.00
     4.35                                                                                                        1,600,000.00

    Various          116            56           360            360          559,917.25       93,542,881.82     131,970,000.00
-----------------------------------------------------------------------------------------------------------------------------------
      35             116            56           360            360          102,004.73       17,041,475.51      24,000,000.00
      66             116            56           360            360          62,089.83        10,373,072.04      13,950,000.00
      74             116            56           360            360          49,893.62        8,335,504.32       11,680,000.00
      91             116            56           360            360          38,251.77        6,390,553.31       8,900,000.00
      94             116            56           360            360          34,371.16        5,742,236.31       8,000,000.00
      98             116            56           360            360          33,816.78        5,649,619.59       7,900,000.00
      102            116            56           360            360          29,936.17        5,001,302.59       7,000,000.00
      105            116            56           360            360          28,273.05        4,723,452.45       6,700,000.00
      113            116            56           360            360          24,392.43        4,075,135.45       5,750,000.00
      121            116            56           360            360          21,620.57        3,612,051.87       5,100,000.00
      122            116            56           360            360          21,066.19        3,519,435.16       4,900,000.00
      126            116            56           360            360          18,848.70        3,148,968.30       4,410,000.00
      131            116            56           360            360          18,294.33        3,056,351.59       4,340,000.00
      133            116            56           360            360          17,185.58        2,871,118.15       4,000,000.00
      141            116            56           360            360          14,413.71        2,408,034.58       3,350,000.00
      144            116            56           360            360          13,304.96        2,222,801.15       3,160,000.00
      146            116            56           360            360          12,196.22        2,037,567.72       3,380,000.00
      148            116            56           360            360          11,641.84        1,944,951.01       2,850,000.00
      149            116            56           360            360           8,315.60        1,389,250.72       2,600,000.00

    Various          118            58           360            360          292,502.85       47,539,186.56      64,300,000.00
-----------------------------------------------------------------------------------------------------------------------------------
      14             118            58           360            360          234,368.48       38,090,866.23      51,200,000.00
     14.01                                                                                                       20,400,000.00
     14.02                                                                                                       19,400,000.00
     14.03                                                                                                       7,600,000.00
     14.04                                                                                                       3,800,000.00
      97             118            58           360            360          35,246.82        5,728,509.18       8,100,000.00
      120            118            58           360            360          22,887.55        3,719,811.15       5,000,000.00

      21             118                         360            358          168,912.11       25,208,122.04      39,500,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     21.01
     21.02
     21.03
     21.04
     21.05
     21.06
     21.07
     21.08
     21.09
     21.1
     21.11
     21.12
     21.13
     21.14
     21.15
     21.16
     21.17
     21.18
     21.19
     21.2
     21.21
     21.22
     21.23

      52             119            59           360            360          85,437.30        14,183,147.20      22,200,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     52.01
     52.02
     52.03
     52.04
     52.05

    Various          119            29           360            360          70,523.60        11,266,512.77      16,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
      80             119            29           360            360          44,077.25        7,041,570.48       10,000,000.00
      111            119            29           360            360          26,446.35        4,224,942.29       6,000,000.00

      64             120                         240            240          80,691.16        7,411,079.56       19,500,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     64.01                                                                                                       5,500,000.00
     64.02                                                                                                       3,800,000.00
     64.03                                                                                                       3,600,000.00
     64.04                                                                                                       3,500,000.00
     64.05                                                                                                       3,100,000.00

      82             118            58           360            360          41,888.78        7,203,494.38       9,765,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     82.01                                                                                                       4,925,000.00
     82.02                                                                                                       4,840,000.00

      90             120                         240            240          50,889.84        4,673,977.65       11,900,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     90.01                                                                                                       3,700,000.00
     90.02                                                                                                       3,000,000.00
     90.03                                                                                                       1,900,000.00
     90.04                                                                                                       1,800,000.00
     90.05                                                                                                       1,500,000.00

                                                                                                  CUT-OFF
   MORTGAGE                      CUT-OFF        LTV RATIO                                        DATE LOAN
      LOAN                       DATE LTV      AT MATURITY       NUMBER OF        UNIT OF         AMOUNT             UW NET
    NUMBER        DSCR (X)        RATIO          OR ARD        UNITS (UNITS)      MEASURE     PER (UNIT) ($)      CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------

       3            1.29          74.41%         68.82%          1,415,100        Sq. Ft.         105.20          12,650,196.00
-----------------------------------------------------------------------------------------------------------------------------------
     3.01                                                         82,024          Sq. Ft.                         1,566,793.00
     3.02                                                         116,029         Sq. Ft.                         1,299,722.00
     3.03                                                         64,536          Sq. Ft.                         1,465,093.00
     3.04                                                         123,225         Sq. Ft.                         1,356,930.00
     3.05                                                         88,284          Sq. Ft.                          -247,172.00
     3.06                                                         150,263         Sq. Ft.                         1,466,566.00
     3.07                                                         67,314          Sq. Ft.                         1,076,111.00
     3.08                                                         117,827         Sq. Ft.                         1,025,852.00
     3.09                                                         111,060         Sq. Ft.                          762,310.00
     3.10                                                         70,180          Sq. Ft.                          441,166.00
     3.11                                                         82,011          Sq. Ft.                          672,055.00
     3.12                                                         66,448          Sq. Ft.                          577,083.00
     3.13                                                         131,263         Sq. Ft.                          505,602.00
     3.14                                                         52,050          Sq. Ft.                          247,604.00
     3.15                                                         62,986          Sq. Ft.                          280,598.00
     3.16                                                         29,600          Sq. Ft.                          153,883.00

       4            2.09          60.39%         60.39%          2,367,932        Sq. Ft.          61.23          15,057,846.06
-----------------------------------------------------------------------------------------------------------------------------------
     4.01                                                         111,658         Sq. Ft.                         1,496,696.42
     4.02                                                         68,465          Sq. Ft.                         1,138,667.71
     4.03                                                         135,233         Sq. Ft.                          947,802.25
     4.04                                                         75,389          Sq. Ft.                          735,232.79
     4.05                                                         81,985          Sq. Ft.                          756,175.99
     4.06                                                         46,776          Sq. Ft.                          675,446.31
     4.07                                                         66,571          Sq. Ft.                          679,380.59
     4.08                                                         71,775          Sq. Ft.                          546,232.38
     4.09                                                         83,773          Sq. Ft.                          580,648.19
      4.1                                                         60,775          Sq. Ft.                          527,872.15
     4.11                                                         78,900          Sq. Ft.                          494,176.16
     4.12                                                         71,200          Sq. Ft.                          483,998.73
     4.13                                                         60,522          Sq. Ft.                          350,682.16
     4.14                                                         55,975          Sq. Ft.                          270,923.70
     4.15                                                         79,200          Sq. Ft.                          404,825.56
     4.16                                                         79,665          Sq. Ft.                          439,880.30
     4.17                                                         80,707          Sq. Ft.                          400,000.44
     4.18                                                         71,310          Sq. Ft.                          397,780.33
     4.19                                                         85,550          Sq. Ft.                          280,410.59
      4.2                                                         31,069          Sq. Ft.                          363,351.94
     4.21                                                         75,316          Sq. Ft.                          276,854.77
     4.22                                                         46,340          Sq. Ft.                          327,056.78
     4.23                                                         70,340          Sq. Ft.                          269,333.36
     4.24                                                         82,875          Sq. Ft.                          277,905.00
     4.25                                                         62,730          Sq. Ft.                          313,945.27
     4.26                                                         44,736          Sq. Ft.                          270,923.00
     4.27                                                         29,866          Sq. Ft.                          298,089.06
     4.28                                                         79,558          Sq. Ft.                          237,785.84
     4.29                                                         69,745          Sq. Ft.                          159,491.05
      4.3                                                         57,030          Sq. Ft.                          193,402.25
     4.31                                                         46,800          Sq. Ft.                           86,102.27
     4.32                                                         75,800          Sq. Ft.                          102,888.68
     4.33                                                         65,454          Sq. Ft.                           92,900.30
     4.34                                                         27,900          Sq. Ft.                           83,090.35
     4.35                                                         36,944          Sq. Ft.                           97,893.39

    Various         1.25          76.53%         70.88%          1,428,594        Sq. Ft.          70.70          8,411,297.39
-----------------------------------------------------------------------------------------------------------------------------------
      35            1.32          76.67%         71.01%           113,706         Sq. Ft.         161.82          1,617,985.40
      66            1.20          80.29%         74.36%           103,213         Sq. Ft.         108.51           891,689.00
      74            1.20          77.05%         71.37%           104,472         Sq. Ft.          86.15           715,553.00
      91            1.20          77.53%         71.80%           89,315          Sq. Ft.          77.25           550,687.00
      94            1.20          77.50%         71.78%           68,355          Sq. Ft.          90.70           495,631.05
      98            1.33          77.22%         71.51%           77,346          Sq. Ft.          78.87           538,564.66
      102           1.34          77.14%         71.45%           81,640          Sq. Ft.          66.14           480,662.73
      105           1.24          76.12%         70.50%           75,525          Sq. Ft.          67.53           421,833.50
      113           1.27          76.52%         70.87%           65,500          Sq. Ft.          67.18           371,287.93
      121           1.30          76.47%         70.82%           74,625          Sq. Ft.          52.26           337,775.74
      122           1.21          77.55%         71.83%           62,308          Sq. Ft.          60.99           305,262.75
      126           1.23          77.10%         71.41%           56,965          Sq. Ft.          59.69           278,050.39
      131           1.21          76.04%         70.42%           77,900          Sq. Ft.          42.36           266,474.03
      133           1.21          77.50%         71.78%           78,724          Sq. Ft.          39.38           249,398.71
      141           1.20          77.61%         71.88%           51,755          Sq. Ft.          50.24           208,025.00
      144           1.28          75.95%         70.34%           57,450          Sq. Ft.          41.78           205,084.13
      146           1.29          65.09%         60.28%           66,250          Sq. Ft.          33.21           189,441.37
      148           1.20          73.68%         68.24%           73,770          Sq. Ft.          28.47           167,768.00
      149           1.20          57.69%         53.43%           49,775          Sq. Ft.          30.14           120,123.00

    Various         1.24          79.50%         73.93%           378,621         Sq. Ft.         135.02          4,365,559.00
-----------------------------------------------------------------------------------------------------------------------------------
      14            1.25          80.00%         74.40%           299,220         Sq. Ft.         136.89          3,506,977.00
     14.01                                                        106,397         Sq. Ft.          0.00           1,461,065.00
     14.02                                                        119,131         Sq. Ft.          0.00           1,342,244.00
     14.03                                                        49,920          Sq. Ft.          0.00            488,338.00
     14.04                                                        23,772          Sq. Ft.          0.00            215,330.00
      97            1.21          76.05%         70.72%           48,350          Sq. Ft.         127.40           509,834.00
      120           1.27          80.00%         74.40%           31,051          Sq. Ft.         128.82           348,748.00

      21            1.20          76.67%         63.82%             362            Units         83,661.97        2,434,053.00
-----------------------------------------------------------------------------------------------------------------------------------
     21.01                                                          155            Units
     21.02                                                          33             Units
     21.03                                                          12             Units
     21.04                                                          12             Units
     21.05                                                          12             Units
     21.06                                                          12             Units
     21.07                                                          12             Units
     21.08                                                          12             Units
     21.09                                                          12             Units
     21.1                                                           12             Units
     21.11                                                          12             Units
     21.12                                                          12             Units
     21.13                                                           9             Units
     21.14                                                           9             Units
     21.15                                                           6             Units
     21.16                                                           6             Units
     21.17                                                           5             Units
     21.18                                                           4             Units
     21.19                                                           4             Units
     21.2                                                            3             Units
     21.21                                                           3             Units
     21.22                                                           3             Units
     21.23                                                           2             Units

      52            1.25          68.92%         63.89%           223,038         Sq. Ft.          68.60          1,280,692.00
-----------------------------------------------------------------------------------------------------------------------------------
     52.01                                                        61,461          Sq. Ft.
     52.02                                                        54,832          Sq. Ft.
     52.03                                                        40,392          Sq. Ft.
     52.04                                                        35,001          Sq. Ft.
     52.05                                                        31,352          Sq. Ft.

    Various         1.37          80.00%         70.42%             393            Units         32,569.97        1,162,864.00
-----------------------------------------------------------------------------------------------------------------------------------
      80            1.32          80.00%         70.42%             243            Units         32,921.81         696,394.00
      111           1.47          80.00%         70.42%             150            Units         32,000.00         466,470.00

      64            1.75          58.18%         38.01%             381            Rooms         29,776.90        1,696,511.00
-----------------------------------------------------------------------------------------------------------------------------------
     64.01                                                          100            Rooms                           502,096.63
     64.02                                                          70             Rooms                           380,381.61
     64.03                                                          74             Rooms                           272,160.70
     64.04                                                          70             Rooms                           259,701.40
     64.05                                                          67             Rooms                           282,170.30

      82            1.32          80.00%         73.77%             62             Units        126,000.00         661,474.00
-----------------------------------------------------------------------------------------------------------------------------------
     82.01                                                          31             Units                           331,674.00
     82.02                                                          31             Units                           329,800.00

      90            1.69          60.13%         39.28%             344            Rooms         20,799.42        1,032,412.31
-----------------------------------------------------------------------------------------------------------------------------------
     90.01                                                          101            Rooms                           378,359.72
     90.02                                                          64             Rooms                           254,706.51
     90.03                                                          88             Rooms                           120,458.24
     90.04                                                          46             Rooms                           149,688.71
     90.05                                                          45             Rooms                           129,199.13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-6                DEBT SERVICE PAYMENT SCHEDULE FOR TIFFANY & CO BUILDING

    LOAN PAY PERIOD         DEBT SERVICE ($)         LOAN PAY PERIOD                DEBT SERVICE ($)
    ---------------         ----------------         ---------------                ----------------

           1                    268,039.78                  61                           326,798.77
           2                    259,393.33                  62                           326,798.77
           3                    268,039.78                  63                           326,798.77
           4                    268,039.78                  64                           326,798.77
           5                    242,100.44                  65                           326,798.77
           6                    268,039.78                  66                           326,798.77
           7                    259,393.33                  67                           326,798.77
           8                    268,039.78                  68                           326,798.77
           9                    259,393.33                  69                           326,798.77
           10                   268,039.78                  70                           326,798.77
           11                   268,039.78                  71                           326,798.77
           12                   259,393.33                  72                           326,798.77
           13                   268,039.78                  73                           326,798.77
           14                   259,393.33                  74                           326,798.77
           15                   268,039.78                  75                           326,798.77
           16                   268,039.78                  76                           326,798.77
           17                   242,100.44                  77                           326,798.77
           18                   268,039.78                  78                           326,798.77
           19                   259,393.33                  79                           326,798.77
           20                   268,039.78                  80                           326,798.77
           21                   259,393.33                  81                           326,798.77
           22                   268,039.78                  82                           326,798.77
           23                   268,039.78                  83                           326,798.77
           24                   259,393.33                  84                           326,798.77
           25                   268,039.78                  85                           326,798.77
           26                   259,393.33                  86                           326,798.77
           27                   268,039.78                  87                           326,798.77
           28                   268,039.78                  88                           326,798.77
           29                   250,746.89                  89                           326,798.77
           30                   268,039.78                  90                           326,798.77
           31                   259,393.33                  91                           326,798.77
           32                   268,039.78                  92                           326,798.77
           33                   259,393.33                  93                           326,798.77
           34                   268,039.78                  94                           326,798.77
           35                   268,039.78                  95                           326,798.77
           36                   259,393.33                  96                           326,798.77
           37                   268,039.78                  97                           326,798.77
           38                   259,393.33                  98                           326,798.77
           39                   268,039.78                  99                           326,798.77
           40                   268,039.78                 100                           326,798.77
           41                   242,100.44                 101                           326,798.77
           42                   268,039.78                 102                           326,798.77
           43                   259,393.33                 103                           326,798.77
           44                   268,039.78                 104                           326,798.77
           45                   259,393.33                 105                           326,798.77
           46                   268,039.78                 106                           326,798.77
           47                   268,039.78                 107                           326,798.77
           48                   259,393.33                 108                           326,798.77
           49                   268,039.78                 109                           326,798.77
           50                   259,393.33                 110                           326,798.77
           51                   268,039.78                 111                           326,798.77
           52                   268,039.78                 112                           326,798.77
           53                   242,100.44                 113                           326,798.77
           54                   268,039.78                 114                           326,798.77
           55                   259,393.33                 115                           326,798.77
           56                   268,039.78                 116                           326,798.77
           57                   259,393.33                 117                           326,798.77
           58                   268,039.78                 118                           326,798.77
           59                   268,039.78                 119                           326,798.77
           60                   259,393.33                 120                        54,352,942.11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                           Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation Detail                                    6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-16
                                 Mortgage Loan Detail                                          17
                                 Principal Prepayment Detail                                   18
                                 Historical Detail                                             19
                                 Delinquency Loan Detail                                       20
                                 Specially Serviced Loan Detail                               21-22
                                 Modified Loan Detail                                          23
                                 Liquidated Loan Detail                                        24
                                 Bond / Collateral Realized Loss Reconciliation                25
                                 ===================================================================

                     ISSUER                                       MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        CWCapital Asset Management LLC.
301 South College Street                          8739 Research Drive                        5000 Birch Street EW
Charlotte, NC 28288-1016                          URP 4, NC1075                              Suite 150
                                                  Charlotte, NC 28262                        Newport Beach, CA 92660

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Tom Nolan
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (949) 271-8699
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 25

                                                                 B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2FL                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-M                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals                                    0.00         0.00          0.00            0.00           0.00
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2FL         0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-PB          0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-M           0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
==================================================================
Totals        0.00             0.00         0.00          0.00
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-P                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
X-C                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 25

                                                                 B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2FL             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-M               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
X-P                0.00000000      0.00000000    0.00000000     0.00000000
X-C                0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 25

                                                                 B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P & I           0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing       0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
         Accrued       Uncovered                          Certificate         Unpaid       Optimal Interest  Interest
       Certificate     Prepayment     Indemnification   Deferred Interest    Interest        Distribution    Shortfall    Interest
Class    Interest  Interest Shortfall     Expenses           Amount       Shortfall Amount      Amount        Amount    Distribution
====================================================================================================================================
A-1
A-2FL
A-3
A-PB
A-4
A-1A
X-P
X-C
A-M
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 25

                                                                 B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                                     0.00          Additional Trust Fund Expenses/(Gains)          0.00
                                                                                     Fees Paid to Special Servicer              0.00
                                                                                     Interest on Advances                       0.00
                                                                                     Other Expenses of Trust                    0.00
Aggregate Number of Outstanding Loans                                0
Aggregate Unpaid Principal Balance of Loans                       0.00          Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans                       0.00          ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Amount of Servicing Fee                                 0.00          Number     Effected       Amount           Date
Aggregate Amount of Special Servicing Fee                         0.00          ====================================================
Aggregate Amount of Trustee Fee                                   0.00
Aggregate Stand-by Fee                                            0.00
Aggregate Paying Agent Fee                                        0.00
Aggregate Trust Fund Expenses

Current 1 Month LIBOR Rate                                        0.000000%
Next 1 Month LIBOR Rate                                           0.000000%

                                                                                ====================================================
                                                                                  Total
                                                                                ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 25

                                                                 B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 25

                                                                 B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2FL
                           A-3
                           A-PB
                           A-4
                           A-1A
                           X-P
                           X-C
                           A-M
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 25

                                                                 B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 25

                                                                 B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 25

                                                                 B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 25

                                                                B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 25

                                                                B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 25

                                                                B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 25

                                                                B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 25

                                                                B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 25

                                                                B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 25

                                                                B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

- Multi-Family      OF - Office         1 - Modification  6 - DPO                 10 - Deed in Lieu Of      1 - Maturity Date
- Retail            MU - Mixed Use      2 - Foreclosure     - REO                      Foreclosure              Extension
- Health Care       LO - Lodging        3 - Bankruptcy      - Resolved            11 - Full Payoff          2 - Authorization Change
- Industrial        SS - Self Storage   4 - Extension       - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
- Warehouse         OT - Other          5 - Note Sale         to Master Servicer  13 - Other or TBD         4 - Combination
- Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 25

                                                                B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 25

                                                                B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 25

                                                                B-19

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure      - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy       - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension        - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 25

                                                                B-20

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of            - Multi-Family                - Office
2 - Foreclosure      - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy       - Resolved            11 - Full Payoff                - Health Care              LO - Lodging
4 - Extension        - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD               - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 25

                                                                B-21

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure      - REO                      Foreclosure
3 - Bankruptcy       - Resolved            11 - Full Payoff
4 - Extension        - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 25

                                                                B-22

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

===================================================================================================
              Offering
 Loan         Document          Pre-Modification     Modification
Number     Cross-Reference           Balance             Date              Modification Description
===================================================================================================

===================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 25

                                                                B-23

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 25

                                                                B-24

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 25

                                                                B-25

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                                   CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

   PERIOD         DATE         BALANCE             PERIOD         DATE         BALANCE
------------   ----------   --------------      ------------   ----------   --------------

      0        12/29/05     148,538,000.00           59        11/15/10     148,537,479.97
      1        01/15/06     148,538,000.00           60        12/15/10     146,502,634.59
      2        02/15/06     148,538,000.00           61        01/15/11     144,622,776.37
      3        03/15/06     148,538,000.00           62        02/15/11     142,734,137.76
      4        04/15/06     148,538,000.00           63        03/15/11     140,157,702.48
      5        05/15/06     148,538,000.00           64        04/15/11     138,248,205.26
      6        06/15/06     148,538,000.00           65        05/15/11     136,104,115.52
      7        07/15/06     148,538,000.00           66        06/15/11     134,175,683.16
      8        08/15/06     148,538,000.00           67        07/15/11     132,013,158.77
      9        09/15/06     148,538,000.00           68        08/15/11     130,065,616.30
     10        10/15/06     148,538,000.00           69        09/15/11     128,108,976.53
     11        11/15/06     148,538,000.00           70        10/15/11     125,918,989.62
     12        12/15/06     148,538,000.00           71        11/15/11     123,942,979.08
     13        01/15/07     148,538,000.00           72        12/15/11     121,716,000.09
     14        02/15/07     148,538,000.00           73        01/15/12     119,704,512.90
     15        03/15/07     148,538,000.00           74        02/15/12     117,683,631.84
     16        04/15/07     148,538,000.00           75        03/15/12     115,203,337.57
     17        05/15/07     148,538,000.00           76        04/15/12     113,161,433.83
     18        06/15/07     148,538,000.00           77        05/15/12     110,885,661.82
     19        07/15/07     148,538,000.00           78        06/15/12     108,823,592.57
     20        08/15/07     148,538,000.00           79        07/15/12     106,528,188.35
     21        09/15/07     148,538,000.00           80        08/15/12     104,445,287.31
     22        10/15/07     148,538,000.00           81        09/15/12     102,353,140.28
     23        11/15/07     148,538,000.00           82        10/15/12     100,028,453.06
     24        12/15/07     148,538,000.00           83        11/15/12      97,925,553.88
     25        01/15/08     148,538,000.00           84        12/15/12      95,521,146.69
     26        02/15/08     148,538,000.00           85        01/15/13      93,368,385.21
     27        03/15/08     148,538,000.00           86        02/15/13      91,205,600.81
     28        04/15/08     148,538,000.00           87        03/15/13      88,358,115.05
     29        05/15/08     148,538,000.00           88        04/15/13      86,172,000.32
     30        06/15/08     148,538,000.00           89        05/15/13      83,751,555.94
     31        07/15/08     148,538,000.00           90        06/15/13      81,543,992.15
     32        08/15/08     148,538,000.00           91        07/15/13      79,102,663.52
     33        09/15/08     148,538,000.00           92        08/15/13      76,873,453.24
     34        10/15/08     148,538,000.00           93        09/15/13      74,633,863.48
     35        11/15/08     148,538,000.00           94        10/15/13      72,161,351.46
     36        12/15/08     148,538,000.00           95        11/15/13      69,899,820.40
     37        01/15/09     148,538,000.00           96        12/15/13      67,405,944.84
     38        02/15/09     148,538,000.00           97        01/15/14      65,122,270.51
     39        03/15/09     148,538,000.00           98        02/15/14      62,827,962.65
     40        04/15/09     148,538,000.00           99        03/15/14      59,860,574.69
     41        05/15/09     148,538,000.00           100       04/15/14      57,541,763.91
     42        06/15/09     148,538,000.00           101       05/15/14      54,992,119.16
     43        07/15/09     148,538,000.00           102       06/15/14      52,650,637.79
     44        08/15/09     148,538,000.00           103       07/15/14      50,078,919.48
     45        09/15/09     148,538,000.00           104       08/15/14      47,714,558.83
     46        10/15/09     148,538,000.00           105       09/15/14      45,339,188.31
     47        11/15/09     148,538,000.00           106       10/15/14      42,734,472.59
     48        12/15/09     148,538,000.00           107       11/15/14      40,335,910.80
     49        01/15/10     148,538,000.00           108       12/15/14      37,708,614.55
     50        02/15/10     148,538,000.00           109       01/15/15      35,286,647.99
     51        03/15/10     148,538,000.00           110       02/15/15      32,853,402.84
     52        04/15/10     148,538,000.00           111       03/15/15      29,759,354.80
     53        05/15/10     148,538,000.00           112       04/15/15      27,300,367.92
     54        06/15/10     148,538,000.00           113       05/15/15       5,131,266.81
     55        07/15/10     148,538,000.00           114       06/15/15       2,677,717.90
     56        08/15/10     148,538,000.00           115       07/15/15             291.55
     57        09/15/10     148,538,000.00           116       08/15/15                 0
     58        10/15/10     148,538,000.00

                                       C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE
PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                December 15, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of

                                        2

                                        3

                                        4

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                                   ----------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                        5

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North
Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                                        6

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a
                                 trust fund consisting primarily of any of the
                                 following:

                                 o    mortgage assets;

                                 o    certificate accounts;

                                 o    forms of credit support;

                                 o    cash flow agreements; and

                                 o    amounts on deposit in a pre-funding
                                      account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of
                                 the following:

                                 o    multifamily and commercial mortgage loans,
                                      including participations therein;

                                 o    commercial mortgage-backed securities,
                                      including participations therein;

                                 o    direct obligations of the United States or
                                      other government agencies; and

                                 o    a combination of the assets described
                                      above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units;

                                 o    shopping centers;

                                 o    retail buildings or centers;

                                 o    hotels and motels;

                                 o    office buildings;

                                 o    nursing homes;

                                 o    hospitals or other health-care related
                                      facilities;

                                 o    industrial properties;

                                 o    warehouse, mini-warehouse or self-storage
                                      facilities;

                                 o    mobile home parks;

--------------------------------------------------------------------------------

                                        7

--------------------------------------------------------------------------------

                                 o    mixed use properties; and

                                 o    other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o    is fixed over its term;

                                 o    adjusts from time to time;

                                 o    is partially fixed and partially floating;

                                 o    is floating based on one or more formulae
                                      or indices;

                                 o    may be converted from a floating to a
                                      fixed interest rate;

                                 o    may be converted from a fixed to a
                                      floating interest rate; or

                                 o    interest is not paid currently but is
                                      accrued and added to the principal
                                      balance.

                                 A mortgage loan may provide for any of the
                                 following:

                                 o    scheduled payments to maturity;

                                 o    payments that adjust from time to time;

                                 o    negative amortization or accelerated
                                      amortization;

                                 o    full amortization or require a balloon
                                      payment due on its stated maturity date;

                                 o    prohibitions on prepayment;

                                 o    releases or substitutions of collateral,
                                      including defeasance thereof with direct
                                      obligations of the United States; and

                                 o    payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      principal prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o    the mortgaged properties may be located in
                                      any one of the 50 states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    all mortgage loans will have original
                                      terms to maturity of not more than 40
                                      years;

                                 o    all mortgage loans will have individual
                                      principal balances at origination of not
                                      less than $100,000;

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

                                 o    all mortgage loans will have been
                                      originated by persons other than the
                                      depositor; and

                                 o    all mortgage assets will have been
                                      purchased, either directly or indirectly,
                                      by the depositor on or before the date of
                                      initial issuance of the related series of
                                      certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described
                                 above and other mortgage-backed securities.
                                 Some commercial mortgage-backed securities
                                 included in a trust fund may be guaranteed or
                                 insured by an affiliate of the depositor,
                                 Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                 Mac or any other person specified in the
                                 prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o    subordination of junior certificates;

                                 o    over collateralization;

                                 o    letters of credit;

                                 o    insurance policies;

                                 o    guarantees;

                                 o    reserve funds; and/or

                                 o    other types of credit support described in
                                      the prospectus supplement and a
                                      combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o    guaranteed investment contracts;

                                 o    interest rate swap or exchange contracts;

                                 o    interest rate cap or floor agreements;

                                 o    currency exchange agreements;

                                 o    yield supplement agreements; or

--------------------------------------------------------------------------------

                                        9

--------------------------------------------------------------------------------

                                 o    other types of similar agreements
                                      described in the prospectus supplement.

Pre-Funding Account;
   Capitalized Interest
   Account....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.
Distributions on
   Certificates...............   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o    provide for the accrual of interest
                                      thereon based on fixed, variable or
                                      floating rates;

                                 o    be senior or subordinate to one or more
                                      other classes of certificates with respect
                                      to interest or principal distribution and
                                      the allocation of losses on the assets of
                                      the trust fund;

--------------------------------------------------------------------------------

                                       10

--------------------------------------------------------------------------------

                                 o    be entitled to principal distributions,
                                      with disproportionately low, nominal or no
                                      interest distributions;

                                 o    be entitled to interest distributions,
                                      with disproportionately low, nominal or no
                                      principal distributions;

                                 o    provide for distributions of principal or
                                      accrued interest only after the occurrence
                                      of certain events, such as the retirement
                                      of one or more other classes of
                                      certificates;

                                 o    provide for distributions of principal to
                                      be made at a rate that is faster or slower
                                      than the rate at which payments are
                                      received on the mortgage assets in the
                                      related trust fund;

                                 o    provide for distributions of principal
                                      sequentially, based on specified payment
                                      schedules or other methodologies; and

                                 o    provide for distributions based on a
                                      combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

--------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by
                                 one or more certificates registered in the name
                                 of Cede & Co. as the nominee of The Depository
                                 Trust Company. If your offered certificates are
                                 so registered, you will not be entitled to
                                 receive a definitive certificate representing
                                 your interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.
Tax Status of
   the Certificates...........   The certificates of each series will constitute
                                 either:

                                 o    "regular interests" or "residual
                                      interests" in a trust fund treated as a
                                      "real estate mortgage investment conduit"
                                      under the Internal Revenue Code of 1986,
                                      as amended;

                                 o    interests in a trust fund treated as a
                                      grantor trust under applicable provisions
                                      of the Internal Revenue Code of 1986, as
                                      amended; or

                                 o    any combination of any of the above
                                      features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

--------------------------------------------------------------------------------

                                       12

--------------------------------------------------------------------------------

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

--------------------------------------------------------------------------------

                                       13

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
   Certificates May Be Limited
   Because of Their
   Characteristics............   You may not be able to resell your
                                 certificates and the value of your certificates
                                 may be less than you anticipated for a variety
                                 of reasons including:

                                 o    a secondary market for your certificates
                                      may not develop;

                                 o    interest rate fluctuations;

                                 o    the absence of redemption rights; and

                                 o    the limited sources of information about
                                      the certificates other than that provided
                                      in this prospectus, the prospectus
                                      supplement and the monthly report to
                                      certificateholders.

The Assets of the Trust Fund
   May Not Be Sufficient to
   Pay Your Certificates......   Unless otherwise specified in the prospectus
                                 supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or
                                 accounts constituting part of a trust fund,
                                 including the certificate account and any
                                 accounts maintained as credit support, as
                                 described in the prospectus supplement. The
                                 trustee, master servicer, special servicer or
                                 other specified person may have the authority
                                 to make these withdrawals for purposes other
                                 than the payment of principal of or interest
                                 on the related series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate
                                 to one or more other classes of certificates
                                 in entitlement to certain distributions on the
                                 certificates. On any distribution date in
                                 which the related trust fund has incurred
                                 losses or shortfalls in collections on the
                                 mortgage assets, the subordinate certificates
                                 initially will bear the amount of such losses
                                 or shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the
                                 remaining amount of such losses or shortfalls.
                                 The priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases of
   the Mortgage Assets Will
   Affect the Timing of Your
   Cash Flow and May Affect
   Your Yield.................   Prepayments (including those caused by
                                 defaults on the mortgage loans and repurchases
                                 for breach of representation or warranty) on
                                 the mortgage loans in a trust fund generally
                                 will result in a faster rate of principal
                                 payments on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of
                                 prepayment for the mortgage loans in any trust
                                 fund, the retirement of any class of
                                 certificates could occur significantly earlier
                                 or later than you expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o    the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                 o    then-current interest rates being charged
                                      on similar mortgage loans; and

                                 o    the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes
                                 of certificates with a lower priority of
                                 payment, including classes of offered
                                 certificates, of such series may be more
                                 sensitive to prepayments on mortgage assets. A
                                 series of certificates may include one or more
                                 classes offered at a significant premium or
                                 discount. Yields on such classes of
                                 certificates will be sensitive, and in some
                                 cases extremely sensitive, to prepayments on
                                 mortgage assets and, where the amount of
                                 interest payable with respect to a class is
                                 disproportionately high, as compared to the
                                 amount of principal, a holder might, in some
                                 prepayment scenarios, fail to recoup its
                                 original investment.

                                 If a mortgage loan is in default, it may not
                                 be possible to collect a prepayment premium.
                                 No person will be required to pay any premium
                                 if a mortgage loan is repurchased for a breach
                                 of representation or warranty.

                                       15

                                 The yield on your certificates may be less
                                 than anticipated because:

                                 o    the prepayment premium or yield
                                      maintenance required under certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                 o    some courts may consider the prepayment
                                      premium to be usurious.

Optional Early Termination of
   the Trust Fund May Result
   in an Adverse Impact on
   Your Yield or May Result in
   a Loss.....................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee
   Payment and Do Not Address
   Prepayment
   Risks......................   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o    the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                 o    the degree to which the rate of
                                      prepayments on the related mortgage loans
                                      might differ from that originally
                                      anticipated;

                                 o    the likelihood of early optional
                                      termination of the related trust fund;

                                 o    the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor
                                      may cause such investor to experience a
                                      lower than anticipated yield; or

                                 o    the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup
                                      its initial investment under certain
                                      prepayment scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
   Accounts May Be Returned to
   You as a Prepayment........   The prospectus supplement will disclose when
                                 we are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
   Acquired in Connection with
   the Use of a Pre-Funding
   Account May Change the
   Aggregate Characteristics
   of a Trust Fund............   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
   by a Mortgaged Property May
   Be Inadequate to Repay the
   Mortgage Loans.............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the
                                 financial condition of the borrower or single
                                 tenant may have a disproportionately greater
                                 affect on the net operating income from such
                                 mortgaged properties than would be the case
                                 with respect to mortgaged properties with
                                 multiple tenants.

Future Value of a Mortgaged
   Property and its Net
   Operating Income and Cash
   Flow Is Not Predictable....   Commercial and multifamily property values and
                                 cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o    changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                 o    declines in real estate values;

                                 o    an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                 o    declines in rental or occupancy rates;

                                 o    increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                 o    changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                 o    perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                 o    the age, construction quality and design
                                      of a particular property;

                                 o    whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                 o    acts of God; and

                                 o    other factors beyond our control or the
                                      control of a servicer.

Nonrecourse Loans Limit the
   Remedies Available
   Following a Mortgagor
   Default....................   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely
                                 the trust fund ultimately could recover any
                                 amounts not covered by the mortgaged property.

Special Risks of Mortgage
   Loans Secured by
   Multifamily Properties.....   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o    construction of additional housing units;

                                 o    local military base closings;

                                 o    developments at local colleges and
                                      universities;

                                 o    national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent
                                      stabilization and rent control laws and
                                      agreements;

                                 o    the level of mortgage interest rates,
                                      which may encourage tenants in multifamily
                                      rental properties to purchase housing;

                                 o    tax credit and city, state and federal
                                      housing subsidy or similar programs which
                                      may impose rent limitations and may
                                      adversely affect the ability of the
                                      applicable borrowers to increase rents to
                                      maintain the mortgaged properties in
                                      proper condition during periods of rapid
                                      inflation or declining market value of the
                                      mortgaged properties;

                                 o    tax credit and city, state and federal
                                      housing subsidy or similar programs which
                                      may impose income restrictions on tenants
                                      and which may reduce the number of
                                      eligible tenants in such mortgaged
                                      properties and result in a reduction in
                                      occupancy rates applicable thereto; and

                                 o    the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties
                                      and other multifamily rental properties in
                                      the same area to be a sufficient economic
                                      incentive to reside at a subsidized or
                                      supported property, which may have fewer
                                      amenities or otherwise be less attractive
                                      as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may
                                 be unable to meet its obligations under its
                                 mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market
                                 with historically low vacancies could
                                 experience substantial new construction, and a
                                 resultant oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage
   Loans Secured by Retail
   Properties.................   Mortgage loans secured by retail properties may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o    the quality of the tenants; and

                                 o    the fundamental aspects of real estate
                                      such as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid
                                 by retail tenants is often tied to a
                                 percentage of gross sales. Significant tenants
                                 at a retail property play an important part in
                                 generating customer traffic and making a
                                 retail property a desirable location for other
                                 tenants at that property. Accordingly, retail
                                 properties may be adversely affected if a
                                 significant tenant ceases operations at those
                                 locations, which may occur on account of a
                                 voluntary decision not to renew a lease,
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or for other reasons. In addition,
                                 some tenants at retail properties may be
                                 entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In
                                 addition, a shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor tenant, the risk
                                 that an anchor tenant may vacate
                                 notwithstanding that tenant's continuing
                                 obligation to pay rent, a shift in consumer
                                 demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o    catalogue retailers;

                                 o    home shopping networks;

                                 o    the internet;

                                 o    telemarketing; and

                                 o    outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage
   Loans Secured by
   Hospitality Properties.....   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o    location, quality and franchise
                                      affiliation (or lack thereof);

                                 o    adverse economic conditions, either local,
                                      regional or national, which may limit the
                                      amount that a consumer is willing to pay
                                      for a room and may result in a reduction
                                      in occupancy levels;

                                 o    the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                 o    the increased sensitivity of hospitality
                                      properties (relative to other commercial
                                      properties) to adverse economic conditions
                                      and competition, as hotel rooms generally
                                      are rented for short periods of time;

                                 o    the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                 o    the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in
                                      room and other revenues, occupancy levels,
                                      room rates and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage
   Loans Secured by Office
   Buildings..................   Mortgage loans secured by office buildings
                                 may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o    the quality of the tenants in the
                                      building;

                                       21

                                 o    the physical attributes of the building in
                                      relation to competing buildings; and

                                 o    the strength and stability of the market
                                      area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                 o    age;

                                 o    condition;

                                 o    design (e.g., floor sizes and layout);

                                 o    access to transportation; and

                                 o    ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage
   Loans Secured by Warehouse
   and Self Storage
   Facilities.................   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to
                                 repay mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage
   Loans Secured by
   Healthcare-Related
   Properties.................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o    Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own
                                      affairs and typically are couples whose
                                      children have left the home and at which
                                      the accommodations are usually apartment
                                      style;

                                 o    Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which
                                      provide food service, cleaning and some
                                      personal care and with respect to which
                                      the tenants are able to medicate
                                      themselves but may require assistance with
                                      certain daily routines;

                                 o    Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                 o    Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and
                                 some assisted living facilities, typically
                                 receive a substantial portion of their
                                 revenues from government reimbursement
                                 programs, primarily Medicaid and Medicare.
                                 Medicaid and Medicare are subject to statutory
                                 and regulatory changes, retroactive rate
                                 adjustments, administrative rulings, policy
                                 interpretations, delays by fiscal
                                 intermediaries and government funding
                                 restrictions. Moreover, governmental payors
                                 have employed cost-containment measures that
                                 limit payments to health care providers, and
                                 there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating
                                 income of health care-related facilities that
                                 receive revenues from those sources may
                                 decline, which consequently could have an
                                 adverse affect on the ability of the related
                                 borrowers to meet their obligations under any
                                 mortgage loans secured by health care-related
                                 facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the
                                 Medicaid and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and
                                 state laws and regulations, Medicare and
                                 Medicaid reimbursements are generally not
                                 permitted to be made to any person other than
                                 the provider who actually furnished the
                                 related medical goods and services.
                                 Accordingly, in the event of foreclosure, the
                                 trustee, the master servicer, the special
                                 servicer or a subsequent lessee or operator of
                                 any health care-related facility securing a
                                 defaulted mortgage loan generally would not be
                                 entitled to obtain from federal or state
                                 governments any outstanding reimbursement
                                 payments relating to services furnished at
                                 such property prior to foreclosure. Any of the
                                 aforementioned events may adversely affect the
                                 ability of the related borrowers to meet their
                                 mortgage loan obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale
                                 would be entitled to the rights under the
                                 licenses, and the trustee or other purchaser
                                 may have to apply in its own right for the
                                 applicable license. We cannot provide
                                 assurance that the trustee or other purchaser
                                 could obtain the applicable license or that
                                 the related mortgaged property would be
                                 adaptable to other uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted
                                 living facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of
                                 control is the requirement that a state
                                 authority first make a determination of need,
                                 evidenced by its issuance of a certificate of
                                 need, before a long-term care provider can
                                 establish a new facility, add beds to an
                                 existing facility or, in some states, take
                                 certain other actions (for example, acquire
                                 major medical equipment, make major capital
                                 expenditures, add services, refinance
                                 long-term debt, or transfer ownership of a
                                 facility). States also regulate nursing bed
                                 supply in other ways. For example, some states
                                 have imposed moratoria on the licensing of new
                                 beds, or on the certification of new Medicaid
                                 beds, or have discouraged the construction of
                                 new nursing facilities by limiting Medicaid
                                 reimbursements allocable to the cost of new
                                 construction and equipment. In general, a
                                 certificate of need is site specific and
                                 operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state
                                 regulatory agency may be willing to expedite
                                 any necessary review and approval process to
                                 avoid interruption of care to a facility's
                                 residents, but we cannot provide assurance
                                 that any state regulatory agency will do so or
                                 that the state regulatory agency will issue
                                 any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are
                                 designed to induce or encourage the referral
                                 of patients to, or the recommendation of, a
                                 particular provider for medical products or
                                 services. Violation of these restrictions can
                                 result in license revocation, civil and
                                 criminal penalties, and exclusion from
                                 participation in Medicare or Medicaid
                                 programs. The state law restrictions in this
                                 area vary considerably from state to state.
                                 Moreover, the federal anti-kickback law
                                 includes broad language that potentially could
                                 be applied to a wide range of referral
                                 arrangements, and regulations designed to
                                 create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local
                                 and regional basis with others that operate
                                 similar facilities, some of which competitors
                                 may be better capitalized, may offer services
                                 not offered by such operators, or may be owned
                                 by non-profit organizations or government
                                 agencies supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The
                                 successful operation of a health care-related
                                 facility will generally depend upon:

                                 o    the number of competing facilities in the
                                      local market;

                                 o    the facility's age and appearance;

                                 o    the reputation and management of the
                                      facility;

                                 o    the types of services the facility
                                      provides; and

                                 o    where applicable, the quality of care and
                                      the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood
                                 of foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage
   Loans Secured by Industrial
   and Mixed-Use Facilities...   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o    the quality of tenants;

                                 o    building design and adaptability; and

                                 o    the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.
                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties.

Poor Property Management Will
   Adversely Affect the
   Performance of the Related
   Mortgaged Property.........   Each mortgaged property securing a mortgage
                                 loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o    operating the property;

                                 o    providing building services;

                                 o    responding to changes in the local market;
                                      and

                                 o    planning and implementing the rental
                                      structure, including establishing levels
                                      of rent payments and advising the
                                      borrowers so that maintenance and capital
                                      improvements can be carried out in a
                                      timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise. There can be
                                 no assurance that the property managers will
                                 at all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
   Loans Result in Heightened
   Risk of Borrower Default...   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may
                                 not amortize at all) over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Mortgage loans of
                                 this type involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o    its ability to fully refinance the loan;
                                      or

                                 o    its ability to sell the related mortgaged
                                      property at a price sufficient to permit
                                      the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o    the value of the related mortgaged
                                      property;

                                 o    the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                 o    tax laws;

                                 o    rent control laws (with respect to certain
                                      residential properties);

                                 o    Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                 o    prevailing general economic conditions;
                                      and

                                 o    the availability of credit for loans
                                      secured by commercial or multifamily, as
                                      the case may be, real properties
                                      generally.

                                       27

The Servicer Will Have
   Discretion to Handle or
   Avoid Obligor Defaults in a
   Manner Which May Be Adverse
   to Your Interests..........   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
   Foreclosure of Mortgage
   Loans Secured Primarily by
   Junior Mortgages May Result
   in Losses..................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
   Losses or Risks Which Could
   Adversely Affect Payment on
   Your Certificates..........   The prospectus supplement for the offered
                                 certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates
                                 (which may include offered certificates), if
                                 so provided in the prospectus supplement.
                                 Although subordination is intended to reduce
                                 the risk to holders of

                                       28

                                 senior certificates of delinquent
                                 distributions or ultimate losses, the amount
                                 of subordination will be limited and may
                                 decline under certain circumstances. In
                                 addition, if principal payments on one or more
                                 classes of certificates of a series are made
                                 in a specified order of priority, any limits
                                 with respect to the aggregate amount of claims
                                 under any related credit support may be
                                 exhausted before the principal of the lower
                                 priority classes of certificates of such
                                 series has been fully repaid. As a result, the
                                 impact of losses and shortfalls experienced
                                 with respect to the mortgage assets may fall
                                 primarily upon those classes of certificates
                                 having a lower priority of payment. Moreover,
                                 if a form of credit support covers more than
                                 one series of certificates, holders of
                                 certificates of one series will be subject to
                                 the risk that such credit support will be
                                 exhausted by the claims of the holders of
                                 certificates of one or more other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master
                                 servicer will generally be permitted to
                                 reduce, terminate or substitute all or a
                                 portion of the credit enhancement for any
                                 series of certificates if the applicable
                                 rating agency indicates that the then-current
                                 rating of those certificates will not be
                                 adversely affected. The rating of any series
                                 of certificates by any applicable rating
                                 agency may be lowered following the initial
                                 issuance of those certificates as a result of
                                 the downgrading of the obligations of any
                                 applicable credit support provider, or as a
                                 result of losses on the related mortgage
                                 assets substantially in excess of the levels
                                 contemplated by that rating agency at the time
                                 of its initial rating analysis. None of the
                                 depositor, the master servicer or any of our
                                 or the master servicer's affiliates will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other
                                 action to maintain any rating of any series of
                                 certificates.

Mortgagors of Commercial
   Mortgage Loans Are
   Sophisticated and May Take
   Actions Adverse to Your
   Interests..................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
   Mortgage May Be Limited by
   Law........................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of
                                 a mortgage or deed of trust when an
                                 acceleration of the indebtedness would be
                                 inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

Assignment of Leases and Rents
   to Provide Further Security
   for Mortgage Loans Poses
   Special Risks..............   The mortgage loans included in any trust fund
                                 typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
   Delinquent Mortgage Loans
   May Adversely Affect the
   Rate of Defaults and
   Prepayments on the Mortgage
   Loans......................   If so provided in the prospectus supplement,
                                 the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all
                                 losses related to delinquent mortgage loans,
                                 and investors should consider the risk that
                                 the inclusion of such mortgage loans in the
                                 trust fund may adversely affect the rate of
                                 defaults and prepayments on the mortgage loans
                                 in the trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
   Affect the Lien on a
   Mortgaged Property and
   Expose the Lender to
   Costs......................   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
   Limit the Ability of the
   Special Servicer to
   Foreclose on a Mortgaged
   Property...................   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where "one action" rules apply (and
                                 where non-judicial foreclosure is permitted)
                                 before foreclosing on properties located in
                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
   Limited if Leases Are Not
   Subordinate to the Mortgage
   or Do Not Contain
   Attornment Provisions......   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying
                                 above-market rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess
                                 the tenant upon foreclosure of the property,
                                 and if the lease contains provisions
                                 inconsistent with the mortgage (e.g.,
                                 provisions relating to application of
                                 insurance proceeds or condemnation awards),
                                 the provisions of the lease will take
                                 precedence over the provisions of the
                                 mortgage.

If Mortgaged Properties Are
   Not in Compliance With
   Current Zoning Laws, You
   May Not Be Able to Restore
   Compliance Following a
   Casualty Loss..............   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
   Properties Were Limited....   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See
"Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents."
Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A
"credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases
(other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt
Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i)
the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net
Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv)
may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated
maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off
Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date)
of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii)
the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii)
certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or
Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage
Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities
Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the
Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable)
and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not
Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates"
and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees)
may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.
See "Description of the Pooling and Servicing Agreements--Servicing Compensation
and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal
Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped
Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.
Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte,
North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia
Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte,
North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a
Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics," and "--The Assets of the Trust Fund
May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates),
Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance of)
one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will
Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
     (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
     the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
     immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i)
the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and
the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited.
The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the
DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt
Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof)
with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.
However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

                                       55

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
     (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the
     Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under
     "--Assignment of Mortgage Assets; Repurchases" and "--Representations and
     Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
     (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization
     Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
     "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Owners of REMIC Residual Certificates--Prohibited
     Transactions Tax and Other Taxes;"

                                       57

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of
Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.
A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.
See "--Certificate Account" and "--Servicing Compensation and Payment of
Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and
Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and
     Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.
Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy
(except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of
Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than
25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not
(as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51%
(or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

                                       64

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.
As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       66

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk
Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely
Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

                                       67

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and
Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.
However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See
"--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

                                       70

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
"--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

                                       71

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

                                       73

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender
Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

                                       79

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

                                       80

material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

                                       81

as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

                                       82

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                                       83

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the
Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are
advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the
"REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all
"regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all

                                       84

provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular
Certificates") or "residual interests" ("REMIC Residual Certificates") under the
REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95%
or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered
REMICs, respectively, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

                                       85

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6)
of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the
OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than
"qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a
"qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular
Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated
interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such

                                       86

certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption)
by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID
Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of such election under the OID
Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the
REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular
Certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

                                       87

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       88

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o    in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o    in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC
Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market
Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one

                                       89

or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section
1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the
REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular
Certificate is held as a capital asset within the meaning of section 1221 of the
Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular
          Certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       90

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to
United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the
non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S.
Person" means:

     o    a citizen or resident of the United States;

     o    a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes)
          created or organized in, or under the laws of, the United States, any
          State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o    an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o    a REMIC Residual Certificateholder that owns directly or indirectly a
          10% or greater interest in the REMIC Residual Certificates; or

     o    to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
          States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a
REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.
However, certificateholders who

                                       91

are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable
Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section
1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring

                                       92

a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the
General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual
Certificates constitutes a method of accounting for purposes of Internal Revenue
Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual
Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC

                                       93

Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC
Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual
Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

                                       94

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o    the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o    the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
          Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to such REMIC
Residual Certificate before the beginning of such quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign
          Investors in REMIC Residual Certificates" below.

                                       95

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable
Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       96

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee;
or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess of the individual's adjusted gross income over such amount; and

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       97

     In determining the alternative minimum taxable income of such a holder of a
REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the
REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and
Distributions. In addition to reporting the taxable income of the REMIC, a REMIC
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual
Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC
Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o    the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC
          Residual Certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual

                                       98

knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as
          instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the
          Code);

     o    any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Foreign Investors in REMIC Residual Certificates. The REMIC Regulations
provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a
U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual
Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

                                       99

     o    the disposition of a mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TERMINATION

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual
Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the

                                       100

REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual
Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC
Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return.
No REMIC will be registered as a tax shelter pursuant to section 6111 of the
Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, and proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" at a rate of 28%
(increasing to 30% after 2010) unless the recipient of such payments is a U.S.
Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the
non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
ELECTION IS MADE

GENERAL

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling

                                       101

and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o    "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the
          Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the
Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the

                                       102

absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation.
The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated
interest," and the certificate's share of reasonable servicing and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their

                                       103

own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied

                                       104

by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a
"qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable

                                       105

portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust
Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Owners of
REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Market
Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as

                                       106

de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount.
See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Owners
of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed

                                       107

prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption.
However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction"
within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income

                                       108

rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Residual
Certificates" and "--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular
Certificates in "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the

                                       109

acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       110

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA
Considerations,"

                                       111

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard
& Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc.
("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii)
the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.
Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                       112

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than
25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from
Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class
Exemption, relief may be available to certain insurance company general accounts, which support

                                       113

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to

                                       114

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                       115

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia
Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital
Markets, LLC elects to purchase offered certificates as principal, Wachovia
Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                       116

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                       117

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                       118

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                       119

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls", which is a Microsoft
Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under
"DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C22
Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file
"WBCMT 2005-C22 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties" or "A-2 Certain Information
Regarding Multifamily Mortgaged Properties" or "A-3 Reserve Accounts
Information" or "A-4 Commercial Tenant Schedule" or "A-5 Certain Characteristics
of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolio)" or "A-6
Debt Service Payment Schedule for Tiffany Building Loan", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     UNTIL MARCH 30, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE
DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                                   ----------

                              PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

                                   PROSPECTUS

ADDITIONAL INFORMATION .................................................       6
INCORPORATION OF CERTAIN INFORMATION

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS .................................................      53
DESCRIPTION OF CREDIT SUPPORT ..........................................      67
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS AND LEASES ....................................................      69
MATERIAL FEDERAL INCOME TAX

                                 $2,306,046,000
                                  (APPROXIMATE)

                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C22

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                               WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                              GOLDMAN, SACHS & CO.

                                    JPMORGAN

                                     NOMURA

                                DECEMBER 15, 2005

================================================================================